U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM SB-2/A
                            (Amendment No. 4)

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              URBANA.CA, INC.
             (Name of Small Business Issuer in its Charter)

          Nevada                    454110             88-0393257
(State or jurisdiction of     (Primary Standard        (I.R.S. Employer
incorporation or organization) Classification Code    Identification No.)
                                    Number)

750 West Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport Beach
California;
                                (949) 975-0544
         (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box.   [X]

If the delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box.   [   ]

                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Each class of    Registered (1)  Maximum     Maximum    Registration
securities                       Offering    Aggregate  Fee
to be                            Price per   Offering
registered                       Unit (2)    Price
Common
Stock             8,929,908       $0.1375    $ 1,227,862   $ 306.97

Urbana.ca, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Urbana shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Calculated in accordance with Rule 457(c): The average of the bid and ask prices as of June 21, 2001.

                               PROSPECTUS

                             URBANA.CA, INC.

                             8,929,908 Shares
                       Common Stock, Par Value $0.001

Shareholders of Urbana.ca, Inc., a Nevada corporation, are offering up to 8,929,908 shares of its $0.001 par value common stock. These selling shareholders may offer their stock at prevailing market prices. As of June 21, 2001, the closing price of the common stock was $0.15. Urbana's common stock trades on the Over the Counter Bulletin Board under the trading symbol "URBA".

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page 4).

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission nor has the U.S. Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion, Dated: June 27, 2001

                               Table of Contents

PROSPECTUS SUMMARY                                                 4
RISK FACTORS                                                       4
USE OF PROCEEDS                                                    6
SELLING SHAREHOLDERS                                               6
PLAN OF DISTRIBUTION                                              11
LEGAL PROCEEDINGS                                                 14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
  AND CONTROL PERSONS                                             14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT                                                  16
DESCRIPTION OF SECURITIES                                         18
INTEREST OF NAMED EXPERTS AND COUNSEL                             21
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES                                  22
ORGANIZATION WITHIN LAST FIVE YEARS                               23
DESCRIPTION OF BUSINESS                                           24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS                             52
DESCRIPTION OF PROPERTY                                           58
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    59
MARKET FOR COMMON EQUITY AND RELATED
  STOCKHOLDER MATTERS                                             60
EXECUTIVE COMPENSATION                                            62
FINANCIAL STATEMENTS                                              63
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
  ON ACCOUNTING AND FINANCIAL DISCLOSURE                         115
AVAILABLE INFORMATION                                            115

                           PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

Urbana.ca, Inc.

Urbana.ca, Inc. is a development stage e-commerce, transaction and content company that intends to create Intranet and Internet-based systems in conjunction with local area governments and high profile corporations. Urbana intends to provide local communities with community based entertainment and information services widely used in all facets of everyday life and deliver these services through a customized set-top-box.

The principal offices of Urbana are located at 750 West Pender
Street, Suite 804, Vancouver, British Columbia V6C 2T8. The telephone number for Urbana is (604) 682-8445.

The Offering.

8,929,908 shares of common stock of Urbana will be sold by
selling shareholders (1,520,000   of which are already outstanding).

The number of shares outstanding prior to the offering: 12,888,293.

Shares to be outstanding after this offering, assuming the exercise of all options and warrants held by selling shareholders: 20,298,201 (this includes securities not held by the selling shareholders).

The exercise of various warrants and options held by selling shareholders will result in proceeds to Urbana of a total of $10,274,390.

                            RISK FACTORS

Urbana is in a New Business and Has Partially Completed Development of its Products.

Urbana is at an early stage of development, and, accordingly, has no profitable operating history upon which investors may rely.
Urbana has received revenues from operations and expects that most of its revenues in the foreseeable future will result from rollout of LocalNet community portals. Urbana's principal products will require additional investment in research and development. Urbana is in the process of securing all necessary regulatory approvals.
Products that may result from the Urbana's research and development programs are expected to be commercially available in the year
2001.  There is no assurance that Urbana will ever achieve profitability.

Urbana Has Had Limited Revenue, and Has Had Loss Since Inception and Expects Such Losses to Continue for the Foreseeable Future.

Urbana has had licensing revenue of $100,000 during the
quarter ended on March 31, 2001.  Although Urbana has been involved
with e-commerce since 1999, it has been engaged principally   in
research and development. Urbana has incurred significant operating losses, including a net loss of $568,750 in fiscal 1999, a net loss of $2,795,109 in fiscal 2000, a net loss of $476,059 for the three months ended March 31, 2001, and $4,548,477 for the period from inception (February 23, 1993) to March 31, 2001. At December 31, 2000, Urbana had an accumulated deficit of $4,072,418; $4,548,477 as of March 31, 2001. Notwithstanding Urbana's objective to accelerate the period in which a return on investment would typically be recognized with traditional technology companies, for some projects it may be a number of years, if ever, before Urbana will receive any significant revenues from commercial sales of products. The future growth and profitability of Urbana will be principally dependent upon its ability to successfully complete development of, obtain regulatory approvals for, and market or license its proposed products. Accordingly, Urbana's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions. Urbana anticipates that it will incur substantial operating expenses in connection with the research, development, testing and approval of its proposed products and expects these expenses to result in continuing and significant losses until such time as Urbana is able to achieve adequate revenue levels. There can be no assurance that Urbana will be able to significantly increase revenues or achieve profitable operations. Failure to obtain additional capital, if needed, would have a material adverse effect on Urbana's operations.

Urbana Will Need Additional Financing to Implement its Business
Plan and Such Financing May Be Unavailable or Too Costly.
Urbana has sufficient funds to undertake its currently planned research and development activities through fiscal 2001. However, Urbana will require substantial funds in order to conduct its future activities. Urbana intends to seek these funds through equity financing, collaborative arrangements with corporate sponsors, or from other sources. Urbana may also require additional funds in order to acquire technology or products that complement Urbana's efforts. Financing may not be available or on terms acceptable to Urbana. Additional equity financings could result in significant dilution to existing shareholders. If sufficient capital is not available, or available at prohibitive cost, Urbana may be required to delay, reduce the scope of, eliminate or divest one or more of its discovery, research or development programs, any of which could have a material adverse effect on Urbana's business, financial condition and results of operations.

There Can Be No Assurance that the Marketplace Will Accept and
Utilize Products that May Be Developed by Urbana or its Corporate
Collaborators.

There can be no assurance that any products successfully developed by Urbana or its corporate collaborators, if approved for marketing, will ever achieve market acceptance. Urbana's products, if successfully developed, may compete with a number of traditional products manufactured and marketed by major e-commerce and technology companies, as well as new products currently under development by such companies and others. The degree of market acceptance of any products developed by Urbana or its corporate collaborators will depend on a number of factors, including the establishment and demonstration of the efficacy of the product candidates, their potential advantage over alternative methods and reimbursement policies of government and third party payors. There can be no assurance that the marketplace in general will accept and utilize any products that may be developed by Urbana or its corporate collaborators. If not accepted, an investor's entire investment maybe lost.

Because of a Limited Public Market for Urbana's Securities, an Investor May Not Be Able to Liquidate the Shares Readily or at All. Prior to this offering, there has been only a limited public market for the shares of common stock being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices.

The market prices for the securities of technology companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by Urbana or its competitors, variations in Urbana's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Substantial Dilution Will Result from the Exchange of the
Exchangeable Shares.

The current issued and outstanding shares of common stock of Urbana is 12,888,293. In January 2000, U.R.B.A. Holdings, Inc., a wholly owned subsidiary of Urbana, issued a total of 10,450,000 non-voting exchangeable shares in connection with the acquisitions of Urbana.ca Enterprises Corp., E-Bill Direct, Inc. and Enersphere.com, Inc. Urbana issued a total of 10,450,000 shares of common stock to be held under the terms of trust agreements (attached as an Exhibit to each Share Exchange and Share Purchase Agreement) until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled. Upon conversion of these exchangeable shares, this will result in substantial dilution to existing shareholders of Urbana.

                             USE OF PROCEEDS

No proceeds will accrue to Urbana from sales under the prospectus. The exercise of various warrants and options held by selling shareholders will result in proceeds to Urbana of a total of $10,274,390.

                            SELLING SHAREHOLDERS

Selling shareholders will be offering a total of 8,929,908 shares of common stock of Urbana, as follows (in the chronological order of their original issuance as restricted shares) (currently, the only affiliate of Urbana among the selling shareholders is Da-Jung Resources Corp, by virtue of the size of its holdings of company common stock; there is no affiliation between any of the selling shareholders, and Urbana and its officers and directors):


Name of Selling     Amount       Amount   Amount        Amount
Shareholder (1)     Benefic      Benefic  Offered for   Benefic   Percentage
                    ially        ially    Selling       Owned     Ownership
                    Owned        Owned    Shareholders  After     After
                    Prior to     Before   Account                 Offering (2)
                    Offering     Offering

1.Da-Jung Resources
Corp. (3)            3,363,199    14.41%   1,000,000     2,363,199   10.13%
Subtotal:            3,363,199    14.41%   1,000,000     2,363,199   10.13%

2.Questech
Corporation (4)        835,000     3.58%     835,000         0        0.00%
Subtotal:              835,000     3.58%     835,000         0        0.00%

3.Loan Conversions
(5)
J.M. Collingshaw       130,000     0.56%     130,000         0        0.00%
T.R.L. Investments
Limited                250,000     1.12%     250,000         0        0.00%
Gordon McLean          100,000     0.43%     100,000         0        0.00%
Theresa Patterson       50,000     0.21%      50,000         0        0.00%
Marilyn Scott           50,000     0.21%      50,000         0        0.00%
The Loyalist
Insurance Group
Ltd.                    50,000     0.21%      50,000         0        0.00%
Leanne Arnold           50,000     0.21%      50,000         0        0.00%
John Barthel            50,000     0.21%      50,000         0        0.00%
Aaron Fleischer         57,500     0.25%      57,500         0        0.00%
Laura Harding            6,844     0.03%       6,844         0        0.00%
John Wright             17,052     0.07%      17,052         0        0.00%
Ray Orser               17,052     0.07%      17,052         0        0.00%
James Pollard           50,000     0.21%      50,000         0        0.00%
Lillian Rottar          25,000     0.11%      25,000         0        0.00%
James Topliss           50,000     0.21%      50,000         0        0.00%
Peter Travis            25,000     0.11%      25,000         0        0.00%
Peter Wong & Karen
Chiang                  25,000     0.11%      25,000         0        0.00%
Kenneth Wright          17,052     0.07%      17,052         0        0.00%
Phantom Management     125,000     0.54%     125,000         0        0.00%
Brad Baker              50,000     0.21%      50,000         0        0.00%
Barbara Dunnington      50,000     0.21%      50,000         0        0.00%
Matthew Johnstone       62,287     0.27%      62,287         0        0.00%
Ron Pearson            155,000     0.67%     155,000         0        0.00%
Gary Shuchat            25,522     0.11%      25,522         0        0.00%
Steve Copp              50,000     0.21%      50,000         0        0.00%
Mark Donahue            50,000     0.21%      50,000         0        0.00%
Allan Drewlo            50,000     0.21%      50,000         0        0.00%
Murray Harvey           50,000     0.21%      50,000         0        0.00%
Doug Lamon             310,000     1.33%     310,000         0        0.00%
Roy Mayers             125,000     0.54%     125,000         0        0.00%
Michael Mollison        67,500     0.29%      67,500         0        0.00%
Steve Rice             125,000     0.54%     125,000         0        0.00%
W. Bryan Tamblyn        50,000     0.21%      50,000         0        0.00%
Trent Abraham           50,000     0.21%      50,000         0        0.00%
Linda Breese            85,000     0.36%      85,000         0        0.00%
John Crockett          100,000     0.43%     100,000         0        0.00%
Rosalie Harris          50,000     0.21%      50,000         0        0.00%
Kahntact
Incorporated           200,000     0.86%     200,000         0        0.00%
Ladan Javid             50,000     0.21%      50,000         0        0.00%
Patrick Logue           50,000     0.21%      50,000         0        0.00%
Amax Holdings Ltd.      50,000     0.21%      50,000         0        0.00%
Martha Sharp            50,000     0.21%      50,000         0        0.00%
Scott Washington         7,500     0.03%       7,500         0        0.00%
Marilyn Williams       155,000     0.67%     155,000         0        0.00%
Gino Di Leonardo        50,000     0.21%      50,000         0        0.00%
Dr. Paul Kordish       500,000     2.14%     500,000         0        0.00%
Norma MacLean           25,000     0.11%      25,000         0        0.00%
Sharon L. Younger
Living Trust            50,000     0.21%      50,000         0        0.00%
Ernest Raymond         375,000     1.61%     375,000         0        0.00%
Robert Kerr             50,000     0.21%      50,000         0        0.00%
Nicole Methe            12,500     0.05%      12,500         0        0.00%
Judy Rottar            130,000     0.56%     130,000         0        0.00%
Kensington
International
Enterprises Inc.       750,000     3.21%     750,000         0        0.00%
David Phillips          25,000     0.11%      25,000         0        0.00%
Ivan Vinnick            25,000     0.11%      25,000         0        0.00%
Dino Constabile         50,000     0.21%      50,000         0        0.00%
Ralph MacColl           50,000     0.21%      50,000         0        0.00%
Gordon Rottar          250,000     1.07%     250,000         0        0.00%
Subtotal:            5,555,809    24.87%   5,555,809         0        0.00%

4.Unit Offering(6)
National Bank
Financial ITF Austin
Consultancy Services
Ltd. (6)               191,400     0.82%     191,400         0        0.00%
National Bank
Financial ITF
Benevest S.A.           41,250     0.18%      41,250         0        0.00%
National Bank
Financial ITF Wajde
Darwish                136,950     0.59%     136,950         0        0.00%
Gordon G. Hoover        89,100     0.38%      89,100         0        0.00%
National Bank
Financial ITF
Joryjil Industries
Ltd.                   134,178     0.57%     134,178         0        0.00%
BMO Nesbitt Burns
Inc. ITF Trevor
Leslie                 238,507     1.02%     238,507         0        0.00%
Prudential
Securities Inc. ITF
Societe Financiere
Mirelis S.A.           131,998     0.56%     131,998         0        0.00%
HSBC Securities
(Canada) Inc. ITF
T.R.L. Investments
Limited                136,620     0.59%     136,620         0        0.00%
National Bank
Financial ITF
Toyotatown Limited     165,000     0.71%     165,000         0        0.00%
John Ryan              134,178     0.57%     134,178         0        0.00%
Groome Capital.com,
Inc. (7)               139,918     0.60%     139,918         0        0.00%
Subtotal:            1,539,099     6.59%   1,539,099         0        0.00%

(1) For the entities in this list other than as indicated below, Urbana is not aware as to who are the principal holders. The selling shareholders are grouped according to the date of issuance of the securities, with the oldest being first.

(2) Based on the issued and outstanding common stock of 23,338,293 as of May 1, 2001.

(3) On October 7, 1997, Urbana entered into an agreement with Da-Jung Resource Corp. (the sole director and controlling shareholder of which is Jason Tuff) to acquire 100% of this firm's interest in an agreement on establishment of a Sino foreign equity joint venture with the China-Canada Liumao Graphite Products Co., Ltd.. Consideration for this acquisition included the issuance of 6,000,000 restricted shares of Urbana's common stock. This company subsequently acquired another 150,000 shares of common stock in a private transaction. Another 325,000 shares of common stock issued in 1999 as payment of a debt owed to Da-Jung Resources Corp. by Urbana was issued to, at the request of this company, Clyde Resources Ltd. 1,990,601 of the shares owned by Da-Jung Resources Corp. were sold in five private transactions (February 28, 2000; May 30, 2000; July 1, 2000; August 29, 2000; and November 29, 2000)
under Rule 4(1"). In addition, Da-Jung has sold a total of 276,200 shares under Rule 144 in April 2001.

(4) The controlling shareholder of Questech Corporation is Paul J. Winder. 520,000 of the total shares were acquired from Da-Jung Resources Corp. in a private transaction in February 2000. The remainder of the shares (315,000) consist of a loan conversion, as discussed in footnote (5) below.

(5) For the selling shareholders from J.M. Collinshaw through Gordon Rottar, the shares owned by them consist of the following:

During fiscal year ended December 31, 1999, Urbana received loans totaling $60,000. For the quarter ended March 31, 2000, Urbana received additional loans of $1,224,161.86, for total loans of $1,284,161.86. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Under the provisions of each promissory note and loan agreement, the lenders have full right and authority to convert the amount of principle borrowed to shares in the capital stock of Urbana in the event of default at the rate of $0.57 per share.

Urbana did not repay these loans and as a result offered the lenders the right to convert the principal into units of Urbana at a price of $0.57 per unit (subsequently amended by the company to $0.30 per unit). Each unit is comprised of one restricted common share of Urbana and one-half share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share for a period of two years. A total of $110,000 of the loans, plus accrued interest, has been repaid. An aggregate of 3,913,873 shares of common stock underlies the units and an aggregate of 1,956,936 shares of common stock underlies the purchase warrants, for a total offering by these selling shareholders of 5,870,809. The exercise of the purchase warrants will result in proceeds to Urbana of $9,784,680.

(6) For the selling shareholders from Austin Consultancy Services through John Ryan, the shares held by these selling shareholders represent the following:

Urbana entered into an agency agreement effective April 10, 2000 with Groome Capital.com Inc. whereby Urbana and Groome Capital.com Inc. engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. The price of the special warrants was negotiated between Urbana and Groome Capital.com Inc. with reference to the market price of the common shares of Urbana, dilution, and the capital needs of Urbana. Each special warrant is exercisable upon issuance for no additional consideration into one common share and one-half share purchase warrant (each whole purchase warrant being exercisable upon issuance at $5.00 per common share [subsequently amended by the company to $0.30 per share] until April 27, 2001 [subsequently amended by the company to April 27, 2002]).

On May 11, 2000, Urbana completed a private placement of 847,989 special warrants to ten investors for total consideration of $1,059,986. These special warrants were sold by Groome Capital.com, Inc., registered broker/dealer in Canada, to its clients; Urbana is not aware as to who the controlling persons of each of the corporate clients are. The exercise of the share purchase warrants in connection with the special warrants will result in proceeds to Urbana of $139,918.

Under the provisions of this offering, since this Form SB-2 registration statement was not declared effective by September 25, 2000, the holders of the special warrants are entitled to receive a unit consisting of 1.1 common shares (rather than 1 share) and 0.55 purchase warrants (rather than 0.50 purchase warrants) upon exercise of each special warrant held. This penalty has been reflected in the shareholdings set forth above.

(7) Groome Capital.com, Inc. received an agent's fee equal to 8% of the total amount raised, resulting in total fees paid of $84,798.88. In addition, Groome Capital.com Inc. has been granted non-assignable agent's special warrants equaling 10% of the number of special warrants sold, resulting in the issuance of 84,798 non-transferable agent's special warrants to Groome Capital.com Inc. These warrants are exercisable upon issuance for no additional consideration into one non-transferable agent's compensation option. Each agent's compensation option is exercisable upon issuance at a price of $1.25 into one unit consisting of one share of common stock and one-half agent's purchase warrant. In turn, each agent's purchase warrant is exercisable upon issuance at a price of $5.00 per common share. The exercise of the agent's compensation options will result in proceeds to Urbana of $116,597. The exercise of the agent's purchase warrants will result in proceeds to Urbana of $233,195.

Under the provisions of this offering, since this Form SB-2 registration statement was not declared effective by September 25, 2000, the agent's compensation option will be exercisable into 1.1 shares of common stock (rather than 1 share) and 0.55 agent's purchase warrants (instead of 0.50 warrants). This penalty has been reflected in the shareholdings set forth above.

                           PLAN OF DISTRIBUTION

8,929,908 shares of common stock of Urbana will be sold by
selling shareholders (1,520,000   of which are already outstanding).

The number of shares outstanding prior to the offering: 12,888,293.

Shares to be outstanding after this offering, assuming the exercise of all options and warrants held by selling shareholders: 20,298,201 (this includes securities not held by the selling shareholders).

The exercise of various warrants and options held by selling shareholders will result in proceeds to Urbana of a total of $10,274,390.

Selling Shareholders.

Manner of Sales; Broker-Dealer Compensation.

The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

ordinary brokers' transactions;

transactions involving cross or block trades or otherwise on the Bulletin Board;

"at the market" to or through market makers or into an existing market for Urbana's common stock;

in other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

through transactions in options, swaps or other derivatives
(whether exchange-listed or otherwise);

in privately negotiated transactions;

to cover short sales; or

any combination of the foregoing.

The selling shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. Urbana has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of Urbana's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for Urbana's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered selling shareholders hereunder. Such selling shareholders will not be able to use this prospectus unless and until a post-effective amendment is filed, naming those individuals, and is declared effective.

Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of Urbana's common stock in the course of hedging the positions they assume with this selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of Urbana's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge Urbana's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

Filing of a Post-Effective Amendment In Certain Instances.

If any selling shareholders notifies Urbana that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade or similar transaction, Urbana will file a post-effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

The number of shares of common stock involved.

The price at which those shares of common stock were sold.

The commissions paid or discounts or concessions allowed to the broker-dealer(s).

If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

Any other facts material to the transaction.

Certain Persons May Be Deemed to Be Underwriters.

The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

Regulation M.

Urbana has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of Urbana's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of Urbana's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing Urbana's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling Urbana's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

Urbana will make available to each offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from Urbana concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that Urbana possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to be issued shares, either as a
conversion of a debenture, or an exercise of a warrant, must complete, execute, acknowledge, and deliver to Urbana certain
documents.   By executing these documents, the subscriber is
agreeing that such subscriber will be, a shareholder   in Urbana and
will be otherwise bound by the articles of incorporation and the bylaws of Urbana in the form attached to this prospectus.

                             LEGAL PROCEEDINGS

Urbana is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Urbana has been threatened.

        DIRECTORS, EXECUTIVE OFFICERS, KEY EMPLOYEES, PROMOTERS, AND
                               CONTROL PERSONS

The names, ages, and respective positions of the directors, executive officers, and key employees of Urbana are set forth below; there are no other promoters or control persons of Urbana. The directors named below will serve until the next annual meeting of Urbana's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Urbana's affairs.
The directors and executive officers of Urbana are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

Officer and Directors.

David M. Groves, President/Chief Executive Officer/Director.

Mr. Groves, age 51, brings over 20 years of senior management experience (CEO & COO positions) with particular expertise in emerging technologies and markets including e-commerce, internet marketing, wireless communications, electronic billing systems and a variety of internet business models. He was the President and CEO of Image Data International Corporation from 1991-1997 and went on to serve as Senior Vice President at Omega Digital Data Inc. until June 1998 and started E-Bill Direct, Inc. shortly thereafter. Along with his strong technical and administrative background, Mr. Groves brings considerable experience in the financial areas of acquisitions, divestitures, public offerings and private placements and he will be counted on to contribute in a leadership capacity in all these areas. He currently serves as CEO of Urbana Enterprises Corp. Mr. Groves started with Urbana in January 2000.

Robert S. Tyson, Vice President/Secretary/Director.

Mr. Tyson, age 41, is an experienced administrator of 13 years specializing in the development of emerging public companies having held senior management positions or management consulting positions with emerging companies in the manufacturing and high-tech sectors. From 1991 to 1996 Mr. Tyson was president of Watson Bell Communications, Inc. and its predecessor company, Silent Communications Inc. Watson Bell was a public company trading on the Vancouver Stock Exchange that developed a hand-held telecommunications device. Mr. Tyson has spent the past 4 years as a consultant with MCA Equities Ltd., a Vancouver based business consulting firm and has served as an officer and director of Urbana since 1997. Mr. Tyson is responsible for the corporate affairs of Urbana, including all issues to do with corporate governance and assisting with finance, administrative, contract and corporate communications issues.

Gregory Alexanian, Director.

Mr. Alexanian, age 35, has developed a strong operations background from his 15 years experience chief operating officer and a major shareholder in a chain of 16 home carpet and accessories retailers, Alexanian Carpet. In January 2000, he left this position to become a director of Urbana.

Rick Whittaker, Vice President, Business Development/Director.

Mr. Whittaker, age 42, has extensive experience in the area of wireless monitoring and collection of public utility consumption data for billing purposes. From 1992-1998, he was the Vice
President of Sales and a co-founder of Nexsys Commtech
International Inc. where he was the project manager responsible for the successful development of a $3 million wireless meter reading project and its pilot testing with 3 Canadian and 1 American utility. He was also the president and co-founder of Enersphere in 1998. Mr. Whittaker is directly responsible for the development and expansion of Urbana's LocalNet project. He joined Urbana in January 2000.

Key Employees.

Henry Tyler, Vice President, Electronic Bill Presentment.

Mr. Tyler, age 54, has more than 20 years experience with leading Canadian companies having mastered skills in analysis, design, development, tactical & strategic planning, project management, administration and sales. Mr. Tyler sold and managed the development and delivery of multi-million dollar E-commerce business solutions to companies such as American Express, IBM and four of Canada's five chartered banks. From 1996-1998, he was Vice President, Sales for Omega Digital Data, Inc. where he was responsible for the sale and delivery of the first hand-held wireless LAN terminal solutions to the Bank of Nova Scotia. He became a partner and Vice President of E-Bill Direct, Inc. in 1999. Mr. Tyler will be responsible to oversee and review all technical and product development issues as well as sales of Urbana's Electronic Bill Presentment products and solutions. He joined Urbana in January 2000.

Marty Parrest, Director of Information Technology.

Mr. Parrest, age 40, has been developing, implementing and managing the use of leading edge information technologies for nearly two decades. From August 1998 to January 2001, he operated his own consulting business, Para-Computing, Inc., which worked with website design, and other internet services. For the period of June 1997 to August 1998, Mr. Parrest was employed as information services national manager for AST Canada (Samsung Division). Prior to that, from September 1995 to June 1997, he served as a marketing database analyst for Xerox Canada. Mr. Parrest, who joined Urbana in January 2001, is responsible for the development, integration and implementation of Urbana's Intranet and Internet infrastructure and application systems.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Urbana's common stock as of June 1, 2001 (23,338,293 issued and outstanding - this includes the exchangeable shares issued in connection with the acquisition of three subsidiary companies) by (i) all stockholders known to Urbana to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of Urbana, and as a group:

Title of     Name and Address of         Amount of        Percent of
Class        Beneficial Owner (1)        Beneficial         Class
                                         Ownership (2)

Common       Da-Jung Resources Corp.       3,363,199         14.41%
Stock        P.O. Box 71
             Road Town, British Virgin
             Islands

Common       John Cullen                   2,600,000(3)       9.64%
Stock        98 Willow Street
             Waterloo, Ontario N2J1W2

Common       Richard Whittaker             2,250,000(3)       9.64%
Stock        22 Haddington Street
             Cambridge, Ontario, N1R 1B9

Common       David Groves                  1,817,500(3)       7.79%
Stock        22 Haddington Street
             Cambridge, Ontario, N1R 1B9

Common       Greg Alexanian                1,102,500(3)       4.72%
Stock        22 Haddington Street
             Cambridge, Ontario, N1R 1B9

Common       Henry Tyler                     737,500(3)       3.16%
Stock        22 Haddington Street
             Cambridge, Ontario, N1R 1B9

Common       Robert S. Tyson                       0          0.00%
Stock        750 West Pender Street
             Suite 804
             Vancouver, British Columbia
             V6C 2T8

Common       Marty Parrest                         0          0.00%
Stock        22 Haddington Street
             Cambridge, Ontario, N1R 1B9

Common       Shares of all directors, executive  5,907,000(3) 25.31%
Stock        officers, and key employees
             as a group (6 persons)

(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him. The sole director and controlling shareholder of Da-Jung Resources
Corp. is Jason Tuff.

(2) Other than as set forth in footnote (3), none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(3) These share holding consist solely of shares of the one wholly owned subsidiary of Urbana, U.R.B.A. Holdings Inc., a private British Columbia corporation, which are exchangeable into shares of Urbana. U.R.B.A. Holdings Inc. in turn owns all of the issued and outstanding shares of Urbana Enterprises Corp., a private Ontario corporation. Urbana Enterprises Corp. resulted from the merger of three subsidiaries of U.R.B.A. Holdings Inc., Urbana.ca Enterprises Corp. (a British Columbia private corporation), Enersphere.com Inc. (an Ontario private corporation) and E-Bill Direct, Inc. (an Ontario private corporation) on March 10, 2000. Urbana Enterprises Corp. is the operating subsidiary of Urbana. 1,125,000 of the shares shown for Mr. Cullen are directly owned by his wife, Doris Cullen. 675,000 of the shares shown for Mr. Whittaker are directly owned by his wife, Barb Whittaker.

                            DESCRIPTION OF SECURITIES

Securities.

Common Stock.

The securities being offered are shares of common stock. The authorized capital of Urbana consists of 80,000,000 shares of common stock, $0.001 par value per share. The holders of common stock shall:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of Urbana;

are entitled to share ratably in all of the assets of Urbana available for distribution upon winding up of the affairs of Urbana; and

are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The shares of common stock do not have any of the following rights:

special voting rights;
preference as to dividends or interest;
preemptive rights to purchase in new issues of Shares;
preference upon liquidation; or
any other special rights or preferences.

In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of March 1, 2001, Urbana had 23,338,293 shares of common stock issued and outstanding.

Preferred Stock.

The authorized capital stock of Urbana also consists of 10,000,000 preferred shares, $0.001 par value per share.
Currently,  There are no preferred shares issued and outstanding.

Loan Conversions.

At December 31, 2000 loans of $1,174,162 plus accrued interest of $74,889 were outstanding. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Subsequent to March 15, 2000 $110,000 of principal has been repaid. Under the provisions of each promissory note and loan agreement, the lenders have the right to convert the amount of principal borrowed to shares in the capital stock of Urbana in the event of default at the rate of $0.57 per share.

Urbana did not repay these loans and as a result offered the lenders the right to convert the principal into units of Urbana at a price of $0.57 per unit (subsequently amended by the company to $0.30 per unit). Each unit is comprised of one restricted common share of Urbana and one-half share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share for a period of two years. A total of $110,000 of the loans, plus accrued interest, has been repaid. An aggregate of 3,913,873 shares of common stock underlies the units and an aggregate of 1,956,936 shares of common stock underlies the purchase warrants, for a total offering by these selling shareholders of 5,870,809.

Units Offering.

Urbana entered into an agency agreement effective April 10, 2000 with Groome Capital.com Inc. whereby Urbana and Groome engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. Each special warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant (subsequently amended by Urbana to $0.30 per unit). Groome received an Agent's Fee equal to 8% of the total amount raised (reduced to 4% for investors on a president's list). In addition, Groome has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year Compensation Options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of Special Warrants sold under this offering. This offering, which has been closed as of May 11, 2000, resulted in total subscriptions for 847,989 units with total proceeds of $1,059,986 from a total of nine investors in Canada. A similar offering was undertaken in the United States, but no sales resulted from this offering.

Exchangeable Shares.

Urbana.ca Enterprises Corp.

By agreement dated January 4, 2000, Urbana's wholly-owned subsidiary U.R.B.A. Holdings Inc. acquired 100% of the outstanding shares of Urbana.ca Enterprises Corp., a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana.ca
Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia.

In consideration for the acquisition, U.R.B.A. Holdings Inc.
issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of Urbana. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in company shares at its option.

Pursuant to the terms of the agreement, Urbana issued
3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

E-Bill Direct, Inc.

By agreement dated January 10, 2000, Urbana's wholly-owned subsidiary U.R.B.A. Holdings Inc., acquired 100% of the outstanding shares of E-Bill Direct, Inc., a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill Direct, Inc. was incorporated May 27, 1999 in the province of Ontario.

In consideration for the acquisition, U.R.B.A. Holdings Inc.
issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of Urbana.
 U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in company shares at its option.

Pursuant to the terms of the agreement, Urbana issued
2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

Enersphere.com, Inc.

By agreement dated January 9, 2000, Urbana's wholly-owned subsidiary U.R.B.A. Holdings Inc., acquired 100% of the outstanding shares of Enersphere.com, Inc., a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario.

In consideration for the acquisition, U.R.B.A. Holdings Inc.
paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of Urbana. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in company shares at its option.

Pursuant to the terms of the agreement, Urbana issued
4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

Non-Cumulative Voting.

The holders of shares of common stock of Urbana do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Urbana's directors.

Dividends.

Urbana does not currently intend to pay cash dividends.
Urbana's proposed dividend policy is to make distributions of its revenues to its stockholders when Urbana's board of directors deems such distributions appropriate. Because Urbana does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Urbana. A distribution of revenues will be made only when, in the judgment of Urbana's board of directors, it is in the best interest of Urbana's stockholders to do so.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this offering, assuming a full subscription, there will be 31,208,873 shares issued and outstanding. Therefore, Urbana's authorized but unissued common capital stock will consist of 48,791,127 shares of common stock (based on the current issued and outstanding shares). One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of Urbana by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Urbana's management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in Urbana's best interests, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

Urbana has engaged the services of Pacific Corporate Trust
Co., 625 Howe Street, Suite 830, Vancouver, British Columbia V6C
3B8, to act as transfer agent and registrar.

                  INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of Urbana.

                   DISCLOSURE OF COMMISSION POSITION ON
              INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitation of Liability.

No director of Urbana will have personal liability to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer, unless it involves such things as a breach of the director's duty of loyalty to Urbana or its stockholders; acts of omissions not in good faith or, which involve intentional misconduct or a knowing violation of law; the payment of dividends in violation of Nevada law; or for any transaction from which the director derived an improper personal benefit.

Indemnification.

The bylaws of Urbana provide that any person who is a legal representative, or officer or director of the company is to be indemnified and held harmless against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by Urbana as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Urbana.

The board of directors may cause Urbana to purchase and maintain insurance on behalf of any person who is or who was a director or officer of Urbana, or is or was serving at the request of Urbana as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not Urbana would have the power to indemnify such person.

Nevada Laws.

Nevada Revised Statutes 78.7502, 751, and 752 have similar provisions which provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by the corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had not reasonable cause to any action, suit or proceeding, had not reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

By the stockholders;

By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Undertaking.

Urbana undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                   ORGANIZATION WITHIN LAST FIVE YEARS

The names of the officers and directors are disclosed elsewhere in this Form SB-2. None of these individuals, as promoters, have received anything of value from Urbana.

                        DESCRIPTION OF BUSINESS

Company History.

Urbana was originally organized in the State of Delaware in February 1993 under the name of PLR, Inc. In November 1997, Urbana changed its name to Integrated Carbonics Corp. and moved its domicile to the State of Nevada. On July 23, 1999, Integrated
Carbonics Corp. changed its name to Urbana.ca, Inc.

In 1997, Urbana entered into agreements with Da-Jung Resources Corp. to acquire certain of Da-Jung's assets in the People's Republic of China. These assets have been abandoned due to the inability to raise project financing and, as such, have been written off the investment in its Chinese joint ventures.

Urbana entered into three letters of intent during 1999 to acquire one British Columbia corporation (Urbana.ca Enterprises Corp.) and two Ontario corporations (Enersphere.com, Inc. and E-Bill Direct, Inc.). In addition, Urbana established a wholly owned subsidiary, U.R.B.A. Holdings Inc. (formerly known as ICC Integrated Carbonics (Canada) Corp.) to facilitate the transfer of shares pursuant to section 85 of the Income Tax Act (Canada) to the shareholders of the acquired entities.

In January, 2000, Urbana formally completed the acquisition of each of the acquired entities after entering into share exchange and share purchase agreements with each company wherein the shareholders of each acquired entity received exchangeable non-voting shares in the capital of U.R.B.A. Holdings Inc. that are exchangeable on a one-for-one basis to restricted common shares in the capital of Urbana. The aggregate consideration paid for the acquired entities was 10,450,000 common shares of Urbana (after conversion) plus $84,828 CDN in cash payments to Enersphere.com, Inc. All consideration has been paid in full.

In March 2000, Urbana undertook the merger of the three acquired entities into Urbana Enterprises Corp., an Ontario registered corporation wholly owned by Urbana. The resulting corporate structure has Urbana, which operates as a financing and holding company for its two wholly owned subsidiaries:

U.R.B.A. Holdings Inc. a non-operating subsidiary which facilitated the acquisition of the subsidiaries, and

Urbana Enterprises Corp., an Ontario registered corporation which is the operating, wholly owned subsidiary company established to execute the business plan of Urbana.

The terms of each of these acquisitions is set forth below:

Urbana.ca Enterprises Corp.

Urbana.ca Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia. Urbana.ca Enterprises Corp. is engaged in the distribution of Linux based set top boxes used as an alternative method of delivering Internet content. From inception (second quarter of 1999) to the date of acquisition, losses totaled $193,171.

In consideration of the acquisition, U.R.B.A. Holdings Inc.
issued 3,000,000 non-voting exchangeable shares to the following:

Gregory Alexanian *     1,102,500
Jason Cassis            1,102,500
Bill Little               100,000
Stonewall Capital Corp.   200,000
Philip Cassis             495,000
Total                   3,000,000

* Out of this group, only Mr. Alexanian, who is a Director of Urbana, is affiliated with Urbana.

The holders of these shares have been granted voting rights in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in company shares. Any exchangeable share not exchanged within 25 years is to be cancelled.

Pursuant to the terms of the agreement, Urbana issued
3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

In anticipation of this acquisition, two shareholders of Urbana.ca Enterprises Corp., each holding a 36.75% interest in this company, became directors of Urbana effective July 21, 1999 and, subsequent to the acquisition, entered into five year management contracts for an aggregate of Cdn$120,000 in year 1 and for amounts to be negotiated for years 2 through 5. In addition, Urbana also agreed to grant a total of 400,000 stock options to these individuals pursuant to the stock option plan implemented in 1999.

Effective September 13, 2000, a former principal of Urbana.ca Enterprises Corp., Jason Cassis, resigned as a director and CEO of Urbana, thus forfeiting all further compensation and the right to 200,000 stock options pursuant to the management agreement. Effective October 20, 2000, the other former principal of Urbana.ca Enterprises Corp., Gregory Alexanian, resigned as an officer of Urbana Enterprises Corp., thus forfeiting all further compensation from that company; however, he remained a director of Urbana.ca, Inc., thus retaining the right to 200,000 stock options pursuant to the management agreement.

E-Bill Direct, Inc.

E-Bill Direct, Inc. was incorporated May 27, 1999 in the
province of Ontario.   E-Bill Direct, Inc. is engaged in designing,
developing and providing electronic presentment and payment services to the business community. From inception (second quarter in 1999) to the date of acquisition, losses totaled $16,214.

In consideration of the acquisition, U.R.B.A. Holdings Inc.
issued 2,950,000 non-voting exchangeable shares to the following:

David M. Groves **          1,817,500
Henry Tyler **                737,500
Questech Corporatio           295,000
Rockrimmon Investment         100,000
   Total                    2,950,000

** Out of this group, only Mr. Groves, who is President/CEO/Director of Urbana, and Mr. Tyler, who is Vice
President, Electronic Bill Presentment, are affiliated with Urbana.

The holders of these shares have been granted voting rights in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in company shares. Any exchangeable share not exchanged within 25 years is to be cancelled

Pursuant to the terms of the agreement, Urbana issued
2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

Subsequent to the acquisition, Urbana signed three year management contracts with the two principals of E-Bill in the aggregate of Cdn$120,000 in year 1, Cdn$160,000 in year 2 and Cdn$120,000 in year 3. In addition, Urbana also agreed to grant a total of 200,000 stock options to these individuals pursuant to the stock option plan implemented in 1999 (the agreement for Mr. Groves was superceded by a management agreement directly with Urbana which provided for the grant of 200,000 options to him). Effective December 31, 2000, the two former principals of E-Bill Direct, Inc. waived Cdn$25,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000.

Enersphere.com, Inc.

Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario. Enersphere.com, Inc. is a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers. From inception (third quarter in 1999) to the date of acquisition, losses totaled $114,917.

In consideration of the acquisition, U.R.B.A. Holdings Inc.
paid $84,828 cash and issued 4,500,000 non-voting exchangeable shares to the following:

John Cullen                    1,125,000
Doris Cullen                   1,125,000
Rick Whittaker                 1,575,000
Barb Whittaker                   675,000
Total                          4,500,000

** Out of this group, only Rick Whittaker, who is Vice President, Business Development/Director of Urbana, and Barb Whittaker, wife of Mr. Whittaker, are affiliated with Urbana.

The holders of these shares have been granted voting rights in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in company shares. Any exchangeable share not exchanged within 25 years is to be cancelled

Pursuant to the terms of the agreement, Urbana issued
4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

Subsequent to the acquisition, Urbana signed two year management contracts with the two principals of Enersphere.com, Inc. in the aggregate Cdn$160,000 in year 1 and Cdn$250,000 in year
2. In addition, Urbana also agreed to grant a total of 200,000 stock options to these individuals pursuant to the stock option plan implemented in 1999. Effective December 31, 2000, the two former principals of Enersphere.com, Inc. waived Cdn$30,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000. In addition, effective December 15, 2000 one of these principals of Enersphere.com, Inc., John Cullen, resigned as an officer of Urbana Enterprises Corp., thus forfeiting all further management compensation and the right to 100,000 stock options pursuant to this acquisition agreement.

General.

Urbana is an e-commerce, transaction and content company that creates Intranet and Internet-based systems in conjunction with local area governments and high profile corporations. Urbana will provide local communities with community based entertainment and information services widely used in all facets of everyday life and deliver these services through a customized set-top-box. Internet success is predicated on rich content delivery and delivery mechanisms reaching a maximum target market on a one-to-one basis through both PC's and to areas and viewers where PC use is non-existent. Urbana's aim is to achieve that success by delivering rich content through a set-top-box medium to non-PC consumers.

As part of its business strategy, Urbana will seek collaborative partners with experience in the development and marketing of its products in the relevant market areas. The intention is to select partners with both the human and financial resources to spearhead the market penetration and development of Urbana's products. The form of collaboration would depend in part on the product candidate, the stage of development, and the partner's expertise. Urbana would also expect any potential partner to be involved in the market of the products. No assurance can be given that any such proposed partnership arrangements will be entered into, or, if entered into, will be successful in completing the development programs for the products in any particular jurisdiction. Urbana has entered into agreements whereby six entities have licensed six separate communities. Notwithstanding Urbana's business strategy described above, Urbana has no regular cash flow and is dependent, initially, on generating required funds primarily by way of equity financing. Urbana expects to continue to rely, in whole or in part, on outside sources of financing to meet its capital requirements for at least the next two years. There can be no assurance that Urbana will be able to arrange and complete the required financings on favourable terms. Such equity financings could be highly dilutive.

The e-commerce industry is characterized by increasingly intense competition. Competition in the e-commerce industry is based primarily on product performance, including efficacy, ease of use and adaptability to various modes of administration, price, marketing, and distribution. Barriers to entry into the market include the availability of patent protection in the United States and other jurisdictions of commercial interest, and the ability and time needed and cost incurred obtaining governmental approval for testing, manufacturing and marketing.

Urbana's products are in the late stages of development.
Therefore, any discussion of a market for Urbana's products is of a preliminary nature. In addition, some of Urbana's competitors may have substantially more financial and technical resources, more extensive research and development capabilities, products at a later stage of development, and greater marketing, distribution, production and human resources than Urbana.

LocalNet Systems Technology.

Urbana's LocalNet systems technology utilizes set top boxes as the medium to deliver various Internet and Intranet based community services to consumers. The LocalNet framework operates with community leaders and high profile corporations to create community based intranet systems that utilize the Internet to provide residents with current community activities, movies and other entertainment based content as well as such value added services as enhanced television, monitored smoke detectors, automatic meter reading, health and community services. The heart of the LocalNet business model is to provide a turn-key solution to communities so that all residents can access relevant community information. In simplistic terms, Urbana acts as a facilitator for the development of a true "smart community."

The Vision of LocalNet.

Until now, the world-wide web has been primarily a way of bringing together distant people and far-flung resources. Wired or unwired, people live, work, spend and use the resources overwhelmingly located right in their neighborhoods - and their information and communications needs reflect that local bias. Urbana and LocalNet focus on those in the community not utilizing the Web due to lack of content and those without Internet access. The vision of LocalNet is that regardless of what type of medium for access is provided to this segment of the community, this segment will not initiate access without focused content.

LocalNet is not distant, it's local schools, local doctors, local entertainment, local grocery stores, local police, local government, local sports and fitness, local kid's events, local artists, local parks, local parents looking for local babysitters, local patrons reviewing local restaurants and local businesses going online for local customers. Five years from now Urbana believes, local Web will be everywhere, and it will, Urbana believes, be the dominant gateway to the electronic world. Powerful local content plus expanded access creates a virtuous circle: Better access generates more viewers which provides additional revenue for more and better content.

Strategy.

The business model and marketing strategy will be a leveraged expansion of the Guelph Local Online Project.

About 50% of any community has computers in their homes and about 50% of this population subscribes to Internet services resulting in a 25%-30% Internet penetration rate. This has severely restrained the Internet's usefulness in a geographic area, limiting the ability for residents to use the Internet as a local medium for communication and limiting the ability for local advertisers to benefit from advertising on the Internet. While local retail and commercial vendors see value in promoting themselves locally, most have seen little value in promoting their businesses on the internet because of low access rate at the local level.

Urbana has developed a unique method of providing a comprehensive, low cost portal connection (LocalNet) which is meaningful for every resident in a geographic area. Urbana strategy calls for local communities to provide a self-sustaining local Internet service where all residents have access to the portal, either through an existing personal computer or through a low cost set top box. These two services will provide all residents of the community with the ability to communicate with one another and with local service providers within the community. As described above, more access leads to more local Internet services. For example, teachers could now send homework assignments home via e-mail, residents could register for programs via the community channel and local merchants could reach their customers via the Internet. The supporting advertisement could take the form of banner ads on e-mail and community channel pages with the ability to click on the banner ads to go to the advertisers web page. Urbana and its consortium of sponsors receive revenue from the ads, which pays for the home gateways.

Once in the home, the set top box provides much more functionality than just Internet service. It becomes a community gateway with the ability to become a true smart home manager. For example, through the Internet connection, Urbana can offer new services such as direct linkage to the fire department and to utility monitoring. These services are provided at a nominal fee which further defrays the cost of the set top box.

Growth Strategy.

Based on the success of the Guelph project, Urbana will leverage its expertise as facilitator and project manager to gain competitive advantage. The critical elements of compelling content, access/penetration to local markets and new value added services will attract strategic partners both locally and internationally. In fiscal 2000, Urbana completed two internally funded LocalNet sites and four licensed sites in Canada and the U.S.

Electronic Billing.

Background.

The electronic bill presentment industry is poised to capitalize on the new digital age by driving paper and processing costs from $1.50 per bill to $0.40 - $0.50 per bill. According to a recent report by Killen & Associates, a market research firm, U.S. utilities could save $1.2 billion in billing costs by using electronic bill presentment and payment.

Product.

Urbana's product offerings include digital processing and electronic transmission of high-volume data via e-mail. The usage of embedded digital marketing tools enable corporate customers to achieve very directed target marketing opportunities. The E-Bill Direct Division of Urbana process takes raw data or converts a standard print image file to a proprietary format and integrates the required level of security and via unique digital marketing tools that can optionally include sound, graphics and animation that can be custom designed to meet client needs.

Strategy.

Most organizations are forcing or luring customers to their websites to pay bills. This approach is time consuming and non-rewarding for the recipient in the quest to locate the website and the billing information. Urbana does not believe that customers will accept for the long term, on an ongoing basis, searching for billing information from a multitude of creditors. A percentage of organizations send e-mail to advise clients that their bill is ready for review. Urbana's approach to electronic presentment and payment solutions is as follows. Since consumers are acclimatized to receiving the physical mail at their doorstep, likewise, Urbana will send the bill as an e-mail and eliminate the unnecessary steps.

Urbana has the ability to offer our clients an outsourcing alternative to electronic bill presentment and payment in that their customer monthly data will be transmitted utilizing Urbana's electronic server platform services. To date, the structure of the electronic bill presentment market is predicated on electronic delivery by pulling customers to websites. Urbana delivers electronic bills, with optional targeted animated graphics with sound, voice and motion provide an effective and unique advertising tool to attract customers to purchase or link to a specific website.

Historically, Internet advertising has been governed by banner and static advertising. To date, rich, powerful advertising content has been restricted due to the lack of penetration and adoption of high speed (high band-width) Internet access. Allowing ads to incorporate audio, video and other applications will allow the next stage in the evolution of advertising to exceed the current less than 1% response rate generated from banner ads.

Urbana has the ability to integrate this rich, powerful, animated advertising. Specialized compression techniques allow for statements and digital advertising to be transmitted in tolerable download times to customers without wide bandwidth transmission. Urbana's billing capacity is unlimited as the infrastructure has the ability to add servers to handle whatever transmission loads need to be supported. This flexibility enables just-in-time current statement wherever necessary. As a result, just-in-time delivery eliminates call center customer queries about why recent accounting activity is missed. This reduction in call center activity can equate to substantial dollar savings.

Markets.

Management has identified 3 primary target markets where client operating costs will be cut and traditional cost centers can become revenue producing entities. The three markets (loyalty programs, brokerage and utilities) are unique by nature but have similar problems in the dissemination of current up-to-date data to clients.

The various loyalty/affinity card type programs initiated by major petroleum, retail and transportation (airline/car rental) typically issue monthly or quarterly statements reflecting account activity and a bonus point balance summary. Most households (Canada and the U.S.) carry multiple cards reflecting loyalty and usage. As an example, "Airmiles" alone has a customer base of 6 million equating to 24 million statements sent annually.

The brokerage industry not only mails monthly statements showing account activity and balances in the various equity markets, but it also sends daily settlement buy/sell slips by mail.
The combined total transactions of the Toronto Stock Exchange, New
York Stock Exchange, and National Association of Securities
Dealers, Inc, Automated Quotation system, including mutual funds, approximates 2.4 billion transactions. Replacing the paper process of mailing statements and trade confirmations, electronically, could potentially eliminate much of the cost borne by the brokerage industry.

The utility industry is presently going through some major restructuring especially the electric utilities. The need to become profitable and accountable has never been higher. As a result introduction of automatic meter reading and electronic billing and payment solutions will substantially reduce and contain costs. Our suite of solutions provide the means to address these market opportunities.

The E-Bill Direct Division of Urbana has the electronic presentment and payment solutions to address the foregoing and many other market opportunities. These opportunities will generate substantial revenues as part of the target delivery to the consumer is via the set-top-box that enables and facilitates a potential 100% penetration within the various LocalNets. Urbana is presently in discussions and negotiations to implement several pilots and subsequent roll-outs.

Major Competition.

Urbana's major competitors are as follows:

Canada Post: In pilot since 1999 with expected service offering in late 2001.

E-Route: Consortium of large Canadian players including some major banks with expected roll-out in 2000.

Xenos Group: Canadian software company offering electronic presentment of documents.

Paytrust: a US based company with a web-based service offering consumer bill delivery.

Others: Paysense, Edocs, Checkfree, Transpoint, Whitehill.

Competitive Advantage.

Urbana has three competitive advantages over its competitors:

Management has years of multimedia, animation and advertising experience combined with electronic processing expertise;

Urbana utilizes a direct delivery, push and pull (not a web-centric, pull only) solution for electronic presentment and payment; and

The set top boxes Urbana plans to distribute can be used to reach up to 60-70% of the market that currently does not have Internet service in homes.

Set-Top Boxes.

Description.

The set top box is a consumer electronics device that connects any television to the Internet via a standard analog phone line. Once connected, the end user of the set top box can easily access the Internet and can enjoy most of the applications the Internet has to offer such as e-mail, e-commerce, web surfing, video on demand, video conferencing and on-line banking.

Urbana's approach to the set top box market is to offer consumers a set top box, with a standard Internet browser, and applications pre-loaded from the server at the internet service provider. Adding, updating or changing applications is done through Urbana or channel partner's networks, meaning the user does not need to install new software in the set top box every time a feature is added, enhanced or changed.

Urbana originally distributed a set top box in its pilot markets that is manufactured by Acer Corporation in Taiwan (Acer NT
150); however, Urbana has discovered that the Liberate operating system used by Acer is overly proprietary to meet the feature growth requirements of Urbana. Urbana therefore, has decided to deploy the next generation of set top boxes utilizing the Linux and QNX operating systems and sourcing Eagle Wireless International Inc. set top boxes as described below.

Product and Manufacturing.

Urbana entered into an exclusivity agreement with Eagle
Wireless International Inc. in January 2000 wherein Eagle Wireless International Inc. agreed to manufacture and sell set top boxes to Urbana and granted the exclusive right to Urbana to sell Eagle Wireless International Inc. manufactured set top boxes in Canada and the non-exclusive right to sell the set top boxes in the United States. Urbana has chosen Eagle Wireless International, Inc. as its manufacturing and engineering partner because of this company's ability to produce a unique feature set with an operating system independent hardware platform that can accommodate all the popular operating systems and readily accept new software for different applications.

Eagle Wireless International Inc. has the first right to provide Urbana's set top box requirements. Urbana must make certain volume purchases to maintain its rights under the exclusivity agreement. Urbana presently has no plans for developing an in-house manufacturing capability for its set top boxes.

Eagle Wireless International Inc. is a Texas corporation with offices in League City, Texas. It was incorporated in Texas in May 1993 and began business in April 1996. Eagle Wireless International Inc. is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. In 1999, Eagle Wireless International Inc. invested substantial resources in a multi-media Internet appliance product line known as a set top box in an effort to prepare it for the new era of wireless consumer products and multimedia internet related products. Eagle Wireless International Inc. announced sales of its first set top boxes in early 2000.

Product Features.

Urbana's set top box has the following features:

Linux/QNX operating system.

Fully compliant 4.0 internet browser.

Off-line e-mail/e-mail editor (optional depending on vertical market).

Java Media Player for music and video.

Enhanced television tuner.

USB, PCI serial and parallel ports for expansion and accessories.

Built-in radio frequency modulator for connection to any television, with audio and video in and out jacks.

Ethernet input.

Wireless keyboard and remote control.

"Flash" read only memory for remote set top box software updates while in service.

Smartcard reader and writer for programming, loyalty and financial operations.

Market Summary and Target Market.

An set top box user can be anyone with a television set and a desire to go on-line. The consumer target market consists of a broad cross-section - from young families to senior citizens. Demographics indicate that convenience is of great importance to these market segments. They have moderate to average disposable incomes and currently own a television and video cassette recorder. They may have a satellite receiver and a computer. These users are looking for true value in their purchases and are not inclined to maneuver through the mass of information on the world wide web to find exactly what they need.

Urbana's target markets are:

Baby boomers - 89 million in the United States and Canada people born from 1946 to 1964.

Empty nesters - top 1/4 of the baby boomers and beyond.

Generation X group (born 1966 with young children).

The fundamental market components are:

99% of households in North America have at least one television set.

75% have 2 or more television sets.

Cable/Satellite television broadcast is available to 75% of United States households.

Worldwide units sales of set top box were US$0.80M in 1999 compared to US$0.3M in 1996.

Sales are expected to reach US$8.0M in 2002 - and are expected to dominate the marketplace by 10:1 according to "Cite eStats/Datamonitor".

Currently there are 75 million Internet users in North America and that total is expected to climb to 95 million over the next year. According to "Data Source", the end of 1999 will see 61 million of these Internet users forming our target market. This presents an incredible "viewing" audience that is using the Internet on an average of 1.8 hours per day. Currently only the Grammy Awards and Super Bowl attract audiences of this size.

Industry Analysis and Trends.

"Datamonitor" predicts that interactive television will reach
67 million homes in the United States and Europe by 2003 - a large increase from the 1998 level of 10.3 million. User options for connectivity are not limited to fiber-optic or coaxial cable but include satellite broadcast as well. Currently, competition is limited to a few big electronics manufacturers that have so far been unable to combine their product with a fully integrated and localized user package. For example, Microsoft's WEBTV paints all consumers of their service with a wide brush of viewer options.

Established set top box distributors have high overheads created by current facilities, sales staff, inventory and shrinkage. To operate profitably requires typical retail markups on manufacturer's pricing - even for big box merchants. Launching an e-commerce website to leverage their existing brand equity does not impact the cost structure and markup requirements of established retailers.

Advanced television set top boxes can connect to the Internet in another way. In Europe, satellite standards are beginning to compete with cable specifications signaling a possible trend in North America. Some United States companies such as DirecTV already offer satellite-based Internet connections, but these technologies are proprietary. The trend is toward having the standards process apply to satellite broadcasts and cable services. Whatever the method of connectivity, it has been predicted that this form of Internet access will rapidly provide such competition that the traditional internet service providers will experience a dramatic reduction in growth rate.

A change in lifestyle toward home-based business and "cocooning", is one of the key contributors to the recent explosion of Internet connectivity with a strong emphasis placed on ease of use and content value. While it is difficult to predict exactly what the future hold for Internet surfers, it is safe to say the speed at which the mass public integrates Internet use into their overall lifestyle will grow exponentially. These users will expect the service providers and businesses with which they interact daily to keep up with the times.

Warranty, Technical Support and Service Policies.

Urbana's technical support team communicates directly to customer technicians who, in turn, provide support to end-users.
All end-user information is held at the "customer" level. The customer technicians are factory trained and supplemented with follow-up training and information.

Urbana's technical support is provided by application engineers hired on contract. They work with the customer during the sales cycle to learn their needs. A toll free number has been provided to all company customers to ensure a single point for communications. All technical and reference materials are on-line in a secure website for customer access.

Direct Competition.

The competition in the set top box market consists of approximately 87 manufacturers who are actively marketing a number of set top boxes, and of these, approximately 12 are considered as being direct competitors with Urbana:

WebTV

Sony

Philips

Thompson

DirectPC

EchoStar (partnered with WebTV)

Acer/Liberate

Neon

NetGem

WebSurfer

Paradise

AOL TV (marketed through K Mart and Wal Mart)

Indirect Competition.

The major cable networks are deploying two-way interactive services utilizing the Internet (e.g. AT&T, Rogers Cable and Cox Communications. Also, there exist the National Internet Service Providers and major portals (for example, America Online). Urbana will rely on its flexibility as a small company, the use of the Linux operating system and constant monitoring and upgrading to meet customer driven requirements to remain competitive against both its direct and indirect competitors.

Operations and Fulfillment.

Operations and fulfillment are managed in-house, although, most of the physical work is contracted out. This approach reduces costs related to overhead and employee payroll, provides access to state-of-the-art technologies and gives Urbana the resources to be successful in the market while incurring minimal costs.

Engineering and Design.

Urbana's engineering and design teams are limited to application engineering and high-level specification technical writers. Urbana is a sales and marketing company and has, therefore, outsourced its product engineering and manufacturing to Eagle Wireless International, Inc.

                            BUSINESS GENERAL

ITEM BY   DESCRIPTION     STAGE OF    MILESTONES   COSTS   SOURCE   EXPECTED
PRIORITY                    DEV.          TO        TO      OF       1ST
                                       COMPLETE   COMPLETE FUNDS   REVENUE
                                                                    (2001)

1.
LOCALNET  A community     Templates   Ad server-  Completed convert- May
          portal designed allowing    allowing              ible
          to partner with for         for                   deben
          gov't non-      merchants   generation            ture
          profit, educ.,  &           of
          business and    advertisers consumer
          bring all its   to show     preference
          content and     products/   and push
          all aspects of  services in marketing
          community life  a PC and    advertising
          under 1 easily  set-top     allowing for
          accessible      box format  data mining
          website         complete.   and
                          Director    statistical
                          structure-  information
                          complete    Phase 2 real Completed
                          Demonstrable time-
                          resolution   personal/
                          on any TV    community
                          with a set-  calendar
                          top box-
                          complete     School      Completed
                          Phase 1      templates
                          Data base    Other
                          (storage/    applica-
                          accessi-     tions-
                          bility       monthly @
                          of comm.     $7500      $ 7,500
                          information  commencing
                          complete     May 2001
                          General
                          Ledger
                          Integration
                          Software
                          Pilot
                          Complete with
                          Original STB-
                          Portal re-
                          plication-
                          complete
                          Seven Cities
                          Populated
                          With content
                          Phase 1
                          Community
                          Real time
                          Calendar

2.
SET TOP
BOX       Allowing        Functional  Beta        Completed     convert- May
          LocalNet and    specifica-  testing low               deben-
          Internet sites  tion/proof  end STB                   ture
          To view on any  of concept  ($150 per
          TB interfaced   complete    unit
          With a set-top  Guelph      price)
          Box             pilot/focus Beta
                          Group feed- testing-
                          Back        interactive
                          Complete    enhanced TB  $5,000                May
                          Prototype
                          Built       New
                          Production  applications
                          Units built a Auto meter
                          Awaiting    reading     $ 7,500
                          Modifica-   b Video on  $15,000                 July
                          tion        demand
                          Regulatory  c Smart
                          ApprovalUL, home
                          CSA,CE      application $10,000                 July
                          Complete    OEMSTB
                                      Sales sub-
                                      ject to
                                      demon units $     0                 July
                                      being sold/
                                      provided/
                                      tested/
                                      accepted
                                      by
                                      customer
                                      then
                                      ordered
                                      and
                                      delivered

3.
ELECTRONIC Electronic     Functional  Conversion  $8,000
BILLING   delivery is via spec        of customer  monthly
          e-mail consumer complete    files in     for 3
          bills and       Compression various      months
          notices in-     of audio    formats
          corporating     video       including
          rich media      complete    PDF,IBM and
          Advertising in- Conversion  Xerox print
          cluding sound   and pre-    formats plus
          animation and   sentment in added
          video files     in HTML     functionally
          that targets    format      Pilot-multi     N/A                June/
          consumer        complete    dwelling                           July
          preferences     Alignment   units/
                          with        California
                          partner to  $15,000
                          broadcast   Pilot-Hydro     N/A                June/
                                      Utility                            July
                                      Sudbury
                                      Hydro-
                                      $15,000
                                      Note:
                                      Pilots to
                                      Be funded
                                      By
                                      Customer

                    RECONCILIATION OF COSTS TO COMPLETE

LOCAL NET                                                  $7500 PER MONTH
STB DEVELOPMENT                                       MAY 2001 - SEPT 2001
                                                             TOTAL $37,500
ELECTRONIC BILLING                                         $8000 PER MONTH

Status.

Urbana has successfully completed a six month pilot project known as the Guelph LocalNet. The purpose of the pilot was to distribute 125 set top boxes to various local community target markets such as schools, local government, local corporations and individual users. The pilot is monitored for technical proficiency to gain market intelligence and to test the effectiveness of the Guelph LocalNet software. Urbana, upon the initial indications of success of the pilot, agreed to move the product to its next stage of development. The last stage of development will enable Urbana to move toward the preparation of licensing its product for sale in the summer of 2001. The preparation of the product and sale of the product are contingent on many factors, including, but not limited to, the raising of sufficient capital, completion of the software, delivery by Eagle Wireless International, Inc. of a merchandisable set-top box, etc.

Urbana has five potential revenue producing divisions:

LocalNet

advertising

electronic billing

set-top-box sales

corporate sponsorships

Proposed Merger with World Sales & Merchandising Inc.

By a letter of intent dated September 8, 2000, the Company agreed to a proposed merger with World Sales & Merchandising Inc., an Ontario Company. In connection with this merger, the shareholders of World Sales & Merchandising Inc. would receive 65% of the post-merger fully diluted common stock of the Company. By a press release dated January 11, 2001, Urbana announced that it will not proceed with the proposed merger between Urbana and this firm as management of Urbana feels that this transaction would not have been in the best interests of Urbana's shareholders.

Eagle Wireless International, Inc.

Exclusivity Agreement.

In January, 2000, Urbana entered into an exclusivity agreement with Eagle Wireless International, Inc. of League City, Texas.
Within the terms of this agreement, Eagle Wireless International, Inc. has agreed to manufacture and sell set top boxes to Urbana and granted exclusive right to Urbana to sell Eagle Wireless International, Inc. manufactured set top boxes in Canada in return for certain volume purchases by Urbana over a 24 month period.
Urbana also entered into a license agreement with USA Video of Mystic, Connecticut wherein certain compression technology developed by USA Video may be embedded into set top boxes manufactured by Eagle Wireless International, Inc. and sold by Urbana.

Consulting Agreement.

Effective December 19, 2000, the Company entered into a 1 year consulting agreement with Eagle Wireless International, Inc. The consulting services provided by Eagle Wireless International, Inc. relate to advanced entertainment platform features, related set-top box software and broadband streaming issues. As compensation, Urbana has issued 700,000 restricted shares of common stock.

Strategic Partnership Agreement.

Urbana's wholly owned subsidiary, Urbana Enterprises Corp., entered into a strategic alliance agreement in the ordinary course of business with Eagle Wireless International, Inc. on February 22, 2001. The alliance provides for non-exclusive joint marketing and installation services for set-top boxes. In addition, the alliance provides for lease financing through Eagle Wireless International, Inc. under certain conditions and acceptable credit terms and for the sharing of recurring revenues between the two companies.

System Access Agreement.

During the quarter ended March 31, 2001 Urbana entered into a 10-year System Access Agreement with Eagle Wireless International, Inc. to provide a "turnkey" LocalNet site in Houston, Texas, provide technical support to upload advertising information as it becomes available from local community organizations and facilitate the use of Eagle Wireless International, Inc. set-top boxes. Eagle Wireless International, Inc. paid a non-refundable initial license fee of $100,000.

J.D. Donahue & Associates.

Letter of Intent.

In March, 2000, Urbana entered into a non-binding letter of intent to purchase 100% of the issued and outstanding shares of J.D. Donahue & Associates, a private Maryland based company that is the principal provider of financial payment systems, systems application development and financial payment hardware/software and systems integration programs to state and federal governments in the United States. In the event Urbana proceeds with its acquisition of J.D. Donahue & Associates, the consideration paid will be a combination of cash and shares of common stock in the capital of Urbana. The final terms and consideration will be formalized following the completion of due diligence and financing. Urbana's agreement to purchase the J.D. Donahue & Associates shares is conditional upon its raising U.S. $25,000,000 in financing, a sum Urbana does not at this time expect to raise.

Distributorship Agreement.

On February 8, 2001, Urbana's wholly owned subsidiary, Urbana Enterprises Corp., entered into a distributorship agreement with J.D. Donahue & Associates. Under terms of the agreement, J.D. Donahue will market Urbana's suite of products to the U.S. government. The companies determined the distribution strategy was prudent rather than wait for the closure of the acquisition process, as set forth above.

Station Project.

Subsequent to March 31, 2001, Urbana announced that set-top boxes and LocalNet portal software will be supplied to Greater Sudbury Telecommunications Inc. for Phase I of an $11 million utility broadband project located in Sudbury, Ontario. Urbana is currently negotiating the portion of Phase 1 to be provided by Urbana.

In the ordinary course of business, Urbana has entered into the following agreements during the years 2000 and 2001:

Strategic Alliance with WSMI.com Inc. and Bee-Trade.com.

On June 26, 2000, Urbana formed a strategic alliance with WSMI.com Inc. and Bee-Trade.com. The alliance is intended to integrate Urbana's set-top box technology, local net portal design, and proprietary content transference into WSMI.com/Bee-Trade.com's e-enabler.net solution. The combined technologies of e-enabler.net and Urbana is intended to provide a turnkey, e-commerce network solution to both virtual and local communities for use on a worldwide basis.

License Agreements.

On July 17, 2000, Urbana has licensed LocalNet in two communities in Canada. Urbana is targeting approximately 25,000 new customers for LocalNet within the first two communities. Deployment of the portal technology and Internet set-top boxes is expected to begin in the fall of 2000. The two licensed communities are Haldiman Norfolk and Grey Bruce. Under the terms of each license agreement, Urbana will receive a one-time fee per household in the community and an ongoing royalty of 10% of total revenue generated via LocalNet.

Agreement with Bell Nexxia.

On August 31, 2000, Urbana completed an agreement to offer the low priced internet connection in Canada. The agreement combines Urbana's LocalNet software with Bell Nexxia's infrastructure. The agreement is intended to enable Urbana to rapidly deploy and expand its customer base across Canada. Urbana will offer a suite of competitively priced services to the communities across Canada. Through the agreement with Bell Nexxia (a wholly owned subsidiary of Bell Canada), Urbana's customers are intended to benefit from access to a full range of advanced communications services to meet their individual needs. Urbana intends to seek similar types of agreement with United States communications companies.

Letter of Intent with Communilink Canada Corp.

On November 8, 2000, Urbana entered into a letter of intent with Communilink Canada Corp. to provide Urbana's LocalNet portal in five new regions of Ontario, Canada. LocalNet provides residents the ability to connect globally to the Internet through an affordable set-top box and view meaningful community-specific information on a real-time basis. Under the terms of the proposed agreement, Urbana will receive a licensing fee and ongoing royalties from each community. These territories bring the number of LocalNets currently under development to nine and represent a combined population of approximately 700,000 potential viewers and over 50,000 local advertisers. The deployment of communities will begin immediately in the Peel/Halton Hills region, followed by expansion into four other communities, which are located primarily in South Western Ontario.

Licensing and Co-Marketing Agreement with Sage Systems.

On November 17, 2000, Urbana entered into a licensing and co-marketing agreement with Sage Systems, creator of AladnT, a narrowband home networking technology that connects home appliances to each other and the Internet. Under the terms of agreement, Urbana will license and deploy Sage System's narrowband networking technology. The two companies have also signed a joint marketing agreement with expectations of marketing the combined system to electric companies and their customers.

Milestones for Business Plan.


                       Urbana.ca, Inc.
                     Business Plan Initiatives

                                     Costs to    Source of    Anticipated
                                     Complete    Funding      Start Date
                                                              Of Revenues
                                                                (2001)

ITEM  BUSINESS PLAN INITIATIVES
      /MILESTONES

1 Portal Development / Delivery
  Phase 1
  - Activation of first 4 LocalNets
   (tier 2&3 cities)
   - Guelph LocalNet                Completed/  Not              May
                                       $0       applicable
   - Cambridge LocalNet             Completed/  Not
                                       $0       applicable       May
   - Hanover LocalNet               Completed/  Not
                                       $0       applicable       June
- Simcoe LocalNet                   Completed/  Not
                                       $0       applicable       June
  Phase 2 (replication, tier 2&3
  cities)
  - Sudbury LocalNet                   $0       Not              May
                                                applicable
  - Oxford County LocalNet             $0       Not              August
                                                applicable
  - Richmond Hill LocalNet             $0       Not              July
                                                applicable
  - Ozz utility (re: multiple
    dwelling units)                                              August
    U.S. Multi-Dwelling units -
    2 sites                            $0       Not              July
                                                applicable

   Sub-Total Revenues LocalNet/
   set top box roll-out estimates

2  Set-top-box roll to first 4
   LocalNets                          n/a       Leasing          June/July
                                                Program

3  Electronic Presentment
   - pilots (Sudbury/ENAL),
    (hardware)                   *$50,000       Hewlett          June
                                                Packard
   - roll-out (hardware)        *$150,000       Hewlett
                                                Packard

*Note: Urbana is negotiating
with Hewlett Packard's equipment
assistance program 6 months
free capital with payments over
further 18 months.

4  Phase 3 Integration
   - Additional applications
   for LocalNets (data
   collection, health & safety,
   video on demand, meter reading)

   - Set top box 2nd generation
    (AMR, health, etc.)
     research and develop.           $50,000     debentures/     August
                                                 equity line

   - Out-sourced call center
     activation                                  Included in     June
                                                 end-user
                                                 fees

5 OEM Set Top Box Sales
  (exclusive of LocalNet)                                        June

Prospects include: multi dwelling
units-new home builders /cable
companies/financial institutions

6 Supplier of low cost internet
  connectivity
  Agreement with Bell Nexxia         Not         Not             May
  Whereby Urbana will provide        Applicable  Applicable
  bundled monthly connection
  services and set top boxes in
  LocalNet environments across
  Canada.

7 Alliances/Distributors
  Strategic alliance/distributorship
  with J.D. Donahue & Associates     Not         Not             July
                                     Applicable  Applicable

8 Applications & Aggregation of
  Content
  License agreement with Sage
  Systems of Alameda, California
  for the purpose of permitting
  Urbana to have designed and
  integrated for distribution of
  SAGE Endpoint Products               $0        Included in     July
                                                 End-User
                                                 fees

Proprietary Protection.

General.

Urbana's patent and trademark strategy is to pursue in selected jurisdictions the broadest possible patent protection on its proprietary products and technology. Urbana plans to protect its technology, any inventions and improvements to its inventions by filing patent applications in selected key countries according to industry standard in a timely fashion.
Urbana also relies upon trade secrets, know-how and continuing technological innovations to develop its competitive position. It is Urbana's policy to require its directors, employees, consultants, and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment, consulting or collaborative relationships with Urbana. These agreements provide that all confidential information developed or made known during the course of the relationship with Urbana is to be kept confidential except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions resulting from work performed for Urbana utilizing property of Urbana or relating to Urbana's business and conceived or completed by the individual during employment are the exclusive property of Urbana to the extent permitted by law.

Patents, Copyrights and Trade Secrets.

All components have multiple manufacturers and suppliers that Eagle may use as sources of supply, therefore, Eagle Wireless International, Inc. and Urbana are not reliant on single-source, third party suppliers. This leaves Urbana with minimal risk associated with parts and component supply.

Urbana, Eagle Wireless International, Inc. and USA Video Technologies of Mystic, Connecticut have entered into a License Agreement in January 2000 in which USA Video has licensed the use of its proprietary Wavelet technology to Urbana to be embedded into all set top box's manufactured for Urbana by Eagle Wireless International, Inc. This ensures Urbana's right and know-how to provide its customers with streaming video features.

Eagle Wireless International, Inc., the
technology licensor who has granted Urbana rights under an agreement, has been granted patents or has filed patent applications in the United States of America and other jurisdictions in respect of certain core technologies utilized by Urbana through its purchase of set top boxes from Eagle Wireless International, Inc. Given that the patent applications for these technologies involve complex legal, scientific and factual questions, there can be no assurance that patent applications relating to the technology used by Urbana will result in patents being issued or that, if issued, the patents will provide a competitive advantage or will afford protection against competitors with similar technology, or will not be challenged successfully or circumvented by competitors.

Urbana itself does not have patents or patents pending and it is unlikely that the process by which Urbana produces its contemplated products would itself be patentable.

Organizational Structure and Facilities.

Urbana currently has eleven full-time employees, two of which are employed in research and development and nine of which are engaged in sales and administration. Urbana subcontracts software development to three software companies. At this time, none of Urbana's employees are subject to collective bargaining agreements. A number of key employees, officers and directors have in place management agreements the terms of which protect Urbana from future competition by these persons and against disclosure of confidential information they come into contact with during the course of their employment or other association with Urbana. Urbana anticipates hiring a chief financial officer in the second quarter of 2001, and additional sales and marketing professionals.

Funding for Company Operations.

On June 15, 2000, Urbana entered into an agreement with Ladenburg Thalmann & Co., Inc. for the purpose of this firm to act as Urbana's exclusive placement agent (later revised to non-exclusive) and financial advisor in connection with a best efforts raising of up to $3,500,000. Under the terms of this agreement, Urbana agrees to pay Ladenburg a cash fee of 6% of the funds raised and to issued to this firm a warrant to purchase common stock equal to 6% of the funds so raised. The company has determined not to secure any funds under this agreement.

In February 2001, Urbana closed on a private placement funding with investors represented by May Davis Group, Inc., a registered broker/dealer. The funding consists of a $340,000 principal amount, 5% coupon convertible debentures due in 2005. This funding was placed with a total of 8 investors, all of whom are accredited.

Risks in Connection with Plan of Business.

No Assurance of Regulatory Approval - Potential Delays.
In order for a product developed by Urbana or its collaborators to be marketed and sold in a particular country, it must receive all relevant regulatory approvals or clearances. The regulatory process, which includes extensive studies and trials of each product in order to establish its efficacy, is uncertain, can take many years and requires the expenditure of substantial resources. Data obtained from a trial and activities are susceptible to varying interpretations which could delay, limit or prevent regulatory approval or clearance. In addition, delays or rejections may be encountered based upon changes in regulatory policy during the period of product development and/or the period of review of any application for regulatory approval or clearance for a product. Delays in obtaining regulatory approvals or clearances would adversely affect the marketing of any products developed by Urbana or its collaborators, impose significant additional costs on Urbana and its collaborators, diminish any competitive advantages that Urbana or its collaborators may attain and adversely affect Urbana's ability to receive royalties and generate revenues and profits. There can be no assurance that, even after such time and expenditures, any required regulatory approvals or clearances will be obtained for any products developed by or in collaboration with Urbana.

Any regulatory approval or clearances granted may entail limitations on the indicated uses for which the new product may be marketed that could limit the potential market for such product.
In addition, product approvals or clearances, once granted, may be withdrawn if problems occur after initial marketing. Furthermore, manufacturers of approved products are subject to pervasive review, including compliance with detailed regulation governing good manufacturing practices. Failure to comply with applicable regulatory requirements can result in actions such as warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production and refusal of the government to renew marketing applications or criminal prosecution. Currently, most of Urbana's set top box products have UL and CE approval; CSA (Canadian Standards Association) approval is expected on certain Eagle supplied products in the second quarter of 2001.

Urbana is also subject to numerous federal, state and local laws, regulations and recommendations relating to safe working conditions, manufacturing practices, research and development activities. Urbana is unable to predict the extent of government regulations which might have an adverse effect on the discovery, development, production and marketing of Urbana's products. Also, there can be no assurance that Urbana will not be required to incur significant costs to comply with current or future laws or regulations or that Urbana will not be adversely affected by the cost of such compliance.

Acceptance And Effectiveness Of Internet Electronic Commerce.

Urbana's success in establishing an e-commerce business web site will be dependent on consumer acceptance of e-retailing and an increase in the use of the Internet for e-commerce. If the markets for e-commerce do not develop or develop more slowly than Urbana expects, its e-commerce business may be harmed. If Internet usage does not grow, Urbana may not be able to increase revenues from Internet advertising and sponsorships which also may harm both our retail and e-commerce business. Internet use by consumers is in an early stage of development, and market acceptance of the Internet as a medium for content, advertising and e-commerce is uncertain.
A number of factors may inhibit the growth of Internet usage, including inadequate network infrastructure, security concerns, inconsistent quality of service, and limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, our results of operations could be adversely affected.

Competition In Internet Commerce.

Increased competition from e-commerce could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of Urbana's present and potential competitors are likely to enjoy substantial competitive advantages, including larger numbers of users, more fully-developed e-commerce opportunities, larger technical, production and editorial staffs, and substantially greater financial, marketing, technical and other resources. If Urbana does not compete effectively or if it experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, Urbana's business could be adversely affected.

Unreliability Of Internet Infrastructure.

If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face additional outages and delays in the future. These outages and delays could reduce the level of Internet usage and traffic on Urbana website. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of Urbana website may be reduced. Even if the Internet infrastructure is adequately developed, and maintained, Urbana may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. Such additional expenses could severely harm Urbana's financial results.

Transactional Security Concerns.

A significant barrier to Internet e-commerce is the secure transmission of confidential information over public networks. Any breach in our security could cause interruptions in the operation of our website and have an adverse effect on Urbana's business.

No Assurance Regarding Licensing of Proprietary Technology
Owned by Others.

The manufacture and sale of any products developed by Urbana will involve the use of processes, products, or information, the rights to certain of which are owned by others. Although Urbana has obtained licenses or rights with regard to the use of certain of such processes, products, and information, there can be no assurance that such licenses or rights will not be terminated or expire during critical periods, that Urbana will be able to obtain licenses or other rights which may be important to it, or, if obtained, that such licenses will be obtained on favorable terms. Some of these licenses provide for limited periods of exclusivity that may be extended only with the consent of the licensor. There can be no assurance that extensions will be granted on any or all such licenses. This same restriction may be contained in licenses obtained in the future.

No Assurance of Protection of Proprietary Information.
Certain of Urbana's know-how and proprietary technology may not be patentable. To protect its rights, Urbana requires management personnel, employees, consultants, advisors and collaborators to enter into confidentiality agreements. There is no assurance, however, that these agreements will provide meaningful protection for Urbana's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

No Assurance of Successful Manufacturing.

Urbana has no experience manufacturing commercial quantities of products and does not currently have the resources to manufacture any products that it may develop. Urbana presently has no plans for developing an in-house manufacturing capability. Accordingly, Urbana will be dependent upon securing a contract manufacturer or other third party to manufacture such products. There can be no assurance that the terms of any such arrangement would be favorable enough to permit the products to compete effectively in the marketplace.

Dependence on Outsourced Manufacturing.

The risks of association with Eagle Wireless International, Inc. are related to aspects of this company's operations, finances and suppliers. Although there are clear and understandable reasons to choose Eagle Wireless International, Inc. as an outsourced manufacturer and fulfillment center, Urbana will suffer losses if Eagle Wireless International, Inc. fails to perform its obligations to manufacture and ship the set top boxes. Urbana maintains a strong strategic relationship with Eagle Wireless International, Inc. to ensure that any issues this firm may face are dealt with in a timely manner.

Competition.

There are inherent difficulties for any new company seeking to enter an established field. Urbana may experience substantial competition in its efforts to locate and attract customers for its services. Many competitors in Urbana's field have greater experience, resources, and managerial capabilities than Urbana and may be in a better position than Urbana to attract such customers. There are a number of larger companies which may directly compete with Urbana. Such competition could have a material adverse effect on Urbana' profitability or viability.

Dependence on and Management of Future Corporate Collaborations.

The success of Urbana's business strategy is largely dependent on its ability to enter into collaborations such as research alliances and licensing arrangements with universities, e-commerce companies and large technological companies, and to effectively manage the relationships that may come to exist as a result of this strategy. Urbana is currently seeking corporate collaborators, but there can be no assurance that such efforts will lead to the
establishment of any favorable collaboration.    There can be no
assurance that any of Urbana's future or existing collaborators will commit sufficient resources to Urbana's research and development programs or the commercialization of its products. Also, there can be no assurance that such collaborators will not pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with Urbana, or that disputes will not arise with respect to ownership of technology developed under any such collaborations. Management of Urbana's collaborative relationships will require significant time and effort from Urbana's management team and effective allocation of Urbana's resources.

Currency Fluctuations.

Urbana reports its financial position and results of operations in United States dollars in its annual financial statements. Urbana's operations result in exposure to foreign currency fluctuation and such fluctuations may materially affect Urbana's financial position and results of operations. Urbana does not currently take any steps to hedge against currency fluctuations.

Influence of Other External Factors.

The Internet industry in general is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by Urbana will result in a commercially profitable business. The marketability of its services will be affected by numerous factors beyond the control of Urbana. These factors include market fluctuations, and the general state of the economy (including the rate of inflation and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential customers of Urbana will likely have an adverse affect on Urbana. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Urbana not receiving an adequate, or any, return on invested capital.

Dependence Upon Key Personnel.

Urbana is dependent upon a relatively small number of key management personnel and key employees and the loss of any of these key management personnel and key employees could have an adverse
effect on Urbana.   Competition among e-commerce companies for
qualified employees is intense, and the ability to retain and attract qualified individuals is critical to the success of Urbana. In order to reduce its risk regarding key employees, Urbana has entered into an employment agreement with each of its key employees. There can be no assurance that Urbana will be able to attract and retain such individuals currently or in the future on acceptable terms, or at all. In addition, Urbana does not maintain "key person" life insurance on any officer, employee or consultant of Urbana. Urbana also has relationships with scientific collaborators at academic and other institutions, some of whom conduct research at Urbana's request or assist Urbana in formulating its research and development strategy. These collaborators are not employees of Urbana and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to Urbana. In addition, these collaborators may have arrangements with other companies to assist such other companies in developing technologies that may prove competitive to those of Urbana.

In addition, all decisions with respect to the management of Urbana will be made exclusively by the officers and directors of Urbana. Investors will only have rights associated with minority ownership interest rights to make decisions which effect Urbana.
The success of Urbana, to a large extent, will depend on the quality of the directors and officers of Urbana. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of Urbana to the officers and directors.

Inexperience of Management.

Senior management has limited direct experience in the sale of set top boxes. Management will rely on senior employees, consultants and strategic alliances to assist with project management. Urbana has every intention to continue adding experienced management commensurate with the growth of Urbana.

Management of Growth.

Urbana's future growth, if any, may cause a significant strain on its management, operational, financial and other resources. Urbana's ability to manage its growth effectively will require it to implement and improve its operational, financial, manufacturing and management information systems and to expand, train, manage and motivate its employees. These demands may require the addition of new management personnel and the development of additional expertise by management. Any increase in resources devoted to research, product development and marketing and sales efforts without a corresponding increase in Urbana's operational, financial, manufacturing and management information systems could have a material adverse effect on Urbana's business, financial condition, and results of operations.

Control of Urbana by Officers and Directors.

Urbana's directors, officers, and key employees beneficially own approximately 25% of the outstanding shares of Urbana's common stock (which includes the exchangeable shares). As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over the affairs of Urbana. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of Urbana.

Limitations on Liability, and Indemnification, of Directors and Officers.

Although neither the articles of incorporation nor the bylaws of Urbana provide for indemnification of officer or directors of Urbana, the Nevada Revised Statutes provides for permissive indemnification of officers and directors and Urbana may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by Urbana in covering any liability of such persons or in indemnifying them.

Potential Conflicts of Interest.

One of the directors of Urbana has other business interests to which he devotes time. As a result, certain conflicts of interest may arise between Urbana and this director which might not be susceptible to resolution. In addition, an employee of Urbana's corporate counsel in Canada, Heenan Blaike, has a beneficial interest in or the right to acquire, up to 250,000 common shares of Urbana (which was previously issued in exchange for services rendered to Urbana). Any potential conflicts of interest will be resolved through exercise by the directors of such judgment as is consistent with their fiduciary duties to Urbana. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of Urbana, any proposed investments for its evaluation.

No Cumulative Voting.

Holders of the shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of Urbana, and the minority shareholders will not be able to elect a representative to Urbana's board of directors.

Absence of Cash Dividends.

The board of directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of Urbana's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Urbana, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

No Assurance of Continued Public Trading Market; Risk of Low
Priced Securities.

There has been only a limited public market for the common
stock of Urbana. The common stock of Urbana is currently quoted on the Over the Counter Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of Urbana's securities. In addition, the common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated
therewith.   The regulations governing low-priced or penny stocks
sometimes limit the ability of broker-dealers to sell Urbana's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Effects of Failure to Maintain Market Makers.

If Urbana is unable to maintain at least one National
Association of Securities Dealers, Inc. member broker/dealers as a market maker, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance Urbana will be able to maintain such market makers.

Shares Eligible For Future Sale.

All of the 5,907,500 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Urbana (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

                        MANAGEMENT'S DISCUSSION AND
                      ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements of Urbana and notes thereto contained elsewhere in this prospectus.

Results of Operations.

During January 2000, Urbana, through its wholly-owned subsidiary, U.R.B.A. Holdings Inc., acquired all of the outstanding shares of three Canadian companies which are in the business of developing and marketing internet-based products and services through the licensing of LocalNet portals and distribution of set top boxes. The companies acquired were Urbana.ca Enterprises Corp., E-Bill Direct Inc., and Enersphere.com, Inc.. On March 10, 2000 these companies were amalgamated under the statutory laws of the province of Ontario, Canada to form Urbana Enterprises Corp.

For the year ended December 31, 2000, Urbana had a net loss of $2,795,109 or $0.24 cents per share. This loss compares with a net loss of $568,750 or $0.06 cents per share for the corresponding year ended December 31, 1999.

The net loss for the year ended December 31, 2000 includes expenses as follows: consulting and management of $504,967, depreciation and amortization of $775,793, interest expense of $97,353, office and general of $357,018, professional fees of $287,272, salaries and benefits of $283,807 and technology contract fees of $443,873.

For the quarter ended March 31, 2001, Urbana had a net loss of $476,059 or $0.04 cents per share. This loss compares with a net loss of $777,535 or $0.07 cents per share for the corresponding quarter ended March 31, 2000. During the quarter ended March 31, 2001, revenue was $100,000 earned on entering into a System Access Agreement with Eagle Wireless International, Inc. During the quarter ended March 31, 2001, expenses totaled $576,059 as follows: consulting and management of $90,582, depreciation and amortization of $196,014, interest and finance costs of $33,929, office and general of $76,224, professional fees of $68,930, salaries and benefits of $56,112 and technology contract fees of $54,168.

Urbana Enterprises.

Urbana.ca Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia, Canada. Urbana.ca Enterprises Corp. is engaged in the distribution of Linux based set top boxes used as an alternative method of delivering Internet content.

In consideration of the acquisition, U.R.B.A. Holdings Inc.
issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held.
The holder of these shares at any time may require U.R.B.A.
Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in Registrant shares. Any exchangeable share not exchanged within 25 years is to be cancelled.

The terms of the acquisition agreement required Urbana to issue 3,000,000 common shares to ensure U.R.B.A. Holdings Inc. has sufficient shares of Urbana to satisfy its repurchase obligations. The common shares are held under a trust agreement until such time as the exchangeable shares are exchanged or cancelled. In connection with the acquisition, Urbana signed five-year management contracts with the two principals. Urbana agreed to grant a total of 400,000 stock options to these individuals. On September 13, 2000, a former principal of Urbana.ca Enterprises Corp. resigned as a director and CEO of Urbana thus forfeiting further management compensation and the right to 200,000 stock options pursuant to this acquisition agreement. Effective October 20, 2000, the other former principal of Urbana.ca Enterprises Corp. resigned as an officer of Urbana Enterprises Corp., thus forfeiting all further compensation from that company; however, he remained a director of Urbana.ca, Inc., thus retaining the right to 200,000 stock options pursuant to the management agreement.

The business combination has been accounted for using the purchase method of accounting. The 3,000,000 shares issued on acquisition have been valued at $0.30 per share for a purchase price of $900,000. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years.

E-Bill.

E-Bill Direct Inc. was incorporated May 27, 1999 in the province of Ontario. E-Bill Direct Inc. is engaged in designing, developing and providing electronic presentment and payment services to the business community.

In consideration of the acquisition, issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in Registrant shares. Any exchangeable share not exchanged within 25 years is to be cancelled.

The terms of the acquisition agreement required Urbana to issue 2,950,000 common shares to ensure U.R.B.A. Holdings Inc. has sufficient shares of Urbana to satisfy its repurchase obligations. The common shares are held under a trust agreement until such time as the exchangeable shares are exchanged or cancelled. In connection with the acquisition, Urbana signed three-year management contracts with the two principals. Urbana agreed to grant a total of 200,000 stock options to these individuals.

The business combination has been accounted for using the purchase method of accounting. The 2,950,000 shares issued on the acquisition have been valued at $0.27 per share for a purchase price of $796,500. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years.

Enersphere.

Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario. Enersphere.com, Inc. is a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers.

In consideration of the acquisition, U.R.B.A. Holdings Inc.
paid $84,828 cash and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in Registrant shares. Any exchangeable share not exchanged within 25 years is to be cancelled.

The terms of the acquisition agreement required Urbana to issue 4,500,000 common shares to ensure U.R.B.A. Holdings Inc. has sufficient shares of Urbana to satisfy its repurchase obligations. The common shares are held under a trust agreement until such time as the exchangeable shares are exchanged or cancelled. In connection with the acquisition, Urbana signed two-year management contracts with the two principals. Urbana agreed to grant a total of 200,000 stock options to these individuals. On December 15, 2000, one of the principals of Enersphere.com, Inc. resigned as an officer of Urbana Enterprises Corp. thus forfeiting further management compensation and the right to 100,000 stock options pursuant to this acquisition agreement.

The business combination has been accounted for using the purchase method of accounting. The 4,500,000 shares issued on the acquisition have been valued at $0.34 per share for a purchase price of $1,614,828, including the cash payment. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years.

Summary

These business combinations have been accounted for using the purchase method of accounting. Goodwill arising on acquisition totaled $3,635,478 and is being amortized on a straight-line basis over 60 months. During the quarter ended March 31, 2001 amortization was $181,773. Goodwill, net of amortization, was $2,726,613 as at March 31, 2001.

Liquidity and Capital Resources.

General Statement.

Urbana is a development stage enterprise. Urbana has only recently generated revenue and is continuing to incur substantial costs in connection with pursuing the development of its business.
 Urbana's continued existence is dependent on its ability to obtain sufficient financing to meet its financial needs and ultimately to attain profitable operations.

At December 31, 2000 Urbana had a working capital deficiency of $1,483,113 inclusive of loans payable. This compares with a working capital deficiency of $195,985 at December 31, 1999.

At March 31, 2001 Urbana had a working capital deficiency of $1,454,360, inclusive of loans payable, and has accumulated losses since inception of $4,548,477. Urbana primarily continues to secure its financing requirements by way of equity financing. During the quarter ended March 31, 2001, Urbana earned $100,000 revenue from an initial licensing fee.

Issuance of Shares.

During the year Urbana settled debts of $40,000 due to a relative of a director of Urbana by the issuance of 100,000 restricted shares of common stock at $0.40 per share. Urbana settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares of common stock at $0.30 per share and $9,190 of accounts payable by the issuance of 22,975 restricted shares of common stock at $0.40 per share. Urbana issued 50,000 restricted shares of common stock at $0.40 per share as a retainer on a media relations contract. Urbana issued 700,000 restricted shares of common stock at $0.22 per share pursuant to a consulting agreement. Urbana issued 600,000 restricted shares of common stock at $0.22 per share pursuant to a financing agreement. As consideration for the acquisition of the three subsidiaries during the period, U.R.B.A. Holdings Inc. issued a total of 10,450,000 exchangeable shares.

No shares were issued during the quarter ended March 31, 2001.
Urbana has agreed to issue common shares in connection with loans payable and financing arrangements as noted below. Also, subsequent to March 31, 2001, Urbana has agreed to issue a total of 550,000 common shares in connection with three consulting agreements which have not as yet come into effect.

Loans Payable.

At December 31, 2000 "convertible" loans of $1,174,162 plus accrued interest of $74,889 (total of $1,249,051) were outstanding.
 At March 31, 2001, the loans of $1,174,162 plus accrued interest of $98,050 (total of $1,272,212) were outstanding. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Urbana did not repay these loans and as a result has offered the lenders the right to convert the principal into units of Urbana at a price of $0.57 per unit (during the quarter ended March 31, 2001, it was amended by Urbana to $0.30 per unit). Each unit is comprised of one restricted common share of Urbana and one-half share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share for a period of two years. A total of $110,000 of the loans, plus accrued interest, has been repaid.

During the year ended December 31, 2000, Urbana received additional loans totaling $217,218. Accrued interest totals $4,329 to December 31, 2000 (total of $221,547). These loans bear interest at rates from 8% to 10% per annum. At March 31, 2001 accrued interest totals $9,192 (total of $226,410).

Financing Arrangements.

Special Warrants.

During the year ended December 31, 2000, Urbana completed a special warrant offering for 847,989 special warrants at $1.25 per special warrant for proceeds, net of offering costs, of $886,405. Subsequent to March 31, 2001, the funds held in trust ($158,998) were released to Urbana in accordance with the terms of the trust under which they were held. Each special warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. Groome Capital.com, Inc., the broker/dealer on this transaction, has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year compensation options providing the right to purchase, at $0.30 per unit, a number of units equal to 10% of the special warrants sold under this offering.

During the quarter ended March 31, 2001, the board of directors of Urbana approved a reduction in the per unit conversion price of the share purchase warrants from $5.00 to $0.30 per whole share purchase warrant.

Equity Line of Credit.

On December 27, 2000 Urbana entered into an equity line of credit agreement with GMF Holdings, Inc., arranged through May Davis Group, Inc., as broker/dealer and placement agent. The effective date of the agreement is the date that the SEC first declares effective a registration statement on Urbana's common stock. The agreement has a 30-month period commencing on the effective date. Subject to the conditions set out in the agreement, Urbana may issue and sell to GMF Holdings, Inc., and GMF Holdings, Inc. shall purchase, common shares of Urbana up to a total purchase price of $5,000,000 dollars. Following an advance notice by Urbana to GMF Holdings, Inc. for funds, the price of the shares to be sold is calculated as 91% of the market price, being the lowest closing bid prices of the common stock during the 10 trading day period beginning on the advance notice date and ending on the closing date of the particular closing. The maximum advance amount is equal to 150% of the average daily volume of Urbana's common stock multiplied by the purchase price during the particular pricing period. On each closing, May Davis Group, Inc. is to be paid commission of 5% of the gross proceeds of each advance.

In addition, on December 27, 2000, Urbana issued to May Davis
Group, Inc. 600,000 shares at a price of $0.22 per share as additional compensation. This compensation of $132,000 is recorded as deferred finance fees and will be setoff against the gross proceeds of each advance.

In May 2001, Urbana and May Davis Group, Inc. agreed in principle to cancel the equity line of credit agreement and the associated placement agent agreement. Urbana is in discussions with May Davis Group, Inc. concerning other methods of financing for Urbana.

Convertible Debentures.

On December 27, 2000, Urbana, entered into a securities purchase agreement with investors arranged through May Davis Group, Inc., as broker/dealer and placement agent. Under this agreement, Urbana can sell to the investors up to $350,000 of Urbana's 5% convertible debentures due five years after closing. The debentures are convertible at the option of the holder into shares of Urbana's common stock at any time after closing at the lesser of an amount equal to a fixed price of 120% of the closing bid price at the time of closing per share or an amount equal to 80% of the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date.

During the quarter ended March 31, 2001, under this agreement, Urbana sold to the investors $340,000 of Urbana's 5 % convertible debentures due five years after closing. At March 31, 2001 accrued interest totals $3,227 (total of $343,227). In connection with the sale of the convertible debentures, Urbana paid May Davis Group, Inc. a commission and legal fees for a total of $52,400. Urbana issued to May Davis Group, Inc. additional compensation by way of a warrant to purchase 100,000 shares of Urbana's common stock at an exercise price of $0.27 per share. The warrants are exercisable in whole or in part to December 27, 2005. The fair value of these warrants has been recorded as a financing fee of $24,300. The total costs are recognized over the 60-month term of the debenture or upon conversion.

Registration Rights.

Under registration rights agreements, Urbana is obligated to register for resale the shares issuable upon conversion of the debentures, shares issuable upon exercise of the warrants issued to May Davis Group, Inc. in connection with the debenture agreements.

Merger.

On September 6, 2000, Urbana entered into a letter of intent with World Sales & Marketing, Inc., a Toronto-based public company, to merge the respective companies. In connection with the proposed merger, World Sales & Marketing, Inc. advanced to Urbana an amount of $CN100,000. Subsequently, further negotiations and discussions with this firm were terminated and Urbana announced that the contemplated merger will not be completed. There are no provisions in the letter of intent for the repayment of this advance.

Strategic Alliance Agreement

In February 2001, Urbana entered into a new strategic partnership agreement with Eagle Wireless International, Inc. to provide non-exclusive joint marketing and installation services for set-top boxes. The agreement also provides for lease financing through Eagle Wireless International, Inc. under certain conditions and acceptable credit terms and for the sharing of recurring revenues between the two companies.

System Access Agreement.

During the quarter ended March 31, 2001 Urbana entered into a 10-year System Access Agreement with Eagle Wireless International, Inc. to provide a "turnkey" LocalNet site in Houston, Texas, provide technical support to upload advertising information as it becomes available from local community organizations and facilitate the use of Eagle Wireless International, Inc. set-top boxes. Eagle Wireless International, Inc. paid a non-refundable initial license fee of $100,000.

Station Project.

Subsequent to March 31, 2001, Urbana announced that set-top boxes and LocalNet portal software will be supplied to Greater
Sudbury Telecommunications Inc. for Phase I of an $11 million utility broadband project located in Sudbury, Ontario. Urbana is currently negotiating the portion of Phase 1 to be provided by Urbana.

Forward Looking Statements.

The foregoing Management's Discussion and Analysis contains "forward looking statements" within the meaning of Rule 175 of the Securities Act of 1933, as amended, and Rule 3b-6 of the Securities Act of 1934, as amended, including statements regarding, among other items, Urbana's business strategies, continued growth in Urbana's markets, projections, and anticipated trends in Urbana's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on Urbana's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Urbana's control.
Urbana cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for Urbana's products, competitive pricing pressures, changes in the market price of ingredients used in Urbana's products and the level of expenses incurred in Urbana's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. Urbana disclaims any intent or obligation to update "forward looking statements."

                       DESCRIPTION OF PROPERTY

Urbana and Urbana.ca Enterprises Corp. currently lease 10,000 square feet of office space for administration, product research and product development in Cambridge, Ontario. The term of the lease is 30 months and commenced on February 1, 2000. The lease has been pre-paid for its term. The Vancouver, British Columbia offices of Urbana are provided to Urbana without charge by Mr.
Tyson;   this office space consists of approximately 100 square
feet within a larger office. These offices are suitable for the purposes of Urbana at this time (there is adequate insurance coverage on the assets of Urbana at these locations).

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, there have not been any transaction that have occurred between Urbana and its officers, directors, and five percent or greater shareholders, except as follows:

By virtue of the acquisition of the three acquired entities (Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct, Inc.), and the fact that all directors and officers, except Robert Tyson, are shareholders of one of the acquired entities, said directors and officer beneficially own a cumulative total of 10,450,000 shares in the capital of Urbana. As such, these individuals are in a position to elect members of the board of directors, set their own compensation and approve affiliated transactions. In addition, these individuals each have a management agreement in connection with the acquisitions. Although Urbana's principals intend to act fairly and in full compliance with their fiduciary obligations, there can be no assurance that Urbana will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than it could have obtained had it been dealing with other persons.

During the fiscal year ended December 31, 2000, Urbana has transactions with directors and former directors of the company and its subsidiaries as follows: expenses paid on behalf of Urbana and its subsidiaries - $107,125 (1999 - $43,070); management fees incurred by Urbana and its subsidiaries - $194,444 (1999 - $14,733); and payments and reimbursements made by Urbana and its subsidiaries - $380,018 (1999 - $20,109).

During the fiscal year ended December 31, 1999, Urbana incurred $40,000 of consulting fees to a private company controlled by a relative of a former director. During January 2000, Urbana settled this $40,000 debt by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

During the fiscal year ended December 31, 2000, Urbana had transactions with this private company as follows: expenses paid and advances made on behalf of Urbana and its subsidiaries - $68,804 (1999 - $86,268); and payments and reimbursements made by Urbana and its subsidiaries - $149,600 (1999 - NIL). Prior to December 31, 1999, $86,268 of these amounts were settled by the issuance of 215,670 restricted shares of common stock at a price of $0.40 per share.

Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

The Vancouver, British Columbia offices of Urbana are provided to the company without charge by Mr. Tyson; this office space consists of approximately 100 square feet within a larger office. This office is, in conjunction with other offices of Urbana, suitable for the purposes of the company at this time (there is adequate insurance coverage on the assets of Urbana at these locations).

One of the directors of Urbana has other business interests to which he devotes time. As a result, certain conflicts of interest may arise between Urbana and this director which might not be susceptible to resolution. Urbana will attempt to resolve such conflicts of interest in favor of Urbana. The officers and directors of Urbana are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling Urbana's affairs. A shareholder may be able to institute legal action on behalf of Urbana or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to Urbana.

                    MARKET FOR COMMON EQUITY AND
                    RELATED STOCKHOLDER MATTERS

Market Information.

Urbana's common stock is traded in the Over-the-Counter
Bulletin Board (symbol "URBA"), having commenced trading on February 13, 1997. The range of closing prices shown below is as reported by this market. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ending on December 31, 2001

                                                 High      Low

Quarter Ended March 31, 2001                     0.50      0.19

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 2000

                                                 High      Low

Quarter Ended March 31, 2000                     12.94     1.12
Quarter Ended June 30, 2000                       7.50     1.19
Quarter Ended September 30, 2000                  2.69     0.69
Quarter Ended December 31, 2000                   1.06     0.17

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 1999

                                                 High      Low

Quarter Ended March 31, 1999                     1.19      0.37
Quarter Ended June 30, 1999                      1.00      0.32
Quarter Ended September 30, 1999                 0.75      0.25
Quarter Ended December 31, 1999                  1.37      0.37

Holders of Common Equity

As of June 1, 2001, there were approximately 43 shareholders of record of Urbana's common stock.

Dividend Information.

Urbana has not declared or paid a cash dividend to stockholders since it was incorporated in February 1993. The board of directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon Urbana's earnings, capital requirements and other factors.

                           EXECUTIVE COMPENSATION

Prior to the year 2000, none of the officers and directors received any compensation from Urbana. All directors, officers and key employees have been retained under management contracts, with an effective date of January 1, 2000. None of these individual's total compensation under these contracts, including special allowances or bonuses, will exceeded $70,000 CDN during 2000 (approximately $45,584 as of March 1, 2001). All officers and directors will be reimbursed for expenses incurred on behalf of Urbana, including director expenses pertaining to attendance at meetings. It is anticipated that additional management will be hired as Urbana develops and revenue is generated. The salaries paid to new employees will be consistent with the salaries of others in similar positions in the industry.

                      SUMMARY COMPENSATION TABLE

                     Annual compensation              Long-term
                                                     compensation
                                           Awards          Payouts
                                    Other           Securi           All
                                    Annual          ties             other
Name and                            compen Restrict under            compen
Principal   Year   Salary   Bonus   sation  stock   lying   LTIP     sation
Position                                    award   options payouts
                                                    SARs
                     ($)     ($)     ($)     ($)     (#)       ($)     ($)

David M.
Groves,
President/
CEO         2000   45,686     0       0       0       0         0       0
            1999      0       0       0       0       0         0       0
            1998      0       0       0       0       0         0       0

During the year 1999, Urbana cancelled its previous stock option plan along with all outstanding stock options previously granted to directors, officers, and employees of Urbana. A new stock option incentive plan was adopted during the year and received shareholders' approval. To date, no options have been granted under this plan. There are no other compensation plans of Urbana.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of Urbana in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by Urbana.

                        FINANCIAL STATEMENTS

                           URBANA.CA, INC.
                    (A Development Stage Company)
                     CONSOLIDATED BALANCE SHEET
                              (Unaudited)


                                                           March 31
                                                             2001
                                ASSETS

CURRENT ASSETS
Cash                                                       $   25,862
Funds held in trust                                           158,998
Taxes recoverable                                              10,204
Prepaid expenses and deposits                                 160,265
Deferred finance fees                                          68,160
                                                              423,489

DEFERRED FINANCE FEES                                         137,980

FURNITURE AND EQUIPMENT, net of depreciation of
$62,942                                                       121,986

GOODWILL, net of amortization of $908,865 (Note 3)          2,726,613

                                                            3,410,068

                LIABILITIES AND STOCK HOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities                      312,716
Loans payable (Note 4)                                      1,498,622
Advances payable                                               66,511
                                                            1,877,849

DUE TO RELATED PARTIES                                         32,793

CONVERTIBLE DEBENTURES (Note 5)                               343,227

COMMITMENTS AND CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
Capital stock (Note 6)
Authorized
Common stock, $0.0001 par value,
80,000,000 shares
Preferred stock, $0.001 par value,
10,000,000 shares
Issued and outstanding
12,888,293 (2000 - 12,888,293) shares of
common stock                                                  12,888
Additional paid-in capital                                 1,610,133
Special warrant proceeds                                     886,405
Exchangeable shares                                        3,226,500
Deficit accumulated during development stage              (4,548,477)
Accumulated other comprehensive income (loss)                (31,250)
                                                           1,156,199
                                                          $3,410,068

The accompanying notes are an integral part of these consolidated financial statements

                           URBANA.CA, INC.
                   (A Development Stage Company)
               CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Unaudited)

                                Three Months    Three Months    February 23
                                    Ended           Ended           1993
                                March 31 2001   March 31 2000   (Inception) to
                                                                 March
                                                                 31, 2001

REVENUE
License fees                    $  100,000      $         -      $    100,000

EXPENSES
Consulting and management           90,582          249,926           813,834
Depreciation and amortization      196,014          187,734           977,946
Engineering costs                        -                -           274,170
Interest and finance costs          33,929           19,618           140,918
Office and general                  76,224          149,047           814,136
Professional fees                   68,930           71,458           437,301
Salaries and benefits               56,212           44,104           423,723
Technology contract fees            54,168           55,648           498,041
Write-off of interest in mineral
Property                                 -                -            15,000
Write-off of Graphite processing
joint venture                            -                -           253,408
                                   576,059          777,535         4,648,477

NET LOSS FOR THE PERIOD           (476,059)         (777,535)      (4,548,477)

BASIC NET LOSS PER SHARE             (0.04)            (0.07)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                     12,888,293        11,419,635

The accompanying notes are an integral part of these consolidated financial statements

                               URBANA.CA, INC.
                       (A Development Stage Company)
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                Three Months    Three Months    February 23
                                    Ended           Ended           1993
                                March 31 2001   March 31 2000   (Inception) to
                                                                 March
                                                                 31, 2001

CASH FLOWS FROM OPERATING
ACTIVITIES
Net loss for the period         $   (476,059)   $ (777,535)      $ (4,548,477)

Adjustments to reconcile net
loss to net cash from operating
activities:
depreciation and amortization        196,014       187,734            977,946
accrued interest expense              31,251             -            119,469
non-cash consulting fees              38,500             -             38,500
non-cash finance fees                  2,560             -              2,560
organization costs                         -             -               (308)
loss on disposal of furniture and
equipment                                  -             -              3,620
write-off of interest in mineral
property                                   -             -             15,000
write-off of investment in graphite
processing joint venture                   -             -            253,408
net changes in non-cash working
capital                             (123,715)       22,776            561,970

CASH USED IN OPERATING
ACTIVITIES                          (331,449)     (567,025)         (2,576,312)

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of furniture and equipment        -      (124,322)           (173,995)
Proceeds from sale of furniture and
Equipment                                  -             -               1,972
Acquisition of Subsidiaries, net of
cash acquired                              -             -             (75,602)
Investment in graphite processing
joint venture                              -       (75,602)            (37,463)
Purchase of other assets                   -             -              (4,500)

CASH USED IN INVESTING
ACTIVITIES                                 -      (199,924)           (289,588)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances to related parties           (7,371)     (158,698)           (128,221)
Payments on agreement payable              -             -             (70,000)
Loan advances, net of interest and
Repayments                                 -     1,224,162           1,391,380
Convertible debenture proceeds       340,000             -             340,000
Special warrant proceeds, net of
funds held in trust                        -             -             727,407
Issuance of common stock                   -             -             662,446

CASH FLOWS FROM FINANCING
ACTIVITIES                           332,629     1,065,464           2,923,012

EFFECT OF EXCHANGE RATE
CHANGES ON CASH                        7,422       (13,097)            (31,250)

INCREASE IN CASH                       8,602       285,418              25,862

CASH, BEGINNING OF PERIOD             17,260           535                   -

CASH, END OF PERIOD                   25,862       285,953              25,862

Non-cash activities: Refer to Note 6.

The accompanying notes are an integral part of these consolidated financial statements

                            URBANA.CA, INC.
                    (A Development Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was organized on February 23, 1993 under the laws of the State of Delaware as PLR, Inc. On October 3, 1997, changed its name to Integrated Carbonics Corp. and on October 30, 1997, changed its jurisdiction of incorporation to Nevada. Effective August 13, 1999 the Company changed its name to Urbana.ca, Inc. On April 15, 1999 a wholly-owned subsidiary company, ICC Integrated Carbonics (Canada) Corp. ("ICC"), was incorporated under the laws of British Columbia to facilitate acquisitions in Canada and effective February 22, 2000 changed its name to U.R.B.A. Holdings Inc.

During January 2000 the Company acquired, through URBA, 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana.ca Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"), which are in the business of developing and marketing internet-based products and services through the licensing of LocalNet portals and distribution of set top boxes. Effective March 10, 2000, Urbana.ca Enterprises, Enersphere and E-Bill were amalgamated under the statutory laws of the Province of Ontario into a new company named Urbana Enterprises Corp.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and is incurring substantial costs in connection with the development of its business. At March 31, 2001 the Company has a working capital deficiency of $1,454,360 and has accumulated losses since inception of $4,548,477 raising substantial doubt as to the Company's ability to continue as a going concern. The Company's continued operations are dependent on its ability to obtain additional financing, settle its outstanding debts, and ultimately to attain profitable operations.

During the quarter the Company received proceeds of $287,600, net of legal fees and commissions of $52,400 through the issuance of $340,000 of 5 year Convertible Debentures bearing interest at a rate of 5% per year. In addition, the Company arranged for an Equity Credit Line enabling a private institutional investor to purchase up to $5,000,000 worth of its common stock in stages. The Equity Credit Line becomes effective upon the Company completing a filing on Form SB-2 and remains in effect for a period of 30 months.

Refer to Notes 4, 5, 6 and 7.

Unaudited Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Regulation S-B. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2000 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in US dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiaries U.R.B.A. Holdings Inc. ("URBA") and Urbana Enterprises Corp. ("Urbana Enterprises"). All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Goodwill

The company records goodwill at cost less accumulated amortization taken on a straight-line basis over five years. Management reviews the value of goodwill regularly to determine if an impairment has occurred. Based on this review, management does not believe that an impairment in the carrying value has occurred.

Furniture and Equipment

Capital assets are recorded at cost. Depreciation is provided for on a straight-line basis over periods ranging from 24 to 60 months.

Revenue Recognition

The Company licenses its LocalNet portal technology under noncancellable license agreements and recognizes license fee revenue at such time as a license agreement is in force, the technology software has been provided to the customer, the amount of the fee is determinable and collectibility is reasonably assured.

Foreign Currency Translation

The financial statements are presented in United States dollars.
In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-based Compensation

The Company accounts for stock-based compensation using the intrinsic value based method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No.25"). APB No. 25 requires that compensation cost be recorded for the excess, if any, of the quoted market price of the common stock over the exercise price at the date the options are granted. In addition, as required by SFAS No. 123, the Company provides pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Net Loss per Common Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.
Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is only of basic loss per share as the potentially dilutive factors are anti-dilutive to basic loss per share.

Financial Instruments

The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - ACQUISITIONS

During January 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Urbana.ca Enterprises, E-Bill and Enersphere. In consideration for these acquisitions, URBA paid a total of $84,828 and issued a total of 10,450,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option. The exchangeable shares are to be held in trust until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

These business combinations have been accounted for using the purchase method of accounting resulting in goodwill upon acquisition which is amortized on a straight-line basis over 60 months determined as follows:

                                 Urbana.ca
                                 Enterprises   E-Bill   Enersphere   Total

Purchase price - cash            $         -   $     -  $   84,828  $  84,828
-value of common shares              900,000   796,500   1,530,000  3,226,500

Total purchase price                 900,000   796,500   1,614,828  3,311,328
Less: net tangible assets
(liabilities)
 acquired at fair value             (193,102)  (16,145)   (114,903)   (324,150)

Goodwill arising on
acquisition                        1,093,102   812,645   1,729,731   3,635,478

Less: amortization
For the period ended December
31, 2000                            (218,616) (162,528)   (345,948)   (727,092)
For the three months ended
March 31, 2001                       (54,654)  (40,632)    (86,487)   (181,773)

Goodwill, March 31, 2001             819,832   609,485   1,297,296   2,726,613

NOTE 4 - LOANS PAYABLE

The Company has outstanding loans totaling $1,174,162 plus accrued interest of $98,050 calculated at an annual rate of 8%. These loans were due and payable on March 15, 2000. In lieu of payment, the Company has provided an option to the lenders to convert the principal amount of the loan into units of the Company at a price of $0.30 per unit. Each unit will consist of one common share of the Company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $5.00 per share. This offer is to be made by way of a prospectus and Registration Statement which have been filed with the applicable Canadian regulatory authorities and Securities and Exchange Commission in the United States.

During 2000, the Company received additional loans totaling
$217,218 which are payable on demand and bear interest at rates from 8% to 10% per annum. As at March 31, 2001, accrued interest on these loans totals $9,192.

NOTE 5 - CONVERTIBLE DEBENTURES

During December 2000, the Company, entered into a securities purchase agreement with investors arranged through May Davis Group, Inc. ("MDG"), as placement agent. During the first quarter, under this agreement, the Company sold to the investors $340,000 of the Company's 5% convertible debentures due five years after closing. As at March 31, 2001 accrued interest on these convertible debentures totals $3,227. The debentures are convertible at the holder's option into shares of the Company's common stock at any time after closing at the lesser of an amount equal to a fixed price of 120% of the closing bid price at the time of closing or an amount equal to 80% of the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date. In connection with sale of the convertible debentures, the Company paid legal fees and commissions of $52,400 and issued warrants with a value of $24,300. These costs have been recorded as deferred finance fees and will be recognized over the term of the debentures or upon conversion. Refer to Note 6.

NOTE 6 - CAPITAL STOCK

By Directors' resolution dated April 9, 2001, the Company has agreed to issue a total of 550,000 shares of common stock in connection with three separate consulting agreements which have not yet come into effect.

Stock-based compensation

In connection with the convertible debentures issued as described in Note 5, effective February 12, 2001, the Company issued to MDG additional commissions by way of 100,000 warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $0.27 per share. The warrants are exercisable in whole or in part to December 27, 2005. The fair value of these warrants has been recorded as a financing fee of $24,300.

The Company has accounted for these share purchase warrants issued in exchange for financing services in accordance with SFAS No. 123 by applying the fair value method using the Black-Scholes option pricing model assuming a dividend yield of 0%, a risk-free interest rate of 5%, an expected life of five years and an expected volatility of 193%.

NOTE 7 - FINANCING ARRANGEMENTS

Equity Line of Credit

During December 2000 the Company entered into an equity line of credit agreement with GMF Holdings, Inc. ("GMF"), arranged through MDG, as placement agent. The effective date of the agreement is the date that the SEC first declares effective a registration statement on the Company's common stock. The agreement has a 30-month period commencing on the effective date. Subject to the conditions set out in the agreement, the Company may issue and sell to GMF, and GMF shall purchase, common shares of the Company up to a total purchase price of five million ($5,000,000) dollars. Following an advance notice by the Company to GMF for funds, the price of the shares to be sold is calculated as 91% of the market price, being the lowest closing bid prices of the common stock during the 10 trading day period beginning on the advance notice date and ending on the closing date of the particular closing. The maximum advance amount is equal to 150% of the average daily volume of the Company's common stock multiplied by the purchase price during the particular pricing period. On each closing, MDG will be paid a 5% commission on each advance.

In connection with this arrangement, the Company issued to MDG, 600,000 shares at a price of $0.22 per share as additional compensation. This compensation of $132,000 is recorded as deferred finance fees and will be setoff on a pro-rata basis against the gross proceeds of each advance.

In May 2001, the Company and MDG agreed in principle to cancel the equity line of credit agreement and the associated placement agent agreement. The Company is in discussions with MDG concerning other methods of financing for the Company.

                           AUDITORS' REPORT

To the Stockholders and Board of Directors of Urbana.ca, Inc.

We have audited the consolidated balance sheets of Urbana.ca, Inc. (a development stage company) as at December 31, 2000 and 1999 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and the changes in stockholders' equity and cash flows for the periods then ended in accordance with generally accepted accounting principles in the United States.

LaBonte & Co.
Chartered Accountants
Vancouver, B.C.
March 7, 2001

         COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES
                             REPORTING DIFFERENCES

In the United States, reporting standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 1. Our report to the stockholders and Board of Directors dated March 7, 2001 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

LaBonte & Co.
Chartered Accountants
Vancouver, B.C.
March 7, 2001


                               URBANA.CA, INC.
                       (A Development Stage Company)
                        CONSOLIDATED BALANCE SHEETS

                                                December 31    December 31
                                                    2000           1999

                                 ASSETS

CURRENT ASSETS
Cash                                           $     17,260   $        535

Funds held in trust                                 158,998              -
Taxes recoverable                                     4,309              -
Prepaid expenses and deposits                       204,974          7,667
Deferred finance fees                                52,800              -
                                                    438,341          8,202

DUE FROM RELATED PARTIES                                  -         64,037

DEFERRED FINANCE FEES                                79,200              -

FURNITURE AND EQUIPMENT, net of
depreciation of $48,701                             136,227              -

GOODWILL, net of amortization of $727,092
(Note 3)                                          2,908,386              -
                                                  3,562,154         72,239

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities            284,345        144,187
Loans payable (Note 4)                            1,470,598         60,000
Advances payable                                    166,511              -

                                                  1,921,454        204,187

DUE TO RELATED PARTIES (Note 7)                      40,164              -

COMMITMENTS AND CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock (Note 5)
  Authorized
   Common stock, $0.001 par value,
   80,000,000 shares
   Preferred stock, $0.001 par value,
   10,000,000 shares
  Issued and outstanding
   12,888,293 (1999 - 11,082,318)
   shares of common stock                           12,888          11,082
Additional paid-in capital                       1,585,833       1,132,549
Special warrant proceeds (Note 5)                  886,405               -
Exchangeable shares (Note 5)                     3,226,500               -
Deficit accumulated during development stage    (4,072,418)     (1,277,309)
Accumulated other comprehensive income (loss)      (38,672)          1,730
                                                 1,600,536        (131,948)

                                                 3,562,154          72,239

The accompanying notes are an integral part of these consolidated financial statements

                                 URBANA.CA, INC.
                          (A Development Stage Company)
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                    Year Ended    Year Ended    February 23
                                    December 31   December 31      1993
                                       2000           1999      (Inception)
                                                                     to
                                                                December 31
                                                                   2000

EXPENSES
Consulting and management              504,967       218,285       732,252
Depreciation and amortization          775,793         1,753       781,932
ngineering costs                            -             -       274,170
Interest expense                       97,353             -       106,989
Office and general                    357,018        53,343       639,805
Professional fees                     287,272        23,497       368,371
Rent                                   45,026        18,464        98,107
Salaries and benefits                 283,807             -       367,511
Technology contract fees              443,873             -       443,873
Write-off of interest in mineral
Property                                    -             -        15,000
Write-off of Graphite processing
joint venture                               -       253,408       253,408

NET LOSS FOR THE PERIOD             2,795,109       568,750     4,072,418

BASIC NET LOSS PER SHARE                 0.24          0.06

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                        11,593,659    10,299,764

The accompanying notes are an integral part of these consolidated financial statements

                            URBANA.CA, INC.
                     (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM FEBRUARY 23,1993 (INCEPTION) TO DECEMBER 31, 2000

                                                      Deficit
                                                      Accumu   Accumu
                                                      Lated    lated
                                                      During   Other
             Common   Exchangeable    Add'l   Special Develop  Compre
             Stock      Shares        Paid    Warrant ment     hensive
        # of           # of           In      Proceed Stage    Income
        Shares  Amount Shares  Amount Capital                          Total

Common
Stock
Issued
for
cash    105,000   105       -       -   2,895       -      -        -    3,000

Net
Loss
Period
ended
December
31, 1993     -      -       -      -        -       -  (2,746)     -   (2,746)

Balance
December
31
1993   105,000    105       -      -    2,895       -  (2,746)    -       254

Netloss
Year
ended
December
31
1994         -      -       -      -        -      -     (61)     -       (61)

Balance
December
31
1994   105,000    105       -      -    2,895      -  (2,807)     -       193

Net
Loss
Year
ended
December
31
1995        -       -       -      -       -       -    (61)     -        (61)

Balance
December
31
1995   105,000    105       -      -   2,895       - (2,868)     -        132

Net
Loss
Year
ended
December
31
1996         -      -       -      -       -       -   (861)     -      (861)

Balance
December
31
1996   105,000    105       -      -   2,895       - (3,729)     -      (729)

Issued
For
Interest
in
mineral
property 150,000  150       -      - 14,850        -      -      -    15,000

Issued
For
Graphite
Process
Ing
Joint
Venture
Invest
Ment
(Note 3)6,000,000 6,000     -      -      -       -       -     -     6,000

Common
Stock
Issued
for
cash     540,000   540      -      - 53,460       -       -     -    54,000

Net
Loss
Year
ended
December
31
1997           -     -      -      -      -       - (37,229)    -   (37,229)

Balance
December
31
1997  6,795,000  6,795      -      - 71,205       - (40,958)    -    37,042

Common
Stock
Issued
for
cash  3,061,350  3,061      -      - 602,385      -      -      -   605,446

Net
Loss
Year
ended
December
31
1998         -      -      -      -       -      - (667,601)    -  (667,601)

Balance
December
31
1998 9,856,350  9,856      -      - 673,590      -(708,559)    -    (25,113)

Issued
For
Consult
ing
services  535,000 535      -       - 172,992       -     -     -    173,527

Shares
Re
Acquired
on
cancella
tion of
contract (360,000)(360)    -      -(133,362)       -     -     -   (133,722)

Issued
On
Settle
ment of
debts 1,050,968  1,051     -     - 419,329        -      -     -    420,380

Net
Loss
Year
ended
December
31
1999         -       -     -     -       -       -  (568,750)  -   (568,750)

Currency
Transla
tion
adjust
ment         -       -     -     -       -       -         - 1,730    1,730

Balance
December
31
1999 11,082,318 11,082     -     - 1,132,549     -(1,277,309)1,730 (131,948)

Issued
On
Settle
ment of
debts  455,975    456      -     -   148,634     -       -      -   149,090

Issued
For
Consult
ing
services 50,000   50       -     -   19,950     -       -      -    20,000

Issued
For
Acquisi
tions
(Note
3)            -    -10,450,000 3,226,500  -     -      -      -  3,226,500

Special
Warrants
issued
for cash
net of
costs         -    -        -         -  - 886,405    -      -     886,405

Issued
For
Pre
Payment
of
consult
ing
services 700,000 700       -         -153,300   -    -      -      154,000

Issued
For
Pre
Payment
of
financing
fees    600,000 600       -        - 131,400   -    -      -      132,000

Net
Loss
Year
ended
December
31
2000         -    -       -       -       -   - (2,795,109) -   (2,795,109)

Currency
Transla
tion
adjust
ment         -    -       -       -      -   -          - (40,402) (40,402)

Balance
December
31
2000
12,888,293 12,888 10,450,000 3,226,500 1,585,833 886,405 (4,072,418)(38,672)
                                                                     1,600,536

The accompanying notes are an integral part of these consolidated financial statements


                                 URBANA.CA, INC.
                        (A Development Stage Company)
                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 Year Ended    Year Ended    February 23
                                  December      December        1993
                                  31, 2000      31, 1999     (Inception)
                                                                  to
                                                             December 31
                                                                2000

CASH FLOWS FROM OPERATING
ACTIVITIES

Net loss for the period         (2,795,109)     (568,750)   (4,076,557)
Adjustments to reconcile net
loss to net cash from operating
activities:
- depreciation and amortization    775,793         1,753       781,932
- imputed interest on long term
  debt                                   -             -         9,000
- organization costs                     -             -          (308)
- loss on disposal of furniture
  and equipment                          -         2,031         3,620
- write-off of interest in mineral
  property                               -             -        15,000
- write-off of investment in
  graphite processing joint
  venture                                -       253,408       253,408
- net changes in non-cash working
  capital                          319,693       226,419       673,635

CASH USED IN OPERATING
ACTIVITIES                      (1,699,623)      (85,139)    (2,336,131)

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of furniture and
Equipment                         (162,572)            -       (173,995)
Proceeds from sale of furniture
and equipment                            -         1,000          1,972
Acquisition of Subsidiaries,
net of cash acquired               (75,602)            -        (75,602)
Investment in graphite
processing joint venture                 -             -        (37,463)
Purchase of other assets                 -             -         (4,500)

CASH FLOWS FROM (USED IN)
INVESTING ACTIVITIES              (238,174)        1,000       (289,588)

CASH FLOWS FROM FINANCING
ACTIVITIES
Advances (to) from related
Parties                           (143,081)       22,231      (108,800)
Payments on agreement payable            -             -       (70,000)
Loan advances, net of interest
and repayments                   1,410,598        60,000     1,470,598
Special warrant proceeds, net
of funds held in trust             727,407             -       727,407
Issuance of common stock                 -             -       662,446

CASH FLOWS FROM FINANCING
ACTIVITIES                       1,994,924        82,231     2,694,433

EFFECT OF EXCHANGE RATE
CHANGES ON CASH                    (40,402)        1,730       (38,672)

(DECREASE) INCREASE IN CASH         16,725          (178)       17,260

CASH, BEGINNING OF PERIOD              535           713             -

CASH, END OF PERIOD                 17,260           535        17,260

Non-cash activities: Refer to Notes 3, 5 and 6.

The accompanying notes are an integral part of these consolidated financial statements

                            URBANA.CA, INC.
                    (A Development Stage Company)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 2000 AND 1999

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was organized on February 23, 1993 under the laws of the State of Delaware as PLR, Inc. On October 3, 1997, it changed its name to Integrated Carbonics Corp. and on October 30, 1997, changed its jurisdiction of incorporation to Nevada. Effective August 13, 1999 the Company changed its name to Urbana.ca, Inc. On April 15, 1999 a wholly-owned subsidiary company, ICC Integrated Carbonics (Canada) Corp. ("ICC"), was incorporated under the laws of British Columbia to facilitate acquisitions in Canada and effective February 22, 2000 changed its name to U.R.B.A. Holdings Inc.

During January, 2000, the Company acquired, through URBA, 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana.ca Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"), which are in the business of developing and marketing internet-based products and services through the licensing of LocalNet portals and distribution of set top boxes. Effective March 10, 2000, Urbana.ca Enterprises, Enersphere and E-Bill were amalgamated under the statutory laws of the Province of Ontario into a new company named Urbana Enterprises Corp.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and as such has no revenue and is incurring substantial costs in connection with pursuing business opportunities. At December 31, 2000 the Company has a working capital deficiency of $1,483,113 and has losses of $2,795,109 for the year then ended raising substantial doubt as to the Company's ability to continue as a going concern. The Company's continued operations are dependent on its ability to obtain additional financing and ultimately to attain profitable operations.

Effective December 27, 2000 the Company arranged for the issuance of up to $350,000 by way of 5 year Convertible Debentures bearing interest at a rate of 5% per year. In addition, the Company arranged for an Equity Credit Line enabling the Company to issue up to $5,000,000 worth of its common stock in stages. The Equity Credit Line becomes effective upon the Company completing its current filing on Form SB-2 and remains in effect for a period of 30 months.

Refer to Notes 6 and 10.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in US dollars and have been prepared in accordance with accounting principles generally accepted in the United States.
Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiaries U.R.B.A. Holdings Inc. ("URBA") and Urbana Enterprises Corp. ("Urbana Enterprises"). All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Goodwill

The company records goodwill at cost less accumulated amortization taken on a straight-line basis over five years. Management reviews the value of goodwill regularly to determine if an impairment has occurred. Based on this review, management does not believe that an impairment in the carrying value has occurred.

Furniture and Equipment

Capital assets are recorded at cost. Depreciation is provided for on a straight-line basis over periods ranging from 24 to 60 months.

Foreign Currency Translation

The financial statements are presented in United States dollars.
In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Financial Instruments

The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Net Loss per Common Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is only of basic loss per share as the potentially dilutive factors are anti-dilutive to basic loss per share.

Stock-based Compensation

The Company accounts for stock-based compensation using the intrinsic value based method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). APB No. 25 requires that compensation cost be recorded for the excess, if any, of the quoted market price of the common stock over the exercise price at the date the options are granted. In addition, as required by SFAS No. 123, the company provides pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

Recent accounting pronouncements

On March 31, 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998. The Company has determined that the implementation of this standard does not have a material effect on its financial statements.

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments, including instruments embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives; as either assets or liabilities and measure those instruments at fair value. SFAS 133 is effective for financial statements for fiscal years beginning after June 15, 1999. As the Company does not currently use derivative instruments, the adoption of SFAS 133 is not expected to have a significant effect on the Company's results of operations or its financial position.

NOTE 3 - ACQUISITIONS

Urbana.ca Enterprises

By agreement dated January 4, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Urbana.ca Enterprises, a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana Enterprises was incorporated November 18, 1998 in the province of British Columbia.

In consideration for the acquisition, URBA issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Pursuant to the terms of the agreement, the Company issued
3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

In anticipation of this acquisition, two shareholders of Urbana.ca Enterprises, each holding a 36.75% interest in Urbana.ca Enterprises, became directors of the Company effective July 21, 1999 and, subsequent to the acquisition, entered into five year management contracts for an aggregate of Cdn$120,000 in year 1 and for amounts to be negotiated for years 2 through 5. In addition, the Company has also agreed to grant a total of 400,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

        Current assets            $     17,716
        Capital assets                   7,387
        Goodwill                     1,093,102

                                     1,118,205

Liabilities assumed at fair value:

        Accounts payable               (87,474)
        Due to related parties        (130,731)

Purchase price 3,000,000 shares at
$0.30 per share                        900,000

Urbana Enterprises had net losses totaling $193,171 for the period from May 1, 1999 (inception) to the date of acquisition.

Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years and amortization of $218,616 has been recorded to December 31, 2000.

Effective September 13, 2000, a former principal of Urbana.ca Enterprises resigned as a director and CEO of the Company thus forfeiting all further management compensation and the right to 200,000 stock options pursuant to this acquisition agreement.

Effective October 20, 2000, the other former principal of Urbana.ca Enterprises resigned as a director of Urbana Enterprises thus forfeiting all further management compensation pursuant to this acquisition agreement.

E-Bill

By agreement dated January 10, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of E-Bill, a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill was incorporated May 27, 1999 in the province of Ontario.

In consideration for the acquisition, URBA issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Pursuant to the terms of the agreement, the Company issued
2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

E-Bill had losses totaling $16,214 for the period from May 27, 1999 (inception) to the date of acquisition.

Subsequent to the acquisition, the Company signed three year management contracts with the two principals of E-Bill in the aggregate of Cdn$120,000 in year 1, Cdn$160,000 in year 2 and Cdn$120,000 in year 3. In addition, the Company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

            Current assets        $       9
            Capital assets            4,646
            Goodwill                812,645

                                    817,300

Liabilities assumed at fair value:

            Accounts payable         (4,021)
            Due to related parties  (16,779)

Purchase price 2,950,000 shares at
$0.27 per share                     796,500

Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years and amortization of $162,528 has been recorded to December 31, 2000.

Effective December 31, 2000, the two former principals of E-Bill waived Cdn$25,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000.

Enersphere

By agreement dated January 9, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Enersphere, a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere was incorporated September 28, 1999 in the province of Ontario.
In consideration for the acquisition, URBA paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Pursuant to the terms of the agreement, the Company issued
4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

Enersphere had net losses totaling $114,917 for the period from September 28, 1999 (inception) to the date of acquisition.

Subsequent to the acquisition, the Company signed two year management contracts with the two principals of Enersphere in the aggregate Cdn$160,000 in year 1 and Cdn$250,000 in year 2. In addition, the Company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years and amortization of $345,948 has been recorded to June 30, 2000.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

         Current assets     $    3,540
         Capital assets         10,324
         Goodwill            1,729,731

                             1,743,595

Liabilities assumed at fair value:

         Accounts payable         (28,995)
         Due to related parties   (99,772)

Purchase price $84,828 and
4,500,000 shares at $0.34 per share
                               $1,614,828

Effective December 31, 2000, the two former principals of Enersphere waived Cdn$30,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000.

In addition, effective December 15, 2000 one of these principals of Enersphere resigned as an officer of Urbana Enterprises thus forfeiting all further management compensation and the right to 100,000 stock options pursuant to this acquisition agreement.

NOTE 4 - LOANS PAYABLE

The Company has outstanding loans totaling $1,174,162 plus accrued interest of $74,889 calculated at an annual rate of 8%. These loans were due and payable on March 15, 2000. Subsequent to March 15, 2000 the Company has repaid $110,000 of principal. For the remainder of the unpaid loans, the Company has provided an option to the lenders to convert the principal amount of the loan into units of the Company at a price of $0.57 per unit. Each unit will consist of one common share of the Company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $5.00 per share. This offer is to be made by way of a prospectus and Registration Statement which have been filed with the applicable Canadian regulatory authorities and Securities and Exchange Commission in the United States.

Subsequent to year end, the Board of Directors to the Company approved a reduction in the per unit conversion price of these loans from $0.57 to $0.30 per unit.

During the year, the Company received additional loans totaling
$217,218 plus accrued interest of $4,329. These loans are payable on demand and bear interest at rates from 8% to 10% per annum.

NOTE 5 - CAPITAL STOCK

On May 7, 1999, at the Company's Annual General Meeting, the shareholders approved an increase in the number of authorized shares of common stock from 50,000,000 shares to 70,000,000 shares.

On June 13, 2000, at the Company's Annual General Meeting, the shareholders approved an increase in the number of authorized shares of common stock from 70,000,000 shares to 80,000,000 shares.

In January 1999, the Company entered into a one-year corporate finance advisory agreement, cancelable at any time on 30 days written notice, and agreed to issue 350,000 restricted shares of common stock at predetermined dates over the course of the contract. 175,000 shares were issued at a value of $39,780 and subsequently the agreement was cancelled.

Also in January 1999, the Company entered into a consulting agreement and issued 360,000 restricted common shares at a value of $133,722. No services were provided under this contract and the parties subsequently agreed to terminate the agreement in August 1999 and the 360,000 shares were reacquired by the Company at no cost and returned to treasury.

In October and November 1999 the Company settled debts totaling $86,268 to a private company of which an officer is a relative of a former director of the Company, and a former director of Urbana.ca Enterprises, by the issuance of 215,665 restricted shares of common stock at a price of $0.40 per share.

In November 1999 the Company settled its agreement payable by the issuance of 325,000 restricted shares of common stock at a price of $0.40 per share.

In November 1999 the Company settled certain of its trade accounts payable by the issuance of 510,303 restricted shares of common stock at a price of $0.40 per share

In January 2000 the Company settled $40,000 due to a relative of a former director by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

In January 2000 the Company settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares of common stock at a price of $0.30 per share relating to consulting agreements dated July 14, 1999 and July 19, 1999.

In January 2000 the Company settled $9,190 of accounts payable by the issuance of 22,975 restricted shares of common stock at a price of $0.40 per share.

In January 2000 the Company issued 50,000 restricted shares of common stock, at a price of $0.40 per share, as a retainer pursuant to a media relations contract dated December 15, 1999.

On December 21, 2000 the Company issued 600,000 restricted shares of common stock, at a price of $0.22 per share, in prepayment of finance fees as described in Note 6.

On December 28, 2000 the Company issued 700,000 restricted shares of common stock, at a price of $0.22 per share, as a retainer pursuant to a consulting agreement dated December 19, 2000.

Exchangeable shares

The Company's subsidiary, URBA, issued a total of 10,450,000 exchangeable shares as consideration for the acquisitions of Urbana Enterprises, E-Bill and Enersphere as described in Note 3. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held and may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Special warrant proceeds

During the quarter ended June 30, 2000 the Company completed a Special Warrant offering for 847,989 Special Warrants at $1.25 per Special Warrant for proceeds, net of offering costs, of $886,405. Currently $158,998 of these proceeds are being held in trust until the earlier of April 28, 2001 or approval of a Prospectus in the applicable jurisdictions in Canada and a Registration with the Securities and Exchange Commission on Form SB-2. Each Special Warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. In addition, the Agent has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year Compensation Options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of Special Warrants sold under this offering.

Subsequent to year end, the Board of Directors to the Company approved a reduction in the per unit conversion price of the share purchase warrants from $5.00 to $0.30 per whole share purchase warrant.

Stock Option and Incentive Plans

Effective July 1999 the Company adopted a Stock Option Plan which will provide options to purchase up to 2,000,000 common shares of the Company for its employees, officers and directors. The options that will be granted pursuant to the Stock Option Plan are exercisable at a price of $0.50 which is equal to the fair value of the common shares at the time of adoption of the plan. Effective June 2000 the Company adopted a Stock Incentive Plan which will provide for the granting of options to purchase shares and awarding of shares to employees and officers. The maximum number of shares of common stock of the Company that may be issued pursuant to the Stock Incentive Plan is 4,400,000 shares. The exercise price of options granted pursuant to this plan will be equal to the market price of the common stock on the date of grant. As at December 31, 2000, no stock-based compensation cost has been recorded for any period and no stock options or awards have been issued under either of these plans.

NOTE 6 - FINANCING ARRANGEMENTS

Equity Line of Credit

On December 27, 2000 the Company entered into an equity line of credit agreement with GMF Holdings, Inc. ("GMF"), arranged through the May Davis Group, Inc. ("MDG"), as placement agent. The effective date of the agreement is the date that the SEC first declares effective a registration statement on the Company's common stock. The agreement has a 30-month period commencing on the effective date. Subject to the conditions set out in the agreement, the Company may issue and sell to GMF, and GMF shall purchase, common shares of the Company up to a total purchase price of five million ($5,000,000) dollars. Following an advance notice by the Company to GMF for funds, the price of the shares to be sold is calculated as 91% of the market price, being the lowest closing bid prices of the common stock during the 10 trading day period beginning on the advance notice date and ending on the closing date of the particular closing. The maximum advance amount is equal to 150% of the average daily volume of the Company's common stock multiplied by the purchase price during the particular pricing period. On each closing, MDG will be paid a 5% commission on each advance.

In addition, on December 27, 2000, the Company issued to MDG,
600,000 shares at a price of $0.22 per share as additional compensation. This compensation of $132,000 is recorded as deferred finance fees and will be setoff against the gross proceeds of each advance.

Convertible debentures

On December 27, 2000, the Company, entered into a securities purchase agreement with investors arranged through MDG, as placement agent. Under this agreement, the Company can sell to the investors up to $350,000 of the Company's 5% convertible debentures due five years after closing. The debentures are convertible at the
holder's option into shares of the Company's common stock   at any
time after closing at the lesser of an amount equal to a fixed price of 120% of the closing bid price at the time of closing or an amount equal to 80% of the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date. In connection with sale of the convertible debentures, the Company will pay MDG a 10% commission and other legal fees of up to $10,000. Also, the Company has agreed to issue to MDG on closing, warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $0.27 per share. The warrants are exercisable in whole or in part to December 27, 2005.

Subsequent to year end, the Company received $287,600, net of legal fees and commissions of $52,400 in connection with the convertible debenture financing. In addition, effective February 12, 2001, the Company has agreed to issue the 100,000 share purchase warrants payable in connection with the closing of this financing.

Registration Rights

Under registration rights agreements, the Company is obligated to register for resale the shares issuable upon conversion of the debentures, shares issuable upon exercise of the warrants issued to MDG in connection with the debenture agreement, shares issuable pursuant to the equity line of credit agreement, and shares issued as compensation to MDG in connection with the equity line of credit.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the year the Company had transactions with directors and former directors of the Company and its subsidiaries as follows: expenses paid on behalf of the Company and its subsidiaries - $107,125 (1999 - $43,070); management fees incurred by the Company and its subsidiaries - $194,444 (1999 - $14,733); and payments and reimbursements made by the Company and its subsidiaries - $380,018 (1999 - $20,109).

In addition, the Company had transactions with a private Company controlled by a relative of a former director as follows: expenses paid and advances made on behalf of the Company and its subsidiaries - $68,804 (1999 - $86,268); and payments and reimbursements made by the Company and its subsidiaries - $149,600 (1999 - NIL).

In January 2000 the Company settled $40,000 of consulting fees incurred in 1999 due to a relative of a former director by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE 8 - INCOME TAXES

The Company has net operating loss carryforwards which result in deferred tax assets. These carryforwards will expire, it not utilized, commencing in 2005. The realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.
NOTE 9 - SUBSEQUENT EVENTS

Pursuant to the terms of a consulting agreement dated December 19, 2000 between the Company and Eagle Wireless International, Inc., the Company may be required to issue an additional 500,000 shares of common stock as a result of the Company's SB-2 registration statement not being effective on or before February 15, 2001.

                             URBANA.CA, INC.
                     (A Development Stage Company)
            PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                (Unaudited)

                                 INTRODUCTION

In January 2000, the Company's wholly-owned subsidiary, ICC
Integrated Carbonics (Canada) Corp. ("ICC"), acquired 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com,
Inc. ("Enersphere"). In consideration for these acquisitions, ICC paid a total of $84,828 and issued a total of 10,450,000 exchangeable shares which are exchangeable on a 1 for 1 basis for shares of the Company. The transactions are described in greater detail in the notes to the pro-forma consolidated financial statements.

These acquisitions have been accounted for using the purchase method of accounting with the Company's consolidated financial statements including the results of each acquired company from the date of the acquisition. The goodwill resulting from these acquisitions will be amortized on a straight-line basis over 60 months.

The pro-forma consolidated statement of operations has been prepared to reflect the results of the Company's operations for the year ended December 31, 1999 assuming the acquisitions of Urbana
Enterprises, E-Bill and Enersphere had occurred on their respective dates of commencement of operations during 1999.

The pro-forma consolidated statement of operations is based on the following audited financial statements:

Urbana.ca, Inc. -                  the year ended December 31, 1999
Urbana Enterprises -               the period from May 1, 1999 (inception) to
                                   January 3, 2000
E-Bill -                           the period from September 28, 1999(inception)
                                   to January 8, 2000
Enersphere -                       the period from May 27, 1999 (inception) to
                                   January 9, 2000

There were no significant transactions in Urbana Enterprises, E-Bill or Enersphere in their respective periods subsequent to December 31, 1999 and thus the audited financial statements of each for the periods as shown above have been used.

These consolidated pro-forma financial statements should be read in conjunction with Company's December 31, 1999 audited consolidated financial statements.

                            URBANA.CA, INC.
                   (A Development Stage Company)
           PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1999
                            (Unaudited)

                                                                      Pro Forma
                                                           Pro        Consoli
                           Urbana                          Forma      dated
              Urbana.ca    Enter-   E-Bill    Enersphere   Adj-       Urbana.ca,
              Inc.         prises                          Ments      Inc.

EXPENSES
Consulting
and
management
fees            218,285    122,468       -       12,535                 353,288
Depreciation
and
amortization      1,753      1,484     771         2,022 (1) 327,039    333,069
Development
costs                 -          -       -        97,042                 97,042
Office and
general          43,390     62,865  11,535         3,317                121,107

Professional
fees             23,497      3,828   3,908             -                 31,233
Transfer
agent and filing
fees              9,953          -       -             -                  9,953
Rent             18,464      2,525       -             -                 20,989
Write-off of
Graphite
processing joint
venture         253,408          -       -             -  (2) (253,408)       -

NET LOSS FOR
PERIOD          568,750    193,170  16,214       114,916             -  966,681

LOSS PER
SHARE              0.06          -       -             -             -     0.06

WEIGHTED AVERAGE
SHARES
OUTSTANDING  10,299,764         -       -             - (3)4,845,833 15,145,597

                               URBANA.CA, INC.
                        (A Development Stage Company)
           NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (Unaudited)

NOTE 1 - ACQUISITIONS

Urbana Enterprises

By agreement dated January 4, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Urbana Enterprises, a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana Enterprises was incorporated November 18, 1998 in the Province of British Columbia, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on May 1, 1999, the date of commencement of operations of Urbana Enterprises.

In consideration for the acquisition, ICC issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

January 4, 2000

Assets acquired at fair value:

      Current assets          $    17,716
      Capital assets                7,387
      Goodwill                  1,093,102

                                1,118,205

Liabilities assumed at fair value:

      Accounts payable            (87,474)
      Due to related parties     (130,731)

Purchase price 3,000,000 shares
at $0.30 per Share                900,000

E-Bill

By agreement dated January 10, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of E-Bill, a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill was incorporated May 27, 1999 in the Province of Ontario, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on the date of incorporation of E-Bill.

In consideration for the acquisition, ICC issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

January 4, 2000

Assets acquired at fair value:

       Current assets      $     9
       Capital assets        4,646
       Goodwill            812,645

                           817,300

Liabilities assumed at fair value:

       Accounts payable         (4,021)
       Due to related parties  (16,779)

Purchase price 2,950,000 shares
at $0.27 per
share                          796,500

Enersphere

By agreement dated January 9, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Enersphere, a content company that utilizes set-top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere was incorporated September 28, 1999 in the Province of Ontario, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on the date of incorporation of Enersphere.

In consideration for the acquisition, ICC paid $84,828 and issued
4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option.
Any exchangeable share not exchanged within 25 years is to be cancelled.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

January 4, 2000

Assets acquired at fair value:

     Current assets          $    3,540
     Capital assets              10,324
     Goodwill                 1,729,731

                              1,743,595

Liabilities assumed at fair value:

     Accounts payable           (28,995)
     Due to related parties     (99,772)

Purchase price $84,828 and
4,500,000 shares at
$0.34 per share               1,614,828

NOTE 2 - PRO-FORMA ADJUSTMENTS

The adjustments required in the pro-forma consolidated statement of operations are follows:

(1)  Amortization of Goodwill

As described in detail in Note 1, the Company has recorded goodwill on the acquisitions of Urbana Enterprises, E-Bill and Enersphere. Amortization will be taken on a straight-line basis over 5 year and has been recorded in the pro-forma statement of operations for the year ended December 31, 1999 on a pro-rated basis based on the commencement of operations of each acquired company as follows:


                         Urbana
                         Enterprises    E-Bill    Enersphere    Total

Goodwill recorded on
Acquisition              1,093,102     812,645    1,729,731    3,635,478

Amortization on an
annual basis               218,616     162,528      345,948      727,092

Amortization for the
period from
commencement of
operations to
December 31, 1999         145,744       94,808      86,487       327,039

(2)  Write-off of Graphite processing joint venture

During the year ended December 31, 1999, the Company wrote-off $253,408 of investment in a Graphite processing joint venture. As this amount is unrelated to the ongoing activities of the Company in its newly acquired subsidiaries, this write-off has been eliminated from the pro-forma statement of operations for the year.

(3)  Weighted average shares outstanding

As described in detail in Note 1, the Company's wholly-owned subsidiary ICC issued a total of 10,450,000 non-voting exchangeable shares in connection with the acquisitions of Urbana Enterprises, E-Bill and Enersphere. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. For purposes of the pro-forma consolidated statement of operations, it is assumed that shares of the Company have been issued in satisfaction of these exchangeable shares at the commencement of operations of each company resulting in the following pro-forma adjustment to weighted average shares outstanding.

                            Urbana
                            Enterprises    E-Bill    Enersphere    Total

Shares issued relating to
Acquisitions                3,000,000    2,950,000    4,500,000   10,450,000

Weighted average shares
outstanding for the
period from commencement
of operations
to December 31, 1999.       2,000,000    1,720,833    1,125,000    4,848,833

                              AUDITORS' REPORT

To the Directors of Urbana.ca Enterprises Corp.

We have audited the balance sheet of Urbana.ca Enterprises Corp. as at January 3, 2000 and the statements of loss and deficit, and cash flows for the period from May 1, 1999 (inception) to January 3, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 3, 2000 and the results of its operations and its cash flows for the period from May 1, 1999 (inception) to January 3, 2000 in accordance with generally accepted accounting principles.


/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.


                      URBANA.CA ENTERPRISES CORP.
                            BALANCE SHEET

                                                              January 3
                                                                 2000

                              ASSETS

CURRENT
Cash                                                           11,871
Accounts receivable                                            11,949
Other assets                                                    1,750

                                                               25,570

CAPITAL ASSETS, net of amortization                            10,662

                                                              $36,232

LIABILITIES

CURRENT
Accounts payable and accrued liabilities                       21,187
Due to related parties (Note 4)                               293,749

                                                              314,936

                           CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                            100

DEFICIT                                                      (278,804)

                                                             (278,704)

                                                            $  36,262

The accompanying notes are an integral part of these financial statements

                      URBANA.CA ENTERPRISES CORP.
                     STATEMENT OF LOSS AND DEFICIT

                                                      May 1, 1999
                                                     (inception) to
                                                      January 3, 2000

EXPENSES
Amortization                                                    2,204
Consulting and management fees                                181,853
Office and general                                             85,313
Professional fees                                               5,684
Rent                                                            3,750

NET LOSS FOR THE PERIOD                                       278,804

DEFICIT, BEGINNING OF PERIOD                                        -

DEFICIT, END OF PERIOD                                       $278,804

The accompanying notes are an integral part of these financial statements

                    URBANA.CA ENTERPRISES CORP.
                      STATEMENT OF CASH FLOWS

                                                     May 1, 1999
                                                    (inception) to
                                                     January 3, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                                     (278,804)
Adjusted for item not involving cash:
- amortization                                                 2,204

                                                            (276,600)
Net changes in non-cash working capital items                  7,488

Cash flows used in operating activities                     (269,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets                                (12,866)

Cash flows used in investing activities                      (12,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                                 100
Advances from related parties                                293,749

Cash flows from financing activities                         293,849

INCREASE IN CASH                                              11,871

CASH, BEGINNING OF PERIOD                                          -

CASH, END OF PERIOD                                           11,871

The accompanying notes are an integral part of these financial statements

                      URBANA.CA ENTERPRISES CORP.
                     NOTES TO FINANCIAL STATEMENTS
                          JANUARY 3, 2000

NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated November 18, 1998 in the Province of British Columbia. Effective July 26, 1999 the Company changed its name from Home.net100.com Enterprises, Inc. to Urbana.ca Enterprises Corp. The Company is engaged in distribution of Linux based set-top boxes which are used as an alternative method of delivering internet content and commenced operations May 1, 1999.

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 3, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

Effective January 4, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

In addition, effective March 10, 2000, the Company was amalgamated with E-Bill Direct Inc., a private Ontario company and Enersphere.com, Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.

Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer hardware - straight-line basis over two years; Office furniture - straight-line basis over five years; Computer software - straight-line basis over one year.

Foreign Currency Translation

The financial statements are presented in Canadian dollars.
Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - SHARE CAPITAL

Authorized:

100,000,000 Common Shares, no par value

                                                Shares           Value
Issued and outstanding:
      Common Shares                            10,000,000       $  100

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period the Company incurred $152,824 in consulting and management fees to two directors of the Company. In addition, $56,772 was paid by these directors and a relative of a director on behalf of the Company for general and administrative expenses. A total of $105,064 of these amounts are unpaid as of the end of the period.

The Company received net advances totaling $111,905 from Urbana.ca, Inc., U.R.B.A. Holdings Inc. and Enersphere.com, Inc. and $76,780 from a private company controlled by a relative of a director.

All amounts are unsecured, non-interest bearing and have no specified terms of repayment.

NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                            AUDITORS' REPORT

To the Directors of E-Bill Direct Inc.

We have audited the balance sheet of E-Bill Direct Inc. as at January 9, 2000 and the statements of loss and deficit, and cash flows for the period from May 27, 1999 (inception) to January 9, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 9, 2000 and the results of its operations and its cash flows for the period from May 27, 1999 (inception) to January 9, 2000 in accordance with generally accepted accounting principles.

/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.

                              E-BILL DIRECT INC.
                                BALANCE SHEET



                                                    January 9, 2000

                           ASSETS

CURRENT
Accounts receivable                                             13

CAPITAL ASSETS, net of amortization                          6,705

                                                            $6,718

                          LIABILITIES

CURRENT
Accounts payable and accrued liabilities                     5,803
Due to related parties (Note 4)                             24,217

                                                            30,020

                       CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                         100

DEFICIT                                                    (23,402)

                                                           (23,302)

                                                             6,718

The accompanying notes are an integral part of these financial statements

                          E-BILL DIRECT INC.
                    STATEMENT OF LOSS AND DEFICIT

                                                   May 27, 1999
                                                  (inception) to
                                                   January 9, 2000

EXPENSES
Amortization                                                 1,145
Office and general                                          16,617
Professional fees                                            5,640

NET LOSS FOR THE PERIOD                                     23,402

DEFICIT, BEGINNING OF PERIOD                                     -

DEFICIT, END OF PERIOD                                      23,402

The accompanying notes are an integral part of these financial statements

                           E-BILL DIRECT INC.
                         STATEMENT OF CASH FLOWS

                                                May 27, 1999
                                               (inception) to
                                                January 9, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                                 (23,402)
Adjusted for item not involving cash:
- amortization                                            1,145

                                                        (22,257)
Net changes in non-cash working capital items             5,790

Cash flows used in operating activities                 (16,467)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets                            (7,850)
Cash flows used in  investing activities                 (7,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                            100
Advances from shareholders                               24,217
Cash flows from financing activities                     24,317

INCREASE IN CASH                                              -

CASH, BEGINNING OF PERIOD                                     -

CASH, END OF PERIOD                                           -

The accompanying notes are an integral part of these financial statements

                         E-BILL DIRECT INC.
                   NOTES TO FINANCIAL STATEMENTS
                         JANUARY 9, 2000

NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated May 27, 1999 in the Province of
Ontario and is engaged in designing, developing and providing electronic presentment services to the business community.

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 9, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

Effective January 10, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

In addition, effective March 10, 2000, the Company was amalgamated with Urbana.ca Enterprises Corp., a private British Columbia company and Enersphere.com, Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.

Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer software - straight-line basis over three years.

Foreign Currency Translation

The financial statements are presented in Canadian dollars.
Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - SHARE CAPITAL

Authorized:

   Unlimited Common Shares, no par value
   Unlimited Class "A" Preference shares, no par value

                                         Shares         Value
Issued and outstanding:

Common Shares                            2,950,000   $    100

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period $16,467 of expenses were incurred by a director on behalf of the Company and a total of $7,850 of computer software was acquired from another director of the Company.

Amounts due to related parties are unsecured, non-interest bearing and have no specified terms of repayment.

NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                         AUDITORS' REPORT

To the Directors of Enersphere.com, Inc.

We have audited the balance sheet of Enersphere.com, Inc. as at January 8, 2000 and the statements of loss and deficit, and cash flows for the period from September 28, 1999 (inception) to January 8, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 8, 2000 and the results of its operations and its cash flows for the period from September 28, 1999 (inception) to January 8, 2000 in accordance with generally accepted accounting principles.


/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.

                             ENERSPHERE.COM, INC.
                                 BALANCE SHEET

                                                  January 8, 2000
                              ASSETS

CURRENT
Cash                                                        1,445
Accounts receivable                                         3,664

                                                            5,109

CAPITAL ASSETS, net of amortization                        14,900

                                                           20,009

LIABILITIES

CURRENT
Accounts payable and accrued liabilities                   41,848
Due to related parties (Note 4)                           144,000

                                                          185,848

                          CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                         20

DEFICIT                                                 (165,859)

                                                        (165,839)

                                                          20,009

The accompanying notes are an integral part of these financial statements

                           ENERSPHERE.COM, INC.
                      STATEMENT OF LOSS AND DEFICIT

                                                 September 28, 1999
                                                   (inception) to
                                                  January 8, 2000

EXPENSES
Amortization                                                  3,003
Consulting and management fees                               18,613
Office and general                                              146
Research and development                                    144,097

NET LOSS FOR THE PERIOD                                     165,859

DEFICIT, BEGINNING OF PERIOD                                      -

DEFICIT, END OF PERIOD                                      165,859

                          ENERSPHERE.COM, INC.
                        STATEMENT OF CASH FLOWS

                                                 September 28, 1999
                                                   (inception) to
                                                   January 8, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year                                     (165,859)
Adjusted for items not involving cash:
- amortization                                               3,003
- research and development                                  94,097

                                                           (68,759)

Net changes in non-cash working capital items               38,184

Cash flows used in operating activities                    (30,575)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties                               32,000
Proceeds from issuance of shares                                20
Cash flows from financing activities                        32,020

INCREASE IN CASH                                             1,445

CASH, BEGINNING OF YEAR                                          -

CASH, END OF YEAR                                            1,445

The accompanying notes are an integral part of these financial statements

                         ENERSPHERE.COM, INC.
                     NOTES TO FINANCIAL STATEMENTS
                          JANUARY 8, 2000

NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated September 28, 1999 in the Province of Ontario and is a content company that utilizes set-top boxes as their medium to deliver internet and intranet-based services to customers.

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 8, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

Effective January 9, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

In addition, effective March 10, 2000, the Company was amalgamated with Urbana.ca Enterprises Corp., a private British Columbia company and E-Bill Direct Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.

Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer hardware - straight-line basis over two years.

Research and development costs

Ongoing research and development costs are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in Canadian dollars.
Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - SHARE CAPITAL

Authorized:

Unlimited Common Shares, no par value

                                                      Shares       Value
Issued and outstanding:
Common Shares                                      2,123,000      $   20

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period the Company acquired form shareholders computer equipment for $17,903 and intellectual property rights for $94,097 representing reimbursement of research and development costs incurred. At January 8, 2000 these amounts were outstanding and payable to the shareholders.

During the period $12,000 of advances were made to the Company and $20,000 of accounts payable was paid on behalf of the Company by Urbana.ca Enterprises Corp.

A total of $8,833 of management fees were paid to directors of the Company.

Amounts due to related parties are unsecured, non-interest bearing and have no specified terms of repayment.

NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                 CHANGES IN AND DISAGREEMENTS WITH
                     ACCOUNTANTS ON ACCOUNTING
                     AND FINANCIAL DISCLOSURE

(a) Effective on March 31, 1999, the independent accountants who were previously engaged as the principal accountants to audit Urbana's financial statements, Deloitte & Touche LLP, resigned.
The accountants' reports on the financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except that these reports were modified as to uncertainty that Urbana will continue as a going concern. The decision to change accountants was approved by the board of directors.

(b) Effective on January 26, 2000, the independent accountant who was previously engaged as the principal accountant to audit
Urbana's financial statements, Kurt D. Saliger, C.P.A., resigned.
This accountant did not issue any financial statements for Urbana.
The decision to change the accountant was approved by the Board of Directors.

During Urbana's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within Urbana's two most recent fiscal years and the subsequent interim period preceding the former accountants' dismissal.

(c)  Effective on January 27, 2000, the firm of LaBonte &
Co. was engaged to serve as the new principal accountants to audit Urbana's financial statements. The decision to retain the new firm was approved by the board of directors. During Urbana's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither Urbana (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

                         AVAILABLE INFORMATION

Urbana has filed with the U.S. Securities and Exchange
Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Urbana and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including Urbana. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                               PART II.
                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in the propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by Urbana:


Securities and Exchange Commission registration fee      $      307
Transfer agent's fees                                         1,000
Printing and engraving expenses                               1,000
Legal fees and expenses                                      40,000
Accounting fees and expenses                                  5,000
State blue sky fees                                           5,000

Total                                                       $52,307*

* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Other than as set forth below, during the last three years there have not been any sales of unregistered securities of Urbana. Except as noted below, no commissions or fees were paid in connection with these sales.

Fiscal Year Ended December 31, 1998.

Urbana sold a total of 1,760,000 shares at $0.10 per share at varying times throughout 1998 for proceeds of $176,000 to 14 sophisticated investors; attached to each share was one warrant exercisable at $.33 per share for six months from the date of issuance. At varying times during this year, 1,301,350 of the related share purchase warrants were exercised for proceeds of $429,446 and the remaining share purchase warrants expired. This offering, which includes the shares and warrants, was undertaken under Rule 504 of Regulation D by the fact that:

the company, at the time of the offering was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, was not an investment company, and was not a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

the amount of the offering was less than $1,000,000.
Fiscal Year Ended December 31, 1999.

During the fiscal year ended December 31, 1999, the following transactions were completed:

In January 1999, Urbana entered into a one-year corporate finance advisory agreement, cancelable at any time on 30 days written notice, and agreed to issue 350,000 restricted shares of common stock at predetermined dates over the course of the contract. 175,000 shares were issued at a value of $39,780 to one sophisticated investor. This offering was undertaken under Regulation S by the fact that:

the sale was made in an offshore transaction;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sale was not made to a U.S. person or for the account or benefit of a U.S. person, and the sale was made pursuant under the following conditions:

the purchaser certified that it is not a U.S.
person and is not acquiring the securities for the account or benefit of any U.S. person;

the purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

the company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

Subsequently the agreement was cancelled.

Also in January 1999, Urbana entered into a consulting agreement and issued 360,000 restricted common shares at a value of $133,722 to one sophisticated investor. This offering was undertaken under Regulation S by the fact that:

the sale was made in an offshore transaction;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sale was not made to a U.S. person or for the account or benefit of a U.S. person, and the sale was made pursuant under the following conditions:

the purchaser certified that it is not a U.S.
person and is not acquiring the securities for the account or benefit of any U.S. person;

the purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

the company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

No services were provided under this contract and the parties subsequently agreed to terminate the agreement in August 1999 and the 360,000 shares were reacquired by Urbana at no cost and returned to treasury.

Urbana settled debts of $86,268 to Hound Pound Equities Inc., a private sophisticated company, by the issuance of 215,665 restricted shares of common stock at a price of $0.40 per share. This offering was undertaken under Regulation S by the fact that:

the sale was made in an offshore transaction;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sale was not made to a U.S. person or for the account or benefit of a U.S. person, and the sale was made pursuant under the following conditions:

the purchaser certified that it is not a U.S.
person and is not acquiring the securities for the account or benefit of any U.S. person;

the purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

the company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

Urbana settled its amount payable of $130,000 to Da-Jung Resources Corp., a major shareholder in Urbana and an accredited investor, on acquisition of its interest in a graphite processing joint venture by the issuance of 325,000 restricted shares of common stock at a price of $0.40 per share (issued to Clyde Resources Ltd. at the request of Da-Jung Resource Corp.). This offering was undertaken under Regulation S by the fact that:

the sale was made in an offshore transaction;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sale was not made to a U.S. person or for the account or benefit of a U.S. person, and the sale was made pursuant under the following conditions:

the purchaser certified that it is not a U.S.
person and is not acquiring the securities for the account or benefit of any U.S. person;

the purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

the company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

Urbana settled trade payables of $204,122 by the issuance of restricted shares at $0.40 per share for 510,303 shares to 10 sophisticated investors. This offering was undertaken under Regulation S by the fact that:

the sales were made in offshore transactions;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sales were not made to U.S. persons or for the account or benefit of U.S. persons, and the sales were made pursuant under the following conditions:

the purchasers certified that they were not U.S.
persons and were not acquiring the securities for the account or benefit of any U.S. person;

the purchasers agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

the company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.
Fiscal Year Ended December 31, 2000.

During the fiscal year ended December 31, 2000, the following transactions were completed:

In January 2000, U.R.B.A. Holdings, Inc., a wholly owned subsidiary of Urbana, issued a total of 10,450,000 non-voting exchangeable shares to 13 sophisticated investors in connection with the acquisitions of Urbana.ca Enterprises Corp., E-Bill Direct, Inc. and Enersphere.com, Inc. Urbana issued a total of 10,450,000 shares of common stock to be held under the terms of trust agreements (attached as an Exhibit to each Share Exchange and Share Purchase Agreement) until such time as the exchangeable shares are exchanged by their holders (which right arose upon issuance) or all remaining exchangeable shares are cancelled. This offering was undertaken under Regulation S by the fact that:

the sales were made in offshore transactions;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sales were not made to U.S. persons or for the account or benefit of U.S. persons, and the sales were made pursuant under the following conditions:

the purchasers certified that they were not U.S.
persons and were not acquiring the securities for the account or benefit of any U.S. person;

the purchasers agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

the company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

During the quarter ended March 31, 2000, Urbana settled debts of $40,000 due to a relative (who is sophisticated) of a director of Urbana by the issuance of 100,000 restricted shares at $0.40 per share. Urbana settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares at $0.30 per share to 2 sophisticated investors, and $9,190 of accounts payable by the issuance of 22,975 restricted shares at $0.40 per share to 2 sophisticated investors. Urbana issued 50,000 restricted shares at $0.40 per share as a retainer on a media relations contract to one sophisticated investor. These offerings were undertaken under Regulation S by the fact that:

the sales were made in offshore transactions;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sales were not made to U.S. persons or for the account or benefit of U.S. persons, and the sales were made pursuant under the following conditions:

the purchasers certified that they were not U.S.
persons and were not acquiring the securities for the account or benefit of any U.S. person;

the purchasers agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

the company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

During fiscal year ended December 31, 1999, Urbana received loans totaling $60,000. For the quarter ended March 31, 2000, Urbana received additional loans of $1,224,161.86, for total loans of $1,284,161.86. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Under the provisions of each promissory note and loan agreement, the lenders have full right and authority to convert the amount of principle borrowed to shares in the capital stock of Urbana in the event of default at the rate of $0.57 per share. This transaction was undertaken under Rule 506 of Regulation D to 60 investors who are all accredited. A total of $110,000 of the loans (which represents 2 investors), plus accrued interest, has been repaid.

Urbana did not repay the remainder of the loans and as a result offered the lenders the right to convert the principal into units of Urbana at a price of $0.57 per unit (subsequently amended by the company to $0.30 per unit). Each unit is comprised of one restricted common share of Urbana and one-half share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share
for a period of two years.    An aggregate of 3,913,873 shares
of common stock underlies the units and an aggregate of 1,956,936 shares of common stock underlies the purchase warrants, for a total offering by these selling shareholders of 5,870,809. The exercise of the purchase warrants will result in proceeds to Urbana of $9,784,680. These offerings (shares and warrants) were undertaken under Rule 506 of Regulation D by the fact that:

the sales were made to accredited investors as defined in Rule 502;

the company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

at a reasonable time prior to the sale of securities, the company advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

the company exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

Urbana entered into an agency agreement effective April 10, 2000 with Groome Capital.com Inc. whereby Urbana and Groome Capital.com Inc. engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. The price of the special warrants was negotiated between Urbana and Groome Capital.com Inc. with reference to the market price of the common shares of Urbana, dilution, and the capital needs of Urbana. Each special warrant is exercisable upon issuance for no additional consideration into one common share and one-half share purchase warrant (each whole purchase warrant being exercisable upon issuance at $5.00 per common share [subsequently amended by the company to $0.30 per share] until April 27, 2001 [subsequently amended by the company to April 27, 2002]).

On May 11, 2000, Urbana completed a private placement of 847,989 special warrants to 10 sophisticated investors for total consideration of $1,059,986. These special warrants were sold by Groome Capital.com, Inc., registered broker/dealer in Canada, to its clients; Urbana is not aware as to who the controlling persons of each of the corporate clients are. The exercise of the share purchase warrants in connection with the special warrants will result in proceeds to Urbana of $127,198.

Under the provisions of this offering, since this Form SB-2 registration statement was not declared effective by September 25, 2000, the holders of the special warrants are entitled to receive a unit consisting of 1.1 common shares (rather than 1 share) and 0.55 purchase warrants (rather than 0.50 purchase warrants) upon exercise of each special warrant held.

Groome Capital.com, Inc. received an agent's fee equal to 8% of the total amount raised, resulting in total fees paid of $84,798.88. In addition, Groome Capital.com Inc. has been granted non-assignable agent's special warrants equaling 10% of the number of special warrants sold, resulting in the issuance of 84,798 non-transferable agent's special warrants to Groome Capital.com Inc. These warrants are exercisable upon issuance for no additional consideration into one non-transferable agent's compensation option. Each agent's compensation option is exercisable upon issuance at a price of $1.25 into one unit consisting of one share of common stock and one-half agent's purchase warrant. In turn, each agent's purchase warrant is exercisable upon issuance at a price of $5.00 per common share.

Under the provisions of this offering, since this Form SB-2 registration statement was not declared effective by September 25, 2000, the agent's compensation option will be exercisable into 1.1 shares of common stock (rather than 1 share) and 0.55 agent's purchase warrants (instead of 0.50 warrants). This penalty has been reflected in the shareholdings set forth above.

All these offerings were undertaken under Regulation S by the fact that:

the sales were made in offshore transactions;

no directed selling efforts were made in the United
States by the company; and

offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sales were not made to U.S. persons or for the account or benefit of U.S. persons, and the sales were made pursuant under the following conditions:

the purchasers certified that they were not U.S.
persons and were not acquiring the securities for the account or benefit of any U.S. person;

the purchasers agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;
and

The company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

In addition to the above in connection with the warrants issued, the following conditions were followed:

each warrant bears a legend stating that the warrant and the securities to be issued upon its exercise have not been registered under the Act and that the warrant may not be exercised by or on behalf of any U.S. person unless registered under the Act or an exemption from such registration is available;

each person exercising a warrant will be required to give:

written certification that it is not a U.S. person and the warrant is not being exercised on behalf of a U.S. person; or

a written opinion of counsel to the effect that the warrant and the securities delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder; and

Procedures have been implemented to ensure that the warrant may not be exercised within the United States, and that the securities may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h), unless registered under the Act or an exemption from such registration is available.

In December 2000, Urbana issued 700,000 shares of common stock in connection with a consulting agreement entered into on that date with Eagle Wireless International, Inc., an accredited investor. This offering was undertaken under Rule 506 of Regulation D by the fact that:

the sale was made to an accredited investor as defined in Rule 502;

the company gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

at a reasonable time prior to the sale of securities, the company advised the purchaser of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

the company exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

On December 27, 2000, Urbana entered into an equity line of credit agreement with one accredited investor represented by May Davis Group, Inc., a registered broker/dealer. The funding agreement consisted of a mechanism under which Urbana would issue and sell to the investor, from time to time as provided therein, up to $5,000,000 of Urbana's common stock. At any time during the term of this agreement, Urbana could request an advance from the investor; the number of shares to be sold was set at 91% of the lowest closing bid prices of the common stock during the ten trading day period beginning on the advance notice date and ending on the closing date of the particular advance. The maximum advance amount is 150% of the average daily volume of Urbana's common stock multiplied by the purchase price during the pricing period.

On each advance, May Davis was to be paid a 5% commission of such amount. In addition, on December 27, 2000, Urbana issued to May Davis and its designees, pursuant to a placement agency agreement, 600,000 shares of common stock at a price of $0.22 per share as additional compensation.

These offerings were undertaken under Rule 506 of Regulation D by the fact that:

the sales were made to accredited investors as defined in Rule 502;

the company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

at a reasonable time prior to the sale of securities, the company advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

the company exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

In May 2001, Urbana and May Davis Group, Inc. agreed in principle to cancel the equity line of credit agreement and the associated placement agent agreement. Urbana is in discussions with May Davis Group, Inc. concerning other methods of financing for Urbana.

Fiscal Year Ending December 31, 2001.

In February 2001, Urbana closed on a private placement funding with investors represented by May Davis Group, Inc. through a securities purchase agreement dated December 27, 2000. The funding, for the purpose of providing working capital for Urbana, consists of a $340,000 principal amount, 5% coupon convertible debentures due in 2005 (Urbana received $287,600, net of legal fees of $10,000, a finder's fee of $8,400 to Wall
St. Capital Financing Consultants, Inc., and commissions of
$34,000 to May Davis Group, Inc.). This funding was placed with a total of 8 investors, all of whom are accredited. These debentures are convertible into common stock of Urbana at either 120% of the closing bid price on the closing date, or 80% of the five lowest closing bid prices of the common stock for the twenty trading days immediately preceding the conversion date. The investor can begin converting the debenture any time beginning on the day after the date of issuance.

In connection with this offering, effective February 12, 2001 Urbana issued to May Davis, an accredited investor, pursuant to a placement agency agreement, a warrant covering the purchase of 100,000 shares of common stock, exercisable in whole or in part at $0.27 per share beginning on the day after the date of issuance until December 27, 2005.

These offerings were undertaken under Rule 506 of Regulation D by the fact that:

the sales were made to accredited investors as defined in Rule 502;

the company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

at a reasonable time prior to the sale of securities, the company advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

the company exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

ITEM 27.  EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

The undersigned company hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S.
Securities and Exchange Commission pursuant to Rule
424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Urbana certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Cambridge, Province of Ontario, Canada, on June 25, 2001.

                                     Urbana.ca, Inc.


                                     By: /s/  David M. Groves
                                     David M. Groves, President

                         Special Power of Attorney

The undersigned constitute and appoint David M. Groves their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                          Date

/s/ David M. Groves      President/Chief Executive        June 25, 2001
David M. Groves          Officer/Director

/s/  Greg Alexanian      Director                         June 25, 2001
Greg Alexanian

/s/  Robert S. Tyson     Vice President/Secretary/        June 25, 2001
Robert S. Tyson          (principal financial and
                         Accounting officer)/diretor

/s/  Rick Whittaker      Vice President, Business         June 25, 2001
Rick Whittaker           Development/Director

                            EXHIBIT INDEX

Number                        Exhibit Description

2.1 Articles of Merger and Merger Agreement of Foreign Corporation into Integrated Carbonics Corp., dated
         October 31, 1997 (incorporated by reference to Exhibit 2 to the Registration Statement on Form 10-SB/A filed on December 17, 1998).

2.2 Amalgamation Agreement between Urbana.ca Enterprises Corp., Enersphere.com, Inc., and E-Bill Direct Inc., dated March 3, 2000 (incorporated by reference to Exhibit 2.2 of the Form 10-QSB filed on May 17, 2000).

3.1     Articles of Incorporation, dated October 9, 1997
       (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form 10-SB/A filed on
        December 17, 1998.

3.2 Certificate of Amendment of Articles of Incorporation, dated June 7, 1999 (see below).

3.3 Certificate of Amendment to Articles of Incorporation, dated July 16, 1999 (incorporated by reference to Exhibit 3.2 of the Form 10-QSB filed on November 15, 1999).

3.4     Certificate of Amendment of Articles of Incorporation,
        August 16, 2000 (see below).

3.5 Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form 10-SB/A filed on December 17, 1999).

4.1 Integrated Carbonics Corp. 1999 Stock Option Plan, dated July 27, 1999 (incorporated by reference to Exhibit 4 to the Form 10-QSB filed on November 15, 1999).

4.2     Form of Loan Agreement and Promissory Note between
        Urbana and lenders (see below).

4.3     Retainer Stock Plan for Non-Employee Directors and
        Consultants (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on February 24, 2000).

4.4 Form of Private Placement Subscription Agreement between Urbana and investors (see below).

4.5 Form of Unit Warrants to Subscribe for Common Shares issued by Urbana to investors on April 27, 2000 (see below).

4.6     Form of Non-Assignable Agent's Compensation Options to
        Acquire Units, issued by Urbana to Groome Capital.com,
        Inc. on April 27, 2000 (see below).

4.7     Form of Non-Assignable Agent's Warrants to Acquire
        Common Shares, issued by Urbana to Groome Capital.com,
        Inc. on April 27, 2000 (see below).

4.8     Non-Assignable Agent's Warrants to Acquire
        Compensation Options, issued by Urbana to Groome
        Capital, Inc. on April 27, 2000 (see below).

4.9 Form of Addendum to Loan Agreement between Urbana and lenders (see below).

4.10 Form of Unit Warrants to Subscribe for Common Shares to be issued by Urbana to holders of convertable loans
        (see below).

4.11    Form of Common Stock Purchase Warrant to be issued by
        Urbana to Ladenburg Thalmann & Co. Inc. (see below).

4.12 Form of Securities Purchase Agreement between Urbana and investors (including exhibits) (see below).

4.13 Form of Addendum to Loan Agreement (Amendment No. 2) between Urbana and lenders (see below).

4.14    Consulting Agreement between the company and Jacob
        Angrest, dated March 29, 2001 (incorporated by reference to Exhibit 4.2 of the Form S-8 POS filed on June 12, 2001).

4.15    Amended and Restated Retainer Stock Plan for Non-
        Employee Directors and Consultants, dated April 1,
        2001 (incorporated by reference to Exhibit 4.3 of the Form S-8 POS filed on June 12, 2001).

4.16 Media Consulting Contract between Urbana and Loretta Paul, doing business as Gruntwerk Media Enterprises, dated April 2, 2001 (incorporated by reference to Exhibit 4.4 of the Form S-8 POS filed on June 6, 2001).

4.17    Agreement for Consulting Services between Urbana
        Enterprises Corp. and Mark Enchin, dated April 20,
        2001 (incorporated by reference to Exhibit 4.5 of the Form S-8 POS filed on June 6, 2001).

4.18    Agreement for Consulting Services between Urbana and
        William Haseltine, dated June 8, 2001 (incorporated by reference to Exhibit 4.6 of the Form S-8 POS filed on June 12, 2001).

5       Opinion Re: Legality (see below).

10.1    Agreement on Establishment of Sino Equity Joint
        Venture, China-Canada Liumao Graphite Products Co.
        Ltd., dated September 9, 1997 (incorporated by reference to Exhibit 10.3 of the Registration
        Statement on Form 10-SB/A filed on December 17, 1998).

10.2 Cooperative Joint Venture Agreement between Da-Jung Resource Corp. and Heilongjiang Geological and Mining Technology Development Corp., dated September 9, 1997
       (incorporated by reference to Exhibit 10.5 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.3    Agreement between PLR, Inc. and Da-Jung Resource
        Corp., dated September 22, 1997 and PLR, Inc.
       (incorporated by reference to Exhibit 10.1 of the
        Registration Statement on Form 10-SB/A filed on
        December 17, 1998).

10.4    Agreement between Integrated Carbonics Corp. and Da-
        Jung Resource Corp., dated October 7, 1997
       (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form 10-SB/A filed on
        December 17, 1998).

10.5    Equity Joint Venture Agreement between Integrated
        Carbonics Corp. and Liumao Graphite Mine, dated
        November 10, 1997 (incorporated by reference to
        Exhibit 10.4 of the Registration Statement on Form 10-
        SB/A filed on December 17, 1998).

10.6    Share Exchange and Share Purchase Agreement between
        Urbana, ICC Integrated Carbonics (Canada) Corp., and
        Enersphere.com, Inc., dated December 1, 1999
       (incorporated by reference to Exhibit 10.6 of the Form
        10-QSB filed on May 17, 2000).

10.7    Management Agreement between Urbana, Enersphere.com,
        Inc., and Rick Whittaker, dated December 22, 1999 (see below).

10.8    Management Agreement between Urbana, Enersphere.com,
        Inc., and John Cullen, dated December 22, 1999 (see below).

10.9 Share Exchange and Share Purchase Agreement between Urbana, ICC Integrated Carbonics (Canada) Corp., and Urbana.ca Enterprises Corp., dated January 4, 2000
       (incorporated by reference to Exhibit 10.7 of the Form
        10-QSB filed on May 17, 2000).

10.10   Management Agreement between Urbana and Jason
        Cassis, dated January 4, 2000 (see below).

10.11   Management Agreement between Urbana and Gregory
        Alexanian, dated January 4, 2000 (see below).

10.12 Share Exchange and Share Purchase Agreement between Urbana, ICC Integrated Carbonics (Canada)
        Corp., and E-Bill Direct, Inc., dated January 10, 2000
       (incorporated by reference to Exhibit 10.8 of the Form
        10-QSB filed on May 17, 2000).

10.13   Management Contract between Urbana and David
        Groves, dated January 10, 2000 (see below).

10.14   Management Agreement between Urbana, E-Bill
        Direct, Inc., and Henry Tyler, dated January 10, 2000
       (see below).

10.15   License Agreement between Urbana, Eagle Wireless
        International, Inc., and USA Video Interactive Corp., dated January 13, 2000 (see below).

10.16   Exclusivity Agreement between Urbana.ca
        Enterprises Corp. and Eagle Wireless International,
        Inc., dated January 17, 2000 (incorporated by reference to Exhibit 10.9 of the Form 10-QSB filed on May 17, 2000).

10.17   Agency Agreement between Urbana and Groome
        Capital.com, Inc., dated April 10, 2000 (see below).

10.18   Administration and Services Agreement between
        Urbana, Groome Capital.com, Inc., and InvestIn.com
        Securities Corp., dated April 10, 2000 (see below).

10.19   Special Warrant Agreement between Urbana and
        Pacific Corporate Trust Company, dated April 27, 2000
       (see below).

10.20 Share Purchase Warrant Agreement between Urbana and Pacific Corporate Trust Company, dated April 27,
        2000 (see below).

10.21   Escrow Agreement between Urbana, Groome
        Capital.com, Inc., and Pacific Corporate Trust
        Company, dated April 27, 2000 (see below).

10.22   Letter Agreement between Urbana and Ladenburg
        Thalmann & Co. Inc., dated June 15, 2000 (see below).

10.23   Letter of Intent between Urbana and World Sales &
        Marketing, Inc., dated September 8, 2000 (incorporated by reference to Exhibit 10.18 of the Form 10-QSB filed on November 14, 2000).

10.24   Consulting Agreement between Urbana and Eagle
        Wireless International, Inc., dated December 19, 2000
       (see below).

10.25 Placement Agent Agreement (convertible debenture) between Urbana and May Davis Group, Inc., dated
        December 27, 2000 (including exhibits) (see below).

10.26   Distributorship Agreement between Urbana
        Enterprises Corp. and J.D. Donahue and Associates
        Inc., dated February 7, 2001 (see below).

10.27   Houston System Access Agreement between Urbana
        Enterprises Corp. and Eagle Wireless International,
        Inc., dated March 15, 2001 (incorporated by reference to Exhibit 10.22 of the Form 10-QSB filed on May 11, 2001).

16.1    Letter on change in certifying accountant
       (incorporated by reference to Exhibit 16 of the Form
        8-K/A filed on October 25, 2000).

16.2    Letter on change in certifying accountant
       (incorporated by reference to Exhibit 16 of the Form
        8-K filed on October 26, 2000).

21 Subsidiaries of Urbana (incorporated by reference to Exhibit 21 of the Form 10-KSB filed on March 31, 2000).

23.1    Consent of Accountants (see below).

23.2    Consent of Counsel (see below).

24      Special Power of Attorney (see signature page)

                           EX-3.2
    CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                 CERTIFICATE OF AMENDMENT OF
                   ARTICLES OF INCORPORATION
                    (After Issuance of Stock)

                         URBANA.CA, INC.

We the undersigned DAVID M. GROVES and ROBERT S. TYSON OF
URBANA.CA, INC. do hereby certify:

That the Board of Directors of said corporation as a meeting duly convened, held on the 7th day of June, 1999, adopted a resolution to amend the original articles as follows:

Article 4(1) is hereby amended to read as follows:

Fourth:  Capital Stock

1. Classes and Number of Shares: The total number of shares of all classes of stock which the corporation shall have the authority to issue is Eighty Million (80,000,000), consisting of Seventy Million (70,000,000) shares of Common Stock, par value $0.001 (the "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, which has a par value of $0.001 (the "Preferred Stock").

The number of shares of the corporation outstanding and entitled to vote on this amendment to the Articles of Incorporation is 10,366,350, that said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/  David M. Groves
DAVID M. GROVES, President


/s/  Robert S. Tyson
ROBERT S. TYSON, Secretary

                           EX-3.4
      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                CERTIFICATE OF AMENDMENT OF
                  ARTICLES OF INCORPORATION
                             OF
                       URBANA.CA, INC.

I, Robert S. Tyson, certify that:

1. The original articles of Urbana.ca, Inc. were filed with the Office of the Secretary of State on October 9, 1997.

2. Pursuant to the unanimous written consent of the Board of Directors, the company hereby adopted the following amendments to the Articles of Incorporation of this Corporation:

Article Fourth: Capital Stock is amended to read as follows:
Classes and Number of Shares. The total number of shares of common stock that the Corporation shall have authority to issue is Eighty Million (80,000,000), par value of $0.001 per share ("Common Stock").

3. At the Annual Meeting of the company, held on June 13, 2000, the company had 22,038,283 shares of voting common stock issued and outstanding. By a vote of 16,023,500 shares of this common stock, in person or by proxy (which represents 72.71% of the total shares), which vote was sufficient for approval, the foregoing amendment to the Articles of Incorporation of this corporation was approved.

/s/  Robert S. Tyson
Robert S. Tyson, Secretary


Verification

I, Wm. Arthur Luney, a notary public in and for the Province of British Columbia, certify that Robert S. Tyson, whose name is affixed to the attached instrument, appeared before me and confirmed that he is the person who signed as Secretary. I further certify that I verified the identity of this person and satisfied myself that he is the same person.

Dated this 16th day of August, 2000, in the City of Vancouver in the Province of British Columbia.

/s/ Wm. Arthur Luney
Notary Public in and for the
Province
of British Columbia.  My commission
expires at the pleasure of the Queen.

                            EX-4.2

                   FORM OF LOAN AGREEMENT

This Loan Agreement dated for reference _________________.

BETWEEN: Urbana.ca, Inc. a Corporation incorporated under the laws of the State of Nevada, USA.

(the "Borrower")

AND: Certain individual investors represented by the Undersigned,


(the "Lender")

Whereas:

A. The Borrower is a development stage company intending to acquire certain private corporation involved in e-commerce and content;

B. The Borrower requires immediate short term funding to complete said acquisitions, and;

C. The Lender has full right and authority to convert the amount of principal borrowed to shares in the capital stock of the Borrower in the event of default on a promise to pay at the approximate price of USD$0.50 per share, subject to a 15% market price adjustment, on or before March 15th,2000.

NOW THEREFORE the Parties hereby agree each with the other as follows:

1.  The Lender agrees to advance a total of USD $.00 (USD
    Thousand) in the following traunches:

a)  USD$         .00 forthwith

2. The Borrower shall pay 8% annualized interest on any outstanding balance owing from the date of receipt of funds to the date of repayment, that being on or before March 15, 2000;

                           Amendments

1. This Agreement may not be amended except by the agreement in writing by both parties.

2.  This agreement may be executed via fax.

IN WITNESS WHEREOF, The Parties hereto have caused this
Agreement to be executed as of this ____  day of __________________.


On Behalf of Urbana.ca, Inc.                 On Behalf of the Lender
Gregory S. Alexanian

                    FORM OF PROMISSORY NOTE


PRINCIPLE AMOUNT:  USD$
Written USD$


FOR VALUE RECEIVED, the Undersigned hereby promises to pay to,
or to the order of                         (the "Lender") or
elsewhere as may be directed in writing by the Lender, the sum
of USD$                plus 8% annualized interest.

The Undersigned waives presentment, demand notice, protest or notice of dishonor and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of the Promissory Note.

The Undersigned further agrees that, in the event of default of the promise to re-pay, on or before March 15, 2000 the Undersigned will, at the Lender's sole election, convert the amount of principal to shares in the capital stock of the Borrower at a price of approximately
USD$0.50 per share (or 2 shares per USD$ of Principle Amount).

The Lender acknowledges that any capital stock issued by the borrower shall be restricted to resale for a period of one year plus a day from date of issuance.

Dated at Cambridge, Ontario, this _____ day of _________________.


Authorized Signatory
Per. Urbana.ca, Inc.
Gregory S. Alexanian

                              EX-4.4

                            FORM OF
           PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
        (for Canadian and other non-U.S. Subscriptions)

A completed and originally executed copy of this subscription agreement must be delivered to Groome Capital.com Inc., 20 Toronto Street, Suite 900, Toronto, M5C 2B8 or transmitted by telecopier (416) 861-9992 by no later than 5:00 p.m. (Toronto time) on April 12, 2000 (Attention: Chris Conacher).

To:     Urbana.ca, Inc. (the "Issuer")
        211 Water Street North
        Cambridge, Ontario    N1R 3B9

And to: Groome Capital.com Inc. (the "Agent")
        20 Toronto Street, Suite 900
        Toronto, Ontario, Canada   M5C 2B8

Subject to the terms and conditions of this Agreement and the Agency Agreement (hereinafter defined), the undersigned (the "Purchaser") irrevocably subscribes for and agrees to purchase Special Warrants (hereinafter defined) at a price of U.S. $1.25 (Cdn. $1.83) per Special Warrant. The particulars of the Special Warrants and certain covenants, representations and warranties to be made by the Purchaser so that the Issuer and the Agent can ensure compliance with the Securities Laws, are set out under the heading "Terms of the Offering" all of which forms a part of this Subscription Agreement. Attached as Schedule "A" is a Form 20A(IP) which must be completed by Purchasers who are individuals and resident in British Columbia.

The Purchaser hereby irrevocably instructs the Issuer with respect to registration and delivery of the certificates representing the Special Warrants as follows:

Number of Special Warrants to be purchased:    at U.S.  $1.25 each

  (Cdn. $1.83 for those purchasers settling in Canadian funds)

NOTE:  the minimum number of Special Warrants purchased for:
Ontario and Quebec residents is:   22,831   Special Warrants
B.C. and Alberta residents is:      14,697     Special Warrants

Total Purchase Price: U.S. $

Total Purchase Price: Cdn.$

Name and Address of Purchaser:
Name:
Address:
Phone No.: Fax:

Registration Instructions: Register the Special Warrants as set forth below.

Name:
(Please Print)

Account Reference (if applicable)

Address:
(Street Address)
(City, Province and Postal Code)

Delivery Instructions:    The name and address (including contact
name and telephone number) of the person to whom the certificate representing the Shares and Warrants comprising the Units are to be delivered, if other than the Purchaser:

To:
(Please Print)

Account Reference (if applicable)

Address:
(Street Address)
(City, Province and Postal Code)

Contact Person:
(Please Print)

Phone No.:

IN WITNESS WHEREOF the Purchaser has executed, or caused its duly authorized representative to execute, on its own behalf and, if applicable, on behalf of each other person for whom it is contracting hereunder, this subscription agreement. The
Purchaser also hereby authorizes the Agent to deliver a copy of this Agreement on its behalf to the Issuer.

DATED the   day of      , 2000


Signature of Purchaser (if an individual)

Name of Purchaser (if not an individual)

Per:
Name of Purchaser (if an individual)

Signature of authorized representative
(Please Print)

Name and title of authorized representative
(Please Print)

1.  DEFINITIONS.

1.1 In this Agreement, the following words have the following meaning unless otherwise indicated:

"Agency Agreement" means the agreement entered into or to be entered into on or before the Closing Date between the Issuer and the Agent, as it may be amended, relating to the Private
Placement;

"Agreement" or "Subscription Agreement" refers to this Subscription Agreement;

"Alberta Act" means the Securities Act (Alberta), as amended, the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Alberta Securities Commission;

"BC Act" means the Securities Act (British Columbia), as amended, the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued by the British Columbia Securities Commission;

"Canadian Securities Laws" means, collectively, the applicable securities laws of each of the Qualifying Provinces and the respective regulations, rules, rulings and orders made thereunder, the applicable policy statements, blanket orders and rulings issued by the respective Commissions;

"Closing" means the closing of the Private Placement;

"Closing Date" means April 19, 2000 or such other date as the Issuer and the Agent may agree;

"Commissions" means collectively the Alberta Securities Commission, the British Columbia Securities Commission, the Ontario Securities Commission and the Commission des valeurs mobilie du Quebec (Quebec Securities Commission and) and "Commission" means any one of them;

"Distribution" means the proposed issuance of Unit Shares and Unit Warrants to the holders of Special Warrants on the exercise or deemed exercise of the Special Warrants;

"Effective Registration" means the registration effected by filing a Registration Statement in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act, or any successor rule providing for offering securities on a continuing basis and the declaration or ordering of effectiveness of such Registration Statement by the SEC and all applicable state regulatory authorities;

"Exchange" means the Over-the-Counter Bulletin Board in the United States;

"Material" means material in relation to the Issuer

"Material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer that would reasonably be expected to have a significant effect on the market price or value of the Underlying Securities and includes a decision to implement such a change made by the board of directors of the Issuer or by senior management of the Issuer who believes that confirmation of the decision by the board of directors is probable;

"Material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Underlying Securities, as the case may be;

"Misrepresentation" means, with respect to circumstances in which the Securities Laws of any jurisdiction are applicable, a misrepresentation as defined under the Securities Laws of that jurisdiction and, if not so defined or in circumstances in which the laws of a particular jurisdiction are not applicable, a misrepresentation as defined under the Securities Act (Ontario);

"Ontario Act" means the Securities Act (Ontario), as amended, the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Ontario Securities Commission;

"Private Placement" means the offering of the Special Warrants pursuant to this Agreement, the Special Warrant Agreement and the Agency Agreement;

"Prospectus" means a prospectus, including any amendments made thereto which, upon issuance of a receipt by each of the Commissions for the final prospectus, will qualify the Distribution;

"Qualification Date" means the date which is the later of the date on which all of the Commissions have issued a receipt for the final Prospectus and the date of an Effective Registration;

"Qualifying Provinces" means the Provinces of Ontario, Quebec,
British Columbia and Alberta and such other Provinces as the Agent and the Issuer may determine before the Closing Date;

"Quebec Act" means the Securities Act (Quebec), as amended, the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Quebec Securities Commission;

"Registration Statement" means a registration statement of the Issuer under the 1933 Act covering the Underlying Securities;

"Regulation S" means Regulation S under the 1933 Act;

"Regulatory Authorities" means the Commissions and the Exchange;

"SEC" means the United States Securities and Exchange Commission;

"Securities" means the Special Warrants, the Unit Shares, the
Unit Warrants and the common shares of the Issuer issued upon exercise of the Unit Warrants;

"Securities Acts" means, collectively, the Alberta Act, the BC
Act, the Ontario Act and the Quebec Act;

"Securities Laws" means collectively, the Canadian Securities
Laws and U.S. Securities Laws;

"Special Warrants" means the Special Warrants of the Issuer to be offered under and having the terms provided in this Agreement and issued pursuant to and subject to the terms of the Special
Warrant Agreement;

"Special Warrant Agreement" means the special warrant agreement to be entered into between the Issuer and the Trustee, in such form and containing such terms as approved by the Issuer and its counsel and the Agent and its counsel;

"Trustee" means Pacific Corporate Trust Company or such other person appointed to act as trustee under the Special Warrant
Agreement as may be mutually agreed to by the Agent and the Issuer;

"Underlying Securities" means the Unit Shares and the Unit
Warrants comprising the Units;

"Unit" means one Unit Share and one-half of one Unit Warrant, subject to adjustment as provided in subsection 10.2;

"Unit Shares" means the previously unissued common shares without par value of the Issuer which are issuable upon exercise or deemed exercise of the Special Warrants;

"Unit Warrants" means the share purchase warrants of the Issuer to be issued upon the exercise or deemed exercise of the Special
Warrants;

"U.S. Securities Laws" means, collectively, all applicable federal and state securities laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases and rulings of the SEC and any applicable state securities regulatory authorities; and

"1933 Act" means the United States Securities Act of 1933, as amended.

1.2 References to the Purchaser shall, where the context is not inconsistent therewith, be deemed to a reference to "the
Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting".

2.  SUBSCRIPTION AND APPOINTMENT OF AGENT.

2.1 The Purchaser irrevocably subscribes for and agrees to purchase the number of Special Warrants specified on the first page of this Agreement, subject to the Purchaser's right to withdraw its subscription and terminate its obligation if the Agent exercises its right under the Agency Agreement not to proceed with the Private Placement.

2.2  The Purchaser shall deliver the following to the Agent at 20
Toronto Street, Suite 900, Toronto (to the attention of Chris
Conacher) not later than 5:00 p.m. (Toronto time) on April 12, 2000:

(a) a wire transfer, certified cheque or bank draft made payable to "Groome Capital.com Inc." representing the aggregate purchase price payable for the Special Warrants being purchased; and

(b)  an executed copy of this Agreement, together with Schedules
"A" (only if the Purchaser is resident in British Columbia).

2.3 The Purchaser appoints the Agent to act as its agent to represent it at the Closing for the purpose of all closing matters and deliveries of documents and payments of funds. The Purchaser authorizes the Agent to amend the time and/or date of Closing and to modify or waive any conditions as may be contemplated herein or in the Agency Agreement as in its absolute discretion it may deem appropriate and to exercise any rights of termination contained in the Agency Agreement. The Purchaser further authorizes the Agent to make, on the Purchaser's behalf, non-material revisions to this Agreement as the Agent in its absolute discretion may deem appropriate, and to complete or correct any errors or omissions in any form or document provided by the Purchaser.

2.4 The acceptance by the Issuer of the Purchaser's irrevocable subscription to purchase the Units as contemplated by this Subscription Agreement shall constitute an agreement by the Issuer with the Agent and the Purchaser that the Purchaser shall have, in respect of such Units, the benefits of the representations, warranties and covenants of the Issuer contained in the Agency Agreement.

2.5 The obligations of the Purchaser to complete the purchase of the Units as contemplated in this Subscription Agreement are conditional upon the fulfillment at or before the Closing Time of each of the conditions for the Closing of the Offering to be set forth in the Agency Agreement which has not been waived by the Agent;

3.  CONCERNING THE SPECIAL WARRANTS.

3.1 The Special Warrants will be issued and registered in the name of the Purchaser or its nominee as shown on the first page of this Agreement.

3.2 Each Special Warrant will be exercisable, at no additional cost, into one Unit.

3.3 The Special Warrants may be exercised by the holder, in whole or in part, at any time after the Closing. Any outstanding
Special Warrants will be deemed to be exercised (at 4:30 p.m.
Toronto time) on the day which is the earlier of:

(a)  the fifth (5th) business day after the Qualification Date;
or

(b)  twelve (12) months from the Closing.

3.4 Upon exercise or deemed exercise, the Special Warrants will be automatically cancelled and will have no further force or effect.

3.5 The Special Warrant Agreement, pursuant to which the Special Warrants will be issued, will contain, among other things, provisions for the appropriate adjustment in the class and number of the Unit Shares and Unit Warrants issuable upon exercise or deemed exercise of the Special Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Issuer, the payment of stock dividends or the amalgamation of the Issuer.

3.6 The issue of the Special Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights.

4.  CONCERNING THE UNIT WARRANTS.

4.1  The Unit Warrants will be non-transferable, and one full
Unit Warrant will entitle the holder to purchase one additional common share of the Issuer at any time up to the close of business twenty-four (24) months from the Closing Date at a price of $5.00 (U.S.) per common share.

4.2 The terms and conditions which govern the Unit Warrants will be referred to in the Warrant Agreement pursuant to which the Unit Warrants will be issued and will contain, among other things, provisions for the appropriate adjustment in the class, number and price of the shares to be issued on the exercise of the Unit Warrants upon the occurrence of certain events including any subdivision, consolidation or reclassification of the shares, the payment of stock dividends or the amalgamation of the Issuer.

4.3 The issue of the Unit Warrants will not restrict or prevent the Issuer from obtaining any other financing, nor from issuing additional securities or rights.

5.  REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS AND COVENANTS.

5.1 The Purchaser acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date given above and at the Closing:

(a) no prospectus has been filed by the Issuer with any securities commission or regulatory authority in connection with the issuance of the Special Warrants, the issuance is being made in reliance on exemptions from the prospectus requirements of the Securities Acts and that:

(i) the Purchaser is restricted from using most of the protections, rights and remedies available under the Securities
Acts, including civil remedies available under the Securities
Acts;

(ii) the Purchaser may not receive information that would otherwise be required to be provided to him under the Securities
Acts;

(iii) the Issuer is relieved from certain obligations that would otherwise apply under the Securities Acts;

(iv) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Private Placement and the issuance of the Special Warrants;

(b)  the Purchaser is:

(i) a person, other than an individual, purchasing as principal and is recognized by the securities regulatory authority in the province in which the Purchaser is resident as an exempt purchaser (or if the Purchaser is resident in Quebec, the Purchaser is a "sophisticated purchaser") and the Private
Placement and the Distribution are made without advertisement; or

(ii) purchasing sufficient Special Warrants so that the aggregate acquisition cost of the Special Warrants to the Purchaser is not less than:

A. if the Purchaser is resident in British Columbia or Alberta, $97,000; and

B.  if the Purchaser is resident in Ontario, $150,000; or

C.  if the Purchaser is resident in Quebec, $150,000 and such

Purchaser is active for his own account and the Private
Placement and Distribution are made without advertisement;
or

(iii) in the case of a purchase of Special Warrants by the Purchaser as agent for a disclosed principal or for a principal which is undisclosed or identified by account number only, each beneficial purchaser of Special Warrants for whom the Purchaser is acting as agent, is purchasing as principal for its own account and not for the benefit of any other person, Special Warrants having an aggregate acquisition cost of not less than:

A. in the case of a beneficial purchaser of Special Warrants resident in Ontario, $150,000;

B. in the case of a beneficial purchaser of Special Warrants resident in British Columbia or Alberta, $97,000; and

C. in the case of a beneficial purchase of Special Warrants resident in Quebec, $150,000 and such Purchaser is active for his own account and the Private Placement and Distribution are made without advertisement, and the Purchaser is an agent or trustee with proper authority to execute and deliver this Agreement and all documentation in connection with the purchase on behalf of the beneficial purchaser; or

(iv)  in the case of a purchase by the Purchaser of Special
Warrants as a trustee or as an agent for a principal which is undisclosed or identified by account number only:

A. if any beneficiary of a trust in respect of which the Purchaser acting as trustee or any such undisclosed principal or principal who is identified by account number only is resident in or otherwise subject to the securities legislation of Ontario, the Purchaser is a trust company registered under the laws of Ontario acting as trustee or as agent for accounts fully managed by the Purchaser or is a portfolio adviser and is purchasing the Special Warrants for accounts managed by it pursuant to Rule 45-504 made under the Ontario Act; or

B. if any beneficiary of a trust in respect of which the Purchaser is acting as trustee or any such undisclosed principal or principal who is identified by account number only is resident in or otherwise subject to the securities legislation of British Columbia, the Purchaser is a trust company or an insurance company in respect of which a business authorization has been issued under the laws of British Columbia or an advisor who manages the investment portfolio of clients through discretionary authority granted by one or more clients and who is registered as a portfolio manager under the BC Act or is exempt from such registration and is purchasing Special Warrants as trustee for accounts fully managed by it; or

C. if any beneficiary or a trust in respect of which the Purchaser is acting as trustee or any such undisclosed principal or principal who is identified by account number only is resident in or otherwise subject to the securities legislation of Alberta, the Purchaser is a trust company trading as a trustee or an agent or an advisor trading as agent who manages the investment portfolio of clients through discretionary authority granted by one or more clients and who is registered as a portfolio manager under the Alberta Act or is exempt from such registration and is purchasing Special Warrants for accounts fully managed by it; or

D. if any beneficiary of a trust in respect of which the Purchaser is acting as trustee or any such undisclosed principal or principal who is identified by account number only is resident in or otherwise subject to the securities legislation of Quebec, the Purchaser is a trust company licensed under The Trust Companies and Savings Companies Act (Quebec), an insurance company holding a license under An Act Respecting Insurance (Quebec) or a dealer or advisor appropriately registered under the Quebec Act and is purchasing such Special Warrants for the portfolio of a third person managed solely by it; or

(v) if the Purchaser is resident in or is subject to the securities laws of Ontario and is not an individual, the Purchaser is:

A. a corporation that was not incorporated or created solely to permit the purchase of the Special Warrants without the need for filing a prospectus in respect of its purchase of the Special Warrants or, if it is a corporation incorporated or created for such a purpose and a resident in Ontario, each shareholder of the corporation is an individual who has contributed at least $150,000 to the Issuer for the purpose of investment by the corporation in the Special Warrants; or

B. a syndicate, partnership, trust or other unincorporated organization, and is purchasing as principal for its own account and was not created or being used primarily to permit purchases without a prospectus or if a syndicate partnership, trust or other unincorporated organization created or being used for such purposes:

(1) each member of the syndicate, partnership, or other unincorporated organization or each beneficiary of the trust, as the case may be, is an individual who has contributed at least
$150,000 for the Special Warrants purchased; or

(2) it will have an aggregate acquisition cost of purchasing the Special Warrants of not less than $150,000 and falls within one of the following categories: pension plans, groups of pension plans under common management, organizations of members of a family fund formed to make investments of family funds, testamentary trusts and estates, organizations which have primary ongoing business activities other than investing in securities, mutual funds other than private mutual funds within the meaning of section 1 of the Ontario Act, group registered retirement savings plans or group deferred profit sharing plans, or partnerships, interests in which are offered by a prospectus, where the partnership invests in securities in reliance upon section 72(1)(d) of the Ontario Act; or

C. an investment club and the share or portion of any member of the investment club of the aggregate acquisition cost to such investment club of the Special Warrants subscribed to hereunder is at least $150,000; or

(vi) if the Purchaser is resident in or is otherwise subject to the securities laws of Alberta and is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the offering of the Special Warrants and has a bona fide purpose other than investment in the Special Warrants or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000;

(vii) an individual exempted from registration and prospectus filing requirements by sections 45(2)(10) and 74(2)(9) of the BC Act as an employee, senior officer or director of the Issuer or an affiliate of the Issuer, or is a corporation all of the voting securities of which are owned by one of the foregoing persons, and the Purchaser has not been induced to purchase the Special Warrants by expectation of employment or continued employment by the Issuer; or

(viii) if the Purchaser is not a resident of British Columbia, Alberta, Ontario or Quebec, they are purchasing in full compliance with the laws of the jurisdiction in which the Purchaser resides;

(c) if the Purchaser is resident in or is otherwise subject to the securities laws of British Columbia and is a syndicate, partnership or other form of unincorporated organization, such syndicate, partnership or other unincorporated organization was not created solely to permit purchases under section 74(2)(4) of the BC Act by groups of individuals whose individual share of the aggregate acquisition cost is less than $97,000;

(d) the Purchaser is resident in the jurisdiction specified on the first page of this Agreement and, if the Purchaser is acting as agent for a principal, the principal is also resident in the jurisdiction specified on the first page of this Agreement;

(e) no person has made to the Purchaser any written or oral representations:

(i)  that any person will resell or repurchase the Securities;

(ii) that any person will refund the purchase price of the Securities;

(iii) as to the future price or value of any of the Securities; or

(iv) that the Securities will be listed and posted or quoted for trading on a stock exchange or that application has been made to list and post the Securities for trading or quotation on a stock exchange, other than the Exchange;

(f) the Purchaser covenants and agrees to comply with the reporting requirements of the Securities Acts and any other applicable securities legislation;

(g) the Purchaser is not a U.S. Person (as that term is defined in Rule 902 under the 1933 Act) and is not and will not be purchasing Special Warrants for the account or benefit of any U.S. Person was not offered the Special Warrants in the United States, and did not execute or deliver this Subscription Agreement in the United States;

(h) the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be resold or otherwise transferred, other than in compliance with Regulation S pursuant to a registration under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

(i) the Purchaser has no knowledge of a "material fact" or "material change" in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

(j) the Purchaser has the necessary legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser. If the Purchaser is a natural person, he or she has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant thereto;

(k) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constituting documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a part or by which he is or may be bound;

(l) this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(m) the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities, and the Purchaser is aware of the risks involved in the purchase of the Special Warrants and has the ability to bear the economic risk of the loss of its investment in the Special Warrants, and the Purchaser is aware of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(n) the Purchaser, and any beneficial purchaser for which it is purchasing, is capable of assessing and evaluating the merits and risks of the proposed investment as a result of the Purchaser's financial experience or as a result of advice received from a registered person and it, or where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of its investment;

(o) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

(p)  if the Purchaser is an individual resident in British
Columbia, the Purchaser agrees to execute and deliver to the Issuer the Form 20A (IP), attached as Schedule "A";

(q) the Purchaser, or any beneficial purchaser (the "beneficiary") for whom it's purchasing, acknowledges that it or the beneficiary must file a report on the applicable form with, as applicable, the Alberta Securities Commission, British Columbia Securities Commission, Ontario Securities Commission or Quebec Securities Commission within 10 days of each disposition of all or any part of the Special Warrants and, unless the Distribution has been qualified by a Prospectus, Unit Shares and Unit Warrants;

(r) the Purchaser covenants that the Purchaser's representations, warranties and covenants in this subsection are and will be true and correct both as of the execution of this Agreement and as of the Closing;

(s) the Purchaser has not received, nor has it requested, nor does it have any need to receive, any offering memorandum, or a prospectus as defined in applicable Securities Laws, or any other document describing the business and affairs of the Issuer. The offer and sale to the Purchaser of the Purchaser's Units were not made through or as a result of, and the distribution of the Special Warrants is not being accompanied by, any advertisement in printed public media of general and regular paid circulation, radio, television or telecommunications, including electronic display or any other form of advertisement and except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offer and sale were a term sheet describing the terms of the Private Placement and publicly available materials concerning the Issuer, none of which has been prepared for delivery to and reviewed by prospective purchasers in order to assist them in making an investment decision in respect of the Special Warrants and none of which has been independently verified by the Agent or its professional advisors;

(t) the Purchaser has been advised by the Issuer to obtain its own legal, financial and tax advice with respect to the advisability of purchasing the Special Warrants and has had adequate opportunity to do so, and the Purchaser acknowledges and understands the terms and its rights and obligations under this Agreement;

(u) the Purchaser, or each beneficial purchaser for whom it is purchasing, is acquiring Units for investment only and not with a view to immediate resale or distribution and will not resell or otherwise transfer or dispose of the Units except in accordance with the provision of applicable Securities Laws;

(v) the Units are not being purchased by the Purchaser as a result of any material information concerning the Company which has not been publicly disclosed and the Subscriber's decision to subscribe for Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Company, the Underwriter or any other person and is based entirely upon currently available public information concerning the Company;

(w) the Purchaser acknowledges and agrees that the sale and delivery of the Units to the Purchaser (or, if applicable, to others for whom it is contracting hereunder) is conditional upon such sale being exempt from the requirements under applicable Canadian Securities Laws requiring the filing of a prospectus or delivery of an offering memorandum in connection with the distribution of the Units or upon the issuance of such rulings, orders, consents and approvals as may be required to permit such sale without the requirement of filing a prospectus or delivery of an offering memorandum;

(x) the Purchaser is not a "control person" of the Issuer (as defined in the Securities Act (Ontario)) and will not become a "control person" of the Issuer by virtue of the acquisition of the Units or the Underlying Securities pursuant to this subscription and does not intend to act in concert with any other person to form a control group;

(y) neither the Issuer nor any party on whose behalf the Issuer is acting is a director, officer or trustee of the Issuer or any subsidiary thereof or is an "insider" of the Company as such term is defined under applicable Canadian Securities Laws;

(z) in the case of a subscription by the Purchaser acting as agent for a principal, the Purchaser is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with this subscription on behalf of such principal and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of such principal;

(aa) the Purchaser acknowledges that the Issuer may enter into agreements similar to this Agreement with other persons in respect of the Private Placement, which agreements shall be made and dated for reference the same date as this Agreement.

5.2 The Purchaser's representations, warranties and covenants are made with the intent that they be relied upon by the Issuer and Agent in determining the Purchaser's suitability as a purchaser of Special Warrants, and the Purchaser hereby agrees to indemnify the Agent and Issuer against all losses, claims, fees, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer and Agent immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing. The covenants, representations and warranties contained herein shall survive the closing of the transaction contemplated hereby.

6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER.

6.1 The Issuer represents and warrants that each of the representations and warranties of the Issuer set forth in the Agency Agreement are true and correct. The Issuer further acknowledges and agrees that it is bound by each of its covenants, obligations and agreements set out in the Agency Agreement.

7.  CLOSING.

7.1 The Purchaser acknowledges and agrees that the Closing will be completed at the place, time, date and manner specified in the Agency Agreement or such other place, time and/or date as the Issuer and the Agent may agree.

7.2 The Purchaser acknowledges and agrees that this Agreement and any other documents delivered in connection herewith will be held by the Agent until such time as the conditions for the benefit of the Agent set forth in the Agency Agreement are satisfied by the Issuer or waived by the Agent. Upon the satisfaction or waiver of these conditions, the Agent will, at the Closing, deliver this Agreement and any other documents delivered in connection herewith, to the Issuer and, on behalf of the Purchaser, pay to the Issuer an amount equal to the total Purchase Price for the Purchaser's Special Warrants (the "Subscription Funds") and the Issuer will deliver to the Agent, on behalf of the Purchaser, a certificate representing the Special Warrants purchased by the Purchaser registered in the name of the Purchaser or its nominee. In the event that the Purchaser's subscription offer is not accepted by the Issuer or the conditions referred to above are not satisfied by the Issuer, or waived by the Agent, within the appropriate time period therein, this Agreement and any other documents delivered in connection herewith will be returned to the Purchaser at the address of the Purchaser or nominee according to the delivery instructions shown on the first page of this Agreement.

8.  RESALE RESTRICTIONS.

8.1 The Purchaser understands and acknowledges that the Purchaser's Special Warrants and, if the Purchaser's Special Warrants are exercised before the Qualification Date, the Unit Shares and Unit Warrants issued pursuant thereto, will be subject to certain resale restrictions under applicable securities legislation and that the certificates representing the Securities will bear a legend to that effect. The Purchaser also acknowledges that its has been advised to consult with its own legal advisors regarding the applicable resale restrictions and that the Purchaser is solely responsible (and neither the Issuer nor the Agent is in any manner responsible) for complying with such restrictions. The Purchaser covenants and agrees to sell, assign or transfer the Securities only in accordance with the Securities Acts and such legend. THE PURCHASER FURTHER UNDERSTANDS AND ACKNOWLEDGES THAT THE ISSUER IS NOT CURRENTLY A "REPORTING ISSUER" UNDER CANADIAN SECURITIES LAWS AND THAT THE SPECIAL WARRANTS AND THE UNIT SHARES AND UNIT WARRANTS ISSUABLE UPON THE EXERCISE OF THE SPECIAL WARRANTS MAY NOT BE SOLD IN THE QUALIFYING PROVINCES EXCEPT PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE CANADIAN SECURITIES LAWS.

8.2 The offer and sale of the Special Warrants has been made, and the sale of shares of common stock upon exercise of Unit Warrants will be made, in reliance upon Regulation S promulgated by the SEC under the Securities Act of 1933 ("1933 Act"). Therefore, the Special Warrants, Unit Shares, Unit Warrants, and shares of common stock issuable upon exercise of the Unit Warrants will be "restricted securities" and as such may be resold only in accordance with an effective registration statement filed under the Act or compliance with Rule 144 under the 1933 Act. Regulation S requires that, for a period of 40 days following the closing of the offering, no offer or sale of a Special Warrant, Unit Warrant, Unit Share, or share of common stock issuable upon exercise of a Unit Warrant may be made to a United States Person, as that term is defined in Regulation S, or for the account of a United States Person. Regulation S also requires that each Special Warrant and Unit Warrant bear a legend stating that the Special Warrant and Unit Warrants, as the case may be, and the securities issuable upon its exercise have not been registered under the 1933 Act and that the Warrant may not be exercised by or on behalf of the United States Person unless such a registration is effective or an exemption from registration is available.

Each person exercising a Special Warrant or Unit Warrant must provide the Issuer with either (i) written certification that it is not a United States Person and that the Warrant is not being exercised on behalf of a United States Person, or (ii) a written opinion of counsel satisfactory to the Issuer that the issuance of securities upon exercise of the Special Warrant or Unit Warrant has been registered under the 1933 Act and any applicable States securities law or is exempt from registration.
Regulation S also provides for the resale of securities which are issued and outstanding. As noted above, the Special Warrants, Unit Shares, Unit Warrants, and shares issuable upon exercise of the Unit Warrants may be resold only in compliance with Regulation S or pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act. Rule 904 of Regulation S provides that a resale of an outstanding security may be made pursuant thereto if the offer and sale of the security are made in an offshore transaction and if no directed selling effort is made in the United States with regard to the securities to be sold by the seller, an affiliate, or any person acting on their behalf. An offer or sale of securities is made in an "offshore transaction" if the offer is not made to a person in the United States and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf have good reason to believe that the buyer is outside the United States; and (ii) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States. Offers and sales of securities specifically targeted at identifiable groups of United States citizens abroad shall, in no event, be deemed to be made in an offshore transaction. Rule 904 imposes additional limitations on resales by dealers and persons receiving selling concessions and affiliates of the issuer.

Each certificate evidencing a Special Warrant and Unit Warrant will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. INDEMNITY.

8.3 The Purchaser agrees to indemnify and hold harmless the Issuer and the Agent and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Issuer or the Agent in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Issuer or the Agent in connection herewith.

9.  PROSPECTUS/REGISTRATION STATEMENT.

9.1 The Issuer has agreed with the Agent to prepare and file a final Prospectus and to use its reasonable best efforts to obtain receipts therefor from the Commissions and to have an Effective Registration with respect to the Underlying Securities on or before the date (the "Qualification Deadline") which is 150 days following the Closing (if such day is not a business day, then the next following business day).

9.2 If either receipts for the final Prospectus have not been issued by the applicable Commissions or an Effective Registration has not occurred before the Qualification Deadline, the Special Warrants shall be deemed to be exercisable into 1.1 Unit Shares (rather than one Unit Share) and 0.55 Unit Warrants (rather than one-half of one Unit Warrant) for no additional consideration.

9.3 Until each of the conditions set forth in Section 10.2 have been satisfied, 15% of the gross proceeds received in connection with the Private Placement in Canada will be maintained in Escrow by Pacific Corporate Trust Company or such other trustee as may be mutually agreed to between the Issuer and the Agent.

10.  COMMISSION TO THE AGENT.

10.1 The Purchaser acknowledges that the Agent will receive from the Issuer a commission in an amount equivalent to 8% of the gross proceeds raised from the Private Placement in Canada provided, however, that the Agent shall receive a commission equivalent to 4% of the gross proceeds raised from the Private Placement in Canada from those persons identified on the President's List as provided by the Issuer and as defined in the Agency Agreement and a Fiscal Advisory Fee equal to 4% of the gross proceeds raised from the Private Placement in the United States. The Purchaser further acknowledges that the Agent will also receive Agent's Warrants (as defined in the Agency Agreement) which will be exercisable into Agent's Compensation Options (as defined in the Agency Agreement) and will entitle the Agent to purchase such number of Units of the Issuer as is equal to 10% of the Special Warrants sold under the Private Placement in the aggregate, inclusive of those Special Warrants sold in the United States, and is further entitled to reimbursement of its expenses in connection with the Private Placement.

10.2 The Purchaser acknowledges that the Agent, its directors, officers, employees, shareholders, affiliates and associates may, from time to time, hold positions in securities of the Issuer and may purchase Special Warrants.

11.  CONDITIONAL UPON REGULATORY APPROVAL.

11.1 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving all necessary regulatory approvals under applicable Securities Laws relating to this subscription and the Private Placement.

12.  CONTRACTUAL RIGHT OF ACTION.

12.1 In the event that the Purchaser becomes entitled under the BC Act, the Alberta Act, the Ontario Act or the Quebec Act to the remedy of rescission by reason of the Prospectus or any amendment thereto containing a misrepresentation, then, subject to any available defenses and limitation periods under applicable securities legislation, the Purchaser will be entitled to rescission not only of the exercise of the Special Warrants purchased, but also of its subscription hereunder, and will be entitled in connection with such rescission to a full refund from the Issuer of all consideration paid to the Issuer on acquisition of such Special Warrants.

13.  NO REVOCATION.

13.1 The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser.

14.  MISCELLANEOUS.

14.1 This Agreement may be delivered by fax and the Issuer and the Agent shall be entitled to rely on a fax copy of this executed Agreement.

14.2 This Agreement is not assignable or transferable by either party without the express written consent of the other.

14.3 This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their respective heirs, executors, administrators, estate trustees, personal representatives, successors and permitted assigns.

14.4 This Agreement is to be read with all changes in gender or number as required by the context.

14.5 This Agreement will be governed by and construed exclusively in accordance with the laws of Ontario and the laws of Canada applicable therein, and the parties irrevocably attorn to and submit to the jurisdiction of the courts of Ontario with respect to any dispute related to this Agreement.

14.6 The parties hereto hereby confirm that they have each requested that this agreement and all other ancillary documentation be drawn up in the English language. Les parties aux presentes reconnaissent que chacune d'elles a exige que cette convention et tout autre document qui y est accessoire soient rediges en anglais.

14.7  Time shall be the essence of this Agreement.

14.8 All dollar amounts referred to in this Agreement and in any schedules hereto refer to the lawful currency of the United
States unless otherwise indicated

14.9 This agreement resulting from the acceptance of this subscription agreement by the Issuer contains the whole agreement between the Issuer and the Purchaser in respect of the subject matter hereof and there are no warranties, representations, terms, conditions, collateral agreements, express, implied or statutory, other than as expressly set forth herein, in the Agency Agreement, and in any amendments hereto or thereto. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery and acceptance of this Subscription Agreement and the closing of the Private Placement.

14.10 The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel returned (the Purchaser) relating to the sale of the Special Warrants to the Purchaser shall be borne by the Purchaser.

                               ACCEPTANCE

This subscription is accepted by the Issuer at Toronto, Ontario. The Issuer represents and warrants to the Purchaser that the representations and warranties made by the Issuer to the Agent in the Agency Agreement are true and correct in all material respects as of this date (save and except as waived by the Agent) and that the Purchaser is entitled to rely thereon.

DATED the    day of      , 2000.

URBANA.CA, INC.
by its authorized signatory:
Signature:
Name & Title:

FOR BRITISH COLUMBIA RESIDENTS ONLY
SCHEDULE "A"
FORM 20A (IP)
Securities Act


Acknowledgement of Individual Purchaser

1.  I have agreed to purchase from Urbana.ca Inc. (the "Issuer")
_____________special warrants (the "Securities") of the Issuer.

2. I am purchasing the Securities as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Securities.

3.  I [tick one]      have      have not      received
an offering memorandum describing the Issuer and the Securities.

4.  I acknowledge that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND

(b) there is no government or other insurance covering the Securities, AND

(c)  I may lose all of my investment, AND

(d) there are restrictions on my ability to resell the Securities and it is my responsibility to find out what those restrictions are and to comply with them before selling the Securities, AND

(e)  I will not receive a prospectus that the British Columbia
Securities Act (the "Act") would otherwise require be given to me because the Issuer has advised me that it is relying on a prospectus exemption, AND

(f) because I am not purchasing the Securities under a prospectus, I will not have the civil remedies that would otherwise be available to me, AND

(g) the Issuer has advised me that it is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 5(g), and as a result I do not have the benefit of any protection that might have been available to me by having a dealer act on my behalf.

5.  I also acknowledge that: [tick one]

(a) I am purchasing Securities that have an aggregate acquisition cost of $97,000 or more, OR

(b) My net worth, or my net worth jointly with my spouse at the date of the agreement of purchase and sale of the security, is not less than $400,000, OR

(c) my annual net income before tax is not less than $75,000, or my annual net income before tax jointly with my spouse is not less than $125,000, in each of the two most recent calendar years, and I reasonably expect to have annual net income before tax of not less than $75,000 or annual net income before tax jointly with my spouse of not less than $125,000 in the current calendar year, OR

(d)  I am registered under the Act, OR

(e) I am a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

(f) I am a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

(g)  I am purchasing securities under section 128(c)
($25,000 - registrant required) of the Rules, and I have spoken to a person [Name of registered person:]
(the "Registered Person") who has advised me that the Registered Person is registered to trade or advise in the Securities and that the purchase of the Securities is a suitable investment for me.

6. If I am an individual referred to in paragraph 5(b), 5(c), or 5(d), I acknowledge that, on the basis of information about the Securities furnished by the Issuer, I am able to evaluate the risks and merits of the Securities because: [tick one]

(a)  of my financial, business or investment experience, OR

I (b) have received advice from a person [Name of adviser:] (the "Adviser")] who has advised me that the Adviser is:

(i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, and

(ii) not an insider of, or in a special relationship with, the Issuer.

The statements made in this report are true.

DATED:       , 2000.

Purchaser's Signature:
Print Name:
Address:

                              EX-4.5
      FORM OF UNIT WARRANTS TO SUBSCRIBE FOR COMMON SHARES

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SHARE PURCHASE WARRANT AGREEMENT DATED AS OF APRIL 27, 2000, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

                      FORM OF UNIT WARRANTS TO
                     SUBSCRIBE FOR COMMON SHARES
                                OF
                         URBANA.CA, INC.
       (Incorporated under the laws of the State of Nevada)

Number of Unit Warrants represented
By this Certificate:
______________


Certificate Number:
____________


THIS CERTIFIES THAT, for value
received, ____________________________ (the "Holder"), is
entitled to purchase, at the price of US$5.00 per Common Share, one Common Share of Urbana.ca, Inc. (the "Issuer") for each of the Unit Warrants evidenced hereby, subject to adjustment as herein set forth, at any time prior to 4:30 p.m. (Toronto time) on April 26, 2002 (the "Expiry Date"):

The following provisions shall be applicable to the Unit
Warrants:

1.  Interpretation

1.1  Currency

All dollar amounts referred to herein shall be in lawful money of the United States.

1.2  Defined Term

As used herein, the following words and phrases shall have the following meanings respectively:

(a) "Business day" means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver;

businessday means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver;

(b)  "Close of business" means 4:30 p.m. (Toronto time);

(c) Common Shares" means the common shares with a par value of $0.001 per share in the capital of the Issuer whether issued or unissued, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination, or consolidation thereof, or successive such changes, reclassifications, subdivisions, redivisions, reductions, combinations or consolidations, and subject to adjustment, if any, having been made in accordance with the provisions of the Share Purchase Warrant Agreement, "Common Shares" shall thereafter mean the shares resulting from such change, reclassification, subdivision, redivision, reduction or combination;

(d)  "Exercise Price" means US$5.00 per Common Share;

ExercisePrice means US$5.00 per Common Share, unless such price shall have been adjusted in accordance with the provisions of Section 2.1 hereof, in which case it shall mean the adjusted price in effect at such time;

(e) "Herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Unit Warrant certificate and not to any particular section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

herein, hereto, hereunder, hereof, hereby and similar expressions mean or refer to this Unit Warrant certificate and not to any particular section, clause, subclause, subdivision or portion hereof, and the expressions, Section, clause and subclause followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

(f) "Holders" means the registered holders of Unit Warrants for the time being;

(g)  "Share Purchase Warrant Agreement" means the agreement dated
April 27, 2000 entered into between the Issuer and the Trustee regarding the Unit Warrants;

(h) "Time of Expiry" means 4:30 p.m. (Toronto time) on the Expiry Date;

(i)  "Trustee" means Pacific Corporate Trust Company, of
Vancouver, British Columbia, or any other trust corporation as the Issuer may appoint from time to time as the trustee of the Unit Warrants pursuant to the Unit Warrant Agreement.

(j)  "Unit Warrants" means the warrants evidenced hereby; and

(k) "Unit Warrant Register" means the register to be maintained by the Trustee in accordance with the Unit Warrant Agreement.

1.3  Manner of Exercise; Issuance of Certificates

The Holder may exercise its right to convert the Unit Warrants evidenced by this certificate, in whole or in part, for Common Shares hereunder, at any time prior to the Time of Expiry, by the surrender to the Trustee at 830-625 Howe Street, Vancouver, British Columbia, V6C 3B8 prior to the close of business on any business day, or at such other address as the Issuer may designate by notice in writing to the Holder at the address of the Holder appearing on the Unit Warrant Register, together with
(a) a completed subscription in the form attached as Schedule "A" hereto (the "Unit Warrant Subscription Form"); and (b) a certified cheque, money order or bank draft payable to or to the order of the Issuer in lawful money of Canada in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made. The Special Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Trustee.

1.4  No Fractional Shares

Notwithstanding any adjustments provided for in Section 2.1 hereof or otherwise, the Issuer shall not be required upon the exercise of any Unit Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder. Reference should be made to the Share Purchase Warrant Agreement for provisions regarding cash compensation which may be payable to the Holder in circumstances where a fractional Common Share would, but for this section, have been issued upon exercise of a Unit Warrant.

2.  Adjustments

The exercise of the Unit Warrants represented hereby is subject to adjustment in accordance with the provisions of the Share
Purchase Warrant Agreement including, without limitation, Article
7 thereof.

3.  Transfer of Unit Warrants

The Unit Warrants evidenced hereby and the securities issuable upon exercise thereof may be subject to hold periods and resale restrictions under applicable securities laws and, if so, may not be traded except as permitted by such securities laws. Holders should consult with the Holder's professional advisor in order to assess the legal aspects of a transfer of the Unit Warrants evidenced hereby and/or the securities issuable upon exercise thereof.

Subject to the foregoing, the Holder may transfer the Unit
Warrants evidenced hereby either in whole or in part, using the transfer form in the form attached as Schedule "B" hereto. Every transfer of Unit Warrants, in order to be effective, must be in compliance with applicable securities laws and with the provisions of the Warrant Agreement.

4.  Not a Shareholder

Nothing in this certificate or in the holding of a Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer.

5.  Partial Exercise

The Holder may subscribe for and acquire a number of Common Shares less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Common Shares which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

6.  Provisions of Share Purchase Warrant Agreement

This certificate and the Unit Warrants represented hereby are subject in their entirety to the provisions of the Share Purchase Warrant Agreement. Reference is made to the Share Purchase Warrant Agreement and any instruments supplemental thereto for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which the Unit Warrants are, or are to be issued and held, with the same effect as if the provisions of the Share Purchase Warrant Agreement and all instruments supplemental thereto were herein set forth. By acceptance hereof, the Holder assents to all provisions of the Share Purchase Warrant Agreement. In the event of a conflict between the provisions of this Unit Warrant Certificate and the Unit Warrant Agreement, the provisions of the Share Purchase Warrant Agreement shall govern.

7.  Time of the Essence

Time shall be of the essence hereof.

8.  Number and Gender

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

9.  Headings

The division of this Warrant certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

10.  Binding Effect

The terms and conditions of the Unit Warrants as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, estate trustees, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and shall be binding upon the Issuer and its successors and assigns.

11.  Severability

In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Unit Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

12.  Language

The parties hereto hereby confirm that they have each requested that this certificate be drawn up in the English language.

13.  Certification

This Unit Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee.

IN WITNESS WHEREOF the Issuer has caused this certificate to be signed by its duly authorized officer as of the ____ day of _________________, 2000.

URBANA.CA, INC.

By: __________________________________

CERTIFIED BY
PACIFIC CORPORATE TRUST COMPANY, Trustee


By: _________________________________

                            SCHEDULE "A"
                   EXERCISE AND SUBSCRIPTION FORM

TO:     PACIFIC CORPORATE TRUST COMPANY
        830-625 Howe Street
        Vancouver, B.C.   V6C 3B8
        Attention:  Client Services

RE:  UNIT WARRANT CERTIFICATE NUMBER: _______________

The undersigned holder of the attached Unit Warrant certificate hereby irrevocably subscribes for _________________________Common Shares of URBANA.CA, INC. (the "Issuer") pursuant to the terms of the Unit Warrants specified in such certificate and the Unit Warrant Agreement dated ___________________, 2000 entered into between the Issuer and Pacific Corporate Trust Company, as trustee, at a price of US$5.00 per share, and encloses and tenders herewith a certified cheque, bank draft or money order payable at par to or to the order of Urbana.ca, Inc. in lawful money of the United States, for an aggregate subscription price of $____________.

DATED this                  day of                          .
(Please complete date including year

NAME:______________________________
Signature:____________________________
Registration
Instructions:__________________________

Please check box if the Common Share certificates are to be delivered at the office of the Issuer, failing which the Common
Share certificates will be mailed to the subscriber at the address set out above.

If any Unit Warrants represented by this certificate are not being exercised, a new Unit Warrant certificate will be issued and delivered with the Common Share certificates.

                          SCHEDULE "B"
                          TRANSFER FORM

TRANSFER OF THE UNIT WARRANTS IS RESTRICTED - REFER TO THE TERMS
OF THE ATTACHED CERTIFICATE.

FOR VALUE RECEIVED, the undersigned transfers to



(Print name and address of transferee)

the Unit Warrants represented by the attached certificate.

DATED:

Signature guarantee:


(the Holder's signature must be guaranteed Signature of Registered Holder (or its representative by a Canadian chartered bank or trust company if the Holder is not an individual) or medallion guaranteed by a member of a recognized member guarantee program.


Name of Registered Holder


Name and Title of Person signing on behalf of the Holder (if the Holder is not an individual)

                                    EX-4.6

FORM OF NONASSIGNABLE AGENT'S COMPENSATION OPTIONS TO ACQUIRE UNITS


THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

                             FORM OF NON-ASSIGNABLE
                 AGENT'S COMPENSATION OPTIONS TO ACQUIRE UNITS
                  (EACH UNIT CONSISTING OF ONE UNIT SHARE AND
                      ONE-HALF OF ONE UNIT AGENT'S WARRANT)

                                        OF

                                    URBANA.CA, INC.
             (Incorporated under the laws of the State of Nevada)

Number of Agent's Compensation Options represented
by this Certificate: ______________Certificate Number:
_____________

THIS CERTIFIES THAT, for value received, National Bank Financial ITF Groome Capital com. Inc. is entitled to receive, upon exercise and payment of $1.25 per Unit, one Unit of URBANA.CA, INC. (the "Issuer") for each of the Agent's Compensation Options evidenced hereby, subject to adjustment as herein set forth, at any time prior to 4:30 p.m. (Toronto time) on April 26, 2002 (the "Expiry Date"). The following provisions shall be applicable to the Agent's Compensation Options:

1.  Interpretation

1.1  Currency

All dollar amounts referred to herein shall be in lawful money of the United States.

1.2  Defined Terms

As used herein, the following words and phrases shall have the following meanings respectively:

(a) "Agency Agreement" means the agency agreement entered into between the Holder and the Issuer dated as of April 10, 2000;

(b) "Agent's Compensation Options" means the compensation options evidenced hereby;

(c) "Agent's Warrants" means the agent's warrants issued pursuant to the Agency Agreement;

(d) "Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Commissions and the securities legislation and polices of each other relevant jurisdiction in Canada, U.S. Securities Laws and the applicable rules, regulations and policies of the Exchange;

(e) "Business day" means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver;

(f)  "Close of business" means 4:30 p.m. (Toronto time);

(g)  "Closing Date" means April 27, 2000;

(h)  "Commissions" means the Alberta Securities Commission, the
British Columbia Securities Commission, the Ontario Securities
Commission and the Commission des valuers (Quebec Securities Commission);

(i) "Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Issuer; provided that if the exercise rights are subsequently adjusted or altered pursuant to Section 2, "Common Shares" will thereafter mean the shares or other securities or property that the Holder is entitled to on an exchange after the adjustment;

(j) "Convertible Security" means a security of the Issuer (other than the Special Warrants and the Agent's Compensation Options) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(k) "Current Market Price" at any date means the average of the closing prices of the Common Shares at which the Common Shares have traded on the NASDAQ OTC Bulletin Board, or, if the Common Shares in respect of which a determination of current market price is being made are not listed on the NASDAQ OTC Bulletin Board, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors and approved by the Trustee, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots o the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors and approved by the Trustee;

(l) "Dividends Paid In The Ordinary Course" means dividends paid in any financial year of the Issuer, whether in (i) cash, (ii) shares of the Issuer, (iii) warrants or similar rights to purchase any shares of the Issuer or property or other assets of the Issuer at a purchase or exercise price of at least 110% of the fair market value of the shares or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Issuer, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

(i) the lesser of 50% of the retained earnings of the Issuer as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Issuer on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii) 100% of the consolidated net earnings from continuing operations of the Issuer, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recently audited financial statements of the Issuer);

(m) "Director" means a director of the Issuer for the time being, and unless otherwise specified herein, "by the directors" means action by the directors of the Issuer as a board or, whenever duly empowered, action by any committee of such board;

(n) "Effective Registration" shall have the same meaning as ascribed to such term in the Special Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company save and except that such definition shall be deemed to include the Unit Shares issuable upon the exercise of the Agent's
Compensation Options and the Warrant Shares issuable upon the exercise of the Unit Agent's Warrants as such terms are defined herein.

(o)  "Exchange" means Over the Counter Bulletin Board in the United
States;

(p) "Exchange Number" means the number of securities to be received by the Holder upon exercise of the Agent's Compensation Options, as may be adjusted under the provisions of Section 2;

(q) "Exercise Date" means the date upon which the Holder exercises its subscription rights hereunder pursuant to Section 1.3 hereof;

(r) "Exercise Period" means the period during which the Holder may exercise the Agent's Compensation Options , commencing on the Closing Date and ending at the Time of Expiry;

(s) "Herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Agent's Compensation Options certificate and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

(t)  "Holder" means National Bank ITF Groome Capital.com Inc.;

(u) "Private Placement" means the offering of Special Warrants pursuant to the Agency Agreement;

(v) "Qualification Date" means the date on which all of the Commissions have issued the Receipts;

(w) "Qualification Deadline" means on or before 5:00 p.m. (Toronto time) on September 25, 2000 which is the first business day 150 days after the Closing Date or such later date as may be approved by the Holder in its sole and absolute discretion by written notice to Pacific Corporate Trust Company not less than five business days prior to the expiry of such 150 day period;

(x) "Qualifying Prospectus" means the (final) prospectus and any amendment thereto required to be filed with the Commissions pursuant to Applicable Securities Laws, in respect of the distribution, inter alia, of the Agent's Compensation Options upon the exercise of the Agent's Warrants and as referred to in the Agency Agreement;

(y) "Receipts" means collectively, the receipts for the final Qualifying Prospectus to be issued by the Canadian Commissions and confirmation of filing with the Securities and Exchange Commission of an effective resale and registration statement registering these securities and the Special Warrants for resale in the United States of America;

(z) "Registration Statement" means a Registration Statement of the Company under the 1933 Act;

(aa)  "Regulatory Authorities" means the Exchange and the Commissions;

(bb)  "SEC" means the United States Securities and Exchange Commission;

(cc)  "Shareholder" means a holder of record of one or more Common
Shares;

(dd) "Special Warrants" means the special warrants issued upon closing of the Private Placement and subject to the terms and provisions of a special warrant agreement, dated April 27, 2000, between Pacific Corporate Trust Company and the Issuer;

(ee)  "Time of Expiry" means 4:30 p.m., Toronto time, on the Expiry
Date;

(ff) "Trading day" with respect to a stock exchange means a day on which such stock exchange is open for business;

(gg)  "Unit Purchase Price" means US$1.25 per Unit;

(hh) "Unit Shares" means the previously unissued Common Shares which are issuable upon the exercise of the Agent's Compensation
Options;

(ii) "Unit Agent's Warrants" means the share purchase warrants of the Issuer which are issuable upon the exercise of the Agent's
Compensation Options, each one Unit Agent's Warrant entitling the holder to acquire one Common Share at a price of US$5.00 each on or before April 26, 2002;

(jj) "U.S. Securities Laws" means collectively, all applicable federal and state laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases, and rulings of the SEC and any applicable state securities regulatory authorities;

(kk) "Warrant Shares" means the Common Shares issuable by the Issuer upon the exercise of the Unit Agent's Warrants;

(ll) "1933 Act" means the United States Securities Act of 1933, as amended.

1.3  Manner of Exercise; Issuance of Certificates

The Holder may exercise its right to convert the Agent's Compensation Options evidenced by this certificate for Units hereunder at any time prior to the Time of Expiry, by the surrender to the Issuer at 22 Haddington Street, Cambridge, Ontario of this Agent's Compensation Options certificate, together with a completed subscription in the form attached as Schedule "A" hereto (the "Agent's Compensation Options Subscription Form"), together with the full Unit Purchase Price payable by certified cheque or bank draft, prior to the close of business on any business day, or at such other address as the Issuer may designate by notice in writing to the Holder. The Unit Shares and the Unit Agent's Warrants subscribed for shall be deemed to be issued to the Holder as the owner of record of such securities as of the close of business on the date on which this Agent's Compensation Options certificate shall have been so surrendered. The Agent's Compensation Options shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Issuer. Certificates for the Unit Shares and the Unit Agent's Warrants so subscribed for shall be delivered to the Holder within a reasonable time, not exceeding five business days, after the subscription right provided for herein has been so exercised.

1.4  No Fractional Shares

Notwithstanding any adjustments provided for in Section 2.1 hereof or otherwise, the Issuer shall not be required upon the exercise of any Agent's Compensation Options to issue fractional Unit Shares in satisfaction of its obligations hereunder. Where a fractional Unit Share would, but for this Section 1.4, have been issued upon exercise of an Agent's Compensation Option, in lieu thereof, there shall be paid to the Holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of this certificate and the duly completed Agent's Compensation Options Subscription Form, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Issuer shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

2.  Adjustments

2.1

(a) The rights of the Holder, including the number of Units for which the Holder may subscribe upon exercise of the Agent's
Compensation Options, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

(b) The Exchange Number in effect at any date will be subject to adjustment from time to time as follows:

(i) Share Reorganization: If and whenever at any time during the Exercise Period, the Issuer shall (A) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (B) consolidate or combine or reduces the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or Convertible Securities to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exchange Number will, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Number in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under Section 2.1(b)(i) and (ii) hereof. Upon any adjustment of the Exchange Number pursuant to this paragraph 2.1(b)(i), the number of Unit Shares subject to the right of purchase under each Unit and the number of Warrant Shares subject to the right of purchase under each Unit Agent's Warrant not previously exercised will be contemporaneously adjusted by multiplying the number of Unit Shares or Warrant Shares, respectively, which theretofore may have been purchased under such Unit or Unit Agent's Warrant by a fraction, the numerator of which shall be the Exchange Number in effect immediately before such adjustment and the denominator shall be the Exchange Number resulting from such adjustment. For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section 2.1(b)(i) there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities which, for greater certainty, includes the unexercised
Special Warrants and Unit Agent's Warrants.

(ii) Rights Offering: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or Convertible Securities) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange
Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional
Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common
Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section
2.1(b)(ii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii) Special Distribution: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than shares distributed to holders of Common Shares pursuant to the exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares, (B) rights, options or warrants (other than Unit Agent's Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common
Shares, of at least 95% of the Current Market Price at the record date for such distribution), (C) evidences of indebtedness, or (D) any other assets including shares of other corporations (excluding cash dividends that holders of the Special Warrants receive under the provisions of the Special Warrant Indenture) in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under Sections 2.1(b)(i) or (ii) above, the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Issuer announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(iii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c) Capital Reorganization: If and whenever at any time from the date hereof during the Exercise Period there is a reorganization of the Issuer not otherwise provided for in Section 2.1(b)(i) or a consolidation or merger or amalgamation of the Issuer with or into another body corporate or other entity including a transaction whereby all or substantially all of the Issuer's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), the Holder of any Agent's Compensation Options which have not been exercised prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of the Holder's right at any time after the effective date of the Capital Reorganization, in lieu of the number of Agent's Compensation Options to which it would have been entitled to receive upon exercise of the Agent's Compensation Options, the aggregate number of shares or other securities or property of the Issuer, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, it had been the holder of the number of Agent's Compensation Options to which immediately before the transaction he was entitled upon exercise of the Agent's Compensation Options; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the Holder will thereafter be entitled to receive the number of shares or other securities or property of the Issuer, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.

(d) Reclassification of Common Shares: If the Issuer reclassifies or otherwise change the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that if the Holder exercises its rights thereafter it will be entitled to receive such shares as it would have been entitled to receive upon exercise of the Agent's Compensation Options had they exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, to those contained in this Section 2.

2.2  Rules Regarding Calculation of Adjustment of Exchange Number

(a) The adjustments and readjustments provided for in this Section 2 are cumulative and subject to subsection 2.2(b), will apply
(without duplication) to successive issues subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Agent's Compensation Options.

(b) No adjustment in the Exchange Number is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exchange Number; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c) No adjustment in the Exchange Number will be made in respect of any event described in Section 2.1, other than the events referred to in Section 2.1(b)(i)(A) and (B), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Agent's Compensation
Options evidenced by this certificate prior to or on the effective date or record date of such event.

(d)  No adjustment in the Exchange Number will be made under Section
2.1 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary
Course.

(e) If at any time a dispute arises with respect to adjustments of the Exchange Number, such dispute will be conclusively determined by the auditors of the Issuer or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Issuer and any such determination, subject to any necessary regulatory approval, will be binding upon the Issuer and the Holder.

(f) If and whenever at any time from the date hereof during the Exercise Period the Issuer takes any action affecting the Common Shares, other than action described in Section 2.1, which in the opinion of the board of directors of the Issuer would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Issuer in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Issuer so as to provide for an adjustment on or prior to the effective date of any action by the Issuer affecting the Common Shares will be conclusive evidence that the board of directors of the Issuer has determined that it is equitable to make no adjustment in the circumstances.

(g) If the Issuer sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter legally abandons its plans to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exchange Number will be required by reason of the setting of such record date.

(h) As a condition precedent to the taking of any action which would require any adjustment to the Agent's Compensation Options evidenced hereby, including the Exchange Number, the Issuer shall take any corporate action which may be necessary in order that the Issuer have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(i) The Issuer will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 2.1, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exchange Number.

(j) The Issuer covenants to and in favor of the Holder that so long as any of the Agent's Compensation Options evidenced by this certificate remain outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Section 2.1 which may give rise to an adjustment in the Exchange Number, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event to the extent determinable, any adjustment required and the computation of such adjustment; provided that the Issuer is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than fourteen days in each case prior to such applicable record date or effective date.

(k) In any case where the application of any of this section 2 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Securities to which the Holder is entitled by reason of the increase of the Exchange Number but the Securities will be so issued and delivered to that holder upon completion of that event or period, with the number of those Securities calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Securities are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Securities.

2.3  Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Issuer as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Issuer) will be bound by the provisions of this certificate and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this certificate to be performed by the Issuer.

2.4 Regarding the Special Warrant Agreement and Share Purchase Warrant Agreement. For greater clarity, the provisions of this section 2 are not intended to and shall not give the Holder rights in excess of or lesser than those rights granted in the Special Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company and the Share Purchase Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company (collectively, the "Agreements") with respect to the adjustment provisions contained in Article 7 of the respective agreements. To the extent there is any inconsistency between the adjustment provisions between the adjustment provisions herein and those contained in the Agreements, such inconsistently shall be resolved such that the Holder herein shall have the same adjustment rights as contained in the Agreements

3.  Covenants

The Issuer covenants and agrees that so long as any Agent's
Compensation Options evidenced hereby remain outstanding it will:

(a) at all times ensure that there are a sufficient number of Common Shares authorized to be issued upon the exercise of the Agent's
Compensation Options and the Unit Agent's Warrants; provided that nothing herein contained shall affect or restrict the right of the Issuer to issue Common Shares from time to time subject to the terms and conditions of the Agent's Compensation Options;

(b) at all times ensure that the Common Shares issued under the Agent's Compensation Options and the Unit Agent's Warrants will, upon payment therefor of the amount at which such Common Shares may be purchased, be issued as fully paid and non-assessable free from all taxes, liens, and charges with respect to the issue thereof and upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding common stock of the Issuer are then listed or shall be eligible for inclusion in the NASDAQ National Market or the NASDAQ SmallCap Market if the other shares of outstanding common stock of the Company are so included;

(c) preserve and maintain its corporate existence, and will use its best efforts to ensure that the Common Shares outstanding or issuable from time to time upon the exercise of the Agent's Compensation Options and the Unit Agent's Warrants are listed and may be traded through the NASDAQ OTC Bulletin Board and that it will use its commercial best efforts to list the Common Shares issuable upon the exercise of the Agent's Compensation Options and Unit Agent's Warrants and all other outstanding shares of its common stock on the NASDAQ National Market or if the Issuer does not meet the listing requirements of the NASDAQ National Market on the NASDAQ SmallCap Market as soon as possible after the Closing Date;

(d) it will use its commercial best efforts to have an Effective Registration and to have the Receipts issued by the Commissions on or before the Qualification Deadline and will, in the event that either an Effective Registration is not filed or the Receipts are not issued on or before the Qualification Deadline, continue to use its commercial best efforts to file an Effective Registration and / or obtain the Receipts thereafter, as the case may be. Moreover, the Issuer covenants that if any securities to be reserved for the purpose of the exercise of the Special Warrants or the exercise of the Unit Warrants require registration with, or approval of, any governmental authority under any U.S. Securities Laws before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and expeditiously as reasonably possible to endeavor to secure such registration or approval. The Issuer will use commercial best efforts to obtain appropriate approvals or registrations under state "Blue Sky" security laws as applicable;

(e) the Issuer will maintain its status as a reporting issuer in the Qualifying Provinces and as a "reporting company" with a class of equity securities registered pursuant to section 12(g) of the United States Securities Act of 1934 not in default of any reporting or filing requirements under U.S. Securities Laws thereafter and it will make all requisite filings under Applicable Securities Laws and stock exchange rules to report the exercise of the right to acquire the Unit Shares and the Unit
Agent's Warrants, pursuant to the Agent's Compensation Options;
and

(f) the Issuer will send a written notice to the Holder at the address of the Holder provided in Section 11, of the issuance of the Receipts, together with a commercial copy of the Qualifying Prospectus, as soon as practicable but, in any event, not later than five business days after the issuance of the Receipts.

4.  Transfer of Agent's Compensation Options

The Agent's Compensation Options evidenced hereby are non-assignable.

5.  Not a Shareholder

Nothing in this certificate or in the holding of an Agent's Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer.

6.  Partial Exercise

The Holder may subscribe for and acquire a number of Unit Shares and Unit Agent's Warrants less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Agent's Compensation Options certificate in respect of the balance of the Units which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

7.  No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Issuer to issue any securities except those securities in respect of which the Holder shall have exercised its right to subscribe hereunder in the manner provided for herein.

8.  Representation and Warranty

The Issuer hereby represents and warrants with and to the Holder that the Issuer is duly authorized and has the corporate and lawful power and authority to create and issue the Agent's Compensation Options evidenced hereby and the Unit Shares and Unit Agent's Warrants issuable upon the exercise of the Agent's Compensation Options and to perform its obligations hereunder and that the Agent's Compensation Options evidenced hereby represent a valid, legal and binding obligation of the Issuer enforceable in accordance with their terms.

9.  Protection of Shareholders, Officers and Directors

The Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Issuer in their capacity as such, either directly or through the Issuer, relating to any obligations, representations, warranties and covenants under this certificate, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Issuer. Accordingly, the obligations under this certificate are not personally binding upon, nor will resort hereunder be had to, the privately property of any of the past, present or future directors, officers, shareholders, employees or agents of the Issuer but only the property of the Issuer (or any successor corporation) will be bound in respect hereof. The protection afforded under this paragraph shall not extend to any misrepresentations knowingly made.

10.  Lost Certificate

If this Agent's Compensation Options certificate becomes stolen, lost, mutilated or destroyed, the Issuer may, on such terms as it may in its discretion impose, including the requirement to provide a bond of indemnity, respectively issue and countersign a new Agent's Compensation Options certificate of like denomination, tenure and date as the certificate so stolen, lost, mutilated or destroyed.

11.  Notice

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 11. Notice and other communications shall be addressed as follows:

in the case of the Issuer:

Urbana.ca, Inc.
22 Haddington Street
Cambridge, ON  N1R 2B9
Attention:    Jason Cassis
Fax:   (519) 740-1190

with a copy to:

Maitland & Company
Barristers & Solicitors
700 - 625 Howe Street
Vancouver, B.C.   V6C 2T6
Attention:   Christopher D. Farber
Fax:   (604) 681-3896

in the case of the Holder:

Groome Capital.com Inc.
20 Toronto Street, Suite 900
Toronto, Ontario   M5C 2B8
Attention:   Gordon Larock
Fax:  (416) 861-9992

with a copy to:

Fraser Milner
1 First Canadian Place
100 King Street West
Toronto, Ontario   M5X 1B2
Attention: Mr. Rubin Rapuch
Fax:   (416) 863-4592

12.  Governing Law

The Agent's Compensation Options shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

13.  Time of the Essence

Time shall be of the essence hereof.

14.  Business Day

In the event that any date upon or by which any other action is required to be taken by the Issuer or the Holder is not a business day, then such action shall be required to be taken on or by the next succeeding day which is a business day.

15.  Number and Gender

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

16.  Headings

The division of this certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

17.  Binding Effect

The terms and conditions of the Agent's Compensation Options as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Issuer and its respective successors and assigns.

18.  Severability

In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Agent's Compensation Options may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

IN WITNESS WHEREOF the Issuer has caused this certificate to be signed by its duly authorized officer this 27th day of ________________, 2000.

URBANA.CA, INC.

By: __________________________________

                                  SCHEDULE "A"
                       EXERCISE AND SUBSCRIPTION FORM

TO:  URBANA.CA, INC.

RE:     AGENT'S COMPENSATION OPTIONS CERTIFICATE NUMBER: __________

The undersigned holder of the attached Agent's Compensation
Options certificate hereby irrevocably exercises its rights to acquire, at a price of US$1.25 per Unit, and subscribes for ___________ Units, each Unit consisting of one (1) Unit Share and one-half of one Unit Agent's Warrant of URBANA.CA, INC. pursuant to the terms of the Agent's Compensation Options specified in the attached certificate.

DATED this      day of                 .
(Please complete date including year)

NAME:


Signature:


Registration instructions:

Please check box if the Unit Shares and Unit Agent's Warrants certificates are to be collected from the Issuer's office, failing which they will be mailed to the subscriber at the address set out above.

If any Agent's Compensation Options represented by this certificate are not being exercised, a new Agent's Compensation
Options certificate will be issued and delivered with the Unit Shares and Unit Agent's Warrants certificates.

                                  EX-4.7

      FORM OF NONASSIGNABLE AGENT'S WARRANTS TO ACQUIRE COMMON SHARES


THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

                            FORM OF NON-ASSIGNABLE
                         AGENT'S WARRANTS TO ACQUIRE
                                COMMON SHARES
                                     OF
                              URBANA.CA, INC.
          (Incorporated under the laws of the State of Nevada)

Number of Unit Agent's Warrants represented
by this Certificate: _____________              Certificate Number:
_____________

THIS CERTIFIES THAT, for value received, National Bank Financial ITF Groome Capital.com Inc. is entitled to receive, upon exercise and payment of US$5.00 per Warrant Share, one Warrant Share of URBANA.CA, INC. (the "Issuer") for each of the Unit Agent's Warrants evidenced hereby, subject to adjustment as herein set forth, at any time prior to 4:30 p.m. (Toronto time) on April 26, 2002 (the "Expiry Date"). The following provisions shall be applicable to the Agent's Unit
Warrants:

1.  Interpretation

1.1  Currency

All dollar amounts referred to herein shall be in lawful money of the United States.

1.2  Defined Terms

As used herein, the following words and phrases shall have the following meanings respectively:

(a) "Agency Agreement" means the agency agreement entered into between the Holder and the Issuer dated as of April 10, 2000;

(b) "Agent's Warrants" means the agent's warrants issued pursuant to the Agency Agreement;

(c) "Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Commissions and the securities legislation and polices of each other relevant jurisdiction in Canada, U.S. Securities Laws and the applicable rules, regulations and policies of the Exchange;

(d)  "Business day" means a day other than a Saturday, Sunday, or any
statutory or civic holiday i	in the City of Vancouver;

(e)  "Close of business" means 4:30 p.m. (Toronto time);

(f)  "Closing Date" means April 27, 2000;

(g)  "Commissions" means the Alberta Securities Commission, the
British Columbia Securities Commission, the Ontario Securities
Commission; the Commission des valuers (Quebec Securities Commission);

(h) "Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Issuer; provided that if the exercise rights are subsequently adjusted or altered pursuant to Section 2, "Common Shares" will thereafter mean the shares or other securities or property that the Holder is entitled to on an exchange after the adjustment;

(i) "Convertible Security" means a security of the Issuer (other than the Special Warrants and the Agent's Compensation Options) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(j) "Current Market Price" at any date means the average of the closing prices of the Common Shares at which the Common Shares have traded on the NASDAQ OTC Bulletin Board, or, if the Common Shares in respect of which a determination of current market price is being made are not listed on the NASDAQ OTC Bulletin Board, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors and approved by the Trustee, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots o the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors and approved by the Trustee;

(k) "Dividends Paid In The Ordinary Course" means dividends paid in any financial year of the Issuer, whether in (i) cash, (ii) shares of the Issuer, (iii) warrants or similar rights to purchase any shares of the Issuer or property or other assets of the Issuer at a purchase or exercise price of at least 110% of the fair market value of the shares or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Issuer, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

(i) the lesser of 50% of the retained earnings of the Issuer as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Issuer on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii) 100% of the consolidated net earnings from continuing operations of the Issuer, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recently audited financial statements of the Issuer);

(l) "Director" means a director of the Issuer for the time being, and unless otherwise specified herein, "by the directors" means action by the directors of the Issuer as a board or, whenever duly empowered, action by any committee of such board;

(m) "Effective Registration" shall have the same meaning as ascribed to such term in the Special arrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company save and except that such definition shall be deemed to include the Unit Shares issuable upon the exercise of the Agent's Compensation
Options and the Warrant Shares issuable upon the exercise of the Unit Agent's Warrants as such terms are defined herein;

(n)  "Exchange" means the Over the Counter Bulletin Board in the
United States;

(o) "Exchange Number" means the number of securities to be received by the Holder upon exercise of the Unit Agent's Warrants , as may be adjusted under the provisions of Section 2;

(p) "Exercise Date" means the date upon which the Holder exercises its subscription rights hereunder pursuant to Section 1.3 hereof;

(q) "Exercise Period" means the period during which the Holder may exercise the Unit Agent's Warrants, commencing on the Closing
Date and ending at the Time of Expiry;

(r) "Herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Unit Agent's Warrants certificate and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

(s)  "Holder" means Groome Capital.com Inc.;

(t) "Private Placement" means the offering of Special Warrants pursuant to the Agency Agreement;

(u) "Qualification Date" means the date on which all of the Commissions have issued the Receipts;

(v) "Qualification Deadline" means on or before 5:00 p.m. (Toronto time) on September 25, 2000 which is the first business day 150 days after the Closing Date or such later date as may be approved by the Holder in its sole and absolute discretion by written notice to Pacific Corporate Trust Company not less than five business days prior to the expiry of such 150 day period;

(w) "Qualifying Prospectus" means the (final) prospectus and any amendment thereto required to be filed with the Commissions pursuant to Applicable Securities Laws, referred to in the Agency
Agreement;

(x) "Receipts" means, collectively, the receipts for the final Qualifying Prospectus to be issued by the Canadian Commissions and confirmation of filing an effective resale registration statement registering these securities and the Special Warrants for resale in the United States of America;

(y) "Registration Statement" means a Registration Statement of the Company under the 1933 Act;

(z)  "Regulatory Authorities" means the Exchange and the Commissions;

(aa)  "SEC" means the United States Securities and Exchange Commission;

(bb)  "Shareholder" means a holder of record of one or more Common
Shares;

(cc) "Special Warrants" means the special warrants issued upon closing of the Private Placement and subject to the terms and provisions of a special warrant agreement, dated April 27, 2000, between Pacific Corporate Trust Company and the Issuer;

(dd)  "Time of Expiry" means 5:00 p.m., Toronto time, on the Expiry
Date;

(ee) "Trading day" with respect to a stock exchange means a day on which such stock exchange is open for business;

(ff) "Unit Agent's Warrants" means the share purchase warrants of the Issuer evidenced hereby;

(gg) "U.S. Securities Laws" means collectively, all applicable federal and state laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases, and rulings of the SEC and any applicable state securities regulatory authorities;

(hh)  "Warrant Share Purchase Price" means US$5.00 per Common Share;

(ii) "Warrant Shares" means the Common Shares issuable by the Issuer upon the exercise of the Unit Agent's Warrants.

(jj) "1933 Act" means the United States Securities Act of 1933, as amended.

1.3  Manner of Exercise; Issuance of Certificates

The Holder may exercise its right to convert the Unit Agent's Warrants evidenced by this certificate for Warrant Shares hereunder at any time prior to the Time of Expiry, by the surrender to the Issuer at 22 Haddington Street, Cambridge, Ontario of this Unit Agent's Warrants certificate, together with a completed subscription in the form attached as Schedule "A" hereto (the "Unit Agent's Warrants Subscription Form"), together with the full Warrant Share Purchase Price payable by certified cheque or bank draft, prior to the close of business on any business day, or at such other address as the Issuer may designate by notice in writing to the Holder. The Warrant Shares subscribed for shall be deemed to be issued to the Holder as the owner of record of such securities as of the close of business on the date on which this Unit Agent's Warrants certificate shall have been so surrendered. The Unit Agent's Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Issuer. Certificates for the Warrant Shares so subscribed for shall be delivered to the Holder within a reasonable time, not exceeding five business days, after the subscription right provided for herein has been so exercised.

1.4  No Fractional Shares

Notwithstanding any adjustments provided for in Section 2.1 hereof or otherwise, the Issuer shall not be required upon the exercise of any Unit Agent's Warrants to issue fractional Warrant Shares in satisfaction of its obligations hereunder. Where a fractional Warrant Share would, but for this Section 1.4, have been issued upon exercise of a Unit Agent's Warrants, in lieu thereof, there shall be paid to the Holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of this certificate and the duly completed Unit Agent's Warrants Subscription Form, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Issuer shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

2.  Adjustments

2.1

(a) The rights of the Holder, including the number of Warrant Shares for which the Holder may subscribe upon exercise of the Unit
Agent's Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

(b) The Exchange Number in effect at any date will be subject to adjustment from time to time as follows:

(i) Share Reorganization: If and whenever at any time during the Exercise Period, the Issuer shall (A) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (B) consolidate or combine or reduces the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or Convertible Securities all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exchange Number will, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Number in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under Section 2.1(b)(i) and (ii) hereof. Upon any adjustment of the Exchange Number pursuant to this paragraph 2.1(b)(i), the number of Warrant Shares subject to the right of purchase under each Unit Agent's Warrant not previously exercised will be contemporaneously adjusted by multiplying the number of Warrant Shares which theretofore may have been purchased under such Unit Agent's Warrant by a fraction, the numerator of which shall be the Exchange Number in effect immediately before such adjustment and the denominator shall be the Exchange Number resulting from such adjustment. For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section 2.1(b)(i) there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities which, for greater certainty, includes the unexercised Special Warrants and Unit Agent's Warrants.

(ii) Rights Offering: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common
Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(ii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common
Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii) Special Distribution: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than shares distributed to holders of Common Shares pursuant to the exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares, (B) rights, options or warrants (other than Unit Agent's Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common
Shares, of at least 95% of the Current Market Price at the record date for such distribution), (C) evidences of indebtedness, or (D) any other assets including shares of other corporations (excluding cash dividends that holders of the Special Warrants receive under the provisions of the Special Warrant Indenture) in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under Sections 2.1(b)(i) or (ii) above, the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Issuer announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(iii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c) Capital Reorganization: If and whenever at any time from the date hereof during the Exercise Period there is a reorganization of the Issuer not otherwise provided for in Section 2.1(b)(i) or a consolidation or merger or amalgamation of the Issuer with or into another body corporate or other entity including a transaction whereby all or substantially all of the Issuer's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), the Holder of any Unit Agent's Warrants which have not been exercised prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of the Holder's right at any time after the effective date of the Capital Reorganization, in lieu of the number of Unit Agent's Warrants to which it would have been entitled to receive upon exercise of the Unit Agent's Warrants, the aggregate number of shares or other securities or property of the Issuer, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, it had been the holder of the number of Unit Agent's Warrants to which immediately before the transaction he was entitled upon exercise of the Unit Agent's Warrants; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the Holder will thereafter be entitled to receive the number of shares or other securities or property of the Issuer, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.

(d) Reclassification of Common Shares: If the Issuer reclassifies or otherwise change the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that if the Holder exercises its rights thereafter it will be entitled to receive such shares as it would have been entitled to receive upon exercise of the Unit Agent's Warrants had they exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, to those contained in this Section 2.

2.2  Rules Regarding Calculation of Adjustment of Exchange Number

(a) The adjustments and readjustments provided for in this Section 2 are cumulative and subject to subsection 2.2(b), will apply
(without duplication) to successive issues subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Unit Agent's Warrants.

(b) No adjustment in the Exchange Number is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exchange Number; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c) No adjustment in the Exchange Number will be made in respect of any event described in Section 2.1, other than the events referred to in Section 2.1(b)(i)(A) and (B), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Unit Agent's
Warrants evidenced by this certificate prior to or on the effective date or record date of such event.

(d)  No adjustment in the Exchange Number will be made under Section
2.1 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary
Course.

(e) If at any time a dispute arises with respect to adjustments of the Exchange Number, such dispute will be conclusively determined by the auditors of the Issuer or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Issuer and any such determination, subject to any necessary regulatory approval, will be binding upon the Issuer and the Holder.

(f) If and whenever at any time from the date hereof during the Exercise Period the Issuer takes any action affecting the Common Shares, other than action described in Section 2.1, which in the opinion of the board of directors of the Issuer would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Issuer in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Issuer so as to provide for an adjustment on or prior to the effective date of any action by the Issuer affecting the Common Shares will be conclusive evidence that the board of directors of the Issuer has determined that it is equitable to make no adjustment in the circumstances.

(g) If the Issuer sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter legally abandons its plans to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exchange Number will be required by reason of the setting of such record date.

(h) As a condition precedent to the taking of any action which would require any adjustment to the Unit Agent's Warrants evidenced hereby, including the Exchange Number, the Issuer shall take any corporate action which may be necessary in order that the Issuer have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(i) The Issuer will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 2.1, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exchange Number.

(j) The Issuer covenants to and in favor of the Holder that so long as any of the Agent's Compensation Options evidenced by this certificate remain outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Section 2.1 which may give rise to an adjustment in the Exchange Number, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event, and, to the extent determinable, any adjustment required and the computation of such adjustment;
provided that the Issuer is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than fourteen days in each case prior to such applicable record date or effective date.

(k) In any case where the application of any of this section 2 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Securities to which the Holder is entitled by reason of the increase of the Exchange Number but the Securities will be so issued and delivered to that holder upon completion of that event or period, with the number of those Securities calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Securities are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Securities.

2.3  Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Issuer as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Issuer) will be bound by the provisions of this certificate and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this certificate to be performed by the Issuer.

2.4 Regarding the Special Warrant Agreement and Share Purchase Warrant Agreement. For greater clarity, the provisions of this section 2 are not intended to and shall not give the Holder rights in excess of or lesser than those rights granted in the Special Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company and the Share Purchase Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company (collectively, the "Agreements") with respect to the adjustment provisions contained in Article 7 of the respective agreements. To the extent there is any inconsistency between the adjustment provisions between the adjustment provisions herein and those contained in the Agreements, such inconsistently shall be resolved such that the Holder herein shall have the same adjustment rights as contained in the Agreements.

3.  Covenants

The Issuer covenants and agrees that so long as any Unit Agent's
Warrants evidenced hereby remain outstanding it will:

(a) at all times ensure that there are a sufficient number of Common Shares authorized to be issued upon the exercise of the Unit
Agent's Warrants; provided that nothing herein contained shall affect or restrict the right of the Issuer to issue Common Shares from time to time subject to the terms and conditions of the Unit
Agent's Warrants;

(b) at all times ensure that the Common Shares issued under the Agent's Compensation Options and the Unit Agent's Warrants will, upon payment therefor of the amount at which such Common Shares may be purchased, be issued as fully paid and non-assessable free from all taxes, liens, and charges with respect to the issue thereof and upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding common stock of the Issuer are then listed or shall be eligible for inclusion in the NASDAQ National Market or the NASDAQ SmallCap Market if the other shares of outstanding common stock of the Company are so included;

(c) preserve and maintain its corporate existence, and will use its best efforts to ensure that the Common Shares outstanding or issuable from time to time upon the exercise of the Agent's Compensation Options and the Unit Agent's Warrants are listed and may be traded through the NASDAQ OTC Bulletin Board and that it will use its commercial best efforts to list the Common Shares issuable upon the exercise of the Agent's Compensation Options and Unit Agent's Warrants and all other outstanding shares of its common stock on the NASDAQ National Market or if the Issuer does not meet the listing requirements of the NASDAQ National Market on the NASDAQ SmallCap Market as soon as possible after the Closing Date;

(d) it will use its commercial best efforts to have an Effective Registration and to have the Receipts issued by the Commissions on or before the Qualification Deadline and will, in the event that either an Effective Registration is not filed or the Receipts are not issued on or before the Qualification Deadline, continue to use its commercial best efforts to file an Effective Registration and / or obtain the Receipts thereafter, as the case may be. Moreover, the Issuer covenants that if any securities to be reserved for the purpose of the exercise of the Special Warrants or the exercise of the Unit Warrants require registration with, or approval of, any governmental authority under any U.S. Securities Laws before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and expeditiously as reasonably possible to endeavor to secure such registration or approval. The Issuer will use commercial best efforts to obtain appropriate approvals or registrations under state "Blue Sky" security laws as applicable;

(e) the Issuer will maintain its status as a reporting issuer in the Qualifying Provinces and as a "reporting company" with a class of equity securities registered pursuant to section 12(g) of the United States Securities Act of 1934 not in default of any reporting or filing requirements under U.S. Securities Laws thereafter and it will make all requisite filings under applicable Securities Laws and stock exchange rules to report the exercise of the right to acquire the Unit Shares and the Unit
Agent's Warrants, pursuant to the Agent's Compensation Options;
and

(f) the Issuer will send a written notice to the Holder at the address of the Holder provided in Section 11, of the issuance of the Receipts, together with a commercial copy of the Qualifying Prospectus, as soon as practicable but, in any event, not later than five business days after the issuance of the Receipts.

4.  Transfer of Unit Agent's Warrants

The Unit Agent's Warrants evidenced hereby are non-assignable.

5.  Not a Shareholder

Nothing in this certificate or in the holding of a Unit Agent's
Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer.

6.  Partial Exercise

The Holder may subscribe for and acquire a number of Warrant Shares less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Unit Agent's Warrants certificate in respect of the balance of the Warrant Shares which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

7.  No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Issuer to issue any securities except those securities in respect of which the Holder shall have exercised its right to subscribe hereunder in the manner provided for herein.

8.  Representation and Warranty

The Issuer hereby represents and warrants with and to the Holder that the Issuer is duly authorized and has the corporate and lawful power and authority to create and issue the Unit Agent's Warrants evidenced hereby and the Warrant Shares issuable upon the exercise of the Unit Agent's Warrants and to perform its obligations hereunder and that the Unit Agent's Warrants evidenced hereby represent a valid, legal and binding obligation of the Issuer enforceable in accordance with their terms.

9.  Protection of Shareholders, Officers and Directors

The Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Issuer in their capacity as such, either directly or through the Issuer, relating to any obligations, representations, warranties and covenants under this certificate, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Issuer. Accordingly, the obligations under this certificate are not personally binding upon, nor will resort hereunder be had to, the privately property of any of the past, present or future directors, officers, shareholders, employees or agents of the Issuer but only the property of the Issuer (or any successor corporation) will be bound in respect hereof. The protection afforded under this paragraph shall not extend to any misrepresentations knowingly made.

10.  Lost Certificate

If this Unit Agent's Warrants certificate becomes stolen, lost, mutilated or destroyed, the Issuer may, on such terms as it may in its discretion impose, including the requirement to provide a bond of indemnity, respectively issue and countersign a new Unit Agent's Warrants certificate of like denomination, tenure and date as the certificate so stolen, lost, mutilated or destroyed.

11.  Notice

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 11. Notice and other communications shall be addressed as follows:

in the case of the Issuer:

Urbana.ca, Inc.
22 Haddington Street
Cambridge, ON  N1R 2B9
Attention:    Jason Cassis
Fax:   (519) 740-1190

with a copy to:

Maitland & Company
Barristers & Solicitors
700 - 625 Howe Street
Vancouver, B.C.   V6C 2T6
Attention:   Christopher D. Farber
Fax:   (604) 681-3896

in the case of the Holder:

Groome Capital.com Inc.
20 Toronto Street, Suite 900
Toronto, Ontario   M5C 2B8
Attention:   Gordon Larock
Fax:  (416) 861-9992

with a copy to:

Fraser Milner
1 First Canadian Place
100 King Street West
Toronto, Ontario   M5X 1B2
Attention: Mr. Rubin Rapuch
Fax:   (416) 863-4592

12.  Governing Law

The Unit Agent's Warrants shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

13.  Time of the Essence

Time shall be of the essence hereof.

14.  Business Day

In the event that any date upon or by which any other action is required to be taken by the Issuer or the Holder is not a business day, then such action shall be required to be taken on or by the next succeeding day which is a business day.

15.  Number and Gender

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

16.  Headings

The division of this certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

17.  Binding Effect

The terms and conditions of the Unit Agent's Warrants as set out herein shall enure to the benefit of and be binding upon the Holder, its heirs, executors, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Issuer and its respective successors and assigns.

18.  Severability

In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Unit Agent's Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

IN WITNESS WHEREOF the Issuer has caused this certificate to be signed by its duly authorized officer this ____ day of _______________, 2000.

URBANA.CA, INC.


By: __________________________________

                               SCHEDULE "A"
                     EXERCISE AND SUBSCRIPTION FORM

TO:  URBANA.CA, INC.

RE:  UNIT AGENT'S WARRANTS CERTIFICATE NUMBER: _____________

The undersigned holder of the attached Unit Agent's Warrants certificate hereby irrevocably exercises its rights to acquire, at a price of US$5.00 per Warrant Share, and subscribes for _____________ Warrant Shares of URBANA.CA, INC. pursuant to the terms of the Unit Agent's Warrants specified in the attached certificate.

DATED this     day of .
(Please complete date including year)


NAME:


Signature:


Registration instructions:


Please check box if the Warrant Shares certificates are to be collected from the Issuer's office, failing which they will be mailed to the subscriber at the address set out above.

If any Unit Agent's Warrants represented by this certificate are not being exercised, a new Unit Agent's Warrants certificate will be issued and delivered with the Warrant Shares certificates.

                                    EX-4.8

     NON-ASSIGNABLE AGENT'S WARRANTS TO ACQUIRE COMPENSATION OPTIONS


THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

                             NON-ASSIGNABLE
                      AGENT'S WARRANTS TO ACQUIRE
                         COMPENSATION OPTIONS
                                 OF
                            URBANA.CA, INC.
            (Incorporated under the laws of the State of Nevada)

Number of Agent's Warrants represented
by this Certificate: 84,798                  Certificate Number: AW-1

THIS CERTIFIES THAT, for value received, National Bank Financial ITF Groome Capital.com Inc. is entitled to receive, upon exercise, without payment of additional consideration, one Agent's Compensation Option of URBANA.CA, INC. (the "Issuer") for each of the Agent's Warrants evidenced hereby, subject to adjustment as herein set forth, at any time prior to 4:30 p.m. (Toronto time) on the date (the "Expiry Date") which is the earlier of: (a) the fifth business day after the Qualification Date (hereinafter defined); and (b) April 26, 2002. The following provisions shall be applicable to the Agent's Warrants:

1.  Interpretation

1.1  Currency

All dollar amounts referred to herein shall be in lawful money of the United States.

1.2  Defined Terms

As used herein, the following words and phrases shall have the following meanings respectively:

(a) "Agency Agreement" means the agency agreement entered into between the Holder and the Issuer dated as of April 10, 2000;

(b) "Agent's Compensation Options" means the non-assignable options of the Issuer to be issued, for no additional consideration, upon the exercise of the Agent's Warrants, entitling the holder to purchase 84,798 Units;

(c) "Agent's Warrants" means the agent's warrants evidenced hereby, issued pursuant to the Agency Agreement;

(d) "Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Commissions and the securities legislation and policies of each other relevant jurisdiction in Canada, U.S. Securities Laws and the applicable rules, regulations and policies of the Exchange;

(e) "Business day" means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver;

(f)  "Close of business" means 4:30 p.m. (Toronto time);

(g)  "Closing" means the closing of the Private Placement;

(h)  "Closing Date" means April 27, 2000;'

(i)  "Commissions" means the Alberta Securities Commission, the
British Columbia Securities Commission, the Ontario Securities
Commission; the Commission des valuers (Quebec Securities Commission);

(j) "Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Issuer; provided that if the exercise rights are subsequently adjusted or altered pursuant to Section 2, "Common Shares" will thereafter mean the shares or other securities or property that the Holder is entitled to on an Exchange after the adjustment;

(k) "Convertible Security" means a security of the Issuer (other than the Special Warrants and the Agent's Compensation Options) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(l) "Current Market Price" at any date means the average of the closing prices of the Common Shares at which the Common Shares have traded on the NASDAQ OTC Bulletin Board, or, if the Common Shares in respect of which a determination of current market price is being made are not listed on the NASDAQ OTC Bulletin Board, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors and approved by the Trustee, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots o the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors and approved by the Trustee;

(m) "Dividends Paid In The Ordinary Course" means dividends paid in any financial year of the Issuer, whether in (i) cash, (ii) shares of the Issuer, (iii) warrants or similar rights to purchase any shares of the Issuer or property or other assets of the Issuer at a purchase or exercise price of at least 110% of the fair market value of the shares or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Issuer, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

(i) the lesser of 50% of the retained earnings of the Issuer as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Issuer on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii) 100% of the consolidated net earnings from continuing operations of the Issuer, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recently audited financial statements of the Issuer);

(n) "Director" means a director of the Issuer for the time being, and unless otherwise specified herein, "by the directors" means action by the directors of the Issuer as a board or, whenever duly empowered, action by any committee of such board;

(o) "Effective Registration" shall have the same meaning as ascribed to such term in the Special Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company save and except that such definition shall be deemed to include the Unit Shares issuable upon the exercise of the Agent's
Compensation Options and the Warrant Shares issuable upon the exercise of the Unit Agent's Warrants as such terms are defined herein.;

(p)  "Exchange" means the Over the Counter Bulletin Board in the
United States;

(q) "Exchange Number" means the number of securities to be received by the Holder upon exercise of the Agent's Compensation Options, as may be adjusted under the provisions of Section 2;

(r) "Exercise Date" means the date upon which the Holder exercises its subscription rights hereunder pursuant to Section 1.3 hereof;

(s) "Exercise Period" means the period during which the Holder may exercise the Agent's Warrants, commencing on the Closing Date and ending at the Time of Expiry;

(t) "Herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Agent's Warrants certificate and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

(u)  "Holder" means National Bank ITF Groome Capital.com Inc.;

(v) "Private Placement" means the offering of Special Warrants pursuant to the Agency Agreement;

(w) "Qualification Date" means the date on which all of the Commissions have issued the Receipts;

(x) "Qualification Deadline" means on or before 5:00 p.m. (Toronto time) on September 25, 2000 which is the first business day 150 days after the Closing Date or such later date as may be approved by the Holder in its sole and absolute discretion by written notice to Pacific Corporate Trust Company not less than five business days prior to the expiry of such 150 day period;

(y) "Qualifying Prospectus" means the (final) prospectus and any amendment thereto required to be filed with the Commissions pursuant to Applicable Securities Laws, in respect of the distribution, inter alia, of the Agent's Compensation Options upon the exercise of the Agent's Warrants and as referred to in the Agency Agreement;

(z) "Receipts" means, collectively the receipts for the final Qualifying Prospectus to be issued by the Canadian Commissions and confirmation of filing an effective resale registration statement registering these securities and the Special Warrants for resale in the United States of America;

(aa) "Registration Statement" means a Registration Statement of the Company under the 1933 Act;

(bb)  "Regulatory Authorities" means the Exchange and the Commissions;

(cc)  "SEC" means the United States Securities and Exchange Commission;

(dd)  "Shareholder" means a holder of record of one or more Common
Shares;

(ee) "Special Warrants" means the special warrants issued upon closing of the Private Placement and subject to the terms and provisions of a special warrant agreement, dated April 27, 2000, between Pacific Corporate Trust Company and the Issuer;

(ff)  "Time of Expiry" means 4:30 p.m., Toronto time, on the Expiry
Date;

(gg) "Trading day" with respect to a stock exchange means a day on which such stock exchange is open for business;

(hh) "Unit Shares" means the previously unissued Common Shares which are issuable upon the exercise of the Agent's Compensation
Options;

(ii) "Unit Agent's Warrants" means the share purchase warrants of the Issuer which are issuable upon the exercise of the Agent's
Compensation Options, each one Unit Agent's Warrant entitling the holder to acquire one Common Share at a price of US$5.00 each on or before April 26, 2002;

(jj) "U.S. Securities Laws" means collectively, all applicable federal and state laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases, and rulings of the SEC and any applicable state securities regulatory authorities;

(kk) "Warrant Shares" means the Common Shares issuable by the Issuer upon the exercise of the Unit Agent's Warrants.

(ll) "1933 Act" means the United States Securities Act of 1933, as amended.

1.3  Manner of Exercise; Issuance of Certificates

The Holder may exercise its right to convert the Agent's Warrants evidenced by this certificate for Agent's Compensation Options hereunder at any time prior to the Time of Expiry, by the surrender to the Issuer at 22 Haddington Street, Cambridge, Ontario of this Agent's Warrant certificate, together with a completed subscription in the form attached as Schedule "A" hereto (the "Agent's Warrant Subscription Form"), but without additional payment of any kind, prior to the close of business on any business day, or at such other address as the Issuer may designate by notice in writing to the Holder. The Agent's Compensation Options subscribed for shall be deemed to be issued to the Holder as the owner of record of such securities as of the close of business on the date on which this Agent's Warrant certificate shall have been so surrendered. The Agent's Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Issuer. Certificates for the Agent's Compensation Options so subscribed for shall be delivered to the Holder within a reasonable time, not exceeding five business days, after the subscription right provided for herein has been so exercised.

1.4  Deemed Exercise

All unexercised Agent's Warrants will be deemed to have been exercised by the Issuer on behalf of the Holder immediately prior to the Time of Expiry without further action on the part of the Holder.

1.5  No Fractional Shares

Notwithstanding any adjustments provided for in Section 2.1 hereof or otherwise, the Issuer shall not be required upon the exercise of any Agent's Warrants to issue fractional Agent's Compensation Options in satisfaction of its obligations hereunder. Where a fractional Agent's Compensation Options would, but for this Section 1.5, have been issued upon exercise of an Agent's Warrant, in lieu thereof, there shall be paid to the Holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of this certificate and the duly completed Agent's Warrant Subscription Form, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Issuer shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

2.  Adjustments

2.1

(a) The rights of the Holder, including the number of Units for which the Holder may subscribe upon exercise of the Agent's
Compensation Options, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

(b) The Exchange Number in effect at any date will be subject to adjustment from time to time as follows:

(i) Share Reorganization: If and whenever at any time during the Exercise Period, the Issuer shall (A) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (B) consolidate or combine or reduces the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or Convertible Securities to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exchange Number will, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Number in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under Section 2.1(b)(i) and (ii) hereof. Upon any adjustment of the Exchange Number pursuant to this paragraph 2.1(b)(i), the number of Unit Shares subject to the right of purchase under each Unit and the number of Warrant Shares subject to the right of purchase under each Unit Warrant not previously exercised will be contemporaneously adjusted by multiplying the number of Unit Shares or Warrant Shares, respectively, which theretofore may have been purchased under such Unit or Purchase Warrant by a fraction, the numerator of which shall be the Exchange Number in effect immediately before such adjustment and the denominator shall be the Exchange Number resulting from such adjustment. For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section 2.1(b)(i) there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities which for greater certainty, includes the unexercised Special Warrants and Unit Agent's Warrants.

(ii) Rights Offering: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or Convertible Securities) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange
Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional
Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common
Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section
2.1(b)(ii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii) Special Distribution: If and whenever at any time during the Exercise Period, the Issuer shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than shares distributed to holders of Common Shares pursuant to the exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares, (B) rights, options or warrants (other than Unit Agent's Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common
Shares, of at least 95% of the Current Market Price at the record date for such distribution), (C) evidences of indebtedness, or (D) any other assets including shares of other corporations (excluding cash dividends that holders of the Special Warrants receive under the provisions of the Special Warrant Indenture) in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under Sections 2.1(b)(i) or (ii) above, the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Issuer announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Issuer or any subsidiary of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(iii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c) Capital Reorganization: If and whenever at any time from the date hereof during the Exercise Period there is a reorganization of the Issuer not otherwise provided for in Section 2.1(b)(i) or a consolidation or merger or amalgamation of the Issuer with or into another body corporate or other entity including a transaction whereby all or substantially all of the Issuer's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), the Holder of any Agent's Warrants which have not been exercised prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of the Holder's right at any time after the effective date of the Capital Reorganization, in lieu of the number of Agent's Compensation Options to which it would have been entitled to receive upon exercise of the Agent's Warrants, the aggregate number of shares or other securities or property of the Issuer, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, it had been the holder of the number of Agent's Compensation Options to which immediately before the transaction he was entitled upon exercise of the Agent's Warrants; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the Holder will thereafter be entitled to receive the number of shares or other securities or property of the Issuer, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.

(d) Reclassification of Common Shares: If the Issuer reclassifies or otherwise change the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that if the Holder exercises its rights thereafter it will be entitled to receive such shares as it would have been entitled to receive upon exercise of the Agent's Compensation Options had they exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, to those contained in this Section 2.

2.2  Rules Regarding Calculation of Adjustment of Exchange Number

(a) The adjustments and readjustments provided for in this Section 2 are cumulative and subject to subsection 2.2(b), will apply
(without duplication) to successive issues subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Agent's Warrants.

(b) No adjustment in the Exchange Number is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exchange Number; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c) No adjustment in the Exchange Number will be made in respect of any event described in Section 2.1, other than the events referred to in Section 2.1(b)(i)(A) and (B), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Agent's Warrants evidenced by this certificate prior to or on the effective date or record date of such event.

(d)  No adjustment in the Exchange Number will be made under Section
2.1 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary
Course.

(e) If at any time a dispute arises with respect to adjustments of the Exchange Number, such dispute will be conclusively determined by the auditors of the Issuer or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Issuer and any such determination, subject to any necessary regulatory approval, will be binding upon the Issuer and the Holder.

(f) If and whenever at any time from the date hereof during the Exercise Period the Issuer takes any action affecting the Common Shares, other than action described in Section 2.1, which in the opinion of the board of directors of the Issuer would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Issuer in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Issuer so as to provide for an adjustment on or prior to the effective date of any action by the Issuer affecting the Common Shares will be conclusive evidence that the board of directors of the Issuer has determined that it is equitable to make no adjustment in the circumstances.

(g) If the Issuer sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter legally abandons its plans to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exchange Number will be required by reason of the setting of such record date.

(h) As a condition precedent to the taking of any action which would require any adjustment to the Agent's Warrants evidenced hereby, including the Exchange Number, the Issuer shall take any corporate action which may be necessary in order that the Issuer have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(i) The Issuer will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 2.1, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exchange Number.

(j) The Issuer covenants to and in favor of the Holder that so long as any of the Agent's Compensation Options evidenced by this certificate remain outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Section 2.1 which may give rise to an adjustment in the Exchange Number, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event, and, to the extent determinable, any adjustment required and the computation of such adjustment;
provided that the Issuer is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than fourteen days in each case prior to such applicable record date or effective date.

(k) In any case where the application of any of this section 2 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Securities to which the Holder is entitled by reason of the increase of the Exchange Number but the Securities will be so issued and delivered to that holder upon completion of that event or period, with the number of those Securities calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Securities are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Securities.

2.3  Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Issuer as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Issuer) will be bound by the provisions of this certificate and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this certificate to be performed by the Issuer.

2.4 Regarding the Special Warrant Agreement and Share Purchase Warrant Agreement. For greater clarity, the provisions of this section 2 are not intended to and shall not give the Holder rights in excess of or lesser than those rights granted in the Special Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company and the Share Purchase Warrant Agreement dated April 27, 2000 between the Issuer and Pacific Corporate Trust Company (collectively, the "Agreements") with respect to the adjustment provisions contained in Article 7 of the respective agreements. To the extent there is any inconsistency between the adjustment provisions between the adjustment provisions herein and those contained in the Agreements, such inconsistently shall be resolved such that the Holder herein shall have the same adjustment rights as contained in the Agreements

3.  Covenants

The Issuer covenants and agrees that so long as any Agent's Warrants evidenced hereby remain outstanding it will:

(a) at all times ensure that there are a sufficient number of Common Shares authorized to be issued upon the exercise of the Agent's
Compensation Options and the Unit Agent's Warrants; provided that nothing herein contained shall affect or restrict the right of the Issuer to issue Common Shares from time to time subject to the terms and conditions of the Agent's Warrants;

(b) at all times ensure that the Common Shares issued under the Agent's Compensation Options and the Unit Agent's Warrants will, upon payment therefor of the amount at which such Common Shares may be purchased, be issued as fully paid and non-assessable free from all taxes, liens, and charges with respect to the issue thereof and upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding common stock of the Issuer are then listed or shall be eligible for inclusion in the NASDAQ National Market or the NASDAQ SmallCap Market if the other shares of outstanding common stock of the Company are so included;

(c) preserve and maintain its corporate existence, and will use its best efforts to ensure that the Common Shares outstanding or issuable from time to time upon the exercise of the Agent's Compensation Options and the Unit Agent's Warrants are listed and may be traded through the NASDAQ OTC Bulletin Board and that it will use its commercial best efforts to list the Common Shares issuable upon the exercise of the Agent's Compensation Options and Unit Agent's Warrants and all other outstanding shares of its common stock on the NASDAQ National Market or if the Issuer does not meet the listing requirements of the NASDAQ National Market on the NASDAQ SmallCap Market as soon as possible after the Closing Date;

(d) it will use its commercial best efforts to have an Effective Registration and to have the Receipts issued by the Commissions on or before the Qualification Deadline and will, in the event that either an Effective Registration is not filed or the Receipts are not issued on or before the Qualification Deadline, continue to use its commercial best efforts to file an Effective Registration and / or obtain the Receipts thereafter, as the case may be. Moreover, the Issuer covenants that if any securities to be reserved for the purpose of the exercise of the Special Warrants or the exercise of the Unit Warrants require registration with, or approval of, any governmental authority under any U.S. Securities Laws before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and expeditiously as reasonably possible to endeavor to secure such registration or approval. The Issuer will use commercial best efforts to obtain appropriate approvals or registrations under state "Blue Sky" security laws as applicable;

(e) the Issuer will maintain its status as a reporting issuer in the Qualifying Provinces and as a "reporting company" with a class of equity securities registered pursuant to section 12(g) of the United States Securities Act of 1934 not in default of any reporting or filing requirements under U.S. Securities Laws thereafter and it will make all requisite filings under Applicable Securities Laws and stock exchange rules to report the exercise of the right to acquire the Unit Shares and the Unit
Agent's Warrants, pursuant to the Agent's Compensation Options;
and

(f) the Issuer will send a written notice to the Holder in the manner provided in Section 11, of the issuance of the Receipts, together with a commercial copy of the Qualifying Prospectus, as soon as practicable but, in any event, not later than five business days after the issuance of the Receipts.

4.  Transfer of Agent's Warrants

The Agent's Warrants evidenced hereby are non-assignable.

5.  Not a Shareholder

Nothing in this certificate or in the holding of an Agent's Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer.

6.  Partial Exercise

The Holder may subscribe for and acquire a number of Agent's Compensation Options less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Agent's Warrant certificate in respect of the balance of the Agent's Compensation Options which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

7.  No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Issuer to issue any securities except those securities in respect of which the Holder shall have exercised its right to subscribe hereunder in the manner provided for herein.

8.  Representation and Warranty

The Issuer hereby represents and warrants with and to the Holder that the Issuer is duly authorized and has the corporate and lawful power and authority to create and issue the Agent's Warrants evidenced hereby and the Agent's Compensation Options issuable upon the exercise of the Agent's Warrants and to perform its obligations hereunder and that the Agent's Warrants evidenced hereby represent a valid, legal and binding obligation of the Issuer enforceable in accordance with their terms.

9.  Protection of Shareholders, Officers and Directors

The Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Issuer in their capacity as such, either directly or through the Issuer, relating to any obligations, representations, warranties and covenants under this certificate, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Issuer. Accordingly, the obligations under this certificate are not personally binding upon, nor will resort hereunder be had to, the privately property of any of the past, present or future directors, officers, shareholders, employees or agents of the Issuer but only the property of the Issuer (or any successor corporation) will be bound in respect hereof. The protection afforded under this paragraph shall not extend to any misrepresentations knowingly made.

10.  Lost Certificate

If this Agent's Warrant certificate becomes stolen, lost, mutilated or destroyed, the Issuer may, on such terms as it may in its discretion impose, including the requirement to provide a bond of indemnity, respectively issue and countersign a new Agent's Warrant certificate of like denomination, tenure and date as the certificate so stolen, lost, mutilated or destroyed.

11.  Notice

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 11. Notice and other communications shall be addressed as follows:

in the case of the Issuer:

Urbana.ca, Inc.
22 Haddington Street
Cambridge, ON  N1R 2B9
Attention:    Jason Cassis
Fax:   (519) 740-1190

with a copy to:

Maitland & Company
Barristers & Solicitors
700 - 625 Howe Street
Vancouver, B.C.   V6C 2T6
Attention:   Christopher D. Farber
Fax:   (604) 681-3896

in the case of the Holder:

Groome Capital.com Inc.
20 Toronto Street, Suite 900
Toronto, Ontario   M5C 2B8
Attention:   Gordon Larock
Fax:  (416) 861-9992

with a copy to:

Fraser Milner
1 First Canadian Place
100 King Street West
Toronto, Ontario   M5X 1B2
Attention: Mr. Rubin Rapuch
Fax:   (416) 863-4592

12.  Governing Law

The Agent's Warrants shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

13.  Time of the Essence

Time shall be of the essence hereof.

14.  Business Day

In the event that any date upon or by which any other action is required to be taken by the Issuer or the Holder is not a business day, then such action shall be required to be taken on or by the next succeeding day which is a business day.

15.  Number and Gender

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

16.  Headings

The division of this Agent's Warrant certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

17.  Binding Effect

The terms and conditions of the Agent's Warrants as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Issuer and its respective successors and assigns.

18.  Severability

In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Agent's Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

IN WITNESS WHEREOF the Issuer has caused this Agent's Warrant certificate to be signed by its duly authorized officer this 27th day of April, 2000.

URBANA.CA, INC.

By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer

                                SCHEDULE "A"
                      EXERCISE AND SUBSCRIPTION FORM

TO:  URBANA.CA, INC.
RE:     AGENT'S WARRANT CERTIFICATE NUMBER: AW-1

The undersigned holder of the attached Agent's Warrant certificate hereby irrevocably exercises its rights to acquire, without payment of additional consideration, subscribes for ____________Agent's
Compensation Options of URBANA.CA, INC. pursuant to the terms of the Agent's Warrants specified in the attached certificate.

DATED this  day of .
(Please complete date including year)


NAME:


Signature:



Registration instructions:


Please check box if the Agent's Compensation Options certificates are to be collected from the Issuer's office, failing which the Agent's Compensation Options certificates will be mailed to the subscriber at the address set out above.

If any Agent's Warrants represented by this certificate are not being exercised, a new Agent's Warrants certificate will be issued and delivered with the Agent's Compensation Options certificate.

                            EX-4.9

                     FORM OF ADDENDUM TO
                        LOAN AGREEMENT

Reference is made to the loan agreement dated
 (the "Loan Agreement") between Urbana.ca, Inc. (the
"Borrower") and ______________________   ("Lender").

The undersigned parties hereby confirm the amendment of the Loan
Agreement by the deletion of recital C in its entirety and the addition of the following section:

"Since the loan and all accrued interest have not been repaid in full by the Borrower to the Lender on or before March 15, 2000, the Lender shall have the right at any time thereafter upon notice in writing to the Borrower to convert all or any part of the principal amount of the loan into, subject to compliance with applicable securities laws and appropriate anti-dilution adjustments, units of Borrower at a price of fifty-seven cents ($0.57) per unit. Each unit shall be comprised of one (1) restricted common share of Urbana and one-half (1/2) share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share for a period of two years from the date hereof."

The undersigned hereby agree that corresponding modifications shall be deemed to have been made to the promissory note issued by the Borrower to the Lender to evidence the loan.

The undersigned hereby confirm that in all other respects the provisions of the Loan Agreement are unamended.

This addendum may be executed in one or more counterparts (by original or facsimile signature) which, together, shall constitute an original copy hereof as of the date noted below.

DATED as of this             day of _______________, 2000.

URBANA.CA, INC.


Per:



Witness:


Lender

                            EX-4.10
      FORM OF UNIT WARRANTS TO SUBSCRIBE FOR COMMON SHARES


THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SHARE PURCHASE WARRANT AGREEMENT DATED AS OF APRIL 27, 2000, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

                   FORM OF UNIT WARRANTS TO
                  SUBSCRIBE FOR COMMON SHARES
                            OF
                      URBANA.CA, INC.
       (Incorporated under the laws of the State of Nevada)

Number of Unit Warrants represented
By this Certificate: ______________

Certificate Number: ____________

THIS CERTIFIES THAT, for value received, ____________________________
(the "Holder"), is entitled to purchase, at the price of US$5.00 per Common Share, one Common Share of Urbana.ca, Inc. (the "Issuer") for each of the Unit Warrants evidenced hereby, subject to adjustment as herein set forth, at any time prior to 4:30 p.m. (Toronto time) on April 26, 2002 (the "Expiry Date"):

The following provisions shall be applicable to the Unit Warrants:

1.  Interpretation

1.1  Currency

All dollar amounts referred to herein shall be in lawful money of the United States.

1.2  Defined Terms

As used herein, the following words and phrases shall have the following meanings respectively:

(a) "Business day" means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver;

(b)  "Close of business" means 4:30 p.m. (Toronto time);

(c) Common Shares" means the common shares with a par value of $0.001 per share in the capital of the Issuer whether issued or unissued, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination, or consolidation thereof, or successive such changes, reclassifications, subdivisions, redivisions, reductions, combinations or consolidations, and subject to adjustment, if any, having been made in accordance with the provisions of the Share Purchase Warrant Agreement, "Common Shares" shall thereafter mean the shares resulting from such change, reclassification, subdivision, redivision, reduction or combination;

(d)  "Exercise Price" means US$5.00 per Common Share;

ExercisePrice means US$5.00 per Common Share, unless such price shall have been adjusted in accordance with the provisions of Section 2.1 hereof, in which case it shall mean the adjusted price in effect at such time;

(e) "Herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Unit Warrant certificate and not to any particular section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

(f) "Holders" means the registered holders of Unit Warrants for the time being;

(g) "Time of Expiry" means 4:30 p.m. (Toronto time) on the Expiry Date;

(h)  "Unit Warrants" means the warrants evidenced hereby; and

1.3  Manner of Exercise; Issuance of Certificates

The Holder may exercise its right to convert the Unit Warrants evidenced by this certificate, in whole or in part, for Common Shares hereunder, at any time prior to the Time of Expiry, by the surrender to the Trustee at 830-625 Howe Street, Vancouver, British Columbia, V6C 3B8 prior to the close of business on any business day, or at such other address as the Issuer may designate by notice in writing to the Holder at the address of the Holder appearing on the Unit Warrant Register, together with
(a) a completed subscription in the form attached as Schedule "A" hereto (the "Unit Warrant Subscription Form"); and (b) a certified cheque, money order or bank draft payable to or to the order of the Issuer in lawful money of Canada in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made. The Special Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Trustee.

1.4  No Fractional Shares

Notwithstanding any adjustments provided for in Section 2.1 hereof or otherwise, the Issuer shall not be required upon the exercise of any Unit Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder. Reference should be made to the Share Purchase Warrant Agreement for provisions regarding cash compensation which may be payable to the Holder in circumstances where a fractional Common Share would, but for this section, have been issued upon exercise of a Unit Warrant.

2.  Adjustments

The exercise of the Unit Warrants represented hereby is subject to adjustment in accordance with the provisions of the Share
Purchase Warrant Agreement including, without limitation, Article
7 thereof.

3.  Transfer of Unit Warrants

The Unit Warrants evidenced hereby and the securities issuable upon exercise thereof may be subject to hold periods and resale restrictions under applicable securities laws and, if so, may not be traded except as permitted by such securities laws. Holders should consult with the Holder's professional advisor in order to assess the legal aspects of a transfer of the Unit Warrants evidenced hereby and/or the securities issuable upon exercise thereof.

Subject to the foregoing, the Holder may transfer the Unit
Warrants evidenced hereby either in whole or in part, using the transfer form in the form attached as Schedule "B" hereto. Every transfer of Unit Warrants, in order to be effective, must be in compliance with applicable securities laws and with the provisions of the Warrant Agreement.

4.  Not a Shareholder

Nothing in this certificate or in the holding of a Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer.

5.  Partial Exercise

The Holder may subscribe for and acquire a number of Common Shares less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Common Shares which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

6.  Provisions of Share Purchase Warrant Agreement

This certificate and the Unit Warrants represented hereby are subject in their entirety to the provisions of the Share Purchase Warrant Agreement. Reference is made to the Share Purchase Warrant Agreement and any instruments supplemental thereto for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which the Unit Warrants are, or are to be issued and held, with the same effect as if the provisions of the Share Purchase Warrant Agreement and all instruments supplemental thereto were herein set forth. By acceptance hereof, the Holder assents to all provisions of the Share Purchase Warrant Agreement. In the event of a conflict between the provisions of this Unit Warrant Certificate and the Unit Warrant Agreement, the provisions of the Share Purchase Warrant Agreement shall govern.

7.  Time of the Essence

Time shall be of the essence hereof.

8.  Number and Gender

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

9.  Headings

The division of this Warrant certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

10.  Binding Effect

The terms and conditions of the Unit Warrants as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, estate trustees, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and shall be binding upon the Issuer and its successors and assigns.

11.  Severability

In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Unit Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

12.  Language

The parties hereto hereby confirm that they have each requested that this certificate be drawn up in the English language.

13.  Certification

This Unit Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee.

IN WITNESS WHEREOF the Issuer has caused this certificate to be signed by its duly authorized officer as of the ____ day of _________________, 2000.

URBANA.CA, INC.

By: __________________________________


                           SCHEDULE "A"
                 EXERCISE AND SUBSCRIPTION FORM

TO:     URBANA.CA, INC.

RE:     UNIT WARRANT CERTIFICATE NUMBER: _______________

The undersigned holder of the attached Unit Warrant certificate hereby irrevocably subscribes for _________________________Common Shares of URBANA.CA, INC. (the "Issuer") pursuant to the terms of the Unit Warrants specified in such certificate at a price of US$5.00 per share, and encloses and tenders herewith a certified cheque, bank draft or money order payable at par to or to the order of Urbana.ca, Inc. in lawful money of the United States, for an aggregate subscription price of $____________.


DATED this                  day of
(Please complete date including year

NAME:______________________________
Signature:____________________________
Registration
Instructions:__________________________

Please check box if the Common Share certificates are to be delivered at the office of the Issuer, failing which the Common
Share certificates will be mailed to the subscriber at the address set out above.

If any Unit Warrants represented by this certificate are not being exercised, a new Unit Warrant certificate will be issued and delivered with the Common Share certificates.

                         SCHEDULE "B"
                         TRANSFER FORM

TRANSFER OF THE UNIT WARRANTS IS RESTRICTED - REFER TO THE TERMS
OF THE ATTACHED CERTIFICATE.

FOR VALUE RECEIVED, the undersigned transfers to (Print name and address of transferee)

the Unit Warrants represented by the attached certificate.

DATED:

Signature guarantee:




(the Holder's signature must be guaranteed Signature of Registered Holder (or its representative by a Canadian chartered bank or trust company if the Holder is not an individual) or medallion guaranteed by a member of a recognized member guarantee program.

Name of Registered Holder


Name and Title of Person signing on behalf of the Holder (if the Holder is not an individual)

                            EX-4.11
           FORM OF COMMON STOCK PURCHASE WARRANT

                       FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OR EXERCISED UNLESS AND UNTIL SUCH WARRANT AND/OR SHARES OF COMMON STOCK IS REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 4 AND 10 OF THIS WARRANT.

Warrant No. 1                 Number of Shares: _______
(subject to adjustment)

Date of Issuance: ______________, 2000

                           ISSUER

Common Stock Purchase Warrant
(Void after [three years])

[Issuer], a ________________ corporation (the "Company"), for value received, hereby certifies that Ladenburg Thalmann & Co. Inc., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (Eastern time) on ________, 200_, _____________________ shares of Common
Stock, of the Company, at a purchase price of $__________ per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.  Exercise.

(a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling all or a portion of this Warrant. If the Registered Holder wishes to exercise this Warrant by this method, the number of Warrant Shares purchasable (which shall in no event exceed the total number of Warrant Shares purchasable under this Warrant as set forth above), subject to adjustment under Section 2 of this Warrant) shall be determined as follows:

X=Y[(A-B)/A]; where

X= the number of Warrant Shares to be issued to the Holder.

Y= the number of Warrant Shares with respect to which this Warrant is being exercised.

A= the Fair Market Value of one share of Common Stock.

B= the Purchase Price of one share of Common Stock.

The Fair Market Value per share of Common Stock shall be determined as follows:

(i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system (including, without limitation, the OTC Bulletin Board and, if the average daily trading volume for the preceding 10 days has been at least 100,000 shares, the Pink Sheets) as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

(ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and
(B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

(c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above accompanied by payment in full of the Purchase Price (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 5 business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of remaining Warrant Shares.

2.  Adjustments.

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.
(d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Registered Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(e) Adjustment for Mergers or Reorganizations, etc. If there shall occur any reorganization, recapitalization, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)), then, following any such reorganization, recapitalization, consolidation or merger, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive if, immediately prior to such reorganization, recapitalization, consolidation or merger, the Registered Holder had held the number of shares of Common Stock subject to this Warrant. Notwithstanding the foregoing sentence, if (x) there shall occur any reorganization, recapitalization, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of any such reorganization, recapitalization, consolidation or merger, (i) the Registered Holder shall have the right thereafter to receive upon the exercise hereof such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (A) the number of shares of Common Stock then subject to this Warrant by (B) a fraction, the numerator of which is the Fair Market Value per share of Common Stock as of the effective date of such transaction, as determined pursuant to subsection 1(b), and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Board of Directors of the Company (using the principles set forth in subsection 1(b) to the extent applicable), and (ii) the exercise price per share of common stock of the acquiring or surviving company shall be the Purchase Price divided by the fraction referred to in clause (B) above. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this
Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this
Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Registered Holder, furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.  Fractional Shares.

The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection
1(b) above.

4.  Requirements for Transfer.

(a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, or a transfer by a Registered Holder which is a member of the National Association of Securities Dealers (the "NASD") to an officer or employee of the Registered Holder as permitted by NASD rules, provided that the transferee in each case agrees in writing to be subject to the terms of this
Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

(c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act or if an effective registration statement is then in effect permitting the resale of the Warrant Shares.

(d) The Registered Holder shall have "piggyback" registration rights to have the Warrant Shares (but not the Warrants) registered for resale on any registration statement which the Company files for any purpose on a form available for such registration, after the Original Issue Date Such registration shall be subject to customary obligations by the Registered Holder to provide information to the Company and by the Company to indemnify the Registered Holder against Securities Act liabilities.

5.  No Impairment.

The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.  Notices of Record Date, etc.

In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

7.  Reservation of Stock.

The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8.  Exchange of Warrants.

Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

9.  Replacement of Warrants.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.  Transfers, etc.

(a) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

(b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

(c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.  Representations of the Registered Holder.

The Registered Holder of this Warrant represents and warrants to the Company as follows:

(a) Investment. The Registered Holder is acquiring this Warrant and the Warrant Shares issuable upon the exercise of this Warrant, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, except as otherwise may be permitted under applicable securities laws.

(b) Authority. The Registered Holder has full power and authority to enter into and to perform this Warrant in accordance with its terms. The Registered Holder has not been organized specifically for the purpose of investing in the Company.

(c) Accredited Investor.  The Registered Holder is an Accredited
Investor within the definition set forth in Rule 501(a) promulgated under the Securities Act.

12.  Mailing of Notices, etc.

All notices and other communications from the Company to the Registered Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

13.  No Rights as Stockholder.

Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event
(i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

14.  Change or Waiver.

Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

15.  Section Headings.

The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

16.  Governing Law.

This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

EXECUTED as of the Date of Issuance indicated above.

[ISSUER]

By:________________________________

Title:_______________________________

ATTEST:
_________________________

                          EXHIBIT I
                        PURCHASE FORM

To:_________________                      Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase
(check applicable box):

_____ shares of the Common Stock covered by such Warrant; or

the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in
Section 1(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $________. Such payment takes the form of (check applicable box or boxes):

$______ in lawful money of the United States; and/or

the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair
Market Value of $_____ per share for purposes of this calculation); and/or the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in
Section 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b).

Signature:_____________________
Address:______________________
______________________

                         EXHIBIT II

                      ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee
Address
No. of Shares


Dated:_____________________

Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                           EX-4.12

                           FORM OF
               SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of _________________ by and among URBANA.CA Inc., a Nevada corporation, with headquarters located at 750 West Pender Street, Suite 804 Vancouver, BC, Canada (the "Company"), and the Buyers listed on Schedule I attached hereto (individually, a "Buyer" or collectively "Buyers" ).

WITNESSETH:

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the U.S.
Securities and Exchange Commission (the "SEC") under the
Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Three Hundred and Fifty Thousand Dollars ($350,000) of convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's Common Stock, (the "Common Stock") (as converted, the "Conversion Shares"), for a total purchase price of up to Three Hundred and Fifty Thousand Dollars ($350,000) (the "Purchase Price") in the respective amounts set forth opposite each Buyer(s) name on Schedule I ( the "Subscription Amount"); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, the Convertible Debentures are being offered through The May Davis Group, Inc. (the "Placement Agent"), as the
Company's exclusive placement agent for the offering; and

WHEREAS, the aggregate proceeds of the sale of the Convertible Debentures contemplated hereby shall be held in escrow pursuant to the terms of an escrow agreement substantially in the form of the Escrow Agreement attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s)hereby agree as follows:

1.  PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined herein below) and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer's name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to "First Union National Bank, as Escrow Agent for URBANA.CA Inc./ The May Davis Group, Inc.", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith. Notwithstanding the foregoing, a Buyer may withdraw his Subscription Amount and terminate this Agreement as to such Buyer at any time after the execution hereof and prior to Closing (as hereinafter defined).

(b) Closing Date. The closing of the purchase and sale of the Convertible Debentures (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time on the fifth business day ("Closing Date") following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Butler Gonzalez LLP, 1000 Stuyvesant Avenue, Suite 6, Union, NJ 07083 (or such other place as is mutually agreed to by the Company and the Buyers).

(c) Escrow Arrangements; Form of Payment. Upon execution hereof by Buyer(s) and pending Closing, the aggregate proceeds of the sale of the Convertible Debentures to Buyer(s) pursuant hereto, plus the fees and expenses of the Placement Agent, shall be deposited in a non-interest bearing escrow account with First Union National Bank, as escrow agent ("Escrow Agent"), pursuant to the terms of an escrow agreement between the Company, the Placement Agent and the Escrow Agent in the form attached hereto as Exhibit B (the "Escrow Agreement"). Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate gross proceeds for the Convertible Debentures to be issued and sold to such Buyer(s) at the Closing minus the fees and expenses of the Placement Agent, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer's name on
Schedule I, duly executed on behalf of the Company.

2.  BUYER'S REPRESENTATIONS AND WARRANTEES.

Each Buyer represents and warrants, severally and not jointly, that:

(a) Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the 1933 Act.

(b)  Accredited Buyer Status.  Each Buyer is an "accredited
Buyer" as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(d) Information. Such Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

(e) No Governmental Review. Such Buyer understands that no United States Federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered there under, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements;
(ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC there under; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption there under. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and Warrant Shares.

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the 1933 Act or (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form acceptable to the Company and its counsel, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the 1933 Act.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) Receipt of Documents. Such Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Registration Rights Agreement, and the Escrow Agreement; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-KSB for the period ended December 31, 1999; (iv) the Company's Form 10-QSB for the fiscal quarter September 30, 2000 ended ; and (v) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j) Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

(k) Due Authorization of Fiduciary Buyers. If the Buyer(s) is purchasing the in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Buyer(s) has been duly authorized and empowered to execute this Agreement and such other person fulfills all the requirements for purchase of the Convertible Debentures and agrees to be bound by the obligations, representations, warranties, and covenants contained herein. Upon request of the Company, the Buyer(s) will provide true, complete and current copies of all relevant documents creating the Buyers, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

(l) Further Representations by Foreign Buyers. If Buyer(s) is not a U.S. Person (as defined), such Buyer hereby represents that such Buyer(s) is satisfied as to full observance of the laws of such Buyer's jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including: (i) the legal requirements of such Buyer's jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and
(iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. Such Buyer's subscription and payment for, and such Buyer's continued beneficial ownership of, the securities will not violate any applicable securities or other laws of such Buyer's jurisdiction. The term "U.S. Person" as used herein shall mean any person who is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

(m) No Legal Advice From the Company. The Buyer(s) acknowledge that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyer (s) that:

(a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Convertible Debentures and the Conversion Shares, the Warrants (as defined herein below), or shares of Common Stock issuable upon exercise of the Warrants (the " Convertible Warrant Shares") in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Convertible Debentures, the Conversion Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of seventy million (70,000,000) shares of Common Stock, par value $0.001 per share, of which as of December 27, 2000, twenty-two million seven hundred thirty-eight thousand two hundred eighty-three (22,738,283) were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents , as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreements). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d) Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures or the terms of the Warrants and receipt of payment therefore (in the case of the Warrant Shares), the Conversion Shares and the Warrant Shares will be duly issued, fully paid and nonassessable.

(e) No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) SEC Documents: Financial Statements. Since January 1, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or
(ii) in the case of un-audited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of un-audited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) and (i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h) Absence of Litigation. Except as disclosed on Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

(i)  Acknowledgment Regarding Buyer's Purchase of the
Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933
Act) in connection with the offer or sale of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares.

(k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares under the 1933 Act or cause this offering of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

(l) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(m) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective
businesses as now conducted.   The Company and its subsidiaries
do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim. action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(n) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(o)  Title.   Any real property and facilities held under
lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(p) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(q) Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(t) Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(u) Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents and loans from the Company's CEO, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

4.  COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares , or obtain an exemption for the Conversion Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c) Reporting Status. Until the earlier of (i) the date as of which the Investor(s) (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debentures or the Warrants are outstanding (the "Registration Period"), the Company shall use its commercially reasonable efforts to file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC there under, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations there under would otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate purposes.

(e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares and the Warrant Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares and the exercise of the Warrant Shares the Company shall call and hold a special meeting within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of common shares authorized.

(f) Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or over-the-counter bulletin board or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use it best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market

(g) Expenses. Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement. The costs and expenses of the Placement Agent and its counsel shall be paid for by the Company at Closing in accordance with the terms of the Placement Agent Agreement between the Company and the Placement Agent, dated December 27, 2000.

(h) Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a "Sale of the Company") unless, prior to the consummation of a Sale of the Company, the Company makes appropriate provision to insure that, upon the consummation of such Sale of the Company, each of the holders of the Convertible Debentures will thereafter have the right to acquire and receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Debentures had such Sale of the Company not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

(i)  Transactions With Affiliates.  So long as any
Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 10% or more equity interest in that person or entity, (ii) has 10% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(j) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Instructions (as defined herein) to Transfer Agent.

5.  TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions in the form attached hereto as Exhibit D to its transfer agent to issue certificates, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares and the Warrant Shares representing such amounts of Convertible Debentures or Warrants as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debentures or the exercise of the Warrants and payment therefore (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or the Warrant Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares or the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares or the Warrant Shares. If the Buyer(s) or Warrant holder provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Buyer(s) of any of the Conversion Shares, or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(b) The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule and the Escrow Agent shall have delivered such funds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

7.  CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The obligation of the Buyer(s) hereunder to purchase the Convertible Debenture at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer(s) at any time in its sole discretion:

(a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer(s).

(b) The Common Stock shall be authorized for quotation on The National Association of Securities Dealers, Inc., OTC Bulletin Board, trading in the Common Stock shall not have been suspended for any reason and all of the Conversion Shares issuable upon conversion of the Convertible Debentures shall be approved for listing or quotation on The National Association of Securities Dealers, Inc., OTC Bulletin Board.

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(d) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I.

(e) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures and permitting the exercise of the Warrants, shares of Common Stock to effect the conversion of all of the Conversion Shares and the exercise of all the Warrants then outstanding.

(f) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

8.  INDEMNIFICATION.

(a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the " Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, , or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures, the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of it's officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, , instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9.  GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile, ; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

URBANA.CA Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada
Attention:  David M. Groves, President and Chief Executive Officer
Telephone: (604) 682-8445
Facsimile: (604) 682-4380

with a copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch, Suite 113
Newport Beach, CA  92660
Telephone:  (949) 9975-0544
Facsimile: (949) 974-0596

If to the Transfer Agent, to:

Pacific Corporate Trust
625 Howe Street, 10th Floor
Vancouver, BC V6C-3B8
Attention: Anissa Rimer-Ly
Telephone: (604) 689-9853

If to the Buyer(s), to its address and facsimile number on
Schedule I, with copies to the Buyer's counsel as set forth on
Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)  Survival.  Unless this Agreement is terminated under
Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of one (1) year following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(1) Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyer(s) for the expenses described in Section 4(g) above.

(m)  Finder.  The Company acknowledges that it has engaged
The May Davis Group, Inc., as the placement agent in connection with the sale of the Convertible Debentures. The Company shall be responsible for the payment of any placement agent fees (which includes cash and warrants to purchase Common Stock) relating to or arising out of the transactions contemplated hereby and from the proceeds thereof.

(n)  No Strict Construction.  The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

URBANA.CA INC.


By:
Name:  David M. Groves
Title: President and Chief Executive Officer


INVESTOR


By:
Name:
Title:

                             EXHIBIT A

                              FORM OF
                  REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ____________, by and among URBANA.CA Inc., a Nevada corporation, with its principal office located at 750 West Pender Street,
Suite 804 Vancouver, BC, Canada   (the "Company"), and the
undersigned investors (each, an "Investor" and collectively, the "Investors").

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investors that number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which can be purchased pursuant to the terms of the Securities Purchase Agreement for an aggregate purchase price of Three Hundred and Fifty Thousand Dollars ($350,000).
Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B. To induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. "Investor" means an Investor and any transferee or assignee thereof to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means the shares of Common Stock issuable to Investors pursuant to the Securities Purchase Agreement.

e. "Registration Statement" means a registration statement under the 1933 Act which covers the Registrable Securities.

2.  REGISTRATION.

a. Subject to the terms and conditions of this Agreement, the Company shall prepare and file, within forty (40) calendar days following the date of receipt of final proceeds from the sale of the Convertible Debentures pursuant to the Securities Purchase Agreement (the "Filing Deadline"), with the Commission a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the "Initial Registration Statement") for the registration for the resale by all Investors who purchased the Convertible Debentures pursuant to the Securities Purchase Agreement, three million, seven hundred and fifty thousand (3,750,000) shares of Common Stock to be issued upon conversion of the Convertible Debentures issued pursuant to the Securities Purchase Agreement; to be declared effective and the Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Initial Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to Investors, May Davis Group, Inc., as the placement agent (the "Placement Agent") pursuant to that certain Placement Agent Agreement, and Butler Gonzalez LLP for their review and comment together with a selling shareholder questionnaire in form prepared by the Company. Investors, the Placement Agent and Butler Gonzalez, LLP shall furnish comments on the Initial Registration Statement and an executed selling shareholder questionnaire to the Company within twenty four (24) hours of the receipt thereof from the Company.

(b) Effectiveness of the Initial Registration Statement. The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days after the date hereof (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement.

(c) Failure to Obtain Effectiveness of the Initial Registration Statement. If the Registration statement is not declared effective by the SEC on or before the Scheduled Effective Date, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the "Liquidated Damages") in penalties to the holder a cash amount within three (3) business days of the end of the month equal to two percent (2%) of the Liquidated Value of the shares outstanding as Liquidated Damages.

(d) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement,
(iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and
(iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.

3.  RELATED OBLIGATIONS.

a. The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company's filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor. The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

h. The Company shall make available for inspection by (i) any Investor and (ii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

i. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

j. The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement
(i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

k. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

l. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

m. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933
Act) covering a three, six, nine , or twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

n. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o. Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

p. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

4.  OBLIGATIONS OF THE INVESTORS.

Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Credit Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

5.  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. In connection with a Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor's use of the prospectus to which the Claim relates.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144") the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Agreement) and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transfer shall have been made in accordance with the applicable requirements of the Credit Agreement.

10.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.
The addresses and facsimile numbers for such communications shall be:

If to the Company:

URBANA.CA INC.
750 West Pender Street, Suite 804
Vancouver, BC, Canada
Telephone:  (604) 682-8445
Facsimile:  (604) 682-4380
Attention:  President

If to an Investor, to its address and facsimile number on the Schedule of Investors attached hereto, with copies to such Investor's representatives as set forth on the Schedule of Investors or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Investors as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the Securities Purchase Agreement and the escrow agreement executed with First Union National Bank (the "Escrow Agreement") constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Credit Agreement and the Escrow Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Registration
Rights Agreement to be duly executed as of day and year first above written.

URBANA.CA INC.


By: __________________________
Name:  David M. Groves
Title:  President and Chief Executive Officer

                            EXHIBIT B

                         ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of December 27, 2000, by URBANA.CA Inc., a Nevada Corporation (the "Company"); The May Davis Group, a Maryland corporation (the "Placement Agent"); and First Union National Bank, a national banking association, as Escrow Agent hereunder (the "Escrow Agent").

Background

WHEREAS, the Company and the Placement Agents have entered into a Placement Agency Agreement (the "Placement Agency Agreement"), dated as of the date hereof, pursuant to which the Company proposes to sell the Company's Common Stock, $0.01 par value per share (the "Common Stock"), at a price per share equal to the Purchase Price, as that term is defined in the Securities Purchase Agreement dated the date hereof between the Company and
the investor named therein      (the "Purchase Agreement"), for
an aggregate price of up to Three Hundred and Fifty Thousand Dollars ($350,000). The Purchase Agreement provides that the Investor shall deposit the purchase amount in a segregated escrow account to be held by Escrow Agent in order to effectuate a disbursement to the Company at a closing to be held as set forth in the Purchase Agreement. (the "Closing")

WHEREAS, the Placement Agent intends to sell the Common Stock as the Company's agent (the "Offering").

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this agreement.

WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Credit Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

(a) "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement.

(b) "Joint Written Direction" shall mean a written direction executed by the Placement Agent and the Company directing Escrow Agent to disburse all or a portion of the Escrow
Funds or to take or refrain from taking any action pursuant to this Agreement.

(c) "Escrow Period" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(i) The date upon which the Escrow Agent confirms that it has received in the Escrow Account all of the Proceeds;

(ii) The expiration of twenty (20) days from the date of commencement of the Offering (unless extended by mutual written agreement between the Company and the Placement Agent with a copy of such extension to the Escrow Agent); or

(iii) The date upon which a determination is made by the Company and the Placement Agent to terminate the Offering prior to the sale of all the Common Stock.

During the Escrow Period, the Company and the Placement Agent are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Placement Agent or any other entity, or be subject to the debts of the Company or the Placement Agent or any other entity.

2.  Appointment of and Acceptance by Escrow Agent.  The
Placement Agent and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3. Creation of Escrow Funds. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: URBANA.CA Inc./May Davis Group, Inc. Escrow Account for the deposit of the Escrow Funds. The Placement Agent will instruct subscribers to wire funds to the account of the Escrow Agent as follows:

Bank: First Union National Bank of New Jersey
Routing # 031201467
Account # 2020000659170
Name on Account: Butler Gonzalez LLP/First Union Escrow Account
Name on Sub-Account:  URBANA.CA Inc./May Davis Group, Inc.
Escrow account
Reference Sub-Account #  1302-00
Attn:  Robert Mercado (732) 452-3005
       Carmela Agugliaro (732) 452-3005

Only wire transfers shall be accepted.

4. Deposits into the Escrow Account. The Placement Agent agrees that they shall promptly deliver all monies received from subscribers for the payment of the Common Stock to the Escrow
Agent for deposit in the Escrow Account.

5.  Disbursements from the Escrow Account.

(a) At such time as Escrow Agent has collected and deposited instruments of payment in the total amount of the Escrow Funds, Escrow Agent shall notify the Company and the Placement Agent. The Escrow Agent will continue to hold such funds until Placement Agent and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Proceeds pursuant to Joint Written Direction signed by the Company. In disbursing such funds, Escrow Agent is authorized to rely upon such Joint Written Direction from Company and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Placement Agents that Escrow Agent already has on file.

In the event the Escrow Agent does not receive the amount of the Escrow Funds from the investors, the Escrow Agent shall notify the Company and the Placement Agent. Upon receipt of payment instructions from the Company, the Escrow Agent shall refund to each subscriber without interest the amount received from each investor, without deduction, penalty, or expense to the subscriber. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Placement Agent or any of their creditors.

In the event the Escrow Agent does receive the amount of the Escrow Funds prior to expiration of the Escrow Period, in no event will the Escrow Funds be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

6. Collection Procedure. The Escrow Agent is hereby authorized to forward each wire for collection and, upon collection of the proceeds of each wire deposit the collected proceeds in the Escrow Account.

Any wires returned unpaid to the Escrow Agent shall be returned to the Placement Agent. In such cases, the Escrow Agent will promptly notify the Company of such return.

If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check or wire to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's wire for collection, the Escrow Agent shall promptly issue a check or wire the amount of the subscriber's wire to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's wire for collection, the Escrow Agent shall promptly remit the subscriber's wire directly to the subscriber. The Company shall provide payment instructions to the Escrow Agent.

7. Suspension of Performance: Disbursement Into Court. If at any time, there shall exist any dispute between the Company and the Placement Agent with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

(c) Escrow Agent shall have no liability to the Company, the Placement Agent, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

8. Investment of Escrow Funds. The Escrow Agent shall deposit the Escrow Funds in a non-interest bearing money market account.

If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof, as to which no Joint Written Direction has been received, in investments described above. The foregoing investments shall be made by the
Escrow Agent.    Notwithstanding anything to the contrary
contained, Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m., New Jersey time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New Jersey are open for business.

9. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Placement Agents and the Company identified in Sections 13a. (iv) and 13b.
(iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

10.  Liability of Escrow Agent.

(a) Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Placement Agent jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

(b) The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Placement Agent hereunder in writing, and the Placement Agent and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Placement Agents and/or the Company shall be required to pay such fees and expense if (a) the Placement Agent or the Company agree to pay such fees and expenses, or (b) the Placement Agent and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Placement Agent and the Company is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party, the Company and/or the Placement Agent and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Placement Agent. The Placement Agent and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Placement Agent pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

The parties agree that neither payment by the Company or the Placement Agent of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Placement Agent and the Company, the respective rights and obligations of Placement Agent, on the one hand, and the Company, on the other hand, under the Placement Agency Agreement.

12. Expenses of Escrow Agent. Except as set forth in Section 11 the Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

13.  Warranties.

(a) Placement Agent makes the following representations and warranties to Escrow Agent:

(i) Placement Agent has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii) This Escrow Agreement has been duly approved by all necessary corporate action of Placement Agent, including any necessary shareholder approval, has been executed by duly authorized officers of the Placement Agent, enforceable in accordance with its terms.

(iii) The execution, delivery, and performance of the Placement Agent of this Agreement will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of Placement Agent, any applicable law or regulation, any court order or administrative ruling or degree to which the Placement Agent is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

(iv) Michael Jacobs has been duly appointed to act as the representative of The May Davis Group, Inc., hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Placement Agent's representative under this Agreement, all without further consent or direction form, or notice to, the Placement Agent or any other party.

(v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)  All of the representations and warranties of the Placement
Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

(b) The Company makes the following representations and warranties to Escrow Agent:

(i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii) This Escrow Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

(iii) The execution, delivery, and performance by the Company of this Escrow Agreement is in accordance with the Purchase Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Purchase Agreement, to which the Company is a party.

(IV) DAVID M. GROVES HAS BEEN DULY APPOINTED TO ACT AS THE REPRESENTATIVES OF THE COMPANY HEREUNDER AND HAS FULL POWER AND AUTHORITY TO EXECUTE, DELIVER, AND PERFORM THIS ESCROW AGREEMENT, TO EXECUTE AND DELIVER ANY JOINT WRITTEN DIRECTION, TO AMEND, MODIFY OR WAIVE ANY PROVISION OF THIS AGREEMENT AND TO TAKE ALL OTHER ACTIONS AS THE COMPANY'S REPRESENTATIVE UNDER THIS AGREEMENT, ALL WITHOUT FURTHER CONSENT OR DIRECTION FROM, OR NOTICE TO, THE COMPANY OR ANY OTHER PARTY.

(v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Essex County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of recipet and addressed to the party to be notified as follows:

If to Placement Agent, to:

The May Davis Group, Inc.
One World Trade Center
New York, NY 10048
Attention: Michael Jacobs
Facsimile: (212) 775-8166

with Copy to:

Butler Gonzalez, LLP
1000 Stuyvesant Avenue
Suite #6
Union, NJ  07083
Attention: David Gonzalez, Esq.
Facsimile: (908) 810-0973

If to Company, to:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Attn: David M. Groves, President and Chief Executive Officer
Facsimile: (604) 682-4380

with copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660
Facsimile: (949) 975-0596

If to Escrow Agent, to:

First Union National Bank,
407 Main Street
Metuchen, NJ 08840
Attention: Robert Mercado
           Carmela Agugliaro
Facsimile: (732) 452-3005

Or to such other address as each party may designate for itself by like notice.

16. Amendments or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

19.  Entire Agreement. This Agreement constitutes the entire
Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

20. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Placement Agent, the Company, or the Escrow Agent.

21.  Execution of Counterparts.  This Agreement and any Joint
Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

URBANA.CA INC.


By: /s/  David M. Groves
Name: David M. Groves
Title: President and Chief Executive Officer

FIRST UNION NATIONAL BANK

By: /s/  Robert Mercado
Name: Robert Mercado
Title: As Escrow Agent

THE MAY DAVIS GROUP, INC.


By: /s/  Michael Jacobs
Name: Michael Jacobs
Title: Managing Director

                             EXHIBIT C

                          FORM OF DEBENTURE

URBANA.CA INC.
5% Convertible Debenture
Due December ___, 2005

THIS NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S AND/OR REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S AND/OR REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

No.  ___            $ __________

This Debenture is issued by URBANA.CA INC., a Nevada corporation (the "Company"), to ____________________________ (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

Section 1.01  Principal and Interest.  For value received, on
____________, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of ________DOLLARS (US $__), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the five (5) year anniversary from the date hereof or (b) converted in accordance with Section 4.02 herein.

Section 1.02 Optional Conversion. The Holder is entitled, at its option, to convert at any time and from time to time after the Closing Date, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, $0.001 par value ("Common Stock"), at the price per share (the "Conversion Price") equal to either (a) an amount equal to Fixed Price of 120% of the closing bid price of the Common Stock as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the "Closing Bid Price") as of the date hereof, or (b) an amount equal to eighty percent (80%) of the five (5) lowest Closing Bid Price of the Common Stock for the twenty (20) trading days immediately preceding the Conversion Date (as defined herein). Subparagraphs (a) and (b) above are individually referred to as a "Conversion Price". As used herein, "Principal Market" shall mean the Nasdaq Bulletin Board System, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean, the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice, provided that the Company or the transfer agent delivers the Conversion Shares within ten (10) business days after receipt of a Conversion Notice. If such Conversion Shares are not delivered within such ten (10) business day period, the Conversion Date shall be the date such shares are actually delivered to the Holder.

Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "Registration Rights Agreement").

Section 1.05 Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.06 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.07 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company not to exceed $700,000.

                           ARTICLE II.

2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of the Holder. Without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

                          ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within ten (10) business days of the date of maturity of this Debenture; (b) failure by the Company to advise its transfer agent to issue Common Stock to the Holder within ten
(10) business days of the Company's receipt of the attached Notice of Conversion from Holder; (c) failure by the Company for the (10) business days after notice to it to comply with any of its other agreements in the Debenture; (d) events of bankruptcy or insolvency; (e) a breach by the Company of its obligations under the Registration Rights Agreement which is not cured by the Company within fifteen (15) business days after receipt of written notice thereof. The Holder may not enforce the Debenture except as provided herein.

Section 3.02 Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder accelerated full repayment of all debentures outstanding. The Company acknowledges that failure to honor a Notice of Conversion shall cause hardship to the Holder.

                          ARTICLE IV.

Section 4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the date of closing, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

Section 4.02 Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

Section 4.03 Limitation on Right and Power to Exercise. Any provision in this Debenture or any other document to the contrary not withstanding, the Holder shall not have the right or power to convert this Debenture into Common Stock, either in whole or in part, and any attempt to do so shall be void, if, after having given effect to such conversion, the Holder shall be or shall be deemed to be the beneficial owner of ten percent (10%) or more of the then outstanding Common Stock within the meaning or for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as the term "beneficial owner" is defined in Rule 13d-3 of the Act.

Section 4.04 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the five (5) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

                           ARTICLE V.

Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Section 5.02 Consent of Holder to Sell Common Stock. So long as any of the principal of or interest on this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, or
(ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance.

                            ARTICLE VI.

Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:

URBANA.CA Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Attention:  David M. Groves, President and Chief Executive Officer

With a copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch - Suite 113
Newport Beach, CA  92660

If to Holder:



6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.


URBANA.CA INC.



By:
Name:  David. M. Groves
Title: President and Chief Executive Officer


                           EXHIBIT "A"

                      NOTICE OF CONVERSION
    (To be executed by the Holder in order to Convert the Note)

TO:


The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note into Shares of Common Stock of URBANA.CA Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Signature:
Name:
Address:

                            EX-4.13

                      FORM OF ADDENDUM TO
                         LOAN AGREEMENT
                        (Amendment No. 2)

Reference is made to the loan agreement dated
(the "Loan Agreement") between Urbana.ca, Inc. (the
"Borrower") and ______________________   ("Lender").

The undersigned parties hereby confirm the amendment of the Loan
Agreement by the deletion of recital C in its entirety and the addition of the following section:

"Since the loan and all accrued interest have not been repaid in full by the Borrower to the Lender on or before March 15, 2000, the Lender shall have the right at any time thereafter upon notice in writing to the Borrower to convert all or any part of the principal amount of the loan into, subject to compliance with applicable securities laws and appropriate anti-dilution adjustments, units of Borrower at a price of thirty cents ($0.30) per unit. Each unit shall be comprised of one (1) restricted common share of Urbana and one-half (1/2) share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share for a period of two years from the date hereof."

The undersigned hereby agree that corresponding modifications shall be deemed to have been made to the promissory note issued by the Borrower to the Lender to evidence the loan.

The undersigned hereby confirm that in all other respects the provisions of the Loan Agreement are unamended.

This addendum may be executed in one or more counterparts (by original or facsimile signature) which, together, shall constitute an original copy hereof as of the date noted below.

DATED as of this             day of _______________, 2001.

URBANA.CA, INC.


Per:



Witness:


Lender

                              EX-4.10

                 EQUITY LINE OF CREDIT AGREEMENT

AGREEMENT dated as of the 27th day of December, 2000 (the
"Agreement") between GMF Holdings, Inc. (the "Investor") and
URBANA.CA Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to five million ($5,000,000) Dollars of the Company's common stock, par value $0.001 per share (the "Common Stock"), for a total purchase price of five million dollars ($5,000,000); and

WHEREAS, such investments will be made in reliance upon the provisions of Regulation D ("Regulation D") of the Securities Act of 1933, as amended, and the regulations promulgated there under (the "Securities Act"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder; and

NOW, THEREFORE, the parties hereto agree as follows:

                          ARTICLE I

Certain Definitions

Section 1.1  "Advance" shall mean the portion of the Commitment
Amount requested by the Company in the Advance Notice.

Section 1.2 "Advance Notice Date" shall mean each date the Company delivers to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less than eleven
(11) Trading Days after the prior Advance Notice Date.

Section 1.3  "Advance Date" shall mean the date Butler Gonzalez
LLP/First Union Escrow Account is in receipt of the funds from the Investor and Butler Gonzalez LLP, as the Placement Agent's
Counsel, is in possession of free trading shares from the Company and therefore an Advance by the Investor to the Company can be made and Butler Gonzalez LLP can release the free trading shares to the Investor. No Advance Date shall be less than ten (10)
Trading Days after an Advance Notice Date. No Advance Date shall be less than twenty-two (22) Trading Days after a previous Advance Date.

Section 1.4 "Advance Notice" shall mean a written notice to the Investor setting forth the Advance amount that the Company requests from the Investor and the Advance Date.

Section 1.5 "Average Daily Volume" shall be computed using the forty (40) trading days prior to the Advance Date.

Section 1.6 "Bid Price" shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc.

Section 1.7 "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.1.

Section 1.8 "Commitment Amount" shall mean the aggregate amount of up to five million dollars ($5,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

Section 1.9 "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date, or
(ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of five million dollars ($5,000,000), (y) the date this Agreement is terminated pursuant to Section 2.6, or (z) the date occurring thirty (30) months from the date of an effective registrations statement.

Section 1.10 "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

Section 1.11 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

Section 1.12 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.13 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

Section 1.14 "Escrow Agreement" shall mean the escrow agreement between the Company and the Investor dated the date hereof.

Section 1.15  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, and the rules and regulations promulgated there under.

Section 1.16 "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

Section 1.17  "Market Price" shall mean the lowest closing Bid
Prices of the Common Stock during the Pricing Period.

Section 1.18 "Maximum Advance Amount" shall be equal to one hundred and fifty percent (150%) of the average daily volume of the Company's Common Stock multiplied by the Purchase Price during the Pricing Period.

Section 1.19  "NASD" shall mean the National Association of
Securities Dealers, Inc.

Section 1.20 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.21  "Placement Agent" shall mean May Davis Group, Inc.

Section 1.22  "Pricing Period"   shall mean the ten (10)
trading day period beginning on the Advance Notice Date and ending on the Closing Date of the particular traunche.

Section 1.23 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.24  "Purchase Price" shall be set at 91% of the Market
Price.

Section 1.25 "Registrable Securities" shall mean the shares of Common Stock (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Section 1.26 "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor.

Section 1.27 "Registration Statement" shall mean a registration statement on Form S-1 or Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered there under in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.28 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.29  "SEC" shall mean the Securities and Exchange Commission.

Section 1.30 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

Section 1.31 "SEC Documents" shall mean Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

Section 1.32 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

                         ARTICLE II

Section 2.1  Investments.

(a) Advances. Upon the terms and conditions set forth herein (including without limitation, the provisions of Article VII hereof), on any Advance Notice Date the Company may request an Advance by the Investor by the delivery of an Advance Notice.
The number of shares of Common Stock that the Investor shall receive for each Advance shall be determined by dividing the amount of the Advance by the Purchase Price on the Advance Notice Date. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

Section 2.2  Mechanics.

(a) Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in Section 2.7 and Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, unless otherwise agreed by the Investor in the Investor's sole and absolute discretion. There will be a minimum of thirty (30) Trading Days between each Advance Notice Date.

(b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered, on a day that is not a Trading Day.

Section 2.3 Closings. On each Advance Date, which shall be ten (10) Trading Days after an Advance Notice Date, (i) the Company shall deliver to the Escrow Agent, as defined pursuant to the Escrow Agreement, shares of the Company's Common Stock, representing the amount of the Advance by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor which shall be delivered to the Investor, or otherwise in accordance with the Escrow Agreement and (ii) the Investor shall deliver to the Escrow Agent the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds which shall be delivered to the Company, or otherwise in accordance with the Escrow Agreement. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other through the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the Company's Common Stock to the Investor shall occur in accordance with the conditions set forth above and those contained in the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel and the Placement Agent in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) from the amount of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.

Section 2.4 Suspension of Registration Statement. If subsequent to any Closing, the Registration Statement is suspended, other than due to the acts of the Investor or the Placement Agent, for any period exceeding twenty trading days
(20) days, the Company shall pay an amount equal to two percent (2%) of the Purchase Price of all Common Stock held by the Investor, purchased pursuant to this Agreement for each twenty trading day (20) day period or portion thereof; provided, however, that the Company shall not be required to pay such amount to the Investor in connection with any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post-effective amendment is declared effective by the SEC.

Section 2.5 Termination of Investment. The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days, other than due to the acts of the Investor or the Placement Agent, during the Commitment Period, or
(ii) the Company shall at any time fail materially to comply with the requirements of Section 6.3, 6.4 or 6.7; provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

Section 2.6  Agreement to Advance Funds.

(a) The Investor agrees to advance the amount specified in the Advance Notice to the Company after the completion of each of the following conditions and the other conditions set forth in this
Agreement:

(i) the execution and delivery by the Company, and the Investor, of this Agreement, and the Exhibits hereto;

(ii) the Placement Agent's Counsel shall have received the shares of Common Stock applicable to the Advance;

(iii) the Company's Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement shall have been declared effective by the SEC;

(iv) the Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions there from. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;

(v) the Company shall have filed with the Commission in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable
Commission regulations;

(vi) the fees as set forth in Section 12.4 below shall have been paid or can be withheld as provided in Section 2.3; and

(vii) the conditions set forth in Section 7.2 shall have been satisfied.

Section 2.7 Lock Up Period. (a) During the terms of this Agreement, the Company shall not, without the prior consent of the Investor, issue or sell (i) any Common Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance.

(b) On the date hereof, the Company shall obtain from each officer, director and Affiliate, as defined below, a lock-up agreement, as defined below, in the form annexed hereto as
Schedule 2.7(a) agreeing to only sell in compliance with the volume limitation of Rule 144. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

Section 2.8  Shareholder Approval.  The Company's
obligations under this Agreement are subject to approval of the shareholders of the Company pursuant to Nevada Corporate Law.

                         ARTICLE III

Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and as of the date hereof and as of each Advance Date:

Section 3.1 Organization and Authorization. Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments ( including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.2 Evaluation of Risks. The Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.3. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.4 Investment Purpose. The securities are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor agrees not to assign or in any way transfer the Investor's rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor's securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

Section 3.5 Accredited Investor. Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation
D of the Securities Act.

Section 3.6 Information. Such Investor and its advisors (and his or its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. Such Investor understands that its investment involves a high degree of risk. Such Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables each Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

Section 3.7  Receipt of Documents.  Such Investor and his or
its counsel has received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's
Form 10-KSB for the year ended year ended 1999   and Form 10-QSB
for the periods ended March 31, 2000, June 30, 2000, and
September 30, 2000; and (iv) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

Section 3.8  Registration Rights Agreement and Escrow
Agreement.  The parties have entered into the Registration Rights
Agreement and the Escrow Agreement, each dated the date hereof.

Section 3.9 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

Section 3.10 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company "an Affiliate," as that term is defined in Rule 405 of the Securities Act) of the Company). The Investor agrees that it will not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock

                          ARTICLE IV

Representations and Warranties of the Company

Except as stated below or on the disclosure schedules attached hereto, the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof and as of each Advance Date:

Section 4.1 Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

Section 4.2. Authorization, Enforcement, Compliance with
Other Instruments.   (i) The Company has the requisite corporate
power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) except as disclosed in Section 4.3, this Agreement, Registration Rights Agreement, the Escrow Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement, Escrow Agreement the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

Section 4.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of seventy million (70,000,000) shares of Common Stock, par value $0.001 per share, of which twenty-two million seven hundred thirty-eight
thousand two hundred eighty-three   (22,738,283) shares were
issued and outstanding and 10,000,000 shares of preferred stock of which none are outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 4.3, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed on Schedule 4.3, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered in this Agreement or any related agreement or the consummation of the transactions described herein or therein.. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.4 No Conflict. Subject to Section 2.8, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of Nasdaq on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed on Schedule 4.4, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance which might give rise to any of the foregoing.

Section 4.5  SEC Documents; Financial Statements.  Since
January 1, 2000 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investor or its representatives, or made available through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.
 Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.6. 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.7 No Default. Except as disclosed Section 4.4 the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company's business or financial condition.

Section 4.8 Absence of Events of Default. Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

Section 4.9  Intellectual Property Rights.   The Company and
its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective
businesses as now conducted.   The Company and its subsidiaries
do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.10 Employee Relations Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

Section 4.11  Environmental Laws.   The Company and its
subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.12 Title. Except as set forth in Schedule 4.12, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.
Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.13  Insurance.   The Company and each of its
subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

Section 4.14 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.15 Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.16 No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

Section 4.17 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

Section 4.18  Subsidiaries.  Except as disclosed in the SEC
Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.19  Other Outstanding Securities/Financing
Restrictions. As of the date hereof, other than warrants and options to acquire shares of Common Stock as disclosed in
Schedule 4.3, there are no other warrants and options registered with the SEC, which are available for sale as unrestricted ("free trading") stock.

Section 4.20 Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.21 Certain Transactions. Except as set forth in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.22 Fees and Rights of First Refusal. Except as set forth in the SEC Documents, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.23 Use of Proceeds. The Company represents that the net proceeds from this offering will be used as provided on
Schedule 4.24.  However, in no event shall the net proceeds from
this offering be used by the Company for the payment   (or loaned
to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.

Section 4.24 Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will use commercially reasonable efforts to maintain the listing of its Common Stock on NASD Bulletin Board and/or the NASDAQ Small Cap Stock Market and/or the American Stock Exchange.

Section 4.25 Opinion of Counsel. Investor shall receive an opinion letter from counsel to the Company (updated where applicable) on the date hereof and on each Advance Date substantially in the form of Exhibit "C".

Section 4.26 Opinion of Counsel. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

Section 4.27 Dilution. The Company is aware and acknowledges that issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

                          ARTICLE V

Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.1 Indemnification. (a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor(s), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor(s) in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor,
(b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

                            ARTICLE VI

Covenants of the Company

Section 6.1  Registration Rights.  The Company shall cause the
Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.2 Listing of Common Stock. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq.

Section 6.3 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules there under to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.4  Transfer Agent Instructions.	Upon each Closing
and the effectiveness of the Registration Statement the Company will deliver instructions to its transfer agent to issue to Investor and deliver to Escrow Agent shares of Common Stock free of legends.

Section 6.5 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.6 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

Section 6.7 Expectations Regarding Advance Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Advance Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Advance Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

Section 6.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.9 Issuance of the Company's Common Stock. The sale of the shares of Common Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

                            ARTICLE VII

Conditions for Advance and Conditions to Closing

Section 7.1 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

(a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2 Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investor to Purchase Shares of Common Stock. The right of the Company to deliver an Advance Notice and the obligation of the Investor hereunder to acquire and pay for shares of the Company's Common Stock incident to a Closing is subject to the satisfaction or waiver by the Investor, on (i) the date of delivery of such Advance Notice and (ii) the applicable Advance Date (each a "Condition Satisfaction Date"), of each of the following conditions:

(a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Advance Notice Date.

(b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions there from. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date.

(d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

(f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(g) No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal market). The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

(h) Maximum Advance Amount. The amount of the advance requested by the Company does not exceed the Maximum Advance Amount.

(i) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective.

(j) Purchase Price. The Bid Price on the Advance Notice Date shall not be less than the Purchase Price.

(k) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this
Section 7.2, including, without limitation, a certificate executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate substantially in the form annexed hereto on Schedule B.

                           ARTICLE VIII

Due Diligence Review; Non-Disclosure of Non-Public Information

Section 8.1 Due Diligence Review. Prior to the filing of the Registration Statement the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2  Non-Disclosure of Non-Public Information.

(a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

(b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this
Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                          ARTICLE IX

Choice of Law/Jurisdiction

Section 9.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

                           ARTICLE X

Assignment; Termination

Section 10.1 Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of the Investor. The Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

Section 10.2 Termination. The obligations of the Investor to make Advances under Article II hereof shall terminate 30 months after the date hereof.

                           ARTICLE XI

Notices

Section 11.1  Notices.   Any notices, consents, waivers, or
other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally;
(ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Attn: David M. Groves, President and Chief Executive Officer
Facsimile: (604) 682-4380

with copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660
Facsimile: (949) 975-0596

If to the Investor(s), to its address and facsimile number on Exhibit A, with copies to the Investor's counsel as set forth on Exhibit A. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                          ARTICLE XII

Miscellaneous

Section 12.1  Counterparts.   This Agreement may be executed in
two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

Section 12.2 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.3 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.4  Fees and Expenses.  As set forth in the Placement
Agent Agreement entered into by the Company in connection herewith, the Company has agreed to pay the following fees:

(a) Legal Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company will pay the sum of Twenty Five Thousand ($20,000) Dollars, to Butler Gonzalez LLP for legal fees. Subsequently on each Advance Date, the Company will pay Butler Gonzalez LLP the sum of Two Hundred and Fifty ($250) Dollars for escrow fees.

(b) Placement Agent Fees. On the initial Advance Date and all subsequent Advance Dates the Company shall pay the May Davis Group, Inc., as cash compensation, an amount equal to Five percent (5%) of the gross proceeds of the Advance. Furthermore upon Closing the Company shall issue to the May Davis Group stock compensation of restricted shares of Common Stock in an amount equal to three percent (3%) of the entire dollar amount of the Credit Line.

Section 12.5 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, other than the Placement Agent. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.6 Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

URBANA.CA INC.


By: /s/  David M. Groves
David M. Groves
President and Chief Executive Officer


INVESTOR:

GMF HOLDINGS, INC.


By: /s/  Mark Angelo
Mark Angelo, Partner

                             EXHIBIT B

                  REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 27, 2000 by and among URBANA.CA Inc.,, a Nevada corporation, with its principal office located at 750 West Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8 (the "Company"), and the undersigned investors (each, an "Investor" and collectively, the "Investors").

WHEREAS:

A. In connection with the Equity Line of Credit Agreement by and among the parties hereto of even date herewith (the "Credit Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Credit Agreement, to issue and sell to the Investors that number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which can be purchased pursuant to the terms of the Credit Agreement for an aggregate purchase price of up to five million dollars ($5,000,000). Capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

B. To induce the Investors to execute and deliver the Credit Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. "Investor" means an Investor and any transferee or assignee thereof to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means the shares of Common Stock issuable to Investors pursuant to the Credit Agreement.

e. "Registration Statement" means a registration statement under the 1933 Act which covers the Registrable Securities.

2.  REGISTRATION.

a. Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Company shall cause such Registration Statement to be declared effective by the SEC prior to the first sale to Investors of the Company's Common Stock pursuant to the Credit Agreement.

b. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

c. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities which Investors have purchased pursuant to the Credit Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of such Registrable Securities which Investors have purchased pursuant to the Credit Agreement as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefore arises. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issuable on an Advance Notice Date is greater than the number of shares available for resale under such Registration Statement.

3.  RELATED OBLIGATIONS.

a. The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company's filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor. The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

h. The Company shall make available for inspection by (i) any Investor and (ii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

i. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

j. The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement
(i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or The Nasdaq SmallCap Market or, if, despite the Company's best efforts to satisfy the preceding clause (i) or
(ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

k. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

l. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

m. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

n. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o. Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

p. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

4.  OBLIGATIONS OF THE INVESTORS.

Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Credit Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

5.  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. In connection with a Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor's use of the prospectus to which the Claim relates.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144") the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Credit Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transfer shall have been made in accordance with the applicable requirements of the Credit Agreement.

10.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Attn: David M. Groves, President and Chief Executive Officer
Facsimile: (604) 682-4380

with copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660
Facsimile: (949) 975-0596

If to an Investor, to its address and facsimile number on the Schedule of Investors attached hereto, with copies to such Investor's representatives as set forth on the Schedule of Investors or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Investors as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the Credit Agreement and the Escrow Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Credit Agreement and the Escrow Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Registration
Rights Agreement to be duly executed as of day and year first above written.

URBANA.CA INC.


By: /s/  David M. Groves
David M. Groves
President and Chief Executive Officer

INVESTOR:

GMF HOLDINGS, INC.


By: /s/  Mark Angelo
Mark Angelo, Partner

                              EXHIBIT D
                           ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of December 27, 2000, by URBANA.CA Inc., a Nevada Corporation (the "Company"); The May Davis Group, a Maryland corporation (the "Placement Agent"); and First Union National Bank, a national banking association, as Escrow Agent hereunder (the "Escrow Agent").

Background

WHEREAS, the Company and the Placement Agent have entered into a Placement Agency Agreement (the "Placement Agency Agreement"), dated as of the date hereof, pursuant to which the Company proposes to sell the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at a price per share equal to the Purchase Price, as that term is defined in the Line of Credit Agreement dated the date hereof between the Company and the investor named therein ( the "Credit Agreement"), for an aggregate price of up to five million dollars ($5,000,000). The Credit Agreement provides that the Investor shall deposit the Advance Amount pursuant to the Advance Notice in a segregated escrow account to be held by Escrow Agent in order to effectuate a disbursement to the Company at a closing to be held as set forth in the Credit Agreement. (the "Closing")

WHEREAS, the Placement Agent intend to sell the Common Stock as the Company's agent (the "Offering").

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this agreement.

WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Credit Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

(a) "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement.

(b) "Joint Written Direction" shall mean a written direction executed by the Placement Agent and the Company directing Escrow Agent to disburse all or a portion of the Escrow
Funds or to take or refrain from taking any action pursuant to this Agreement.

(c) "Escrow Period" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(i) The date upon which the Escrow Agent confirms that it has received in the Escrow Account all of the Proceeds;

(ii) The expiration of the Line of Credit Agreement as defined
Section 2.5 therein (unless extended by mutual written agreement between the Company and the Placement Agent with a copy of such extension to the Escrow Agent); or

(iii) The date upon which a determination is made by the Company and the Placement Agent to terminate the Offering prior to the sale of all the Common Stock.

During the Escrow Period, the Company and the Placement Agent are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Placement Agent or any other entity, or be subject to the debts of the Company or the Placement Agent or any other entity.

2.  Appointment of and Acceptance by Escrow Agent.  The
Placement Agent and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3. Creation of Escrow Funds. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: URBANA.CA Inc../May Davis Group, Inc. Escrow Account for the deposit of the Escrow Funds. The Placement Agent will instruct subscribers to wire funds to the account of the Escrow Agent as follows:

Bank: First Union National Bank of New Jersey
Routing # 031201467
Account # 2020000659170
Name on Account: Butler Gonzalez LLP/First Union Escrow Account
Name on Sub-Account:  URBANA.CA Inc./May Davis Group, Inc.
Escrow account
Reference Sub-Account #  1303-00
Attn:  Robert Mercado (732) 452-3005
       Carmela Agugliaro (732) 452-3005
Only wire transfers shall be accepted.

4. Deposits into the Escrow Account. The Placement Agent agree that they shall promptly deliver all monies received from subscribers for the payment of the Common Stock to the Escrow
Agent for deposit in the Escrow Account.

5.  Disbursements from the Escrow Account.

(a) At such time as Escrow Agent has collected and deposited instruments of payment in the total amount of the Escrow Funds, Escrow Agent shall notify the Company and the Placement Agent. The Escrow Agent will continue to hold such funds until Placement Agent and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Proceeds pursuant to Joint Written Direction signed by the Company. In disbursing such funds, Escrow Agent is authorized to rely upon such Joint Written Direction from Company and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Placement Agents that Escrow Agent already has on file.

In the event the Escrow Agent does not receive the amount of the Advance Notice from the investors, the Escrow Agent shall notify the Company and the Placement Agent. Upon receipt of payment instructions from the Company, the Escrow Agent shall refund to each subscriber without interest the amount received from each investor, without deduction, penalty, or expense to the subscriber. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Placement Agent or any of their creditors.

In the event the Escrow Agent does receive the amount of the Advance Notice prior to expiration of the Escrow Period, in no event will the Escrow Funds be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

6. Collection Procedure. The Escrow Agent is hereby authorized to forward each wire for collection and, upon collection of the proceeds of each wire deposit the collected proceeds in the Escrow Account.

Any wires returned unpaid to the Escrow Agent shall be returned to the Placement Agent. In such cases, the Escrow Agent will promptly notify the Company of such return.

If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check or wire to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's wire for collection, the Escrow Agent shall promptly issue a check or wire the amount of the subscriber's wire to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's wire for collection, the Escrow Agent shall promptly remit the subscriber's wire directly to the subscriber. The Company shall provide payment instructions to the Escrow Agent.

7. Suspension of Performance: Disbursement Into Court. If at any time, there shall exist any dispute between the Company and the Placement Agent with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

(c) Escrow Agent shall have no liability to the Company, the Placement Agent, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

8. Investment of Escrow Funds. The Escrow Agent shall deposit the Escrow Funds in a non-interest bearing money market account.

If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Fund, or such portion thereof, as to which no Joint Written Direction has been received, in investments described above. The foregoing investments shall be made by the
Escrow Agent.    Notwithstanding anything to the contrary
contained, Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m., New Jersey time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New Jersey are open for business.

9. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Placement Agents and the Company identified in Sections 13a. (iv) and 13b.
(iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

10.  Liability of Escrow Agent.

(a) Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Credit Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Placement Agent jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

(b) The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Placement Agent hereunder in writing, and the Placement Agent and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Placement Agents and/or the Company shall be required to pay such fees and expense if (a) the Placement Agent or the Company agree to pay such fees and expenses, or (b) the Placement Agent and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Placement Agent and the Company is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party the Company and/or the Placement Agent Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Placement Agent. The Placement Agent and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Placement Agent pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

The parties agree that neither payment by the Company or the Placement Agent of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Placement Agent and the Company, the respective rights and obligations of Placement Agent, on the one hand, and the Company, on the other hand, under the Placement Agency Agreement.

12. Expenses of Escrow Agent. Except as set forth in Section 11 the Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.
13.  Warranties.

(a) Placement Agent makes the following representations and warranties to Escrow Agent:

(i) Placement Agent has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii) This Escrow Agreement has been duly approved by all necessary corporate action of Placement Agent, including any necessary shareholder approval, has been executed by duly authorized officers of the Placement Agent, enforceable in accordance with its terms.

(iii) The execution, delivery, and performance of the Placement Agent of this Agreement will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of Placement Agent, any applicable law or regulation, any court order or administrative ruling or degree to which the Placement Agent is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

(iv) Michael Jacobs has been duly appointed to act as the representative of The May Davis Group, Inc., hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Placement Agent's representative under this Agreement, all without further consent or direction form, or notice to, the Placement Agent or any other party.

(v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)  All of the representations and warranties of the Placement
Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

(b) The Company makes the following representations and warranties to Escrow Agent:

(i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii) This Escrow Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

(iii) The execution, delivery, and performance by the Company of this Escrow Agreement is in accordance with the Credit Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Purchase Agreement, to which the Company is a party or any of its land is subject.

(iv) David M. Groves has been duly appointed to act as the representatives of the company hereunder and has full power and authority to execute, deliver, and perform this escrow agreement, to execute and deliver any joint written direction, to amend, modify or waive any provision of this agreement and to take all other actions as the company's representative under this agreement, all without further consent or direction from, or notice to, the company or any other party.

(v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Essex County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and addressed to the party to be notified as follows:

If to Placement Agent, to:

The May Davis Group, Inc.
One World Trade Center
New York, NY 10048
Attention: Michael Jacobs
Facsimile: (212) 775-8166

with Copy to:

Butler Gonzalez LLP
1000 Stuyvesant Avenue
Suite #6
Union, NJ  07083
Attention: David Gonzalez, Esq.
Facsimile: (908) 810-0973

If to Company, to:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Attn: David M. Groves, President and Chief Executive Officer
Facsimile: (604) 682-4380

with copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660
Facsimile: (949) 975-0596

If to Escrow Agent, to:

First Union National Bank,
407 Main Street
Metuchen, NJ 08840
Attention: Robert Mercado
           Carmela Agugliaro
Facsimile: (732) 452-3005

Or to such other address as each party may designate for itself by like notice.

16. Amendments or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties of the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

19.  Entire Agreement. This Agreement constitutes the entire
Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

20. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Placement Agent, the Company, or the Escrow Agent.

21.  Execution of Counterparts.  This Agreement and any
Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

URBANA.CA INC.


By: /s/  David M. Groves
Name: David M. Groves
Title: President and Chief Executive Officer

FIRST UNION NATIONAL BANK

By: /s/  Robert Mercado
Name: Robert Mercado
Title: As Escrow Agent


THE MAY DAVIS GROUP, INC.


By: /s/  Michael Jacobs
Name: Michael Jacobs
Title: Managing Director

                               EX-5
                     OPINION RE: LEGALITY


Brian F. Faulkner
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


June 25, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form SB-2

Dear Sir/Madame:

I have acted as counsel to Urbana.ca, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 8,929,908 shares of the Company's common stock ("Shares"), $0.001 par value per Share.

In my representation I have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.


My opinion is limited by and subject to the following:

(a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

(b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c) My opinion is based solely on and limited to the federal laws of the United States of America and the Nevada
Revised Statutes. I express no opinion as to the laws of any other jurisdiction.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.

                                   EX-10.7

                             MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 22nd day of December, 1999.

BETWEEN: URBANA.CA INC., a Nevada corporation, having an office located at Suite 804, 750 West Pender Street, Vancouver, British
Columbia, V6C 2T8

("Urbana.ca")

BETWEEN: ENERSPHERE.COM INC., a company duly incorporated pursuant to the laws of the Province of Ontario, having an office located at 98 Willow Street, Waterloo, Ontario, N2J 1W2

(the "Company")

AND:  RICK WHITTAKER, 481 Huron Street, New Hamburg, Ontario, N0B 2G0

(the "Executive")

A. The Company is a subsidiary of Urbana.ca (a Nevada corporation whose shares are listed through the NASD OTCBB market in the United States), through its wholly-owned subsidiary, ICC Integrated Carbonics (Canada) Corp.;

B. The Company is an internet service provider ("ISP"), and is engaged in providing ISP services in the Province of Ontario;

C. The Company wishes to retain the services of the Executive on the terms and conditions of this Agreement,

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.  EMPLOYMENT

1.1 The Company hereby employs the Executive as its president, or in such other capacity as the parties may mutually agree, upon the terms and conditions of the Agreement.

1.2 The Executive shall carry out such duties as the Company's board of directors may from time to time reasonably determine, including but not limited to:

(a) ensuring that sufficient funds are available to facilitate the implementation of the Company's goals and objectives or, if they are not, notifying the Company's board of directors accordingly;

(b) providing his best efforts in raising equity and debt financing for the Company's needs and to that end, preparing and making presentations to the investment community;

(c) managing employees in the implementation of corporate strategies, policies, procedures, financial forecasts and monitoring systems to promote the efficient use of the Company's financial resources;

(d) developing and implementing the Company's internal policies, procedures, rules and regulations;

(e)  evaluating new business opportunities; and

(f) reporting to the Company's board of directors in the manner and frequency as may be reasonably determined by the board of directors.

1.3 The Executive agrees to expend a minimum of 40 hours per week in the performance of his duties as set out in 1.2 above.

2.  TERM

2.1 The term of this Agreement shall be for a period of two years commencing as of the date of this Agreement (the "Start Date"), subject to earlier termination as provided for in this Agreement. This Agreement may be renewed by mutual agreement of the parties.

2.2 In this Agreement, references to "Year" mean each 12 month period commencing from the Start Date and each anniversary of the Start Date.

3.  REMUNERATION ETC.

3.1 In consideration of the Executive's services under this Agreement, the Company shall pay to the Executive:

(a) the sum of $35,000 for the initial six months commencing on the Start Date, payable on a monthly basis on the last day of each month worked;

(b) the sum of $45,000 for the second six month term, payable on a monthly basis on the last day of each month worked;

(c) the sum of $125,000 for the remaining 12 months of the term, payable on a monthly basis on the last day of each month worked; and

(d) a $500 per month car allowance for the entire term of this Agreement, payable on the last day of each month worked;

3.2 The Executive shall be entitled to four (4) weeks vacation during each Year of this Agreement, to be taken at a time acceptable to both parties.

3.3 The Executive shall be entitled to participate in any stock option, profit sharing, medical reimbursement, insurance or other employee benefit plan as may be in effect from time to time subject to the participation standards and other terms thereof. The Executive shall not have any cash entitlement with respect to benefits the Executive has chosen not to receive.

3.4 Urbana.ca agrees to grant the Executive or a company wholly owned by him, on or near the date which is one (1) month following the Start Date, subject to the acceptance of such regulatory authorities as may be required, stock options entitling the Executive to purchase 100,000 common shares of Urbana.ca at an exercise price of $0.50 per share or such other exercise price as may be required by the regulatory authorities having jurisdiction.

3.5 The Company shall reimburse the Executive for all reasonable and pre-agreed expenses incurred by the Executive in furtherance of the Company's business. The Executive shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Executive acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

3.6 If the Company's board of directors should determine to insure the life of the Executive, the Executive shall cooperate with the Company and the insurer and do all reasonable things required to permit the placing or continuance of such insurance coverage upon his life.

3.7 All payments to be made by the Company to the Executive and benefits received by the Executive from the Company shall be subject to all applicable statutory deductions for taxes, unemployment insurance and pension contributions, and such other deductions as may be agreed upon by the parties for private insurance, medical and dental plans.

4.  CONFIDENTIAL INFORMATION

4.1 The Executive acknowledges that, in the course of providing services to the Company, he will have access to confidential information concerning the Company and its subsidiaries and, therefore, the Executive agrees that he will not, either during the term of this Agreement or thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained. The provisions of this section shall survive the expiry or earlier termination of this Agreement.

5.  DEVOTION OF TIME AND NON-COMPETITION

5.1 During the term and any renewal of this Agreement, the Executive shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder, and in any event not less than 40 hours per week.

5.2 During the term and any renewal of this Agreement and for a period of one year thereafter, the Executive agrees that he shall not engage in any other business activities or serve as an officer or director in any company or other entity which is engaged in the high tech internet business that are closely related to those of the Company or any of its subsidiaries.

5.3 The provisions of this section shall survive the expiry or earlier termination of this Agreement.

6.  TERMINATION OF AGREEMENT

6.1  This Agreement may be terminated:

(a) by either party at any time, with cause, by giving the other party written notice of such termination at least thirty
(30) days prior to the termination date set forth in such written notice;

(b) by the Company acting reasonably immediately upon the occurrence of any default by the Executive by giving written notice to the Executive specifying the nature of such default. A default shall be defined as the occurrence of any one or more of the following:

(i) the Executive files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of the Executive, or of all or any substantial part of his properties, and the same remains unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Executive or of all or any substantial part of his properties is appointed without the consent of or acquiescence of the Executive and such appointment remains unvacated and unstayed for an aggregate of thirty (30) days; or

(ii) the Executive fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default in any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within ten (10) days after written notice by the Company to the Executive specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within the said 10-day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion;

(c) by the Executive acting reasonably immediately upon the occurrence of any default by the Company by giving written notice to the Board specifying the nature of such default. A default shall include the failure of the Company to pay the fees or expenses as provided for herein.

6.2 Upon termination of this Agreement for any reason, the Executive shall promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) all documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence and contracts provided that the Executive shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

6.3 The parties acknowledge that the legal doctrines sometimes referred to as "corporate opportunity" and "business opportunity" apply to the Executive upon termination.

6.4 Upon termination of this Agreement, the Executive shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Executive under this Agreement, all sums due and payable under this Agreement to the date of termination and the Executive shall have no right to receive any further payments, including severance pay or other forms of compensation.

If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from carrying out the terms of this agreement, and shall furnish the Board of Directors with reasonable evidence of such incapacity and the cause thereof, he shall receive his full salary for the first three months or any shorter period, and one-half of his full salary for the fourth and any subsequent consecutive months during which such incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than four consecutive months, or if he shall be incapacitated at different times for more than 6 months in any one calendar year, then in either of such cases his contract shall, at the option of the Company's Board of Directors, forthwith be terminated as though it had been terminated under Section 6.1 save that he shall not be entitled to any additional compensation under this Section
6.4 or any additional compensation from the Company or any other person in respect of such termination.

7.  MISCELLANEOUS

7.1 All notices and other communications required or permitted by this Agreement to be given or made by either party to the other shall be given or made in writing and be delivered by hand or registered mail (except during a postal disruption) to the parties at the addresses set forth in this Agreement, or at such other address as the parties designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

7.2 This Agreement may not be assigned by either party without the prior written consent of the other.

7.3 This Agreement shall be construed under and governed solely by the laws of British Columbia and the law of Canada applicable therein.

7.4 This Agreement represents the entire agreement between the parties regarding the Executive's employment with the Company and supersedes section 2 of the letter agreement dated October___, 1999 between the parties. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.6 The Executive hereby acknowledges that Maitland & Company acts for Urbana.ca in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement prior to its execution.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

URBANA.CA INC.
by its authorized signatory:


/s/  Jason Cassis


ENERSPHERE.COM INC.
by its authorized signatory:


/s/  John Cullen


SIGNED, SEALED and DELIVERED         )
by RICK WHITTAKER in the presence of:)
                                     )
/s/  Jason Cassis                    )

Signature                            )/s/ Rick Whittaker
                                     )Rick Whittaker
/s/  Jason Cassis                    )
Witness Name - Please Print          )

                                     EX-10.8

                                MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 22nd day of December, 1999.

BETWEEN: URBANA.CA INC., a Nevada corporation, having an office located at Suite 804, 750 West Pender Street, Vancouver, British
Columbia, V6C 2T8

("Urbana.ca")

BETWEEN: ENERSPHERE.COM INC., a company duly incorporated pursuant to the laws of the Province of Ontario, having an office located at 98 Willow Street, Waterloo, Ontario, N2J 1W2

(the "Company")

AND:  JOHN CULLEN, care of 98 Willow Street, Waterloo, Ontario, N2J 1W2

(the "Executive")

A. The Company is a subsidiary of Urbana.ca (a Nevada corporation whose shares are listed through the NASD OTCBB market in the United States), through its wholly-owned subsidiary, ICC Integrated Carbonics (Canada) Corp.;

B. The Company is an internet service provider ("ISP"), and is engaged in providing ISP services in the Province of Ontario;

C. The Company wishes to retain the services of the Executive on the terms and conditions of this Agreement,

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.  EMPLOYMENT

1.1 The Company hereby employs the Executive as its secretary, or in such other capacity as the parties may mutually agree, upon the terms and conditions of the Agreement.

1.2 The Executive shall carry out such duties as the Company's board of directors may from time to time reasonably determine, including but not limited to:

(a) ensuring that sufficient funds are available to facilitate the implementation of the Company's goals and objectives or, if they are not, notifying the Company's board of directors accordingly;

(b) providing his best efforts in raising equity and debt financing for the Company's needs and to that end, preparing and making presentations to the investment community;

(c) managing employees in the implementation of corporate strategies, policies, procedures, financial forecasts and monitoring systems to promote the efficient use of the Company's financial resources;

(d) developing and implementing the Company's internal policies, procedures, rules and regulations;

(e)  evaluating new business opportunities; and

(f) reporting to the Company's board of directors in the manner and frequency as may be reasonably determined by the board of directors.

1.3 The Executive agrees to expend a minimum of 40 hours per week in the performance of his duties as set out in 1.2 above.

2.  TERM

2.1 The term of this Agreement shall be for a period of two years commencing as of the date of this Agreement (the "Start Date"), subject to earlier termination as provided for in this Agreement. This Agreement may be renewed by mutual agreement of the parties.

2.2 In this Agreement, references to "Year" mean each 12 month period commencing from the Start Date and each anniversary of the Start Date.

3.  REMUNERATION ETC.

3.1 In consideration of the Executive's services under this Agreement, the Company shall pay to the Executive:

(a) the sum of $35,000 for the initial six months commencing on the Start Date, payable on a monthly basis on the last day of each month worked;

(b) the sum of $45,000 for the second six month term, payable on a monthly basis on the last day of each month worked;

(c) the sum of $125,000 for the remaining 12 months of the term, payable on a monthly basis on the last day of each month worked; and

(d) a $500 per month car allowance for the entire term of this Agreement, payable on the last day of each month worked;

It is intended that this salary level be consistent with local industry standards, and therefore, it is agreed that this amount is subject to renegotiation upon the request of either party not earlier than six months from the Start Date.

3.2 The Executive shall be entitled to four (4) weeks vacation during each Year of this Agreement, to be taken at a time acceptable to both parties.

3.3 The Executive shall be entitled to participate in any stock option, profit sharing, medical reimbursement, insurance or other employee benefit plan as may be in effect from time to time subject to the participation standards and other terms thereof. The Executive shall not have any cash entitlement with respect to benefits the Executive has chosen not to receive.

3.4 Urbana.ca agrees to grant the Executive or a company wholly owned by him, on or near the date which is one (1) month following the Start Date, subject to the acceptance of such regulatory authorities as may be required, stock options entitling the Executive to purchase 100,000 common shares of Urbana.ca at an exercise price of $0.50 per share or such other exercise price as may be required by the regulatory authorities having jurisdiction.

3.5 The Company shall reimburse the Executive for all reasonable and pre-agreed expenses incurred by the Executive in furtherance of the Company's business. The Executive shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Executive acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

3.6 If the Company's board of directors should determine to insure the life of the Executive, the Executive shall cooperate with the Company and the insurer and do all reasonable things required to permit the placing or continuance of such insurance coverage upon his life.

3.7 All payments to be made by the Company to the Executive and benefits received by the Executive from the Company shall be subject to all applicable statutory deductions for taxes, unemployment insurance and pension contributions, and such other deductions as may be agreed upon by the parties for private insurance, medical and dental plans.

4.  CONFIDENTIAL INFORMATION

4.1 The Executive acknowledges that, in the course of providing services to the Company, he will have access to confidential information concerning the Company and its subsidiaries and, therefore, the Executive agrees that he will not, either during the term of this Agreement or thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained. The provisions of this section shall survive the expiry or earlier termination of this Agreement.

5.  DEVOTION OF TIME AND NON-COMPETITION

5.1 During the term and any renewal of this Agreement, the Executive shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder, and in any event not less than 40 hours per week.

5.2 During the term and any renewal of this Agreement and for a period of one year thereafter, the Executive agrees that he shall not engage in any other business activities or serve as an officer or director in any company or other entity which is engaged in the high tech internet business that are closely related to those of the Company or any of its subsidiaries.

5.3 The provisions of this section shall survive the expiry or earlier termination of this Agreement.

6.  TERMINATION OF AGREEMENT

6.1  This Agreement may be terminated:

(a) by either party at any time, with cause, by giving the other party written notice of such termination at least thirty
(30) days prior to the termination date set forth in such written notice;

(b) by the Company acting reasonably immediately upon the occurrence of any default by the Executive by giving written notice to the Executive specifying the nature of such default. A default shall be defined as the occurrence of any one or more of the following:

(i) the Executive files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of the Executive, or of all or any substantial part of his properties, and the same remains unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Executive or of all or any substantial part of his properties is appointed without the consent of or acquiescence of the Executive and such appointment remains unvacated and unstayed for an aggregate of thirty (30) days; or

(ii) the Executive fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default in any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within ten (10) days after written notice by the Company to the Executive specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within the said 10-day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion;

(c) by the Executive acting reasonably immediately upon the occurrence of any default by the Company by giving written notice to the Board specifying the nature of such default. A default shall include the failure of the Company to pay the fees or expenses as provided for herein.

6.2 Upon termination of this Agreement for any reason, the Executive shall promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) all documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence and contracts provided that the Executive shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

6.3 The parties acknowledge that the legal doctrines sometimes referred to as "corporate opportunity" and "business opportunity" apply to the Executive upon termination.

6.4 Upon termination of this Agreement, the Executive shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Executive under this Agreement, all sums due and payable under this Agreement to the date of termination and the Executive shall have no right to receive any further payments, including severance pay or other forms of compensation.

If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from carrying out the terms of this agreement, and shall furnish the Board of Directors with reasonable evidence of such incapacity and the cause thereof, he shall receive his full salary for the first three months or any shorter period, and one-half of his full salary for the fourth and any subsequent consecutive months during which such incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than four consecutive months, or if he shall be incapacitated at different times for more than 6 months in any one calendar year, then in either of such cases his contract shall, at the option of the Company's Board of Directors, forthwith be terminated as though it had been terminated under Section 6.1 save that he shall not be entitled to any additional compensation under this Section
6.4 or any additional compensation from the Company or any other person in respect of such termination.

7.  MISCELLANEOUS

7.1 All notices and other communications required or permitted by this Agreement to be given or made by either party to the other shall be given or made in writing and be delivered by hand or registered mail (except during a postal disruption) to the parties at the addresses set forth in this Agreement, or at such other address as the parties designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

7.2 This Agreement may not be assigned by either party without the prior written consent of the other.

7.3 This Agreement shall be construed under and governed solely by the laws of British Columbia and the law of Canada applicable therein.

7.4 This Agreement represents the entire agreement between the parties regarding the Executive's employment with the Company and supersedes section 2 of the letter agreement dated October ____, 1999 between the parties. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.6 The Executive hereby acknowledges that Maitland & Company acts for Urbana.ca in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement prior to its execution.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

URBANA.CA INC.
by its authorized signatory:


/s/  Jason Cassis


ENERSPHERE.COM INC.
by its authorized signatory:


/s/  John Cullen


SIGNED, SEALED and DELIVERED
by JOHN CULLEN  in the presence of:
/s/  Jason Cassis
Signature
/s/ John Cullen

John Cullen
/s/  Jason Cassis

Witness Name - Please Print
                                 EX-10.10

                           MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 4th day of January, 2000.

BETWEEN: URBANA.CA INC., a Nevada corporation, having an office located at Suite 804, 750 West Pender Street, Vancouver, British Columbia,
V6C 2T8

(the "Company")

AND:  JASON CASSIS, 1276 Shaver Road, Ancaster, Ontario, L9G 3L1

(the "Executive")

A. The Company is a Nevada corporation whose shares are listed through the NASD OTCBB market in the United States;

B. The Company, through its subsidiaries, is an internet service provider ("ISP"), and is engaged in providing ISP products and services;

C. The Company wishes to retain the services of the Executive on the terms and conditions under which he was employed by the Company's subsidiary Urbana.ca Enterprises Corp.; and

D. This Agreement is executed to replace and supercede the Executive's agreement with Urbana.ca Enterprises Corp.

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.  EMPLOYMENT

1.1 The Company hereby employs the Executive as its chief executive officer, or in such other capacity as the parties may mutually agree, upon the terms and conditions of the Agreement.

1.2 The Executive shall carry out such duties as the Company's board of directors may from time to time reasonably determine, including but not limited to:

(a) ensuring that sufficient funds are available to facilitate the implementation of the Company's goals and objectives or, if they are not, notifying the Company's board of directors accordingly;

(b) providing his best efforts in raising equity and debt financing for the Company's needs and to that end, preparing and making presentations to the investment community;

(c) managing employees in the implementation of corporate strategies, policies, procedures, financial forecasts and monitoring systems to promote the efficient use of the Company's financial resources;

(d) developing and implementing the Company's internal policies, procedures, rules and regulations;

(e)  evaluating new business opportunities; and

(f) reporting to the Company's board of directors in the manner and frequency as may be reasonably determined by the board of directors.

1.3 The Executive agrees to expend a minimum of 40 hours per week in the performance of his duties as set out in 1.2 above.

2.  TERM

2.1 The term of this Agreement shall be for a period of two years commencing as of the date of this Agreement (the "Start Date"), subject to earlier termination as provided for in this Agreement.

This Agreement shall be renewed no later than four (4) months prior to the expiry of its term provided the terms can be agreed upon by the parties hereto in writing.

2.2 In this Agreement, references to "Year" mean each 12 month period commencing from the Start Date and each anniversary of the Start Date.

3.  REMUNERATION ETC.

3.1 In consideration of the Executive's services under this Agreement, the Company shall pay to the Executive:

(a) the sum of $5,833.33 ($70,000 annually), payable on a monthly basis on the first day of each month, or if a Saturday, Sunday or holiday, the next following business day; and

(b)a $500 per month car allowance, payable on the last day of each month worked .

3.2 The Executive shall be entitled to four (4) weeks vacation during each Year of this Agreement, to be taken at a time acceptable to both parties.

3.3 The Executive shall be entitled to participate in any stock option, profit sharing, medical reimbursement, insurance or other employee benefit plan as may be in effect from time to time subject to the participation standards and other terms thereof. The Executive shall not have any cash entitlement with respect to benefits the Executive has chosen not to receive.

3.4 The Company agrees to grant the Executive or a company wholly owned by him, on or near the Start Date, subject to the acceptance of such regulatory authorities as may be required, stock options entitling the Executive to purchase 200,000 common shares of the Company at an exercise price of $0.50 per share or such other exercise price as may be required by the regulatory authorities having jurisdiction.

3.5 The Company shall reimburse the Executive for all reasonable and/or pre-agreed expenses incurred by the Executive in furtherance of the Company's business. The Executive shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Executive acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

3.6 If the Company's board of directors should determine to insure the life of the Executive, the Executive shall cooperate with the Company and the insurer and do all reasonable things required to permit the placing or continuance of such insurance coverage upon his life.

3.7 All payments to be made by the Company to the Executive and benefits received by the Executive from the Company shall be subject to all applicable statutory deductions for taxes, unemployment insurance and pension contributions, and such other deductions as may be agreed upon by the parties for private insurance, medical and dental plans.

4.  CONFIDENTIAL INFORMATION

4.1 The Executive acknowledges that, in the course of providing services to the Company, he will have access to confidential information concerning the Company and its subsidiaries and, therefore, the Executive agrees that he will not, either during the term of this Agreement or for a period of one (1) year thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained. The provisions of this section shall survive the expiry or earlier termination of this Agreement.

5.  DEVOTION OF TIME AND NON-COMPETITION

5.1 During the term and any renewal of this Agreement, the Executive shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder, and in any event not less than 40 hours per week.

5.2 During the term and any renewal of this Agreement and for a period of one year thereafter, the Executive agrees that he shall not engage in any other business activities or serve as an officer or director in any company or other entity which is engaged in the high tech internet business that are closely related to those of the Company or any of its subsidiaries.

5.3 The provisions of this section shall survive the expiry or earlier termination of this Agreement.

6.  TERMINATION OF AGREEMENT

6.1  This Agreement may be terminated:

(a) by either party at any time, with cause, by giving the other party written notice of such termination at least seven (7) days prior to the termination date set forth in such written notice;

(b) by the Company acting reasonably immediately upon the occurrence of any default by the Executive by giving written notice to the Executive specifying the nature of such default. A default shall be defined as the occurrence of any one or more of the following:

(i) the Executive files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of the Executive, or of all or any substantial part of his properties, and the same remains unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Executive or of all or any substantial part of his properties is appointed without the consent of or acquiescence of the Executive and such appointment remains unvacated and unstayed for an aggregate of thirty (30) days; or

(ii) the Executive fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default in any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within ten (10) days after written notice by the Company to the Executive specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within the said 10-day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion;

(c) by the Executive acting reasonably immediately upon the occurrence of any default by the Company by giving written notice to the Board specifying the nature of such default. A default shall include the failure of the Company to pay the fees or expenses as provided for herein.

6.2 Upon termination of this Agreement for any reason, the Executive shall promptly deliver the following in accordance with the directions of the
Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) all documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence and contracts provided that the Executive shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

6.3 The parties acknowledge that the legal doctrines sometimes referred to as "corporate opportunity" and "business opportunity" apply to the Executive upon termination.

6.4 Upon termination of this Agreement, the Executive shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Executive under this Agreement, all sums due and payable under this Agreement to the date of termination and the Executive shall have no right to receive any further payments, including severance pay or other forms of compensation.

If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from carrying out the terms of this agreement, and shall furnish the Board of Directors with reasonable evidence of such incapacity and the cause thereof, he shall receive his full salary for the first three months or any shorter period, and one-half of his full salary for the fourth and any subsequent consecutive months during which such incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than four consecutive months, or if he shall be incapacitated at different times for more than 6 months in any one calendar year, then in either of such cases his contract shall, at the option of the Company's Board of Directors, forthwith be terminated as though it had been terminated under Section 6.1 save that he shall not be entitled to any additional compensation under this Section 6.4 or any additional compensation from the Company or any other person in respect of such termination.

7.  MISCELLANEOUS

7.1 All notices and other communications required or permitted by this Agreement to be given or made by either party to the other shall be given or made in writing and be delivered by hand or registered mail (except during a postal disruption) to the parties at the addresses set forth in this Agreement, or at such other address as the parties designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

7.2 This Agreement may not be assigned by either party without the prior written consent of the other.

7.3 This Agreement shall be construed under and governed solely by the laws of Ontario and the law of Canada applicable therein.

7.4 This Agreement represents the entire agreement between the parties regarding the Executive's employment with the Company and supercedes the agreement dated January 4, 2000 between the Executive and Urbana.ca Enterprises Corp. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.6 The Executive hereby acknowledges that Maitland & Company acts for the Company in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement prior to its execution.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date First above written notwithstanding its actual date of execution.

URBANA.CA, INC.


By: /s/  Robert S. Tyson
Robert S. Tyson, Secretary

JASON CASSIS


/s/  Jason Cassis
                                   EX-10.11

                            MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 4th day of January, 2000.

BETWEEN: URBANA.CA INC., a Nevada corporation, having an office located at Suite 804, 750 West Pender Street, Vancouver, British
Columbia,  V6C 2T8

(the "Company")

AND:  GREGORY ALEXANIAN, care of 98 Willow Street, Waterloo,
Ontario, N2J 1W2

(the "Executive")

A. The Company is a Nevada corporation whose shares are listed through the NASD OTCBB market in the United States;

B. The Company, through its subsidiaries, is an internet service provider ("ISP"), and is engaged in providing ISP products and services;

C. The Company wishes to retain the services of the Executive on the terms and conditions under which he was employed by the Company's subsidiary Urbana.ca Enterprises Corp.; and

D. This Agreement is executed to replace and supercede the Executive's agreement with Urbana.ca Enterprises Corp.

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.  EMPLOYMENT

1.1 The Company hereby employs the Executive as its chief operating officer, or in such other capacity as the parties may mutually agree, upon the terms and conditions of the Agreement.

1.2 The Executive shall carry out such duties as the Company's board of directors may from time to time reasonably determine, including but not limited to:

(a) ensuring that sufficient funds are available to facilitate the implementation of the Company's goals and objectives or, if they are not, notifying the Company's board of directors accordingly;

(b) providing his best efforts in raising equity and debt financing for the Company's needs and to that end, preparing and making presentations to the investment community;

(c) managing employees in the implementation of corporate strategies, policies, procedures, financial forecasts and monitoring systems to promote the efficient use of the Company's financial resources;

(d) developing and implementing the Company's internal policies, procedures, rules and regulations;

(e)  evaluating new business opportunities; and

(f) reporting to the Company's board of directors in the manner and frequency as may be reasonably determined by the board of directors.

1.3 The Executive agrees to expend a minimum of 40 hours per week in the performance of his duties as set out in 1.2 above.

2.  TERM

2.1 The term of this Agreement shall be for a period of two years commencing as of the date of this Agreement (the "Start Date"), subject to earlier termination as provided for in this Agreement. This Agreement shall be renewed no later than four
(4) months prior to the expiry of its term provided the terms can be agreed upon by the parties hereto in writing.

2.2 In this Agreement, references to "Year" mean each 12 month period commencing from the Start Date and each anniversary of the Start Date.

3.  REMUNERATION ETC.

3.1 In consideration of the Executive's services under this Agreement, the Company shall pay to the Executive:

(a) the sum of $5,833.33 ($70,000 annually), payable on a monthly basis on the first day of each month, or if a Saturday, Sunday or holiday, the next following business day; and

(b) a $500 per month car allowance, payable on the last day of each month worked .

3.2 The Executive shall be entitled to four (4) weeks vacation during each Year of this Agreement, to be taken at a time acceptable to both parties.

3.3 The Executive shall be entitled to participate in any stock option, profit sharing, medical reimbursement, insurance or other employee benefit plan as may be in effect from time to time subject to the participation standards and other terms thereof. The Executive shall not have any cash entitlement with respect to benefits the Executive has chosen not to receive.

3.4 The Company agrees to grant the Executive or a company wholly owned by him, on or near the Start Date, subject to the acceptance of such regulatory authorities as may be required, stock options entitling the Executive to purchase 200,000 common shares of the Company at an exercise price of $0.50 per share or such other exercise price as may be required by the regulatory authorities having jurisdiction.

3.5 The Company shall reimburse the Executive for all reasonable and/or pre-agreed expenses incurred by the Executive in furtherance of the Company's business. The Executive shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Executive acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

3.6 If the Company's board of directors should determine to insure the life of the Executive, the Executive shall cooperate with the Company and the insurer and do all reasonable things required to permit the placing or continuance of such insurance coverage upon his life.

3.7 All payments to be made by the Company to the Executive and benefits received by the Executive from the Company shall be subject to all applicable statutory deductions for taxes, unemployment insurance and pension contributions, and such other deductions as may be agreed upon by the parties for private insurance, medical and dental plans.

4.  CONFIDENTIAL INFORMATION

4.1 The Executive acknowledges that, in the course of providing services to the Company, he will have access to confidential information concerning the Company and its subsidiaries and, therefore, the Executive agrees that he will not, either during the term of this Agreement or for a period of one (1) year thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained. The provisions of this section shall survive the expiry or earlier termination of this Agreement.

5.  DEVOTION OF TIME AND NON-COMPETITION

5.1 During the term and any renewal of this Agreement, the Executive shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder, and in any event not less than 40 hours per week.

5.2 During the term and any renewal of this Agreement and for a period of one year thereafter, the Executive agrees that he shall not engage in any other business activities or serve as an officer or director in any company or other entity which is engaged in the high tech internet business that are closely related to those of the Company or any of its subsidiaries.

5.3 The provisions of this section shall survive the expiry or earlier termination of this Agreement.

6.  TERMINATION OF AGREEMENT

6.1  This Agreement may be terminated:

(a) by either party at any time, with cause, by giving the other party written notice of such termination at least seven
(7) days prior to the termination date set forth in such written notice;

(b) by the Company acting reasonably immediately upon the occurrence of any default by the Executive by giving written notice to the Executive specifying the nature of such default. A default shall be defined as the occurrence of any one or more of the following:

(i) the Executive files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of the Executive, or of all or any substantial part of his properties, and the same remains unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Executive or of all or any substantial part of his properties is appointed without the consent of or acquiescence of the Executive and such appointment remains unvacated and unstayed for an aggregate of thirty (30) days; or

(ii) the Executive fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default in any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within ten (10) days after written notice by the Company to the Executive specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within the said 10-day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion;

(c) by the Executive acting reasonably immediately upon the occurrence of any default by the Company by giving written notice to the Board specifying the nature of such default. A default shall include the failure of the Company to pay the fees or expenses as provided for herein.

6.2 Upon termination of this Agreement for any reason, the Executive shall promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) all documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence and contracts provided that the Executive shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

6.3 The parties acknowledge that the legal doctrines sometimes referred to as "corporate opportunity" and "business opportunity" apply to the Executive upon termination.

6.4 Upon termination of this Agreement, the Executive shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Executive under this Agreement, all sums due and payable under this Agreement to the date of termination and the Executive shall have no right to receive any further payments, including severance pay or other forms of compensation.

If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from carrying out the terms of this agreement, and shall furnish the Board of Directors with reasonable evidence of such incapacity and the cause thereof, he shall receive his full salary for the first three months or any shorter period, and one-half of his full salary for the fourth and any subsequent consecutive months during which such incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than four consecutive months, or if he shall be incapacitated at different times for more than 6 months in any one calendar year, then in either of such cases his contract shall, at the option of the Company's Board of Directors, forthwith be terminated as though it had been terminated under Section 6.1 save that he shall not be entitled to any additional compensation under this Section
6.4 or any additional compensation from the Company or any other person in respect of such termination.

7.  MISCELLANEOUS

7.1 All notices and other communications required or permitted by this Agreement to be given or made by either party to the other shall be given or made in writing and be delivered by hand or registered mail (except during a postal disruption) to the parties at the addresses set forth in this Agreement, or at such other address as the parties designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

7.2 This Agreement may not be assigned by either party without the prior written consent of the other.

7.3 This Agreement shall be construed under and governed solely by the laws of Ontario and the law of Canada applicable therein.

7.4 This Agreement represents the entire agreement between the parties regarding the Executive's employment with the Company and supercedes the agreement dated January 4, 2000 between the Executive and Urbana.ca Enterprises Corp. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.6 The Executive hereby acknowledges that Maitland & Company acts for the Company in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement prior to its execution.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

URBANA.CA, INC.


By: /s/  Robert S. Tyson
Robert S. Tyson, Secretary


GREGORY ALEXANIAN


/s/  Gregory Alexanian
                                   EX-10.13

                             MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 10th day of January, 2000.

BETWEEN: URBANA.CA INC., a Nevada corporation, having an office located at Suite 804, 750 West Pender Street, Vancouver, British
Columbia,  V6C 2T8

(the "Company")

AND:  DAVID GROVES, 22 Haddington Street, Cambridge, Ontario N1R 1B9

(the "Executive")

A. The Company is a Nevada corporation whose shares are listed through the NASD OTCBB market in the United States;

B. The Company, through its subsidiaries, is an internet service provider ("ISP"), and is engaged in providing ISP products and services;

C. The Company wishes to retain the services of the Executive on the terms and conditions under which he was employed by the Company's subsidiary E-Bill Direct, Inc.; and

D. This Agreement is executed to replace and supersede the Executive's agreement with E-Bill Direct, Inc.

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.  EMPLOYMENT

1.1 The Company hereby employs the Executive as its chief executive officer, or in such other capacity as the parties may mutually agree, upon the terms and conditions of the Agreement.

1.2 The Executive shall carry out such duties as the Company's board of directors may from time to time reasonably determine, including but not limited to:

(a) ensuring that sufficient funds are available to facilitate the implementation of the Company's goals and objectives or, if they are not, notifying the Company's board of directors accordingly;

(b) providing his best efforts in raising equity and debt financing for the Company's needs and to that end, preparing and making presentations to the investment community;

(c) managing employees in the implementation of corporate strategies, policies, procedures, financial forecasts and monitoring systems to promote the efficient use of the Company's financial resources;

(d) developing and implementing the Company's internal policies, procedures, rules and regulations;

(e)  evaluating new business opportunities; and

(f) reporting to the Company's board of directors in the manner and frequency as may be reasonably determined by the board of directors.

1.3 The Executive agrees to expend a minimum of 40 hours per week in the performance of his duties as set out in 1.2 above.

2.  TERM

2.1 The term of this Agreement shall be for a period of two years commencing as of the date of this Agreement (the "Start Date"), subject to earlier termination as provided for in this Agreement. This Agreement shall be renewed no later than four
(4) months prior to the expiry of its term provided the terms can be agreed upon by the parties hereto in writing.

2.2 In this Agreement, references to "Year" mean each 12 month period commencing from the Start Date and each anniversary of the Start Date.

3.  REMUNERATION ETC.

3.1 In consideration of the Executive's services under this Agreement, the Company shall pay to the Executive:

(a) the sum of $5,833.33 ($70,000 annually), payable on a monthly basis on the first day of each month, or if a Saturday, Sunday or holiday, the next following business day; and

(b) a $500 per month car allowance, payable on the last day of each month worked .

3.2 The Executive shall be entitled to four (4) weeks vacation during each Year of this Agreement, to be taken at a time acceptable to both parties.

3.3 The Executive shall be entitled to participate in any stock option, profit sharing, medical reimbursement, insurance or other employee benefit plan as may be in effect from time to time subject to the participation standards and other terms thereof. The Executive shall not have any cash entitlement with respect to benefits the Executive has chosen not to receive.

3.4 The Company agrees to grant the Executive or a company wholly owned by him, on or near the Start Date, subject to the acceptance of such regulatory authorities as may be required, stock options entitling the Executive to purchase 200,000 common shares of the Company at an exercise price of $0.50 per share or such other exercise price as may be required by the regulatory authorities having jurisdiction.

3.5 The Company shall reimburse the Executive for all reasonable and / or pre-agreed expenses incurred by the Executive in furtherance of the Company's business. The
Executive shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Executive acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

3.6 If the Company's board of directors should determine to insure the life of the Executive, the Executive shall cooperate with the Company and the insurer and do all reasonable things required to permit the placing or continuance of such insurance coverage upon his life.

3.7 All payments to be made by the Company to the Executive and benefits received by the Executive from the Company shall be subject to all applicable statutory deductions for taxes, unemployment insurance and pension contributions, and such other deductions as may be agreed upon by the parties for private insurance, medical and dental plans.

4.  CONFIDENTIAL INFORMATION

4.1 The Executive acknowledges that, in the course of providing services to the Company, he will have access to confidential information concerning the Company and its subsidiaries and, therefore, the Executive agrees that he will not, either during the term of this Agreement or for a period of one (1) year thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained. The provisions of this section shall survive the expiry or earlier termination of this Agreement.

5.  DEVOTION OF TIME AND NON-COMPETITION

5.1 During the term and any renewal of this Agreement, the Executive shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder, and in any event not less than 40 hours per week.

5.2 During the term and any renewal of this Agreement and for a period of one year thereafter, the Executive agrees that he shall not engage in any other business activities or serve as an officer or director in any company or other entity which is engaged in the high tech internet business that are closely related to those of the Company or any of its subsidiaries.

5.3 The provisions of this section shall survive the expiry or earlier termination of this Agreement.

6.  TERMINATION OF AGREEMENT

6.1  This Agreement may be terminated:

(a) by either party at any time, with cause, by giving the other party written notice of such termination at least seven
(7) days prior to the termination date set forth in such written notice;

(b) by the Company acting reasonably immediately upon the occurrence of any default by the Executive by giving written notice to the Executive specifying the nature of such default. A default shall be defined as the occurrence of any one or more of the following:

(i) the Executive files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of the Executive, or of all or any substantial part of his properties, and the same remains unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Executive or of all or any substantial part of his properties is appointed without the consent of or acquiescence of the Executive and such appointment remains unvacated and unstayed for an aggregate of thirty (30) days; or

(ii) the Executive fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default in any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within ten (10) days after written notice by the Company to the Executive specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within the said 10-day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion;

(c) by the Executive acting reasonably immediately upon the occurrence of any default by the Company by giving written notice to the Board specifying the nature of such default. A default shall include the failure of the Company to pay the fees or expenses as provided for herein.

6.2 Upon termination of this Agreement for any reason, the Executive shall promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) all documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence and contracts provided that the Executive shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

6.3 The parties acknowledge that the legal doctrines sometimes referred to as "corporate opportunity" and "business opportunity" apply to the Executive upon termination.

6.4 Upon termination of this Agreement, the Executive shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Executive under this Agreement, all sums due and payable under this Agreement to the date of termination and the Executive shall have no right to receive any further payments, including severance pay or other forms of compensation.

If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from carrying out the terms of this agreement, and shall furnish the Board of Directors with reasonable evidence of such incapacity and the cause thereof, he shall receive his full salary for the first three months or any shorter period, and one-half of his full salary for the fourth and any subsequent consecutive months during which such incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than four consecutive months, or if he shall be incapacitated at different times for more than 6 months in any one calendar year, then in either of such cases his contract shall, at the option of the Company's Board of Directors, forthwith be terminated as though it had been terminated under Section 6.1 save that he shall not be entitled to any additional compensation under this Section
6.4 or any additional compensation from the Company or any other person in respect of such termination.

7.  MISCELLANEOUS

7.1 All notices and other communications required or permitted by this Agreement to be given or made by either party to the other shall be given or made in writing and be delivered by hand or registered mail (except during a postal disruption) to the parties at the addresses set forth in this Agreement, or at such other address as the parties designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

7.2 This Agreement may not be assigned by either party without the prior written consent of the other.

7.3 This Agreement shall be construed under and governed solely by the laws of Ontario and the law of Canada applicable therein.

7.4 This Agreement represents the entire agreement between the parties regarding the Executive's employment with the Company and supersedes the agreement dated January 10, 2000 between the Executive and Urbana.ca Enterprises Corp. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.6 The Executive hereby acknowledges that Maitland & Company acts for the Company in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement prior to its execution.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.


URBANA.CA, INC.


By: /s/  Robert S. Tyson
Robert S. Tyson, Secretary


DAVID GROVES


/s/   David Groves
                                  EX-10.14

                             MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 10th day of January, 2000.

BETWEEN: URBANA.CA INC., a Nevada corporation, having an office located at Suite 804, 750 West Pender Street, Vancouver, British
Columbia,  V6C 2T8

("Urbana.ca")

BETWEEN: E-BILL DIRECT INC., a company duly incorporated pursuant to the laws of the Province of Ontario, having an office located at 2523 Robinson Street, Mississauga, Ontario
L5P 2P2

(the "Company")

AND:  HENRY TYLER, businessman, having a residential address at

Suite 1602 - 380 Dixon Road, Toronto, Ontario  M9R 1T3

(the "Executive")

A. The Company is a subsidiary of Urbana.ca (a Nevada corporation whose shares are listed through the NASD OTCBB market in the United States), through its wholly-owned subsidiary, ICC Integrated Carbonics (Canada) Corp.;

B. The Company develops and sell software relating to electronic bill presentment;

C. The Company wishes to retain the services of the Executive on the terms and conditions of this Agreement,

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.  EMPLOYMENT

1.1 The Company hereby employs the Executive as its President, or in such other capacity as the parties may mutually agree, upon the terms and conditions of the Agreement.

1.2 The Executive shall carry out such duties as the Company's board of directors may from time to time reasonably determine, including but not limited to:

(a) ensuring that sufficient funds are available to facilitate the implementation of the Company's goals and objectives or, if they are not, notifying the Company's board of directors accordingly;

(b) providing his best efforts in raising equity and debt financing for the Company's needs and to that end, preparing and making presentations to the investment community;

(c) managing employees in the implementation of corporate strategies, policies, procedures, financial forecasts and monitoring systems to promote the efficient use of the Company's financial resources;

(d) developing and implementing the Company's internal policies, procedures, rules and regulations;

(e)  evaluating new business opportunities; and

(f) reporting to the Company's board of directors in the manner and frequency as may be reasonably determined by the board of directors.

1.3 The Executive agrees to expend a minimum of 40 hours per week in the performance of his duties as set out in 1.2 above.

2.  TERM

2.1 The term of this Agreement shall be for a period of three years commencing as of the date of this Agreement (the "Start Date"), subject to earlier termination as provided for in this Agreement. This Agreement shall be renewed no later that four
(4) months prior to the expiry of its term provided the terms can be agreed upon by the parties hereto in writing.

2.2 In this Agreement, references to "Year" mean each 12 month period commencing from the Start Date and each anniversary of the Start Date.

3.  REMUNERATION ETC.

3.1 In consideration of the Executive's services under this Agreement, the Company shall pay to the Executive:

(a) the sum of $60,000 for the initial Year of this Agreement's term;

(b)  the sum of $80,000 for the second Year of this Agreement;
and

payable on a monthly basis on the last day of each month worked;
and

(c) a $500 per month car allowance for the entire term of this Agreement, payable on the last day of each month worked;

3.2 The Executive shall be entitled to two (4) weeks vacation during each Year of this Agreement, to be taken at a time acceptable to both parties.

3.3 The Executive shall be entitled to participate in any stock option, profit sharing, medical reimbursement, insurance or other employee benefit plan as may be in effect from time to time subject to the participation standards and other terms thereof. The Executive shall not have any cash entitlement with respect to benefits the Executive has chosen not to receive.

3.4 Urbana.ca agrees to grant the Executive or a company wholly owned by him, on or near the date which is one (1) month following the Start Date, subject to the acceptance of such regulatory authorities as may be required, stock options entitling the Executive to purchase 100,000 common shares of Urbana.ca at an exercise price of $0.50 per share or such other exercise price as may be required by the regulatory authorities having jurisdiction.

3.5 The Company shall reimburse the Executive for all reasonable and pre-agreed expenses incurred by the Executive in furtherance of the Company's business. The Executive shall, to the greatest extent possible, submit statements and vouchers for all expenses claimed. The Executive acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

3.6 If the Company's board of directors should determine to insure the life of the Executive, the Executive shall cooperate with the Company and the insurer and do all reasonable things required to permit the placing or continuance of such insurance coverage upon his life.

3.7 All payments to be made by the Company to the Executive and benefits received by the Executive from the Company shall be subject to all applicable statutory deductions for taxes, unemployment insurance and pension contributions, and such other deductions as may be agreed upon by the parties for private insurance, medical and dental plans.

4.  CONFIDENTIAL INFORMATION

4.1 The Executive acknowledges that, in the course of providing services to the Company, he will have access to confidential information concerning the Company and its subsidiaries and, therefore, the Executive agrees that he will not, either during the term of this Agreement or thereafter, divulge or utilize to the detriment of the Company any of such confidential information so obtained. The provisions of this section shall survive the expiry or earlier termination of this Agreement.

5.  DEVOTION OF TIME AND NON-COMPETITION

5.1 During the term and any renewal of this Agreement, the Executive shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder, and in any event not less than 40 hours per week.

5.2 During the term and any renewal of this Agreement and for a period of one year thereafter, the Executive agrees that he shall not engage in any other business activities or serve as an officer or director in any company or other entity which is engaged as its major line of business in third party electronic billing presentment and payment.

5.3 The provisions of this section shall survive the expiry or earlier termination of this Agreement, unless the termination results from a default on the part of the company or Urbana.ca.

6.  TERMINATION OF AGREEMENT

6.1  This Agreement may be terminated:

(a) by either party at any time, with cause, by giving the other party written notice of such termination at least thirty
(30) days prior to the termination date set forth in such written notice;

(b) by the Company acting reasonably immediately upon the occurrence of any default by the Executive by giving written notice to the Executive specifying the nature of such default. A default shall be defined as the occurrence of any one or more of the following:

(i) the Executive files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver or liquidator of the Executive, or of all or any substantial part of his properties, and the same remains unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; or any trustee, receiver, or liquidator of the Executive or of all or any substantial part of his properties is appointed without the consent of or acquiescence of the Executive and such appointment remains unvacated and unstayed for an aggregate of thirty (30) days; or

(ii) the Executive fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default in any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within ten (10) days after written notice by the Company to the Executive specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within ten (10) days, fails to commence such cure or remedy within the said 10-day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion;

(c) by the Executive acting reasonably immediately upon the occurrence of any default by the Company by giving written notice to the Board specifying the nature of such default. A default shall include the failure of the Company to pay the fees or expenses as provided for herein.

6.2 Upon termination of this Agreement for any reason, the Executive shall promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) all documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence and contracts provided that the Executive shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

6.3 The parties acknowledge that the legal doctrines sometimes referred to as "corporate opportunity" and "business opportunity" apply to the Executive upon termination, in respect of a corporate opportunity which came to the executive's attention while an executive of the company.

6.4 Upon termination of this Agreement, the Executive shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Executive under this Agreement, all sums due and payable under this Agreement to the date of termination and the Executive shall have no right to receive any further payments, including severance pay or other forms of compensation.

If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from carrying out the terms of this agreement, and shall furnish the Board of Directors with reasonable evidence of such incapacity and the cause thereof, he shall receive his full salary for the first three months or any shorter period, and one-half of his full salary for the fourth and any subsequent consecutive months during which such incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than four consecutive months, or if he shall be incapacitated at different times for more than 6 months in any one calendar year, then in either of such cases his contract shall, at the option of the Company's Board of Directors, forthwith be terminated as though it had been terminated under Section 6.1 save that he shall not be entitled to any additional compensation under this Section
6.4 or any additional compensation from the Company or any other person in respect of such termination.

7.  MISCELLANEOUS

7.1 All notices and other communications required or permitted by this Agreement to be given or made by either party to the other shall be given or made in writing and be delivered by hand or registered mail (except during a postal disruption) to the parties at the addresses set forth in this Agreement, or at such other address as the parties designate by notice in writing to the other. Proof of delivery in such manner shall constitute proof of receipt.

7.2 This Agreement may not be assigned by either party without the prior written consent of the other.

7.3 This Agreement shall be construed under and governed solely by the laws of British Columbia and the law of Canada applicable therein.

7.4 This Agreement represents the entire agreement between the parties regarding the Executive's employment with the Company and supersedes section 2 of the Share Exchange and Share Purchase Agreement dated Jan 10/2000, 1999 by which a subsidiary of Urbana.ca acquired all of the issued and outstanding shares of the Company.. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.6 The Executive hereby acknowledges that Maitland & Company acts for Urbana.ca in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement prior to its execution.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

URBANA.CA INC.
by its authorized signatory:


/s/  Jason Cassis
Jason Cassis


E-BILL DIRECT INC.
by its authorized signatory:

/s/  David Groves
David Groves


SIGNED, SEALED and DELIVERED
by HENRY TYLER  in the presence of:

/s/  Chris Farber                   /s/  Henry Tyler
Signature                           Henry Tyler

Chris Farber
Witness Name - Please Print

                             EX-10.15

                         LICENSE AGREEMENT

THIS LETTER OF AGREEMENT is made as of January 13, 2000.

BETWEEN:

USA VIDEO INTERACTIVE CORP.
of 70 Essex Street
Mystic, CT 06355
("USA")

OF THE FIRST PART

AND:

URBANA.CA, INC.
19 Concession Street
Cambridge, Ontario
Canada N1R 2G6
("URBANA")

OF THE SECOND PART

AND:

EAGLE WIRELESS
101 Courageous Dr.
League City, TX 77573
("EAGLE")

OF THE THIRD PART

WHEREAS:

A. USA has USA Video-on-DemandT and Wavelet technologies that can enhance delivery of video/audio via the Internet and other systems, and expertise in designing and installing video solutions; and

B. USA has a patented store and forward Video-on-Demand technology; and

C. Eagle is a leading supplier of electronic equipment in the Set-Top Box and Internet access product markets; and

D. Urbana.ca, Inc. is an e-commerce, transaction and content company that creates Intranet and Internet-based systems in conjunction with local area governments and high profile corporations.

NOW THEREFORE, in view of the premises and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

1.  EAGLE and URBANA have entered into an agreement whereby
EAGLE will produce set-top boxes to URBANA with specifications detailed by URBANA.

2.  EAGLE will embed into these URBANA set-top boxes the USA
Wavelet compression technology; USA will provide technical assistance as required.

3. USA will license limited use of its patented Video-on-Demand technology and its Wavelet technology to EAGLE and URBANA for two dollars and fifty cents ($2.50 USD) per set-top box. Use will be limited to decoding Wavelet-compressed data, and utilizing Video-on-Demand and Internet video data received by the set-top box as part of the deployments contracted by URBANA. Any other use of the USA's patented Video-on-Demand or Wavelet technology is prohibited.

4. The set-top boxes that have incorporated USA technology will be labeled as such, via a logo/icon either individually or with those of URBANA and/or EAGLE.

5. USA will provide Wavelet-equipped video servers and other equipment required by URBANA at competitive prices.

6. USA will provide site licenses for Wavelet encoding in its servers to EAGLE and URBANA at rates discounted by twenty percent (20%).

7. USA will provide content to URBANA as required and at competitive rates. This content can include, but not be limited to educations, entertainment, sports, etc.).

8. URBANA will include the above-specified USA technologies in a planned order for Q1 2000 of 50,000 set-top boxes.

9. Upon successful implementation of the first order, URBANA will work with and purchase from USA additional technologies, licensing and equipment for deployment in locations to be determined by URBANA.

10. USA can provide additional functionalities such as Video Email, Video Conferencing, Video Zooming and other technologies. Each of these functionalities will be negotiated in separate contacts as required, but are not included in this contract.

11. USA will provide EAGLE and URBANA with technical and other services as required at mutually agreed upon rate to be determined.

12. EAGLE and URBANA and USA will publicize and otherwise promote this contract and ongoing relationships as appropriate. There will be mutual review and approval of press releases and other publicity regarding these projects and relationships.

13. USA and EAGLE and URBANA will explore additional means of working together for worldwide distribution of specific products and services.

14. The parties hereto agree that this Agreement does not restrict either party from entering into a similar agreement with any other party.

15. The employees of USA or EAGLE and URBANA shall not be deemed to be employees of the other party. Neither party shall be authorized to obligate or bind, in any manner, the other party to any contract, affirmation, representation, warranty or other obligation concerning the sale of services, or to act in the name of the other party.

16. Neither party shall, in any event, be liable to the other party for any indirect, special, incidental or consequential damages, including, but not limited to, loss of revenue, cost of capital, loss of business reputation or opportunity arising from the good faith performance of this Agreement.

17. Unless terminated earlier as provided herein, the term of this Agreement shall commence on the date first set forth above and shall continue in effect for twelve consecutive months (the "Term"). Thereafter, this Agreement will be renewed annually by mutual agreement.

18. This Agreement may be terminated by either party during the Term or any renewal thereafter on 30 days prior written notice to the other party, subject to the terminating party fulfilling all outstanding commitments and obligations thereto.

19. In the event either party has defaulted in its performance of this Agreement, the other party shall provide written notification to the defaulting party of such default. If the defaulting party fails to correct such default within 30 days, the other party, upon written notice to the defaulting party, may terminate this Agreement and recover whatever damages may be recoverable against the defaulting party by operation of law.
Any party not being in default has the right to cure the default of the defaulting party.

20. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut. The parties hereto agree to submit to the exclusive jurisdiction of the Courts of Connecticut in the event of a dispute.

21.  This Agreement may be subject to regulatory approval.

USA VIDEO INTERACTIVE CORP.


By: /s/  Anthony J. Castagno
Anthony J. Castagno for
Edwin Molina, President


EAGLE WIRELESS


By: /s/  H. Dean Cubley
H. Dean Cubley, President


URBANA.CA, INC.


By: /s/  Robert S. Tyson
Robert S. Tyson, VP/Director

                               EX-10.17

                        GROOME CAPITAL.COM INC.
                            AGENCY AGREEMENT

April 10, 2000

Urbana.ca, Inc.
211 Water Street North
Cambridge, Ontario
N1R 3B9

Attention:  Mr. Jason Cassis

Dear Sirs/Mesdames:

Groome Capital.com Inc. (the "Agent") understands that Urbana.ca, Inc. (the "Corporation") desires to issue and sell special warrants of the Corporation (the "Special Warrants"). Each Special Warrant will entitle the holder thereof to receive upon exercise or deemed exercise thereof, without additional payment, subject to adjustment, one unit (a "Unit") each Unit consisting of one common share of the Corporation (collectively, the "Common Shares") and one-half of one common share purchase warrant of the Corporation (collectively, the "Warrants") as more particularly described in Schedule "A" attached hereto. The offering of the Offered Securities (as defined below) by the Corporation is hereinafter referred to as the "Offering".

In this Agreement, the term "Offered Securities" shall mean, collectively, the Special Warrants and, where applicable, the Unit Shares (as herein defined) issuable upon the exercise of the Special Warrants, the Warrants (as herein defined) and the Common Shares of the Corporation issuable upon exercise of the Warrants (the "Warrant Shares").

The Agent hereby agrees to act as the agent of the Corporation to use its commercially reasonable best efforts to offer for sale and obtain subscriptions for the Special Warrants from Purchasers (as hereinafter defined), upon and subject to the terms and conditions contained herein, and by its acceptance hereof the Corporation agrees to the appointment of the Agent, as the Corporation's exclusive agent in respect of the Offering in Canada; provided that the Agent shall be under no obligation to purchase any of the Special Warrants.

In consideration of the services to be rendered by the Agent in connection with the Offering, the Corporation agrees to pay the Agency Fee (as hereinafter defined) to the Agent.
Subject to the terms hereof, the Corporation agrees that the Agent will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as its agents to assist in the Offering and that the Agent may determine the remuneration payable to such other dealers appointed by it, however in no case should such remuneration exceed that payable to the Agent hereunder. In the event the remuneration payable to a sub-agent is paid directly by the Corporation, the amount so paid shall be deducted from the amount otherwise payable to the Agent. No person shall be appointed a sub-agent in Canada unless such person has either agreed in writing to be bound by the terms of this Agreement or the Sub-Agent has entered into an agreement with the Agent providing for substantially the same obligations and covenants of the sub-agent as is contained herein in respect of the Agent.
This offer is conditional upon and subject to the additional terms and conditions set forth below.

The form of agreement between the Corporation and each purchaser providing for the subscription by each purchaser of Special
Warrants (the "Subscription Agreement") is attached hereto as Schedule "E".

The Special Warrants shall be issued pursuant to the provisions of a Special Warrant Agreement (the "Special Warrant Agreement") to be entered into between the Corporation and the Trustee. The terms and conditions of the Special Warrant Agreement shall be consistent with the terms and conditions herein contained and shall be satisfactory to the Agent and their counsel, acting reasonably.

Exercise of Special Warrants

The Special Warrants may, subject to the provisions hereof, be exercised by the holder thereof by surrendering the Special Warrants to Pacific Corporate Trust Company (the "Trustee") at any time after the Time of Closing (as hereinafter defined) and on or before 4:30 p.m. (Toronto time) on the earlier of (the "Time of Expiry"): (i) the fifth (5th) Business Day (as hereinafter defined) after the Qualification Date; and (ii) and the date which is twelve (12) months following the Closing Date. Any Special Warrants not exercised prior to the Time of Expiry shall be deemed to be exercised by the holders thereof immediately prior to such time without any further action on the part of such holders.

Conversion Rate Increase

In the event that the Qualification Date does not occur on or before 5:00 p.m. (Toronto time) on the date which is 150 days after the Closing Date (the "Qualification Deadline"), provided that if such day is not a Business Day, then the next following Business Day, or such later date as may be approved in writing (with notification to the Trustee) by the Agent in its sole and absolute discretion not less than five (5) Business Days prior to the end of the Qualification Deadline, each Special Warrant shall thereafter automatically entitle the holder to receive, without further payment, one Unit comprising 1.1 Common Shares and 0.55 of a Warrant, in lieu of 1 Common Share and 0.50 of a Warrant (the "Conversion Rate Increase").

1.  Interpretation

1.1 Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Agency Fee", "Agent's Compensation Options", "Agent's Warrants" and "Fiscal Advisory Fee" have the meanings ascribed thereto respectively in section 4 of this Agreement;

"Agent" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the respective regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Securities Commissions and the securities legislation and policies of each other relevant jurisdiction in Canada (collectively the "Canadian Securities Laws") and the U.S. Securities Laws;

"Business Day" means any day other than a Saturday, Sunday or statutory or municipal holiday in the City of Toronto, Ontario;

"Closing Date" means the date on which the Offering, as specified in Schedule "A" hereto is completed which includes the Offering in the United States and which date shall be signed off in writing as between the Agent and the Corporation;

"Common Share" or "Common Shares" means the current issued and outstanding common shares in the capital of the Corporation, the common shares issuable upon the exercise of the Special Warrants and the Agent's Compensation Options, as the context requires;

"Corporation" means Urbana.ca, Inc.;

"Disclosure Documents" means all of the documents of the Corporation which have been filed with the Securities
Commissions, the SEC or the Exchange during the period commencing one year prior to the date hereof and ending immediately prior to the Time of Closing;

"Distribution" means the proposed issuance of Unit Shares and Warrants to the holders of Special Warrants on the exercise or deemed exercise of the Special Warrants;

"Effective Registration" means the registration of the resale of the Unit Shares and the Common Shares issuable upon exercise of the Warrants pursuant to a Registration Statement which has been filed in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act, or any successor rule providing for offering securities on a continuing basis, and the declaration or ordering of the effectiveness of such Registration Statement by the SEC and all applicable state regulatory authorities;

"Exchange" means the Over-the-Counter Bulletin Board in the United States;

"Final Prospectus" means the (final) prospectus of the Corporation qualifying the Underlying Securities, as qualified herein with respect to the Agent's Compensation Options;

"Including" means including without limitation;

"Intellectual Property" means all trademarks, tradenames, patents, copyrights, service marks, including all pending applications with respect to any of the foregoing, all industrial designs and all other industrial or intellectual property owned or used by the Corporation under license, in the conduct of its business;

"Knowledge", "to the knowledge of", "to the best of the knowledge" means, in respect of any representation or warranty given by the Corporation, to the knowledge, information and belief of the Corporation after having made all reasonable and necessary reviews of its books and records and inquiries of all appropriate persons with respect to the subject matter of such representation or warranty;

"Material" means material in relation to the Corporation;

"Material change" means a material change as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a change in the business, operations or capital of the Corporation that would reasonably be expected to have a significant effect on the market price or value of any of the Corporation's securities and includes a decision to implement such a change made by the Corporation's board of directors or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

"Material fact" means a material fact as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a fact that significantly affects, or would reasonably be expected to have a significant effect on. the market price or value of any of the Corporation's securities;

"Misrepresentation" means a misrepresentation as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"Offered Securities" shall have the meaning ascribed thereto in the second paragraph of this Agreement;

"Offering" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Offering Documents" means, collectively, the Preliminary
Prospectus, the Final Prospectus, any Supplementary Material and the Registration Statement;

"Outstanding Convertible Securities" means all options, (including options granted or proposed to be granted to officers, directors or employees), warrants, other rights to acquire securities and other convertible securities outstanding as at the date of this Agreement, whether issued pursuant to an established plan or otherwise, particulars of which are set out in Schedule "B" hereto;

"Person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate whether incorporated or not, trustee, estate trustee, executor or other legal or personal representative, and governments and agencies and political subdivisions thereof;

"Preliminary Prospectus" means the preliminary prospectus of the Corporation relating to the distribution of (i) the Unit Shares and Warrants issuable on the exercise of the Special Warrants in the Qualifying Provinces, and (ii) to the extent permitted by the Ontario Securities Commission, the Agent's Compensation Options;

"President's List means the list of subscribers for Special
Warrants in the Qualifying Provinces or other jurisdictions in Canada, and the United States as identified by the Corporation in writing to the Agent;

"Private Placement Exemptions" means the prospectus and registration exemptions pursuant to the Applicable Securities
Laws, pursuant to which the Special Warrants are to be issued in the Qualifying Provinces and in the United States, as more specifically set out in Schedule "A" hereto;

"Prospectus" means a prospectus, including any amendments made thereto, which upon issuance of a receipt by each of the Securities Commission for the final prospectus will qualify the Distribution;

"Purchasers" means, collectively, each of the purchasers of Special Warrants pursuant to the Offering (including, if applicable, the Agent if it is purchasing Special Warrants);

"Qualification Date" means the date which is the later of the date on which all of the Securities Commissions have issued a receipt for the final Prospectus and the date of an Effective
Registration;

"Qualifying Provinces" means the provinces of Alberta, British
Columbia, Ontario and Quebec;

"Registration Statement" means a registration statement of the Corporation under the 1933 Act covering the resale of the Unit
Shares and the Warrant Shares;

"Regulation S" means Regulation S under the 1933 Act;

"SEC" means the United States Securities and Exchange Commission;

"Securities Commissions" means, collectively, the securities commissions or similar regulatory authorities in each of the Qualifying Provinces;

"Selling Group" means, collectively, those registered dealers appointed by the Agent to assist in the Offering as contemplated in the fifth paragraph of this Agreement;

"Significant Interest Companies" means those companies in which the Corporation holds 20% or more of the outstanding voting securities;

"Special Warrant Agreement" means the special warrant agreement to be entered into between the Corporation and the Trustee, in such form and containing such terms as approved by the Corporation and its counsel and the Agent and its counsel;

"Special Warrants" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Subscription Agreements" means, collectively, the subscription agreements entered into between, inter alia, the Purchasers and the Corporation in respect of the Offering, the form of which is attached hereto in blank as Schedule "E";

"Subsidiary" has the meaning as ascribed to such term in the Business Corporations Act (Ontario);

"Supplementary Material" means, collectively, any amendment to the Final Prospectus, any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Commissions in connection with the distribution of the Underlying Securities;

"Survival Limitation Date" means the later of: (i) the second anniversary of the Closing Date; and (ii) the latest date under the Applicable Securities Laws relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material;

"Time of Closing" means the time on the Closing Date at which the Offering is to be completed, as specified in Schedule "A" attached hereto;

"Trustee" means Pacific Corporate Trust Company;

"Underlying Securities" means the Agent's Compensation Options issuable upon the exercise of the Agent's Warrants and the Unit Shares and Warrants issuable upon the exercise of the Special Warrants and the Warrant Shares issuable upon the exercise of the Warrants, the particulars of which are set out in Schedule "A" attached hereto;

"Unit" has the meaning ascribed thereto in the first paragraph of this Agreement;

"Unit Shares" means the Common Shares issued by the Corporation on the exercise of the Special Warrants and on the exercise of the Agent's Compensation Options.

"U.S. Person" shall have the meaning ascribed to such term in Regulation S under the 1933 Act;

"U.S. Securities Laws" means, collectively, all applicable federal and state securities laws in the United States, including all "Blue Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases and rulings of the SEC and any applicable state securities regulatory authorities;

"Warrants" means the whole Common Share purchase warrants to be issued by the Corporation on the exercise of the Special Warrants and on the exercise of the Agent's Compensation Options, the particulars of which are set out in Schedule "A" attached hereto;

"Warrant Shares" means the Common Shares issuable upon exercise of the Warrants, the particulars of which are set out in Schedule
"A" hereto; and

"1933 Act" means the United States Securities Act of 1933, as amended.

1.2 The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3 This Agreement shall be governed by and construed exclusively in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties irrevocably agree to attorn to and submit to the jurisdiction of the courts of Ontario with respect to any dispute related to this Agreement;

1.4 Unless otherwise stated herein, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency.

1.5 For the purposes of this Agreement, where the Canadian dollar equivalent is being paid for an amount denoted in U.S. dollars, the exchange rate applicable with respect to the payment in the Canadian dollar equivalent shall be the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for custom purposes by the Federal Reserve Bank of New York on the day which is the Business Day immediately preceding the date of such payment is being made in Canadian equivalent dollars.

1.6 The following are the schedules attached to this Agreement, which schedules (including the representations, warranties and covenants set out therein) are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" - Details of the Offering

Schedule "B" - Outstanding Convertible Securities

Schedule "C" - Material Changes ("Disclosure Schedule")

Schedule "D" - List of Subsidiaries

Schedule "E" - Form of Subscription Agreement

1.7 Unless the context otherwise requires, references herein to the "Offering" shall be deemed to a reference to the Offering in Canada and references herein to the "Purchasers" shall be deemed to be references to Purchasers in the Qualifying Provinces or other jurisdictions in Canada where the Special Warrants are sold.

2.  Nature of Transaction

2.1 Each Purchaser resident in the Qualifying Provinces or resident in the United States and each U.S. Person shall purchase Special Warrants under one or more Private Placement Exemptions so that the purchases of such Special Warrants will be exempt from the prospectus and registration requirements of the Applicable Securities Laws. Each other Purchaser shall purchase in accordance with such procedures as the Corporation and the Agent may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. It is expressly understood and agreed that other than the identification of a duly registered U.S. broker for the purposes set forth in Section
4.1 hereof, the Agent shall not perform any services or have any duties with respect to subscriptions from United States residents or U.S. Persons. The Corporation hereby agrees to use all reasonable efforts to secure compliance with all securities regulatory requirements on a timely basis in connection with the distribution of the Special Warrants to the Purchasers, including, without limitation, by filing within the periods stipulated under Applicable Securities Laws, and at the Corporation's expense, all private placement forms required to be filed by the Corporation and the Purchasers, respectively, in connection with the Offering and paying all filing fees required to be paid in connection therewith so that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Securities Laws, including, an offering memorandum as defined in Rule 14-501 of the Ontario Securities Commission or in or in subsection 1(m.2) of the Securities Act (Alberta). The Agent agrees to assist the Corporation in all reasonable respects to secure compliance with all regulatory requirements in the Qualifying Provinces in connection with the Offering. The Agent will notify the Corporation with respect to the identity of each Purchaser as soon as practicable and with a view to leaving sufficient time to allow the Corporation to secure compliance with all relevant regulatory requirements under Applicable Securities Laws relating to the sale of the Special Warrants.

3.  Covenants and Representations of the Agent

3.1 The Agent covenants with the Corporation that it will (and will use its reasonable efforts to cause the members of the Selling Group to ensure that they will): (i) conduct its activities in connection with arranging for the sale of the Special Warrants and in distributing the Underlying Securities in compliance with the Canadian Securities Laws; (ii) not deliver to any prospective Purchaser any document or material without the consent of the Corporation; (iii) not solicit offers to purchase or sell the Special Warrants so as to require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction including, without limitation, the United States of America or any state thereof and not solicit offers to purchase or sell the Special Warrants in any jurisdiction outside of Canada where the solicitation or sale of the Special Warrants would result in any ongoing disclosure requirements in such jurisdiction, any registration requirements in such jurisdiction except for the filing of a notice or report of the solicitation or sale, or where the Corporation may be subject to liability in connection with the sale of the Special Warrants which is materially more onerous than its liability under the Applicable Securities Laws to which it would be subject after the completion of the Private Placement; (iv) obtain from each Purchaser an executed Subscription Agreement in the form attached hereto as Schedule "E", together with all documentation as may be necessary in connection with subscriptions for Special Warrants; (v) upon the Corporation obtaining the necessary receipts therefor from the Securities Commissions in the Qualifying Provinces, deliver one copy of the Final Prospectus (together with any Supplementary Material required to be provided to the Purchasers) to each of the Purchasers within the time period required by Applicable Securities Laws; (vi) refrain from advertising the Offering in printed public media, radio, television or telecommunications, including electronic display, and not make use of any green sheet or other internal marketing document without the consent of the Corporation; (vii) not make any representations or warranties with respect to the Corporation, the Special Warrants or the Underlying Securities, other than as set forth in the Preliminary Prospectus, the Final Prospectus, any Supplementary Material, any Subscription Agreement, this Agreement or in publicly available information filed by the Corporation; (viii) not solicit offers from a U.S. Person; and (ix) provided that they are otherwise satisfied, in their sole discretion, that it is responsible for them to do so, execute and deliver to the Corporation any certificate required to be executed by them under Canadian Securities Laws in connection with the Preliminary Prospectus, the Final Prospectus and any Supplementary Material.

4.  Agent's Compensation

4.1 In consideration of the Agent's services to be rendered to the Corporation in connection herewith, including, without limitation, soliciting offers to purchase the Special Warrants, acting as financial advisor to the Corporation in respect of the sale of the Special Warrants, preparation of relevant documentation including assisting the Corporation in connection with the preparation of the Offering Documents, performing administrative work in connection with such matters, and all other services arising out of this Agreement, the Corporation agrees, subject to and upon the terms and conditions set out herein, to pay or cause to be paid to the Agent at the Time of Closing a fee equal to 8% of the amount of the aggregate gross proceeds from the sale of Special Warrants to Purchasers pursuant to the Offering in Canada and to grant to the Agent non-assignable warrants (the "Agent's Warrants") to acquire, without payment of additional consideration, compensation options (the "Agent's Compensation Options"). The Agent's Compensation Options will entitle the Agent to purchase at $4.50 (U.S.) per Unit, at any time on or prior to 4:30 p.m. (Toronto time) 12 months following the Closing Date, a number of Units equal to 10% of the number of Special Warrants sold under the Offering in the aggregate, including any portion of the Offering sold in the United States notwithstanding that the Agent has not conducted any activity in furtherance of soliciting offers in the United States other than the identification of a duly registered U.S. broker to be retained by the Corporation to provide administrative services in the United States, and notwithstanding that any of such sales are made to persons on the President's List. The Agent's Warrants may be exercised into non-assignable Agent's Compensation Options during the period commencing at the Time of Closing on the Closing Date, and ending at the earlier of 4:30 p.m. (Toronto time) on the fifth (5th) Business Day following the Qualification Date and 12 months following the Closing Date. The Corporation shall use its commercial best efforts to qualify the Agent's Compensation Options issuable upon exercise of the Agent's Warrants under the Final Prospectus and to register the resale of the Unit Shares and the Warrant Shares underlying the Agent's Compensation Options under the U.S. Securities Laws for a period of not less than 3 years following the Closing Date. The parties confirm that in the event the Agent appoints other registered dealers ("Sub-Agents") to assist in the Offering, then such Sub-Agents shall be entitled to receive Agent's Warrants as part of their compensation whether directly registered in such Sub-Agents' names or assigned by the Agent to such Sub-Agent, on the same basis as the Agent is entitled to receive Agent's Warrants provided that the maximum number of Agent's Warrants, issued by the Corporation shall not exceed 10% of the Special Warrants sold under the Offering.

4.2 In connection with proceeds received from subscriptions by those persons identified on the President's List, the Agent shall be entitled, notwithstanding Section 4.1, but subject to the limitation hereinafter set forth, to an Agent's Fee equal to 4% of the amount of the aggregate gross proceeds, not to exceed U.S. $8,000,000, from the sale of the Special Warrants to Purchasers identified on the President's List. To the extent the proceeds received from subscriptions by those persons identified on the President's List exceed $8,000,000, then the Agent, notwithstanding anything to the contrary contained in Section 4.2 or Section 4.3 shall be entitled to a fee of 8% of the proceeds so received in excess of $8,000,000.

4.3 With respect to the purchase of Special Warrants by U.S. Persons who are identified in writing to be on the President's List and notwithstanding that the Agent has not carried on any sales activities with respect thereto, the Agent shall be entitled to a fiscal advisory fee equal to 4% of the amount of the aggregate gross proceeds received by such person from the sale of the Special Warrants. The Corporation acknowledges and agrees that the only purchases in the United States of Special Warrants shall be by U.S. Persons who are identified in writing to be on the President's List.

4.4 The fees payable to the Agent pursuant to Sections 4.1, 4.2 and 4.3 are herein collectively referred to as the "Agent's Fee".

4.5 The Corporation and the Agent acknowledge and agree that if a separate fee were to have been charged to the Corporation for the services described above pertaining to the distribution of the Special Warrants, such separate fee would represent more than 50% of the Agent's Fee, and the Agent further acknowledges and agrees that the Agent will rely on the foregoing in not charging G.S.T. on such fees. Should it be determined by Revenue Canada, Customs, Taxation and Excise that G.S.T. should have been charged and is otherwise exigible on all or any part of the Agent's Fee, the Corporation shall pay forthwith to the Agent on demand an amount equal to the G.S.T. determined to be exigible.

4.6 The maximum amount that the Corporation shall be entitled to identify and denote as being on the President's List, in the aggregate, shall not exceed U.S. $8,000,000.

5.  Representations, Warranties and Covenants of the Corporation

5.1 The Corporation hereby represents, warrants and covenants to and with the Agent and the Purchasers that:

(a) it will as soon as practicable after the Closing Date and, in any event, within applicable time periods under the Applicable Securities Laws, file such documents as may be required under the Applicable Securities Laws relating to the private placement of the Special Warrants which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by Rule 45-501 of the Ontario Securities Commission and the equivalent provisions thereto in the other Qualifying Provinces, and pay all filing fees required to be paid in connection therewith;

(b) it will use its commercial best efforts to cause the Prospectus (and any other documents required to be filed therewith) to be prepared and filed, and receipts obtained therefor, in each of the Qualifying Provinces in accordance with the Canadian Securities Laws as soon as practicable, and in any event within 150 days, following the Closing Date, which Prospectus shall be, in form and substance, satisfactory to the Corporation and the Agent, each acting reasonably and to take all other steps and proceedings that may be reasonably necessary in order to qualify the Unit Shares and Warrants issuable upon exercise of the Special Warrants for distribution to the public in each of the Qualifying Provinces and to qualify the Agent's Compensation Options for distribution by the Agent in the Province of Ontario to the extent permitted by the Ontario Securities Commission;

(c) during the period commencing with the date hereof and ending on the first Business Day which is 150 days after the Closing Date, not issue, or agree or commit to issue, any Common Shares or securities convertible into or exchangeable for Common Shares without the prior consent in writing of the Agent, such consent not to be unreasonably withheld, save and except such Common Shares or securities convertible into or exchangeable for Common Shares issued in connection with and in satisfaction of indebtedness owing by the Corporation to its creditors including pursuant to a private placement of promissory notes provided that the number of Common Shares issued in satisfaction of such indebtedness shall not exceed [U.S. $1,250,000] and save and except for any Common Shares issued in connection with the transaction identified in a letter of understanding dated August 31, 1999 between E-Bill Direct Inc. and J.D. Donahue & Associates Inc. The Agent agrees that this covenant shall not apply to the disposition of Common Shares or securities convertible into or exchangeable for Common Shares pursuant to options or other rights to acquire Common Shares existing on the date hereof which have been granted by the Corporation or which may from time to time during such 150 day period be granted to its directors, officers, employees, independent contractors or consultants;

(d) the Corporation will assure that any offers and sales of Special Warrants in the United States or to U.S. Persons are exempt from registration and qualification under U.S. Securities
Laws.

(e) it will use its commercial best efforts to ensure that the resale of the Unit Shares issuable upon the exercise of the Special Warrants and the Agent's Compensation Options and the Warrant Shares issuable pursuant to the exercise of the Warrants will be registered under all applicable U.S. Securities Laws during a period commencing not later than 150 days following the Closing Date and ending not earlier than three years from the Closing Date and that the same shall be listed and posted for trading on the Exchange upon their issue;

(f) the National Association of Securities Dealers has cleared the Corporation for quotation of its Common Shares on the Exchange and that it will use its commercial best efforts to list the Unit Shares, Warrants Shares and all other outstanding shares of its common stock on the NASDAQ National Market or if the Corporation does not meet the listing requirements of the NASDAQ National Market, on the NASDAQ SmallCap Market, as soon as possible following the Closing Date but in the event not later than 90 days following the Closing Date and shall thereafter maintain such listing in good standing;

(g) it will promptly comply with all filing and other requirements under Applicable Securities Laws in connection with the Offering, including, if required, the filing of amendments to the Final Prospectus in each of the Qualifying Provinces;

(h) the Corporation does not have any Subsidiaries or Significant Interest Companies other than as set forth in Schedule "D";

(i) Schedule "D" is a complete list of each Subsidiary and the particulars of the types and percentages of securities in each Subsidiary; the Corporation holds all such securities free and clear of all mortgages, liens, charges, pledges, security, interests, encumbrances, claims and demands whatsoever except as otherwise disclosed in such schedule;

(j) the Corporation (i) is duly existing under the Revised Statutes of Nevada, Chapter 78, pertaining to Private Corporations (as therein defined) (the "Act") and is and will at the Time of Closing be validly existing and in good standing under the laws of the State of Nevada; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets and is duly qualified or licensed and in good standing in each jurisdiction where it carries on business or where the location of its assets requires it to be so licensed or qualified; and
(iii) has all required corporate power and authority to create, issue and sell the Offered Securities, to create and issue the Underlying Securities, to enter into this Agreement, and the Subscription Agreements and to carry out the provisions of each of such agreements;

(k) each Subsidiary has been duly incorporated or amalgamated, as applicable, and duly organized and is and will at the Time of
Closing: (i) be validly existing and in good standing laws of its jurisdiction of incorporation or amalgamation, as the case may be; (ii) have all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

(l) the Corporation, and each Subsidiary, is in all material respects conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licenses, registrations and qualifications are and will at the Time of Closing be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Corporation or any Subsidiary and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation or any Subsidiary;

(m) the authorized capital of the Corporation consists of 70,000,000 Common Shares with a par value of $0.001 per share and 10,000,000 preferred shares with a par value of $0.001 per share and, as at the date hereof, the issued and outstanding capital of the Corporation consists solely of [22,038,283] Common Shares;

(n) except as disclosed in the Disclosure Documents, or in Schedule "B" hereto, the Corporation does not have any Outstanding Convertible Securities and, except under this Agreement and as otherwise disclosed in Schedule "B", no person now has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Corporation;

(o) the Corporation and each Subsidiary possesses all material certificates, authority, permits or licenses issued by the appropriate federal, state, provincial or municipal regulatory agencies or bodies necessary to conduct the business now owned or operated by it, and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Corporation;

(p) except as otherwise disclosed in the Disclosure Documents or in Schedule "C" annexed hereto, or otherwise disclosed to the Agent in writing, since the date of the audited financial statements for the fiscal period ended December 31, 1999, including the notes to the said financial statements:

(i) there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation that has not been publicly disclosed in the manner required by the Applicable Securities Laws;

(ii) there has not been any material change in the capital stock or long-term debt of the Corporation that has not been publicly disclosed in the manner required by the Applicable Securities
Laws;

(iii) there has not been any material change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Corporation, on a consolidated basis, that has not been publicly disclosed in the manner required by the Applicable Securities Laws; and

(iv) except as has been publicly disclosed in the manner required by the Applicable Securities Laws since its last fiscal year end, the Corporation and each Subsidiary has carried on its business in the ordinary course;

(q) the audited consolidated financial statements of the Corporation for the fiscal period ended December 31, 1999, and any unaudited financial statements of the Corporation for any subsequent period prior to the Closing Date, have been prepared in accordance with American generally accepted accounting principles consistently applied and present fairly the financial condition and results of operations and changes in cash flow of the Corporation (including the assets and liabilities whether absolute or contingent or otherwise), on a consolidated basis for the periods then ended;

(r) there is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Corporation or any Subsidiary) pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any Subsidiary, at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely affects, or which if determined adversely to the Corporation may materially adversely affect, the Corporation or the condition (financial or otherwise) of the Corporation on a consolidated basis, or which questions the validity of the Offered Securities, the Underlying Securities or of the issuance thereof as fully paid and non-assessable securities or any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement. There are no judgments, awards, orders, decrees or executions outstanding against the Corporation or any Subsidiary or its business or any of its property or assets resulting in an aggregate monetary obligation in excess of $5,000;

(s) the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Agreement and the certificates representing the Special Warrants and the Agent's Warrants by the Corporation, the performance and compliance with the terms of this Agreement, the Subscription Agreements, the Special Warrant Agreement, the sale of the Offered Securities and the issuance of the Underlying Securities by the Corporation, will not result in any material breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constituting documents, by-laws or resolutions of the Corporation or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Corporation;

(t) the Corporation is and will at the Time of Closing be a "reporting company" with a class of equity securities registered pursuant to Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the "1934 Act"); the Corporation and its Subsidiaries are not in violation of any Applicable Securities Laws and the Corporation will use its best efforts to maintain such status for a period of at least twelve
(12) months from the expiry of the Warrants. In particular, without limiting the foregoing, the Corporation has at all times complied with its obligations to make timely disclosure of all material changes relating to it pursuant to the 1934 Act, and its reports pursuant to the 1934 Act, taken as a whole, do not contain a material misstatement or omission;

(u) the Common Shares are listed and quoted for trading on the Exchange, the Corporation is not in default or breach of any of the rules, policies and by-laws of the Exchange, no order ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Offered Securities, the issuance of the Underlying Securities or the trading of any of the Corporation's issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened;

(v) the auditors of the Corporation who audited the financial statements of the Corporation most recently delivered to the security holders of the Corporation and who delivered their report with respect thereto are independent public accountants as required by the Applicable Securities Laws;

(w) there has never been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Corporation to the knowledge of the Corporation's current management, there has never been a disagreement or resignation of the Corporation's auditors which was a required subject of disclosure pursuant to the 1934 Act, the 1933 Act or any rule or regulation adopted thereunder;

(x) the Corporation, and each Subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation and, to the knowledge of the Corporation, there are no audits pending of the tax returns of the Corporation or any Subsidiary (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and each Subsidiary taken as a whole;

(y) all taxes (including income tax, capital tax, goods and services tax, sales tax, payroll taxes, employer health tax, workers' compensation payments, custom and land transfer taxes, duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Corporation and each Subsidiary have been paid. All tax returns, declarations, remittances and filings required to be filed by the Corporation and each Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate. No domestic or foreign taxation authority has asserted or, to the Corporation's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation taken as a whole;

(z) neither the Corporation nor any Subsidiary, nor to the Corporation's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any material contract, joint venture agreement, license or other instrument and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case, which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation on a consolidated basis;

(aa) Prior to the filing of the Preliminary Prospectus and thereafter and prior to the filing of the Final Prospectus and any Supplementary Material, the Corporation will allow the Agent to participate fully in the preparation of the Preliminary Prospectus, the Final Prospectus and any such Supplementary Material and shall allow the Agent to conduct all due diligence which it may reasonably require to conduct in order to fulfill its obligations and in order to enable it responsibly to execute the certificate required to be executed by it at the end of each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

(bb) the Corporation will deliver from time to time without charge to the Agent as many copies of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material as it may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws in the Qualifying Provinces and such delivery shall constitute the consent of the Corporation to the Agent's use of such documents in connection with the distribution to the public of the Underlying Securities, subject to the provisions of the Applicable Securities Laws in the Qualifying Provinces and the provisions of this Agreement. The deliveries to be made pursuant to this subsection shall constitute the Corporation's representation and warranty that, at the time of delivery thereof, all information and statements (except information and statements relating solely to the Agent) contained in the Preliminary Prospectus, the Final Prospectus and the Supplementary Material: (i) were true and correct in all material respects; (ii) contained no misrepresentation; and (iii) when read together constituted full, true and plain disclosure of all material facts relating to the Special Warrants, the Agent's Warrants and the Underlying Securities. Such delivery shall also constitute the Corporation's consent to the Agent's use of the Preliminary Prospectus, Final Prospectus and Supplementary Material in the Qualifying Provinces in compliance with the provisions of this Agreement and all Applicable Securities Laws;

(cc) all the information and statements to be contained in the Preliminary Prospectus, Final Prospectus, any Supplementary Material and the Registration Statement shall, at the date of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Corporation, the Offered Securities and the Underlying Securities (provided that this representation is not intended to extend to information and statements relating to the Agent included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent specifically for use therein) and shall otherwise contain the disclosure required by and conform, in all material respects, to the requirements of the applicable provisions of all Applicable Securities Laws;

(dd) none of the Preliminary Prospectus, the Final Prospectus, any Supplementary Material or the Registration Statement will contain a misrepresentation (provided that this representation is not intended to extend to information and statements relating to the Agent included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent specifically for use therein);

(ee) all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Corporation so as to validly issue and sell the Special Warrants to the Purchasers and upon receipt by the Corporation of the purchase price as consideration for the issue of the Special Warrants, such Special Warrants will be validly issued and outstanding;

(ff) this Agreement, the Special Warrant Agreement, the Subscription Agreements, the Special Warrants, the Warrants, the Agent's Warrants, the Agent's Compensation Options, and all other contracts and instruments required in connection with the issue and distribution of the Offered Securities shall be, on or prior to the Closing Date, duly authorized, executed and delivered by the Corporation and shall be valid and binding obligations of the Corporation enforceable in accordance with their respective terms, subject to any applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application, the unavailability of any equitable remedies, and that the enforcement of any rights against the Corporation under this Agreement with respect to indemnity or contribution may be limited by applicable law and may or may not be ordered by a court on grounds of public policy;

(gg) the attributes of the Underlying Securities will conform in all material respects with the description thereof described or to be described in the Final Prospectus and in the Registration
Statement;

(hh) the forms of the certificates representing the Special Warrants, the Common Shares, the Warrants, the Agent's Warrants and the Agent's Compensation Options have been duly approved by the Corporation and comply with the provisions of the laws of its jurisdiction of incorporation, the regulations of the Exchange and the Applicable Securities Laws;

(ii) all necessary corporate action has been taken by the Corporation to authorize the creation of the Special Warrants, the issue and sale of the Special Warrants, the issue of the Underlying Securities upon the exercise of the Special Warrants, the creation and issue of the Agent's Warrants, the issue of the Agent's Compensation Options upon exercise of the Agent's Warrants and the issue of the Underlying Securities upon the exercise of the Agent's Compensation Options;

(jj) the Unit Shares and Warrant Shares issuable upon the exercise of the Special Warrants, the Warrants and the Agent's Compensation Options have been duly reserved and allotted for issuance and the Corporation has irrevocably reserved for issuance and will at all times keep available free from pre-emptive and other rights, out of its authorized and unissued capital stock, such number of Common Shares so as to fully satisfy the exercise of all Special Warrants, Warrants and Agent's Compensation Options including any adjustments as a result of the Conversion Rate Increase;

(kk) save as otherwise provided herein, other than the Agent, there is no person acting or to the Corporation's knowledge, purporting to act at the request of the Corporation, who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

(ll) the Corporation will promptly notify the Agent in writing if there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Agent) or any event or development involving a prospective material change or a change in a material fact or any other change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control, management or prospects of the Corporation, on a consolidated basis, or any other change which is of such a nature as to result in, or could result in a misrepresentation in the Preliminary Prospectus, Final Prospectus or any Supplementary Material or could render any of the foregoing not in compliance with any of the Applicable Securities Laws;

(mm) the Corporation will promptly notify the Agent in writing with full particulars of any such actual, anticipated, threatened or prospective change referred to in paragraph (ll) above and the Corporation shall, to the reasonable satisfaction of the Agent, file promptly and, in any event, within all applicable time limitation periods with the applicable regulatory authorities a new or amended Preliminary Prospectus, Final Prospectus or Supplementary Material, as the case may be, or material change report as may be required under the Applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws including, without limitation, any requirements necessary to qualify the issuance and distribution of the Common Shares and Warrants issuable upon the exercise of the Special Warrants and, to the extent permitted by the Ontario Securities Commission, the Agent's Compensation Options, and shall deliver to the Agent as soon as practicable thereafter its reasonable requirements of conformed or commercial copies of any such new of amended Preliminary Prospectus, Final Prospectus or Supplementary Material. The Corporation will not file any such new or amended disclosure documentation or material change report without first obtaining the written approval of the form and content thereof by the Agent, which approval shall not be unreasonably withheld or delayed, provided that the Corporation will not be required to file a registration statement or otherwise register or qualify the Underlying Securities for distribution outside Canada;

(nn) all of the Disclosure Documents and other materials filed by or on behalf of the Corporation with the Securities Commissions, the SEC, and the Exchange were true and correct in all material respects as of the date of such filing, and, to the extent required, provided full, true and plain disclosure of all material facts relevant to the Corporation and did not contain a misrepresentation;

(oo) the Corporation has not withheld, and will not withhold, from the Agent any material facts relating to the Corporation, the Subsidiaries or to the Offering, including, without limiting the generality of the foregoing, any material facts relating to any current or past business operations of the Corporation and any Subsidiary, and the Corporation has not, by omission, failed to advise the Agent or its counsel of any such material fact;

(pp) there is not, in the constituting documents or the by-laws of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Common Shares;

(qq) the minute books of the Corporation and each Subsidiary provided to counsel to the Agent contain copies of all constituting documents and all resolutions of their directors and security holders;

(rr) the Corporation is not aware of any licensing or environmental legislation, regulation, by-law or lawful requirement presently in force or proposed to be brought into force which the Corporation anticipates that it or any of its Subsidiaries will be unable to comply with without materially adversely affecting its financial condition, results of operations, business or prospects of each jurisdiction in which its business is carried on;

(ss) the Corporation and each Subsidiary has conducted and is conducting its business in compliance, in all material respects, with all applicable licensing and environmental protection legislation, regulations or by-laws or other similar laws, bylaws, rules and regulations or other lawful requirements of each jurisdiction in which its business is carried on and holds all material licenses, certificates, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted or as proposed to be conducted, and all such licenses, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on its business as now conducted and neither the Corporation nor any Subsidiary has received any notice of proceedings relating to the invocation of any such license, registration, permit or qualification which, if subject to an unfavorable decision, ruling or finding would materially adversely affect the business, operations, financial condition or income of the Corporation on a consolidated basis;

(tt) no notice has been received by the Corporation or any Subsidiary in respect of any infringement or misappropriation by the Corporation or any Subsidiary or by any of their respective officers, directors, employees, consultants or agents of any industrial or intellectual property rights of any person and the Corporation's and each Subsidiary's use of its Intellectual Property does not infringe upon, or constitute any misappropriation of, any industrial or intellectual property rights of any person. To the Corporation's knowledge, there is, and has not been, no infringement or other violation of any of the rights of the Corporation in and to the Intellectual Property;

(uu) all agreements between Da-Jung Resource Corp. and the Corporation, including without limiting the generality of the foregoing, the agreement made August 1997 between Heilongjiang Geological and Mining Technology Development Corp. have been terminated and the Corporation has no liability or obligations to Da-Jung Resource Corp. or any other Person under any such agreements, whether absolute or contingent or otherwise;

(vv) except as disclosed in the Disclosure Schedule to the knowledge of the Corporation and the officers and directors of the Corporation, (i) neither the Corporation nor any Subsidiary nor any of their respective properties has ever been or is now in any material respect in violation of any applicable environmental laws or orders; (ii) neither the Corporation nor any such Subsidiary, nor any third party has prior to the date hereof ever used, generated, manufactured, stored or disposed of on, under or about such properties or transported to or from such properties any Hazardous Substances; (iii) no facts, past or present events or conditions interfere with or prevent continued material compliance by the Corporation or any of such Subsidiary which, or give rise to any material present or potential legal, common law or statutory liability of the Corporation or any of such Subsidiary under, any applicable environmental law or order;
(iv) there is no pending civil or criminal litigation, notice of violation or administrative proceeding involving the Corporation or any such Subsidiary and relating in any way to any environmental law or order for the purposes of this representation and warranty "Environmental Law and Order" shall mean any domestic or foreign, federal, provincial, state or local statute, law, ordinance, rule, regulation, guideline, decree or requirement of any governmental, regulatory or administrative body, agency or authority or any court or tribunal of judicial authority or any public, private or industry regulatory authority, whether international, national, United States, Canadian, provincial, state or local, pertaining to the protection of the environment for human health including, without limitation, all requirements relating to the manufacturer, processing distribution, used, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials, or waste, whether solid, liquid or gaseous in nature. For the purpose of this representation and warranty "Hazardous Substance" means any substance which is defined as a Hazardous Substance under any environmental law or order or that is toxic, explosive, corrosive, flammable, radio active, carcinogenic or otherwise hazardous and is regulated by any governmental authority or agency;

(ww) the Corporation and each Subsidiary owns all of its property and assets reflected in the audited consolidated financial statements, and the notes thereto, for the year ended December
31, 1999 and all other property and assets used by it in connection with its business with good and marketable title thereto, including without limitation its Intellectual Property, free and clear of all encumbrances, liens, charges, hypothecs, pledges, mortgages, title retention agreements, security interests of any nature, adverse claim, except as disclosed in Schedule "C" and save and except as to the property and assets which are subject to a license or other similar agreement in favor of the Corporation as disclosed in Schedule "C"; and

(xx) the Corporation will, during the period of distribution of the Offered Securities and the Underlying Securities, maintain the Trustee as the transfer agent and registrar in respect of the Warrants and the Common Shares in the City of Vancouver, and such other cities of Canada as may be required under Applicable Securities Laws.

6.  Conditions to Purchase Obligation

6.1 The following are conditions of the Purchasers' obligations to close the purchase of the Special Warrants from the Corporation as contemplated hereby, which conditions the Corporation covenants to exercise its reasonable best efforts to have fulfilled at or prior to the Closing Date, which conditions may be waived in writing in whole or in part by the Agent on its own behalf and on behalf of the Purchasers:

(a) the Corporation shall have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions, the SEC and the Exchange, if any, required to be made or obtained by the Corporation in connection with the Offering, on terms which are acceptable to the Corporation and the Agent, acting reasonably, prior to the Closing Date;

(b) the Common Shares and the Warrant Shares (including the Common Shares and Warrant Shares issuable upon the exercise of the Agent's Compensation Options) issued in connection with the Offering shall have been accepted for listing and posting by the Exchange, subject to the usual conditions and payment of the applicable additional listing fee to the Exchange;

(c) the Corporation's board of directors shall have authorized and approved this Agreement, the Subscription Agreements, Special Warrant Agreement, the respective forms of the Special Warrants, Warrants and Agent's Warrants, the Agent's Compensation Options and all other agreements and instruments prepared in connection with the Offering, the sale of the Offered Securities, the issuance of the Underlying Securities and all matters relating to the foregoing;

(d) as at the Closing Date, the Corporation will deliver a certificate addressed to the Agent and to the Purchasers, signed by its Chief Executive Officer certifying that:

(i) there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation on a consolidated basis, since December 31, 1999 (the "Effective Date") which has not been generally disclosed;

(ii) since the Effective Date, no material change relating to the Corporation, on a consolidated basis, except for the Offering, has occurred with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis;

(iii) the representations and warranties of the Corporation contained in this Agreement are true and correct at the Time of Closing, with the same force and effect as if made by the Corporation as at the Time of Closing after giving effect to the transactions contemplated hereby;

(iv) the Corporation has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Time of Closing;

(v) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the securities of the Corporation (including the Special Warrants, Agent's Warrants and the Underlying Securities) has been issued or made by any stock exchange, securities commission or other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or to the knowledge of the Corporation, contemplated or threatened by any stock exchange, securities commission or other regulatory authority;

(vi) there are no actions, suits, proceedings or inquiries, formal or informal pending or threatened against or affecting the Corporation, at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in Canada, the United States or elsewhere which may, in any way, materially and adversely affect the Corporation;

(vii) no failure or default on the part of the Corporation exists under any Applicable Law or any under license, permit or other instrument granted or issued to the Corporation or under any contract, license, agreement or other instrument to which the Corporation is a party or by which the Corporation is bound, which may, in any way, materially and adversely affect the Corporation and the execution, delivery and performance of this Agreement and the allotment, issue and sale of the Special Warrant, Agent's Warrants and Underlying Securities will not result in such default;

(viii) the charter documents, including any articles of amendment and by-laws of the Corporation and each Subsidiary attached to the certificate are full, true and correct copies and are in full force and effect; and

(ix) such other matters as the Agent or its legal counsel may reasonably request.

(e) the Corporation will have caused a favorable legal opinion to be delivered by its Canadian and United States counsel, addressed to the Agent and the Purchasers with respect to such matters as the Agent may reasonably request relating to this transaction, acceptable in all reasonable respects to the Agent's counsel. In giving such opinion, counsel to the Corporation shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact not within their knowledge to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy including a certificate of the Corporation's registrar and transfer agent as
to the outstanding securities of the Corporation.   The
Corporation agrees that the aforesaid legal opinions will be addressed to the Agent and the Purchasers and that the Agent may deliver copies thereof to such persons;

(f)  the Corporation shall have caused, on or before the Closing
Date, the Agent's nominee to the board of directors of the Corporation to have been duly appointed to the board of directors of the Corporation;

(g) each of the Corporation's senior officers, including, the Corporation's chief executive officer, chief financial officer and "Insiders" of the Corporation (within the meaning of the Applicable Securities Laws of Ontario) who own or control at least 5% of the issued and outstanding Common Shares shall have entered into an agreement with the Corporation and the Agent, providing that they will not, without the prior written consent of the Agent, from the date hereof, until the date which is the earlier of 150 days following the Closing Date and the date both a receipt for a Final Prospectus has been issued by each of the Securities Commissions in the Qualifying Provinces and an Effective Registration has been filed (the "Restricted Period") sell, assign, transfer or otherwise dispose of any of their securities of the Corporation. The Agent agrees that this contractual restriction shall apply to only 3,000,000 of the total number of Common Shares held by Da-Jung Resources Corp. The Agent further agrees that this contractual restriction shall not apply to incentive stock options existing on the date hereof which have been granted by the Corporation or the disposition of Common Shares acquired on the exercise of such incentive stock options and shall also be subject to the usual exemptions regarding the release of shares subject to an escrow including, pertaining to a takeover-bid made to all shareholders;

(h) the delivery by the Corporation of such other certificates, statutory declarations, agreements or materials, in form and substance satisfactory to the Agent and its legal counsel as the Agent and its legal counsel may reasonably request; and

(i) the Corporation shall have complied with and fulfilled all of the terms, covenants and conditions of this Agreement on its part to be complied with or fulfilled up to the Time of Closing.

7.  Additional Documents Upon Filing of Prospectus.

7.1 The Corporation shall cause to be delivered to the Agent as required by Applicable Securities Laws, concurrently with the filing of the Preliminary Prospectus, Final Prospectus, or any Supplementary Material executed by the Agent, a comfort letter dated the date thereof from the auditors of the Corporation and addressed to the Agent and to the directors of the Corporation relating to:

(a) the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter; and

(b) the period beyond the most recent year end of the Corporation for which an audited financial statement appears therein to a date not more than two business days prior to the date of such letter.

8.  Closing.

8.1 The Offering, inclusive of the sales to and subscription by persons resident in the United States and by U.S. Persons, will be completed at the offices of the Corporation's counsel at the Time of Closing or such other place, date or time as may be mutually agreed to; provided that if the Corporation has not been able to comply with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.

8.2 At the Time of Closing, the Corporation shall deliver to the Agent on behalf of the Purchaser:

(a) certificates duly registered as the Agent may in writing direct representing the Special Warrants, and the Agent's Warrants;

(b) the requisite legal opinions and certificates as contemplated above; and

(c) such further documentation as may be contemplated herein or as counsel to the Agent or the applicable regulatory authorities may reasonably require, against payment of the purchase price for the Special Warrants (net of the Fee and Legal Costs as defined below) and subject to Section 8.3 below, by certified cheque or bank draft payable to, or to the order of, the Corporation, and delivery of the Subscription Agreements and other documentation required to be provided by or on behalf of the Purchasers or the Agent pursuant to this Agreement.

The Corporation covenants and agrees, upon receipt of such funds to forthwith make payment of the Agency Fee payable pursuant to
Section 4.1 hereof and all fees, expenses, costs and disbursements payable to the Agent pursuant to Section 10 hereof (collectively the "Fee") payable to the Agent hereunder and the fees (inclusive of all disbursements and goods and services tax) of the Agent's legal counsel incurred in respect of the Offering (the "Legal Costs"). Alternatively, in full satisfaction of the Agent's obligations in respect to payment of the gross proceeds of the sale of the Special Warrants and the Corporation's obligation in respect of the Fee, the Agent may deliver a certified cheque in the amount of such gross proceeds, less the Fee and less the Legal Costs (which Legal Costs shall include the reasonable anticipated Legal Costs in respect of the preparation and filing of the Preliminary Prospectus, the Final Prospectus, the Registration Statement and all related matters provided such Legal Costs, inclusive of all disbursements, goods and services tax, local counsel fees and disbursements shall not exceed Cdn. $200,000) against delivery of the Corporation's receipt for the gross proceeds of the sale of the Special Warrants inclusive of the sale of the Special Warrants in the United States or to U.S. Persons.

8.3 The Corporation acknowledges and agrees that 15% of the gross proceeds received from Purchasers in Canada (the "Escrow Proceeds") shall be maintained in escrow by Pacific Corporate Trust Company or such other escrow agent as may be mutually agreed to between the Corporation and the Agent (the "Escrow Agent") pursuant to the terms of an escrow agreement. The escrow agreement shall provide that the Escrow Proceeds shall be maintained in escrow by the Escrow Agent until the earlier of the date of each of the receipts for the final prospectus has been issued by the Commissions in the Qualifying Provinces and an Effective Registration has been filed or 12 months following the Closing Date.

9.  Termination of Purchase Obligation - the Agent.

9.1 Without limiting any of the foregoing provisions of this Agreement, and in addition to any other remedies which may be available to it, the Agent (on its own behalf and on behalf of the Purchasers) shall be entitled, at its option, to terminate and cancel, without any liability on its part (or on the part of the Purchasers), its obligations (and the obligations of the Purchasers) under this Agreement to purchase the Special Warrants, by giving written notice to the Corporation at any time through to the Time of Closing on the Closing Date if:

(a) any order (other than an order based solely upon the activities or alleged activities of the Agent) to cease or suspend trading in any securities of the Corporation is made by any stock exchange, Securities Commission or other regulatory authority, which has not been rescinded, revoked or withdrawn;

(b) any order or ruling is issued, any inquiry, investigation or other proceeding (whether formal or informal) in relation to the Corporation or directors or officers thereof is made, threatened or announced by any officer or official of any stock exchange, SEC, Securities Commissions or any other federal, state or provincial regulatory authority (other than an order based solely upon the activities or alleged activities of the Agent) or any law or regulation is promulgated or changed which, in the reasonable opinion of the Agent, operates to prevent or restrict trading in the Common Shares of the Corporation or distribution of the Offered Securities or, if, in the opinion of the Agent, the announcement or commencement thereof adversely affects or could reasonably be expected to affect adversely the offering or continued offering of the Special Warrants as herein contemplated;

(c) there should develop, occur or come into effect any incident of national or international consequence, any law, regulation or inquiry or any other event, action or occurrence of any nature whatsoever which, in the reasonable opinion of the Agent, materially and adversely effects or may materially and adversely effect the business of the Corporation;

(d) there should occur any material change or change in a material fact which, in the reasonable opinion of the Agent would be reasonably expected to have a material adverse effect on the market price or value of the Offered Securities or could reasonably be expected to result in the Purchaser's of a material number of Special Warrants exercising their right under Applicable Securities Laws to withdraw from or rescind the purchase thereof or sue for damages in respect thereof;

(e) the state of the financial markets in Canada is such that in the reasonable opinion of the Agent, the Offered Securities cannot be profitably marketed or sold; or

(f) the Corporation shall be in breach of, or default under or non-compliance with any representation, warranty, term of condition of this Agreement.

The occurrence or non-occurrence of any of the foregoing events or circumstances to be determined in the sole discretion of the Agent, acting reasonably.

The Agent shall make reasonable efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events or circumstances referred to in this section, provided that neither the giving nor the failure to give such notice shall in any way affect the Agent's entitlement to exercise this right at any time through to the Time of Closing.

The Agent's rights of termination contained in this section are in addition to any other rights or remedies it may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

9.2 If the obligations of the Agent and the Purchasers are terminated under this Agreement pursuant to the termination rights provided for in Section 9.1, the Corporation's liabilities to the Agent shall be limited to the Corporation's obligations under Sections 10, 12 and 12 which obligations shall remain in full force and effect in accordance with their respective terms.

10.  Expenses and Work Fee.

10.1 Whether or not the Offering is completed, the Corporation agrees to pay all reasonable costs, fees and expenses incurred by the Agent from time to time in connection with the Offering or incidental to the performance of its obligation hereunder, including, without limitation:

(a) all expenses incidental to the sale, issue or distribution of the Special Warrants, the qualification of the Underlying
Securities and the other transactions herein set forth;

(b) all costs incurred in connection with the preparation of documents or certificates relating to the Offering, including the Preliminary Prospectus, the Final Prospectus and the Registration
Statement; and

(c) all expenses and fees incurred by the Agent including all Legal Costs and all other fees and expenses incurred by the Agent or on its behalf in relation to the due performance of its obligations hereunder, including any expenses or reimbursement for expenses paid to a sub-agent by the Agent. The Agent acknowledges that it has received the amount of $15,000 as an advance against such expenses of which $10,000 shall be applied against its legal costs. To the extent that goods and services tax or provincial sales tax is exigible upon any of the foregoing fees or expenses, the Corporation shall be responsible for payment therefor.

11.  Indemnity.

11.1 The Corporation covenants and agrees to indemnify the Agent and its directors, officers, employees and agents (each being hereinafter referred to as an "Indemnified Party"), against, and to reimburse the Agent promptly upon demand for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending, all losses (other than a loss of profits), claims, damages, liabilities, costs or expenses (collectively, a "Claim") which an Indemnified Party may suffer or incur, caused or incurred in connection with this Offering by reason of or in any way relating to directly or indirectly:

(a) any statement, other than a statement relating solely to the Agent, contained in any of the Offering Documents which constitutes a misrepresentation;

(b) any statement, other than a statement relating solely to the Agent and provided by or on behalf of the Agent, contained in the Disclosure Documents which at the time and in the light of the circumstances under which it was made, contained a misrepresentation;

(c) the omission to state in any of the Offering Documents, in the Disclosure Documents or any certificate of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent) required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(d) any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission or other competent authority based upon any misrepresentation or alleged misrepresentation in any of the Offering Documents or the Disclosure Documents (other than a statement included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agent specifically for use therein) which prevents or restricts the trading in the Offered Securities or the distribution or distribution to the public, as the case may be, of the Offered Securities, in any of the Qualifying Provinces;

(e) the Corporation not complying with any requirement of any Applicable Securities Laws or regulatory in connection with the transactions herein provided; or

(f) any breach of any representation or warranty of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder.

11.2 If any Claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions of Section 11.1 or if any potential Claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing; but the omission to so notify the Corporation will not relieve the Corporation from any liability it may otherwise have to the Indemnified Party pursuant to
Section 11.1. The Corporation shall be entitled but not obligated to participate in or assume the defense thereof; provided, however, that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defense thereof and the reasonable fees and expenses of such counsel shall be borne by the Indemnified Party unless:

(a) the employment thereof has been specifically authorized in writing by the Corporation;

(b) the Indemnified Party has been advised by counsel that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(c) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim;

provided that in no event shall the Corporation be required to assume the fees and expenses of more than one counsel for all Indemnified Parties. Neither party shall effect any settlement of any such Claim or make any admission of liability without the written consent of the other party, such consent to be promptly considered and not to be unreasonably withheld. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified herein obtained by the Indemnified Party from any other person.

11.3 To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the indemnity provisions of Section 11.1 in trust for and on behalf of such Indemnified Party.

11.4 The rights of indemnity contained in this Section 11 in respect of a Claim based on a misrepresentation or omission or alleged misrepresentation or omission in either the Preliminary Prospectus, Final Prospectus or any Supplementary Material shall not apply if the Corporation has complied with Section 5(ll) hereof and the person or company asserting such Claim was not provided with a copy of the Preliminary Prospectus, Final Prospectus or any Supplementary Material (which is required under the Applicable Securities Laws to be delivered to such person or company by the Agent) which corrects such misrepresentation or omission or alleged misrepresentation or omission which is the basis of such Claim.

The Corporation hereby waives its rights to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation contained in the Preliminary Prospectus, the Final Prospectus or in any Supplementary Material; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of:

(a) or arising out of any misrepresentation which is based upon or results from a statement or information relating solely to or provided by the Agent contained in such document; or

(b) any failure by the Agent or members of their banking or selling group (if any) to provide prospective purchasers of the Special Warrants any document which the Corporation is required to provide to such prospective purchasers and which it has provided to the Agent to forward to such prospective purchasers. The Corporation hereby agrees to take all necessary and reasonable steps to ensure that no default judgment or other default proceedings are brought against an Indemnified Party in any jurisdiction in respect of any Claim and, where required for that purpose, will consent to or submit to the jurisdiction of any court and defend any Claim on behalf of any Indemnified Party in any such jurisdiction, provided that nothing herein shall limit the Corporation's right or ability to contest, at its expense, on behalf of an Indemnified Party the appropriate jurisdiction or forum for the determination of any such Claim so long as default judgment or other default proceedings are not in the interim brought by an party making such Claim.

12.  Contribution.

12.1 In the event that the indemnity provided for in Section 11 is, for any reason, illegal, unenforceable or otherwise unavailable, in whole or in part, as being contrary to public policy or for any other reason, the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any Claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the Agency Fee payable by the Corporation to the Agent bears to the gross proceeds from the sale of the Special Warrants and the Corporation shall be responsible for the balance, provided that, in no event, shall the Agent be responsible for any amount in excess of the amount of the Agency Fee actually received by it. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall, in respect of the Agent, be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims' costs, damages, expenses and liabilities, giving rise to such contribution for which the Agent is responsible, as determined above, and (ii) the amount of the Agency Fee actually received by the Agent. Notwithstanding the foregoing, a party guilty of fraud, fraudulent misrepresentation, or gross negligence, shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought.

In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.

The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the Agent or the Corporation may have by statute or otherwise by law.

12.2 If any of the provisions of Section 12.1 is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision of this Agreement and such void, voidable or unenforceable provision shall be severable from this Agreement.

13.  The Special Warrants.

13.1 The Corporation agrees that the Special Warrant Agreement shall provide that in the event a receipt for the Final
Prospectus is not issued therefor by the Securities Commission in the Qualifying Provinces or an Effective Registration is not filed on or before the Qualification Deadline, then:

(a) the Corporation shall immediately deliver written notice to all holders of Special Warrants and the Agent advising them of such event or events; and

(b) each holder of a Special Warrant will be entitled to receive, upon exercise and for no additional consideration, a Unit (comprising of 1.1 Common Shares and 0.55 of a Warrant in lieu of 1.0 Common Shares and 0.50 Warrant).

For greater certainty, the Corporation acknowledges that the foregoing adjustment shall not derogate from the obligation of the Corporation to continue to use its commercial best efforts to prepare and file the Final Prospectus and obtain a final receipt of the Securities Commission in the Qualifying Province in respect of the Final Prospectus and to file an Effective Registration on or before the Time of Expiry.

14.  Survival of Warranties, Representations, Covenants and
Agreements.

14.1 All warranties, representations, covenants and agreements of the Corporation and the Agent herein contained, or contained in documents submitted or required to be submitted pursuant to this Agreement, shall survive the purchase by the Purchasers of the Offered Securities and shall continue in full force and effect for the benefit of the Purchasers for a period ending on the Survival Limitation Date. Notwithstanding the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Agent by the Corporation, or the contribution obligations of the Agent or those of the Corporation, shall survive and continue in full force and effect, until liability to the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by operation of law.

15.  Appointment as Fiscal Agent.

15.1 The Corporation appoints and retains the Agent as exclusive agent and fiscal advisor in Canada for a term of two (2) years from the Closing Date, and grants to the Agent a right of first refusal to participate and manage any subsequent Canadian financing, merger, acquisition, sale or takeover for a period of three (3) years from the Closing Date (excluding any non broker dealer transaction), contingent upon the successful completion of the Offering.

16.  General Contract Provisions.

16.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

if to the Corporation:

c/o Urbana.ca Enterprises Group
211 Water Street North
Cambridge, ON N1R 3B9
Attention: Jason Cassis, C.E.O.
Fax:  (519) 740-1190

with a copy to:

Maitland & Company
700-625 Howe Street
Vancouver, B.C. V6C 2T6
Attention: Chris Farber
Fax: (604) 681-3896

or if to the Agent:

Groome Capital.com Inc.
20 Toronto Street
Suite 900
Toronto, ON M5C 2B8
Attention: Gordon Larock
Fax:  (416) 861-9992
with a copy to:

Fraser Milner
Suite 4100
1 First Canadian Place
100 King Street West
Toronto, ON M5X 1B2
Attention: Rubin Rapuch
Fax:  (416) 863-4592

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours at the location of the recipient, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

16.2 This Agreement and the other documents herein referred to (including the Subscription Agreements) constitute the entire agreement between the Agent and the Corporation relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the Agent and the Corporation with respect to their respective rights and obligations in respect of the Offering, including the Letter Agreement dated January 28, 2000.

16.3 This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

17.  Successors.

17.1 This Agreement shall enure to the benefit of, be binding upon, the Corporation and the Agent and their respective successors (including successors by reason of amalgamation, merger, business combination or arrangement) and legal representatives and nothing expressed or mentioned in this Agreement is intended and shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning one originally executed copy to the Agent.

Yours very truly,

GROOME CAPITAL.COM INC.


By: /s/  Gordon Larock
Gordon Larock, President

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date first above written.

URBANA.CA, INC.


By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer

                          SCHEDULE "A"
                    DETAILS OF THE OFFERING

This is Schedule "A" to the Agency Agreement between Urbana.ca,
Inc. and Groome Capital.com Inc. made as of

                            TERM SHEET

Urbana.ca, Inc.

Up to US$25,000,000
Private Placement Offering of Special Warrants


Issuer:
Urbana.ca, Inc. (the "Company")
Agent:
Groome Capital.com Inc. (the "Agent")
Sub-Agent:
InvestIn.com Securities Corp. (Delaware)

Offering:

The Company will issue up to 5,555,555 Special
Warrants at a price of US$4.50 per Special Warrant pursuant to a best-efforts offering by the Agent in Canada (the "Canadian Offering"). Of the 5,555,555
Special Warrants, a maximum of 1,777,777 Special
Warrants will be made available to subscribers on the President's List identified by the Company (the
"President's List"). Some or all of the Subscribers on the President's List may be resident in the U.S.
The only U.S. residents who will be subscribing for Special Warrants will be persons on the President's
List in the United States as identified by the Company. To the extent that Special Warrants are sold to subscribers in the United States, the number of Special Warrants available for sale under the Canadian Offering will be correspondingly reduced.
The Sub-Agent shall be responsible for carrying out all administrative functions with respect to subscriptions obtained or received from persons in the United States as identified by the Company (the
"U.S. Offering"). Each Special Warrant will entitle the holder to receive, for no additional consideration, one Common Share and one half of one Common Share Purchase Warrant. Each whole Common Share Purchase Warrant will entitle the holder to purchase one Common Share at a price of US$10.00 for a period of 24 months from the date of closing of this offering.

In connection with the Canadian Offering and the U.S. Offering, the Company will agree to use its best efforts to prepare and file, within 150 days following the date on which the Special Warrants are issued, a final prospectus (the "Prospectus") with the securities regulatory authorities in each Canadian jurisdiction in which the Special Warrants are sold (the "Qualifying Provinces") and to obtain receipts therefor qualifying the distribution of the Common Shares, Common Share Purchase Warrants and the Common Shares issuable on exercise of the Common
Share Purchase Warrants (the "Underlying
Securities") and to file an effective registration statement providing for the registration of the resale of the Common Shares issuable on the exercise of the Special Warrants and the Common Shares issuable upon the exercise of the Common Share
Purchase Warrants with the United States Securities and Exchange Commission and state regulatory authorities as applicable (an "Effective
Registration"). To the extent that Special Warrants are sold in the United States, the Company will make filings with federal and state securities regulatory authorities necessary and appropriate to secure exemptions from registration or qualification of such sale of the Special Warrants. The Company is under no obligation to accept a subscription for Special Warrants.

Amount:

Up to US$25,000,000 aggregate amount

Special Warrants:

The Special Warrants will be issued pursuant to a Special Warrant Agreement, which will provide that the Special Warrants will expire on the earlier of
(i) the 5th business day after the later of the day on which a receipt for the final Prospectus has been issued by the last of the securities commissions in each of the Qualifying Provinces and the date of an Effective Registration, or (ii) the first anniversary of the date on which the Special
Warrants are issued (the "Expiry Time").

The net proceeds from the sale of the Special
Warrants will be received by the Company at the closing of the Special Warrant transaction (expected to occur on or about April 25, 2000) subject to any required approvals from applicable authorities. If either an Effective Registration or a receipt for the final Prospectus is not received from the last of the securities commissions in each of the Qualifying Provinces by 5:00 p.m. (Toronto time) on the date which is 150 days following the issue of the Special Warrants, then from and after such date, each Special Warrant will entitle the holder thereof to acquire, without payment of additional consideration, 1.1 Common Shares and 0.55 Common
Share Purchase Warrants on the exercise or deemed exercise of the Special Warrant. Any Special
Warrants not exercised prior to the Expiry Time will be deemed to have been exercised immediately prior to the Expiry Time without any further action on the part of the holder or the Company.

Resale Restrictions:

The Common Shares will be subject to statutory resale restrictions in Canada if the Special
Warrants are exercised prior to the issuance of a receipt for a final Prospectus. In addition, the Special Warrants are subject to resale restrictions.

Shares Outstanding:

Pre-financing Basic             22, 048,293

Minimum Subscription

Canadian Offering:

$150,000 for subscribers resident in or subject to the laws of Ontario and Quebec and $97,000 for subscribers resident in or subject to the laws of Alberta and British Columbia, or such other jurisdictions as may be agreed to by the Company and the Agent.

Use of Proceeds:

The Company intends to use the proceeds of the offering, after deducting expenses and fees, to fund operating deficits, research and development, joint venture agreements, acquisitions and working capital.

Dividend:

The Company has never paid dividends and does not intend to pay dividends on its Common Shares in the foreseeable future. The Company's current intention is to reinvest earnings to finance long-term growth.

Commission:

At the Closing of the Special Warrant transaction, the Agent shall be paid save as otherwise set forth below, a cash commission of 8.0% of the capital raised in respect of the Canadian Offering and a 4% fiscal advisory fee with respect to the capital raised in respect of the U.S. Offering provided that any fees paid by the Company, to an agent in connection with the U.S. Offering shall correspondingly reduce the fiscal advisory fee payable to the Agent. The Agent shall receive a cash commission of 4% (as opposed to 8%) in respect of capital raised from persons identified in writing by the Issuer on the 'President's List; and Compensation Options equal to 10% of the units issued pursuant to the Offering, inclusive of the U.S. Offering.

Conditions

Precedent to Closing:

The closing of the Special Warrant transaction will be contingent upon customary closing conditions, including without limitation, the execution of an agency agreement acceptable to Agent and the completion of due diligence activities by or on behalf of Agent.

Date of Closing:

April 25, 2000 or such other date as agreed by the Company and the Agent.

Note: These terms do not constitute any form of binding contract but rather are solely for the purpose of outlining those financial terms pursuant to which a definitive agreement may ultimately be entered into. The terms of any investment are contingent upon completion of due diligence to the satisfaction of Groome Capital.com Inc. The investment is also contingent upon, among other things, legal, technical, patent and market assessments, product review and negotiation of satisfactory closing documents, including without limitation the form of Special Warrant and an Agency Agreement containing covenants, representations and warranties.

                            EX-10.18

             ADMINISTRATION AND SERVICES AGREEMENT

This Agreement dated the 10th day of April, 2000.

Between:

URBANA.CA, INC.
(hereinafter called the "Corporation")

Of The First Part

-  and  -

GROOME CAPITAL.COM INC.
(hereinafter called the "Groome")

Of The Second Part
-  and  -

INVESTIN.COM SECURITIES CORP. (DELAWARE)
(hereinafter called "InvestIn")

Of The Third Part

WHEREAS:
(a) Groome has agreed to enter into an Agency Agreement with Urbana.ca, Inc. (the "Corporation") on the terms and conditions as contained in the Agency Agreement to be dated effective April
10, 2000;

(b) pursuant to the terms of the Agency Agreement, Groome is entitled to a fiscal advisory fee with respect to the Offering conducted in the United States, it being acknowledged that these services consist of identifying dealers registered in the United States to provide the services herein described;

(c) the Corporation, as issuer of the Special Warrants, has identified those U.S. Persons who are accredited investors within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the "1933 Act");

NOW THEREFORE, this Agreement witnesseth that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), the parties hereto covenant and agree as follows:

All capitalized terms contained herein shall, unless otherwise herein defined, have the same meaning as ascribed to such terms in Schedule "A" annexed hereto.

2. The Corporation hereby retains InvestIn to provide administrative and related services, including: (a) delivery of the Corporation's Rule 506 Confidential Private Placement Memorandum (the "Confidential Memorandum") to U.S. Persons designated in writing by the Corporation and who have requested the same from InvestIn; reviewing subscription agreements to ensure the proper completion and execution of subscription agreements; (b) delivery of subscription funds to the Corporation; (c) delivery of the certificates representing the Special Warrants upon completion of the Offering with respect to orders which have been obtained from U.S. Persons; and (d) keeping the Corporation informed on reasonable basis of its activities in connection with the Offering, including providing notice to the Corporation at least 24 hours in advance of delivering any documents to U.S. Persons.

The parties hereto acknowledge and agree that, in conducting its duties hereunder, InvestIn is acting solely as an agent and shall be under no obligation to purchase any of the Special Warrants.

3. In connection with InvestIn's retainer, InvestIn represents and warrants to the Corporation and acknowledges and agrees that the Corporation is relying on such representations and warranties in connection with the appointment of InvestIn hereunder as follows:

(a) it is a corporation duly organized, validly existing and in good standing in the State of Delaware, United States of America;

(b) it is duly qualified and registered as a broker-dealer with the United States Securities and Exchange Commission (the
"Commission"), and it is a member of the NASD and has all requisite regulatory and statutory authority to carry out its functions and duties hereunder;

(c) in carrying on its activities on behalf of the Corporation in respect of the Offering, it will:

(i) use reasonable due diligence to ensure that subscriptions are obtained only from U.S. Persons who are "accredited investors" with the meaning of Rule 501(a) under the 1933 Act and will otherwise comply with U.S. Securities Laws;

(ii)  except as herein provided, not deliver to any prospective
Purchaser any documents or materials, other than the Confidential
Memorandum without the consent of the Corporation;

(iii) not solicit offers to purchase the Special Warrants and shall not engage in any activity with regard to potential subscriptions other than as provided in Section 2 hereof;

(iv) obtain from each Purchaser a duly completed and executed subscription agreement for Special Warrants in the form to be provided by the Corporation, together with all documentation and subscription funds as may be necessary in connection with the subscription for Special Warrants;

(v) refrain from advertising the Offering in printed public media, radio, television or telecommunications, including electronic display and otherwise not engage in any form of general solicitation, and not make use of any green sheet or internal marketing document;

(vi) not make any representations or warranties with respect to the Corporation, the Special Warrants or the Underlying
Securities other than as set forth in the Confidential Memorandum as prepared by the Corporation;

(vii) deliver the proceeds and documentation pertaining to be accepted subscriptions in accordance with the written instructions of the Corporation; and

(viii) maintain complete and accurate records of all funds which it has received from Purchasers of Special Warrants.

The representations and warranties of InvestIn shall survive the Closing until the Survival Limitation Date.

4. In consideration of the services to be provided by InvestIn for the Corporation hereunder, Groome agrees to pay, subject to receipt of its Fiscal Advisory Fees pursuant to the Agency Agreement, at the Time of Closing or as soon as practical thereafter, a fee ("InvestIn's Fee") equal to 1% of the amount of aggregate proceeds obtained from subscriptions under Section 2 above. InvestIn shall be entitled to be reimbursed for its reasonable costs and expenses (the "Expenses") in carrying out its duties hereunder not to exceed, however, U.S. $2,000. The expenses shall be paid by and shall be the responsibility of the Corporation.

5. In the event that the terms of the Offering are amended, modified or otherwise changed by agreement between Groome and the Corporation, Groome shall notify InvestIn in writing of such amendment, modification or change and InvestIn shall be immediately bound thereby.

6. In the event that the Canadian Offering is terminated for any reason pursuant to either the Corporation's or Groome's rights under the Agency Agreement then this Agreement shall be likewise be deemed to be terminated, provided, that the obligation of InvestIn contained in Section 7 hereof shall survive in accordance with its terms. In the event that the agreement is terminated InvestIn shall, unless otherwise required by Applicable U.S. Securities Laws, return all subscription funds and subscription agreements to the respective subscribers forthwith.

7. InvestIn covenants and agrees to indemnify the Corporation and its directors, officers, employees and agents (each being hereinafter referred to an Indemnified Party) against, and to reimburse the Corporation promptly upon any demand, for any legal or other expenses reasonably incurred by the Corporation in connection with investigating or defending all losses (other than loss of profits) claims, damages, liabilities, costs or expenses (collectively a "Claim") which an Indemnified Party may suffer or incur, caused or incurred in connection with the Offering by reason of or in any way relating to directly or indirectly any breach of any representation or warranty of InvestIn contained herein or the failure of InvestIn to comply with its obligations hereunder.

8. The Corporation agrees to indemnify InvestIn against any claim brought by a third party against InvestIn as a result of any fraudulent act of the Corporation or as a result of the Corporation's negligence.

9. Any notice of other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier as follows:

if to the Corporation

c/o 211 Water Street North
Cambridge, Ontario
N1R 3B9
Attention:  Jason Cassis
Facsimile: (519) 740-1190

if to InvestIn:

1950 Stemmons Freeway
Suite 2016
Dallas, Texas
75207 U.S.A.
Attention: Laurence Briggs
Facsimile: (214) 939-0116

if to Groome:

Groome Capital.com Inc.
20 Toronto Street
Suite 900
Toronto, Ontario
M5C 2B5
Attention:  Gordon Larock
Facsimile: (416) 861-9992

and if so given, shall be deemed to have been and received upon receipt by the addressee or responsible officer of the addressee if delivered or four hours after being telecopied and receipt confirmed during normal business hours at the location of the recipient, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

10. InvestIn shall ensure that all subscription funds received from Purchasers on closing of the Offering be delivered and paid to the Corporation, in trust.

11. This Agreement shall enure to the benefit of, be binding upon, the parties and their respective successors (including successors by reason of amalgamation, merger, business combination or arrangement) and legal representatives and nothing expressed or mentioned in this Agreement is intended and shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

12. This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.

13. This Agreement shall be governed by and wholly construed and each of the parties' obligations shall be governed by the laws of the Province of Ontario. The courts of the Province of Ontario shall have exclusive and original jurisdiction in any action or proceeding brought under this Agreement or for the purpose of enforcing this Agreement or any provision of it and the parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario provided that nothing in this Agreement shall prevent the Corporation from commencing or maintaining an action or proceeding in such other jurisdiction as it may be advised for the purpose of enforcing its rights under this Agreement.

14. If any provision of this Agreement or the application of the provision to any circumstances shall be held to be invalid or unenforceable, then the remaining provisions of this Agreement or the application of them to other circumstances shall not be affected by the invalidity or unenforceability and shall be valid and enforceable to the fullest extent permitted by law.

15. If, any time or from time to time during or after the termination of this Agreement, any dispute, difference or questions (the "Dispute") arises between or among any of the parties, or any other persons interested in this Agreement, touching or concerning the construction, meaning or effect of this Agreement, or any provision in it, or the rights or obligations of the parties, or any other persons under this Agreement or otherwise, with respect to any provision of this Agreement, the dispute shall be submitted to and settled by arbitration and the decision of the arbitrator, appointed in the manner set out below, to deal with the dispute shall be accepted by all parties to the dispute and shall be final and binding upon the parties to the dispute. The arbitration shall be conducted by a single arbitrator agreed upon by the parties to the dispute. If, within five days after notice of the dispute has been given by one party to the other or others, the parties cannot agree on a single arbitrator, the arbitration shall be conducted by a single arbitrator appointed by a judge of the Ontario Superior Court on the application of any party with notice to the other or others. The arbitration shall be conducted in accordance with the provisions of the Arbitrations Act, 1991, (Ontario), its amending or successor legislation in force at the time of such dispute, difference or question. The decision or the arbitrator shall be final and binding on all of the parties to the dispute and on the Corporation and there shall be no appeal from the decision.

16. The parties hereto acknowledge that Groome is a party hereto for the limited purposes set forth in Section 4 hereof.

INVESTIN.COM SECURITIES CORP. (DELAWARE)


By: /s/  Laurence Briggs
Laurence Briggs, President


URBANA.CA, INC.


By: /s/ Jason Cassis
Jason Cassis, Chief Executive Officer


GROOME CAPITAL.COM INC.


Per: /s/  Donald Page
Donald Page, Vice President

                          SCHEDULE "A"

Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Applicable U.S. Securities Laws" means, collectively, all applicable federal and state securities laws in the United States including all "Blue Sky" laws, the United States Securities Act of 1933, as amended from time to time or any successor statute, and the United States Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules, regulations and orders of the Commission and the various state regulatory authorities promulgated or issued thereunder, including, without limitation, the securities laws, regulations, rules, rulings and orders of the United States Securities and Exchange Commission and the various state regulatory authorities applicable to broker dealers;

"Business Day" means any day other than a Saturday, Sunday or statutory or municipal holiday in the City of Toronto, Ontario, Canada;

"Closing Date" means the date on which the Offering is to be completed, being April 25, 2000 or such earlier or later date as Groome and the Corporation may agree;

"Common Share" or "Common Shares" means the current issued and outstanding common shares in the capital of the Corporation, the common shares issuable upon the exercise of the Special Warrants and Groome's Compensation Options, as the context requires;

"Corporation" means Urbana.ca, Inc.;

"Exchange" means the Over-the-Counter Bulletin Board in the United States;

"Including" means including without limitation;

"NASD" means the National Association of Securities Dealers, Inc.;

"Offering" means the Canadian Offering and U.S. Offering of
Special Warrants as detailed in the Term Sheet as annexed as Schedule "B" to this Agreement.

"Person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate whether incorporated or not, trustee, estate trustee, executor or other legal or personal representative, and governments and agencies and political subdivisions thereof;

"President's List" means in respect of this Agreement, those U.S. Persons identified by the Corporation as being on the specified list of subscribers by the Corporation and who are accredited investors within the meaning of Rule 501(a) under the 1933 Act.

"Purchasers" means, collectively, each of the purchasers of Special Warrants pursuant to the Offering;

"Special Warrants" means the Special Warrants of the Corporation;

"Survival Limitation Date" means the later of: (i) the second anniversary of the Closing Date; and (ii) the latest date under the Applicable Securities Laws relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material;

"Term Sheet" means the Term Sheet annexed as Schedule "B" to this Agreement;

"Time of Closing" means the time on the Closing Date at which the Offering is to be completed; and

"U.S. Person" has the meaning ascribed to such term in Regulation
S to the 1933 Act.

                           SCHEDULE "B"

                             [REVISED]
                             TERM SHEET

Urbana.ca, Inc.

Up to US$25,000,000
Private Placement Offering of Special Warrants


Issuer:
Urbana.ca, Inc. (the "Company")

Agent:
Groome Capital.com Inc. (the "Agent")

Sub-Agent:
InvestIN.com Securities Corp. (Delaware)

Offering:

The Company will issue up to 5,555,555 Special
Warrants at a price of US$4.50 per Special Warrant pursuant to a best-efforts offering by the Agent in Canada (the "Canadian Offering"). Of the 5,555,555
Special Warrants, a maximum of 1,777,777 Special
Warrants will be made available to subscribers on the President's List identified by the Company (the
"President's List"). Some or all of the Subscribers on the President's List may be resident in the U.S.
 The only U.S. residents who will be subscribing for Special Warrants will be persons on the President's
List in the United States as identified by the Company. To the extent that Special Warrants are sold to subscribers in the United States, the number of Special Warrants available for sale under the Canadian Offering will be correspondingly reduced.
The Sub-Agent shall be responsible for carrying out all administrative functions with respect to subscriptions obtained or received from persons in the United States as identified by the Company (the
"U.S. Offering"). Each Special Warrant will entitle the holder to receive, for no additional consideration, one Common Share and one half of one
Common Share Purchase Warrant.  Each whole Common
Share Purchase Warrant will entitle the holder to purchase one Common Share at a price of US$10.00 for a period of 24 months from the date of closing of this offering.

In connection with the Canadian Offering and the U.S. Offering, the Company will agree to use its best efforts to prepare and file, within 150 days following the date on which the Special Warrants are issued, a final prospectus (the "Prospectus") with the securities regulatory authorities in each Canadian jurisdiction in which the Special Warrants are sold (the "Qualifying Provinces") and to obtain receipts therefor qualifying the distribution of the Common Shares, Common Share Purchase Warrants and the Common Shares issuable on exercise of the Common
Share Purchase Warrants (the "Underlying
Securities") and to file an effective registration statement providing for the registration of the resale of the Common Shares issuable on the exercise of the Special Warrants and the Common Shares issuable upon the exercise of the Common Share
Purchase Warrants with the United States Securities and Exchange Commission and state regulatory authorities as applicable (an "Effective
Registration"). To the extent that Special Warrants are sold in the United States, the Company will make filings with federal and state securities regulatory authorities necessary and appropriate to secure exemptions from registration or qualification of such sale of the Special Warrants. The Company is under no obligation to accept a subscription for Special Warrants.

Amount:

Up to US$25,000,000 aggregate amount

Special Warrants:

The Special Warrants will be issued pursuant to a Special Warrant Agreement, which will provide that the Special Warrants will expire on the earlier of
(i) the 5th business day after the later of the day on which a receipt for the final Prospectus has been issued by the last of the securities commissions in each of the Qualifying Provinces and the date of an Effective Registration, or (ii) the first anniversary of the date on which the Special
Warrants are issued (the "Expiry Time").

The net proceeds from the sale of the Special
Warrants will be received by the Company at the closing of the Special Warrant transaction (expected to occur on or about April 25, 2000) subject to any required approvals from applicable authorities. If either an Effective Registration or a receipt for the final Prospectus is not received from the last of the securities commissions in each of the Qualifying Provinces by 5:00 p.m. (Toronto time) on the date which is 150 days following the issue of the Special Warrants, then from and after such date, each Special Warrant will entitle the holder thereof to acquire, without payment of additional consideration, 1.1 Common Shares and 0.55 Common
Share Purchase Warrants on the exercise or deemed exercise of the Special Warrant. Any Special
Warrants not exercised prior to the Expiry Time will be deemed to have been exercised immediately prior to the Expiry Time without any further action on the part of the holder or the Company.

Resale Restrictions:

The Common Shares will be subject to statutory resale restrictions in Canada if the Special
Warrants are exercised prior to the issuance of a receipt for a final Prospectus. In addition, the Special Warrants are subject to resale restrictions.

Shares Outstanding:

Pre-financing Basic             22, 048,293

Minimum Subscription Canadian Offering:

$150,000 for subscribers resident in or subject to the laws of Ontario and Quebec and $97,000 for subscribers resident in or subject to the laws of Alberta and British Columbia, or such other jurisdictions as may be agreed to by the Company and the Agent.

Use of Proceeds:

The Company intends to use the proceeds of the offering, after deducting expenses and fees, to fund operating deficits, research and development, joint venture agreements, acquisitions and working capital.

Dividend:

The Company has never paid dividends and does not intend to pay dividends on its Common Shares in the foreseeable future. The Company's current intention is to reinvest earnings to finance long-term growth.
Commission:

At the Closing of the Special Warrant transaction, the Agent shall be paid

(i) save as otherwise set forth below, a cash commission of 8.0% of the capital raised in respect of the Canadian Offering and a 4% fiscal advisory fee with respect to the capital raised in respect of the U.S. Offering provided that any fees paid by the Company, to an agent in connection with the U.S.
Offering shall correspondingly reduce the fiscal advisory fee payable to the Agent. The Agent shall receive a cash commission of 4% (as opposed to 8%) in respect of capital raised from persons identified in writing by the Issuer on the 'President's List;
and

(ii) Compensation Options equal to 10% of the units issued pursuant to the Offering, inclusive of the U.S. Offering.

Conditions Precedent to Closing:

The closing of the Special Warrant transaction will be contingent upon customary closing conditions, including without limitation, the execution of an agency agreement acceptable to Agent and the completion of due diligence activities by or on behalf of Agent.

Date of Closing:

April 25, 2000 or such other date as agreed by the Company and the Agent.

Note: These terms do not constitute any form of binding contract but rather are solely for the purpose of outlining those financial terms pursuant to which a definitive agreement may ultimately be entered into. The terms of any investment are contingent upon completion of due diligence to the satisfaction of Groome Capital.com Inc. The investment is also contingent upon, among other things, legal, technical, patent and market assessments, product review and negotiation of satisfactory closing documents, including without limitation the form of Special Warrant and an Agency Agreement containing covenants, representations and warranties.

                         EX-10.19

                SPECIAL WARRANT AGREEMENT

THIS SPECIAL WARRANT AGREEMENT is dated as of April 27, 2000

BETWEEN:

URBANA.CA, INC.., a body corporate incorporated in the State of Nevada, having an office at 22 Haddington Street, Cambridge,
Ontario, N1R 3B9

(the "Company" )

A N D:

PACIFIC CORPORATE TRUST COMPANY, a trust company incorporated under the laws of British Columbia, located at located at #830-
625 Howe Street, Vancouver, British Columbia, V6C 3B8

(the "Trustee")

WHEREAS:

A. Pursuant to the Agency Agreement (hereinafter defined), the Company proposes to issue special warrants (the "Special Warrants") in Canada and pursuant to an Administration and Services Agreement (hereinafter defined) to issue Special Warrants in the Unite States each exercisable by the holder on the terms set out in this Agreement into securities of the Company as described in this Agreement;

B. All acts and deeds necessary have been done and performed to make the Special Warrants, when issued as provided in this Agreement, together with the Unit Warrants (as defined below), legal, valid and binding upon the Company with the benefits and subject to the terms of this Agreement; and

C. The foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein, the parties agree as follows:

                           ARTICLE 1
               DEFINITIONS AND INTERPRETATION

1.1  Definitions

In this Agreement, unless otherwise specified:

(a) "Administration and Services Agreement" means the administration and services agreement dated as of April 10, 2000 between the Company and InvestIn;

(b) "Agency Agreement" means the agency agreement dated as of April 10, 2000, between the Company and the Agent relating to the offering of Special Warrants;

(c)  "Agent" means Groome Capital.com Inc.;

(d) "Applicable Legislation" means the provisions of the Company Act (British Columbia) as from time to time amended, and any statute of Canada or its provinces and the regulations under those statutes relating to trust agreements or the rights, duties or obligations of corporations and trustees under trust agreements as are from time to time in force and applicable to this Agreement;

(e) "Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Commissions and the securities legislation and policies of each other relevant jurisdiction in Canada, U.S. Securities Laws and the applicable rules, regulations and policies of the Exchange;

(f) "B.C. Act" means the Securities Act (British Columbia), as amended;

(g) "Business day" means a day that is not a Saturday, Sunday, or civic or statutory holiday in British Columbia;

(h)  "Closing" means the closing of the Private Placement;

(i) "Closing Date" means April 27, 2000, or such other date as may be mutually agreed upon between the Company and the Agent;

(j)  "Commissions" means the Alberta Securities Commission, the
British Columbia Securities Commission, the Ontario Securities
Commission, and the Commission de valeurs mobilie du Quebec
(Quebec Securities Commission);

(k) "Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Company; provided that if the exercise rights are subsequently adjusted or altered pursuant to section 7.7 or 7.8, "Common Shares" will thereafter mean the shares or other securities or property that a Special Warrantholder is entitled to on an exchange after the adjustment;

(l) "Company's auditors" means such firm of chartered accountants as may be duly appointed as the auditors of the Company;

(m)  "Convertible Security" means a security of the Company
(other than the Special Warrants) convertible into or exchangeable for or otherwise carrying the right to acquire
Common Shares;

(n) "Current Market Price" at any date means the average of the closing prices of the Common Shares at which the Common Shares have traded on the Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not quoted on the Exchange, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors and approved by the Trustee, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors and approved by the Trustee;

(o) "Director" means a director of the Company for the time being, and unless otherwise specified herein, "by the directors" means action by the directors of the Company as a board or, whenever duly empowered, action by any committee of such board;

(p) "Distribution" means the proposed issuance of Unit Shares and Unit Warrants to the holders of Special Warrants on the exercise or deemed exercise of the Special Warrants;

(q) "Dividends Paid in the Ordinary Course" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Company, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

(i) the lesser of 50% of the retained earnings of the Company as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12 month period ending immediately prior to the first day of such financial year; and

(ii) 100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12 month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recent audited financial statements of the Company);

(r)  "Effective Date" means the date of this Special Warrant Agreement;

(s) "Effective Registration" means the registration of the resale of the Unit Shares and the Common Shares issuable upon the exercise of the Warrants, effected by the filing of a Registration Statement in compliance with the 1933 Act and pursuant to rule 415 under the 1933 Act, or any successor rule providing for offering securities on a continuing basis and the declaration or order of effectiveness of such Registration Statement by the SEC under U.S. Securities Laws;

(t)  "Exchange" means the Over the Counter Bulletin Board in the
United States;

(u) "Exchange Number" means the number of Securities to be received by a Holder upon exercise or deemed exercise of the Special Warrants, as may be adjusted under the provisions of this Agreement;

(v) "Exercise Date" with respect to any Special Warrant means the earlier of the date on which the Special Warrant is duly surrendered in accordance with the provisions of sections 6.4 to
6.6 or the date of deemed exercise of the Special Warrants pursuant to section 6.12;

(w) "Exercise Period" means the period during which Investors may exercise the Special Warrants, commencing on the Closing Date and ending at 4:30 p.m. (Toronto time) on the day which is the earlier of:

(i)  the fifth business day after the Qualification Date; or

(ii)  the first anniversary of the date on which the Special
Warrants were issued;

(x)  "InvestIn" means InvestIn.com Securities Corp.;

(y) "Investor" or "Investors" means a purchaser or purchasers of Special Warrants under the Private Placement;

(z) "Person" means an individual, a corporation, a partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization and words importing persons have a similar meaning;

(aa)  "Private Placement" means the offering of the Special
Warrants pursuant to the Agency Agreement and as contemplated under the Administration and Services Agreement;

(ab) "Prospectus" means the (final) prospectus and any amendment thereto required to be filed with the Commissions pursuant to Applicable Securities Laws, in respect of the distribution in the Qualifying Provinces of the Unit Shares and Unit Warrants upon the exercise of the Special Warrants;

(ac) "Qualification Date" means the date which is the later of the date on which all of the Commissions have issued a receipt for the final Prospectus and the date of an Effective
Registration Statement;

(ad) "Qualification Deadline" means on or before 5:00 p.m. (Toronto time) on September 25, 2000, which is the first regular business day 150 days after the Closing, or such later date as may be approved by the Agent in its sole and absolute discretion by written notice to the Trustee not less than five business days prior to the expiry of such 150 day period;

(ae)  "Qualifying Provinces" means the Provinces of Alberta,
British Columbia, Ontario and Quebec;

(af) "Receipts" means the receipts for the final Prospectus to be issued by the Commissions;

(ag) "Registration Statement" means a Registration Statement of the Company under the 1933 Act;

(ah) "Regulatory Authorities" means the Exchange and the Commissions;

(ai)  "SEC" means the United States Securities and Exchange
Commission;

(aj)  "Securities" means the Unit Shares and the Unit Warrants;

(ak)  "Shareholder" means a holder of record or one or more Common
Shares;

(al) "Special Resolution" has the meaning given in sections 11.12 and 11.15;

(am) "Special Warrants" means the special warrants authorized to be created by the Company under section 2.1 and issued and certified under this Agreement entitling the holder to acquire one Unit;

(an) "Special Warrant Certificates" means certificates evidencing Special Warrants, substantially in the form attached as Schedule
"A" to this Agreement, or such other form as may be approved under section 2.4;

(ao) "Special Warrant Agreement" means the special warrant agreement to be entered into on the Closing Date between the Company and the Trustee as trustee under the special warrant agreement pursuant to which the Special Warrants will be issued and governed;

(ap)  "Special Warrant Purchase Price" means US$1.25 per Special
Warrant;

(aq) "Special Warrantholders" or "Holders" means the registered holders of Special Warrants for the time being;

(ar) "Special Warrantholders' Request" means an instrument signed in one or more counterparts by Special Warrantholders holding, in the aggregate, not less than 25% of the aggregate number of Special Warrants then outstanding, requesting the Trustee to take some action or proceeding specified therein;

(as) "Subscription Funds" means the total subscription price for the Special Warrants;

(at) "Trading day" with respect to a stock exchange means a day on which the stock exchange is open for business;

(au) "Transfer Agent" means the transfer agent for the time being of the Common Shares;

(av) "Trustee" means Pacific Corporate Trust Company, or any lawful successor thereto including through the operation of section 13.8;

(aw) "Unit" means a unit of the Company issuable, for no additional consideration, upon the exercise or deemed exercise of the Special Warrants, each consisting of one Unit Share and one-half of one Unit Warrant, subject to adjustment as provided under Articles 7 and 8;

(ax) "Unit Shares" means the previously unissued Common Shares which are issuable as part of the Units upon exercise or deemed exercise of the Special Warrants;

(ay) "Unit Warrants" means the share purchase warrants of the Company to be issued as part of the Units upon the exercise or deemed exercise of the Special Warrants, with each whole Unit Warrant entitling the holder to purchase one additional Common Share, at a price of US$5.00 per Common Share, at any time up to 4:30 p.m. (Toronto time) on the day which is 24 months from the Closing Date;

(az) "U.S. Securities Laws" means, collectively, all applicable federal and state laws in the United States, including all "Blue
Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases, and rulings of the SEC and any applicable state securities regulatory authorities;

(ba) "Warrant Certificates" means the certificates evidencing the Unit Warrants;

(bb)  "Warrant Record Date" means the date on which the Special
Warrants are exercised or deemed to be exercised in accordance with the Special Warrant Agreement;

(bc) "Warrant Share" means a Common Share issuable upon the exercise of one Unit Warrant;

(bd)  "Warrantholders" means the registered holders of the Unit
Warrants for the time being;

(be) "Written request of the Company" and "certificate of the Company" mean respectively a written request and certificate signed in the name of the Company by any one director or senior officer and may consist of one or more instruments so executed; and

(bf) "1933 Act" means the United States Securities Act of 1933, as amended.

1.2  Interpretation

For the purposes of this Agreement and unless otherwise provided or unless the context otherwise requires:

(a) "this Agreement", "this Special Warrant Agreement", "herein", "hereby" and similar expressions mean or refer to this Special Warrant Agreement and any agreement, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "section" or "subsection" followed by a number or letter mean and refer to the specified Article, section or subsection of this Agreement;

(b) words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(c) the division of this Agreement into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement;

(d) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(f) any capitalized term in this Agreement which is not defined in section 1.1 will have the meanings ascribed elsewhere in this Agreement; and

(g) in the event that any day on which the Exercise Period expires or on or before which any action is required to be taken hereunder is not a business day, then the Exercise Period will expire on or the action will be required to be taken on or before the next succeeding day that is a business day.

1.3  Schedules

The schedules attached to this Agreement are incorporated herein by reference.

1.4  Time of the Essence

Time is of the essence in this Agreement.

1.5  Applicable Law

This Agreement, the Special Warrant Certificates and the Warrant Certificates will be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, and will be treated in all respects as British Columbia contracts. The parties hereto agree to attorn to the courts thereof.

1.6  Currency

Except as otherwise stated, all dollar amounts herein are expressed in United States dollars.

1.7  Date of Issue

A Receipt shall conclusively be deemed to be issued on the date appearing on such Receipt as the Receipt's date.

                            ARTICLE 2
                   ISSUE OF SPECIAL WARRANTS

2.1  Issue of Special Warrants

A total of up to 20,000,000 Special Warrants, each of which entitles the Holder to acquire, without additional consideration, one Unit, subject to adjustment in accordance with Articles 7 and 8, are hereby created and authorized to be issued. Subject to section 2.2 and Articles 5 and 6, upon receipt by the Company of the Special Warrant Purchase Price for each Special Warrant purchased, the Company will execute and the Trustee will certify up to 20,000,000 Special Warrants.

2.2  Terms of Special Warrants

Subject to the provisions of Articles 5 and 6, each Special Warrant will entitle the holder thereof, upon exercise or deemed exercise at any time during the Exercise Period and without payment of any additional consideration, to be issued, subject to adjustment in accordance with Articles 7 and 8, one Unit.

2.3  Fractional Special Warrants

Notwithstanding any adjustments provided for in this Agreement, the Company shall not be required upon the exercise or deemed exercise of any Special Warrants to issue fractional Unit Shares in satisfaction of its obligations hereunder. Where a fractional
Unit Share, but for this section 2.3, would have been issued upon exercise of a Special Warrant, in lieu thereof there shall be paid to the holder an amount equal (rounded to the nearest
$0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of each respective Special Warrant Certificate, which payment shall be made within ten business days of such delivery.
 Notwithstanding the foregoing, the Company shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

2.4  Form of Special Warrant Certificates

Special Warrants will be issued in registered form only and will be evidenced only by Special Warrant Certificates, which will be substantially in the form attached as Schedule "A" or in such other form as may be approved by the Company, the Agent and the Trustee, will be dated as of the date of this Agreement (regardless of their actual dates of issue), and will bear such distinguishing letters and numbers as the Company will prescribe with the approval of the Trustee and will bear such legends as may be required under the Applicable Securities Laws and shall be issuable in any denomination excluding fractions.

2.5  Delivery of Special Warrant Certificates

The Special Warrant Certificates for the non U.S. Investors will be delivered to the Agent and for the U.S. Investors will be delivered to InvestIn on the Closing Date.

2.6  Issue in Substitution of Special Warrants

If any of the Special Warrant Certificates becomes mutilated, lost, destroyed or stolen (the "Old Certificate"), the Company, subject to applicable law and to section 2.7, will issue and the Trustee will certify and deliver a new Special Warrant Certificate of like date and tenor as the Old Certificate, upon surrender of, in place of and upon cancellation of the mutilated Old Certificate or in substitution for the lost, destroyed or stolen Old Certificate, and the substituted Special Warrant Certificate will be in a form approved by the Trustee and will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Special Warrant Certificates issued or to be issued under this Agreement.

2.7  Conditions for Replacement of Special Warrants

The applicant for the issue of a new Special Warrant Certificate pursuant to section 2.6 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company and to the Trustee in their sole discretion and the applicant may also be required to furnish an indemnity and surety bond or such security in amount and form satisfactory to them in their discretion, and will pay the reasonable charges of the Company and the Trustee in connection with the issue of the new Special Warrant Certificate.

2.8  Special Warrantholder not a Shareholder

Nothing in this Agreement or in the holding of a Special Warrant evidenced by a Special Warrant Certificate, or otherwise, will be construed as conferring upon a Special Warrantholder any right or interest whatsoever as a shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company or the right to receive any dividend and other distribution (except as provided in section 9.3).

2.9  Special Warrants to Rank Pari Passu

Each Special Warrant will rank pari passu with all other Special
Warrants, whatever may be the actual date of issue.

2.10  Signing of Special Warrants

The Special Warrant Certificates will be signed by any one of the directors or officers of the Company and need not be under the seal of the Company. The signatures of any of these directors or officers may be mechanically reproduced in facsimile and Special Warrant Certificates bearing those facsimile signatures will be binding upon the Company as if they had been manually signed by the directors or officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Special Warrant Certificate as a director or officer may no longer hold office at the date of the Special Warrant Certificate or at the date of certification or delivery thereof, any Special Warrant Certificate signed as aforesaid will, subject to section 2.11, be valid and binding upon the Company.

2.11  Certification by the Trustee

No Special Warrant Certificate will be issued or, if issued, will be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee in the form of the certificate set out in Schedule "A" hereto, and the certification by the Trustee upon any Special Warrant Certificate will be conclusive evidence as against the Company that the Special Warrant Certificate so certified has been duly issued under this Agreement and that the holder is entitled to the benefit of this Agreement.

2.12  Certification Not a Representation or Warranty

The certification of the Trustee on Special Warrant Certificates issued under this Agreement will not be construed as a representation or warranty by the Trustee as to the validity of this Agreement or of the Special Warrant Certificates (except the due certification thereof) and the Trustee will in no respect be liable or answerable for the use made of the Special Warrants or any of them or of the consideration therefor, except as otherwise specified in this Agreement.

                          ARTICLE 3
       EXCHANGE AND OWNERSHIP OF SPECIAL WARRANTS

3.1  Exchange of Special Warrant Certificates

Any Special Warrant Certificate representing a certain number of Special Warrants may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more Special
Warrant Certificates representing an equal aggregate number of Special Warrants.

3.2  Place for Exchange of Special Warrant Certificates

Special Warrants may be exchanged only at the principal transfer office of the Trustee in the city of Vancouver, Canada or at any other place that is designated by the Company with the Trustee's approval. Any Special Warrants tendered for exchange will be surrendered to the Trustee and cancelled. The Company will sign all Special Warrant Certificates necessary to carry out exchanges as aforesaid and those Special Warrant Certificates will be certified by or on behalf of the Trustee.

3.3  Charges for Exchange

For each Special Warrant Certificate exchanged, the Trustee, except as otherwise herein provided, will charge a reasonable sum for each new Special Warrant Certificate issued. The party requesting the exchange, as a condition precedent to such exchange, will pay such charges and will pay or reimburse the Trustee or the Company for all exigible transfer taxes or governmental or other similar transfer charges required to be paid in connection with such exchange.

3.4  Ownership of Special Warrants

The Company and the Trustee and their respective agents may deem and treat the holder of any Special Warrant as the absolute owner of that Special Warrant for all purposes, and the Company and the Trustee and their respective agents will not be affected by any notice or knowledge to the contrary except where so required by court order of a court of competent jurisdiction or by statute, concerning which the Company and the Trustee shall be entitled to rely upon advice from legal counsel. Subject to the provisions of this Agreement and applicable law, the holder of any Special Warrant will be entitled to the rights evidenced by that Special Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Units or monies obtainable pursuant thereto will be a good discharge to the Company and the Trustee for the same and neither the Company nor the Trustee will be bound to inquire into the title of any holder except where so required by court order or by statute, concerning which the Company and the Trustee shall be entitled to rely upon advice from legal counsel.

                          ARTICLE 4
             REGISTRAR AND TRANSFER AGENCIES

4.1  Appointment of Trustee as Registrar

The Company hereby appoints the Trustee as registrar of the Special Warrants. The Company may hereafter with the consent of the Trustee, appoint one or more other additional registrars of the Special Warrants.

4.2  Register

The Trustee shall maintain a register, at its principal transfer office in the city of Vancouver, in which will be entered the names and addresses of the Special Warrantholders and other particulars of the Special Warrants held by each of them respectively permitted by this Agreement.

4.3  Register to be Open for Inspection

The register referred to in section 4.2 will at all reasonable times be open for inspection by the Company by the Trustee and by any Special Warrantholder. The register required to be kept at the city of Vancouver will not be closed at any time.

4.4  List of Special Warrantholders

The Trustee will, when requested so to do by the Company, furnish the Company with a list of names and addresses of the Special
Warrantholders showing the number of Special Warrants held by each Special Warrantholder.

4.5  Obligations of Trustee

Except as required by law, neither the Trustee nor any other registrar nor the Company will be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Special Warrant.

                         ARTICLE 5
        TRANSFER OF SPECIAL WARRANT CERTIFICATES

5.1Transfer of Special Warrant Certificates

Subject to compliance with all applicable securities laws and requirements of regulatory authorities, including without limitation, any undertaking required to be given to the Exchange by the transferor and transferee, the holder of a Special Warrant may at any time and from time to time have the Special Warrants transferred by the Trustee in accordance with the conditions herein and such reasonable requirements as the Trustee may prescribe. Any such transfer shall be duly noted in the register of Special Warrants maintained by the Trustee. Upon compliance with the foregoing requirements, the Trustee shall issue to the transferee a Special Warrant Certificate representing the Special Warrants transferred. Compliance with all applicable securities laws and requirements of regulatory authorities shall be the Holder's responsibility and not that of the Trustee.

5.2  Validity of Transfer

No transfer of Special Warrants will be valid unless made by the holder or the holder's executors or administrators or other legal representatives or the holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the registrar, and upon compliance with such requirements as the registrar may prescribe.

                            ARTICLE 6
                   EXERCISE OF SPECIAL WARRANT

6.1  Exercise During Exercise Period

The holder of a Special Warrant Certificate may exercise the Special Warrants represented by the Special Warrant Certificate at any time and from time to time in whole or in part during the Exercise Period. Any such exercise, or any deemed exercise pursuant to section 6.12, will be subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with Applicable Securities Laws.

6.2  Noice of Qualification Date

If the Qualification Date occurs during the Exercise Period, the Company will forthwith give notice of such occurrence to the Trustee, together with copies of the Receipts. The notice will contain the certificate required under section 9.5.

6.3  Notice of Exercise Period

Upon receipt by the Trustee of the notice referred to in section
6.2, the Trustee will forthwith give notice to the Special
Warrantholders specifying the end of the Exercise Period and such information as may be needed, if any, to allow the Special
Warrantholders to acquire Units issuable upon the exercise or deemed exercise of Special Warrants.

6.4  Method of Exercise of Special Warrants

A Special Warrantholder may, during the Exercise Period, exercise the right under a Special Warrant to acquire a Unit by surrendering to the Trustee at its principal transfer office in the city of Vancouver or at any other place or places that may be designated by the Company with the approval of the Trustee, a certificate or certificates representing one Special Warrant for each Unit to be acquired, together with a fully completed and duly executed exercise form in the form attached to the Special Warrant Certificate.

6.5  Surrender of Special Warrants

Except as provided in section 6.12, the Special Warrants will only be deemed to have been surrendered upon personal delivery of the applicable Special Warrant Certificate(s) to, or if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee.

6.6  Completion and Execution of Exercise Form

Any exercise form referred to in section 6.4 will be signed by the Special Warrantholder or the Special Warrantholder's executors or administrators, successors or other legal representatives or an attorney of the Special Warrantholder duly appointed by an instrument in writing satisfactory to the Trustee. The exercise form attached to the Special Warrant Certificate will be completed to specify the number of Special Warrants being exercised, and the address to which the certificates representing the Unit Shares and the Unit Warrants should be delivered if different from that appearing on the Special Warrant Certificate surrendered. If any of the Securities to be acquired are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder will pay, as a condition to the issue and delivery of the certificates evidencing the Securities, to the Trustee or to its agent, on behalf of the Company, all exigible transfer taxes or governmental or other charges required to be paid in respect of the transfer of the Special Warrants or Securities.

6.7  Resale Restriction Legends

If, at the time of exercise of the Special Warrants, there remain restrictions on resale under applicable securities legislation on the Securities acquired, the Company may, on the advice of counsel, endorse the certificates representing the Securities with respect to those restrictions, and prior to the issuance of any such certificates the Trustee shall consult with the Company to determine whether such endorsing or legending is required.

6.8  Effect of Exercise of Special Warrants

Upon exercise or deemed exercise of the Special Warrants and compliance by the Special Warrantholder with sections 6.4 to 6.7, subject to sections 6.10, 6.11 and 7.9, the holder of the Special Warrants will be entitled to receive, without further payment therefor, one Unit for each Special Warrant exercised, and the Trustee will cause the holder thereof to be entered forthwith on its register of shareholders as the holder of the Unit Shares as of the Exercise Date.

6.9  Delivery of Securities Upon Exercise of Special Warrants

Upon the due exercise of the Special Warrants as described in this Article 6, the Company will, within five business days after the Exercise Date, without charge therefor except as provided in section 6.6, forthwith cause to be mailed to the Holders at such person's address specified in the exercise form or, if not specified in the exercise form, then at the address recorded in the register of the Special Warrants, certificates for the appropriate number of Securities to which the Holder is entitled.

6.10  No Fractional Unit Shares

Notwithstanding any adjustments provided for in this Agreement, the Company shall not be required upon the exercise or deemed exercise of any Special Warrants to issue fractional Unit Shares in satisfaction of its obligations hereunder. Where a fractional Unit Share, but for this section 6.10, would have been issued upon exercise of a Special Warrant, in lieu thereof, there shall be paid to the holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the closing price of the Common Shares on the Exchange (or if the Common Shares are not then listed thereon on such other exchange on which the Common Shares are then listed or, if not listed on, in the over-the-counter market as designated by the directors) for the last trading day prior to the Exercise Date at the date of delivery of each respective certificate, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Company shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

6.11  Expiration of Special Warrants

The Special Warrants and the rights thereunder shall terminate and be of no further effect upon their exercise or deemed exercise.

6.12  Delivery of Securities Upon Deemed Exercise of Special
Warrants

If, immediately prior to the expiry of the Exercise Period, any Special Warrants have not been exercised by their Holders, such Special Warrants will be deemed to have been then exercised and surrendered by the Holder without any further action on the part of the Holder. In that event, subject to section 6.1, the Trustee will mail certificates evidencing the Securities issued upon such deemed exercise in the name of such Holder to the address of such Holder as recorded in the register of Special Warrants.

6.13  Accounting and Recording

The Trustee will promptly notify the Company in writing with respect to Special Warrants exercised. The Trustee will, within five business days of each Exercise Date, specify the particulars of the Special Warrants exercised which will include the name(s) and addresses of the Holders whose Special Warrants have been exercised and the Exercise Date.

6.14  Cancellation of Surrendered Special Warrants

All Special Warrant Certificates surrendered to the Trustee in accordance with the provisions of this Special Warrant Agreement will be cancelled by the Trustee and upon request therefor of the Company, the Trustee will furnish the Company with written confirmation of the Special Warrant Certificates so cancelled and the number of Securities which have been acquired pursuant to each.

                           ARTICLE 7
               ADJUSTMENT OF EXCHANGE NUMBER

7.1  Definitions

In this Article the terms "record date" and "effective date" means the close of business on the relevant date.

7.2  Adjustment of Exchange Number

The Exchange Number (or the number and kind of shares or securities to be received upon exercise in the case of sections
7.6 and 7.7) will be subject to adjustment from time to time in the events and in the manner provided in this Article.

7.3  Share Reorganization

If and whenever at any time from the date hereof during the Exercise Period the Company:

(a)  issues to all or substantially all the holders of the Common
Shares, by way of a stock dividend or other distribution, other than Dividends Paid in the Ordinary Course, Common Shares or
Convertible Securities; or

(b)  subdivides, redivides or changes its outstanding Common
Shares into a greater number of shares; or

(c)  combines, consolidates or reduces its outstanding Common
Shares into a smaller number of shares,

(any of those events being a "Share Reorganization"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(i)  the numerator of which will be the number of Common
Shares outstanding after giving effect to the Share
Reorganization; and

(ii)  the denominator of which will be the number of Common
Shares outstanding on the record date before giving effect to the Share Reorganization.

For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section 7.3 there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities (which, for greater certainty, includes the unexercised Special Warrants and the Unit Warrants issuable upon exercise of those Special Warrants).

7.4  Rights Offering

If and whenever at any time during the Exercise Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or Convertible Securities) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(ii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

7.5  Special Distribution

If and whenever at any time from the date hereof during the Exercise Period the Company issues or distributes to all or substantially all the holders of Common Shares:

(a) shares of any class other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares;

(b) rights, options or warrants other than Unit Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution;

(c)  evidences of indebtedness; or

(d) any other assets including shares of other corporations (excluding cash dividends that Special Warrantholders receive under section 9.3) and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering,

(any of those events being a "Special Distribution"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(e) the numerator of which will be the product of (A) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Special Warrantholders would be entitled to receive upon exercise of all their outstanding Special Warrants and Unit Warrants if they were exercised on the record date and (B) the Current Market Price thereof on that date; and

(f)  the denominator of which will be the product of:

(i) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Special Warrantholders would be entitled to receive upon exercise of all their outstanding Special Warrants and Unit
Warrants if they were exercised on the record date; and

(ii) the Current Market Price thereof on that date, less the aggregate fair market value, as determined by the board, whose determination, absent manifest error, will be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Common Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number will be readjusted to the Exchange Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

7.6  Capital Reorganization

If and whenever at any time from the date hereof during the Exercise Period there is a reorganization of the Company not otherwise provided for in section 7.3 or a consolidation or merger or amalgamation of the Company with or into another body corporate or other entity including a transaction whereby all or substantially all of the Company's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), any Special Warrantholder who has not exercised his Special Warrants prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of his right at any time after the effective date of the Capital Reorganization, in lieu of the number of Securities to which he would have been entitled upon exercise of the Special Warrants, the aggregate number of shares or other securities or property of the Company, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he had been the holder of the number of Securities to which immediately before the transaction he was entitled upon exercise of the Special Warrants; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the holders of Special Warrants will thereafter be entitled to receive the number of shares or other securities or property of the Company, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in sections 7.2 to 7.8. If determined appropriate by the Trustee to give effect to or to evidence the provisions of this section 7.6, the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Special Warrant Agreement with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Special Warrant Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Special Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any agreement entered into between the Company and the Trustee pursuant to the provisions of this section 7.6 shall be a supplemental agreement entered into pursuant to the provisions of Article 12 hereof.
Any agreement entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Article 7 and which shall apply to successive reclassifications, reorganizations, amalgamations, consolidations, mergers, sales or conveyances.

7.7  Reclassification of Common Shares

If the Company reclassifies or otherwise change the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that holders of Special Warrants who exercise their rights thereafter will be entitled to receive such shares as they would have received had the Special Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in sections 7.3 to 7.8.

7.8  Exercise Rights Adjustment Rules

The following rules and procedures will be applicable to adjustments made pursuant to sections 7.3 to 7.7:

(a)  the adjustments and readjustments provided for in this
Article 7 are cumulative and subject to subsection 7.8(b), will apply (without duplication) to successive issues subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Special Warrants;

(b) no adjustment in the Exchange Number will be required unless the adjustment would result in a change of at least 1% in the Exchange Number then in effect provided however, that any adjustments that, except for the provisions of this subsection 7.8(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c) no adjustment in the Exchange Number will be made in respect of any event described in subsection 7.3(a) or sections 7.4 or
7.5 if the Special Warrantholders are entitled to participate in the event on the same terms mutatis mutandis as if they had exercised their Special Warrants immediately prior to the effective date or record date of the event;

(d) no adjustment in the Exchange Number will be made pursuant to any of sections 7.3 to 7.7 in respect of the issue of Common
Shares issuable from time to time as Dividends Paid in the Ordinary Course;

(e) if a dispute arises with respect to adjustments of the Exchange Number, the dispute will be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Trustee and all Special Warrantholders;

(f) if during the Exercise Period the Company takes any action affecting the Common Shares, other than actions described in this Article, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Company in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances; and

(g) if the Company sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights then no adjustment in the Exchange Number will be required by reason of the setting of the record date.

7.9  Postponement of Subscription

In any case where the application of any of sections 7.3 to 7.7 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Securities to which the Holder is entitled by reason of the increase of the Exchange Number but the Securities will be so issued and delivered to that holder upon completion of that event or period, with the number of those Securities calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Securities are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Securities.

7.10  Notice of Certain Events

Upon the occurrence of any event referred to in sections 7.3 to
7.8 that requires an adjustment or readjustment in the Exchange
Number, the Company will promptly thereafter:

(a) file with the Trustee a certificate of the Company specifying the particulars of the event giving rise to the adjustment or readjustment and, if determinable, the adjustment and setting forth in reasonable detail a computation of the adjustment including the method of computation and which certificate shall be supported by a certificate of the Company's auditors verifying such calculation; and

(b) give notice to the Special Warrantholders of the particulars of the event and, if determinable, the adjustment.

If notice has been given under this section 7.10 and the adjustment is not then determinable, the Company will promptly after the adjustment is determinable:

(c) file with the Trustee a computation of the adjustment together with a certificate of the Company's auditors verifying such calculation; and

(d)  give notice to the Special Warrantholders of the adjustment.

7.11  Protection of Trustee

The Trustee:

(a) will not at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment contemplated by sections 7.3 to 7.7, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment;

(b) is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

(c) is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 7; and

(d) will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants in this Agreement contained or any acts of the agents or servants of the Company.

7.12  Entitlement to Common Shares on Exercise of Special Warrant

All shares of any class or other securities which a Special Warrantholder is at the time in question entitled to receive on the exercise of its Special Warrant, whether or not as a result of adjustments made pursuant to this section, shall, for the purposes of the interpretation of this Agreement be deemed to be shares which such Special Warrantholder is entitled to acquire pursuant to such Special Warrant.

7.13  Proceedings Prior to Any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Special Warrants, including the number of Unit Shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Special Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

7.14  Notice of Special Matters

The Company covenants with the Trustee that, so long as any Special Warrant remains outstanding, it will give notice to the Trustee and to the Special Warrantholders of its intention to fix the record date for any event referred to in Article 7 which may give rise to any adjustment in the Exchange Number. Such notice shall specify the particulars of such event, to the extent determinable, any adjustment required and the computation of such adjustment and the record date for such event, provided that the Company shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each cash not less than fourteen days prior to such applicable record date. If any adjustment for which notice is given is not then determinable, the Company shall, promptly after such adjustment is determinable, give notice.

                            ARTICLE 8
              ADJUSTMENT OF NUMBER OF SECURITIES

8.1  Adjustment of Number of Securities

In the event that the Qualification Date has not occurred by the Qualification Deadline, the Special Warrantholder shall be entitled, upon exercise of the Special Warrant, to acquire 1.1 Unit Shares (rather than one Unit Share) and 0.55 Unit Warrants (rather than one-half of one Unit Warrant) for no additional consideration.

                           ARTICLE 9
                    RIGHTS AND COVENANTS

9.1  General Covenants of the Company

The Company covenants with the Trustee that so long as any Special Warrants remain outstanding and may be exchanged for the
Securities:

(a)  the Company will at all times maintain its corporate existence;

(b) the Company will reserve and keep available out of its authorized common stock a sufficient number of Common Shares for issuance upon the exercise of all outstanding Special Warrants and the exercise of all outstanding Unit Warrants including with respect to any adjustments required pursuant to Article 8;

(c) the Company will cause the Special Warrants and the Securities and the certificates representing the Special Warrants and the Securities to be duly issued in accordance with the Special Warrant Certificate and the terms of this Agreement;

(d) all Common Shares that will be issued by the Company upon exercise of the rights provided for in this Agreement will be issued as fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof and that upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding common stock of the Company are then listed or shall be eligible for inclusion in the Nasdaq National Market or the Nasdaq SmallCap Market if the other shares of outstanding common stock of the Company are so included;

(e) the Company will use its best efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Unit Shares and Warrant Shares) continue to be or are listed for trading on the Exchange and that it will use its commercial best efforts to list the Unit Shares, Warrant Shares and all other outstanding shares of its common stock on the NASDAQ National Market or if the Company does not meet the listing requirements of the NASDAQ National Market on the NASDAQ SmallCap Market as soon as possible after the Closing Date;

(f) it will use its reasonable best efforts to have an Effective Registration and to have the Receipts issued by the Commissions on or before the Qualification Deadline and will, in the event that either an Effective Registration is not filed or the Receipts are not issued on or before the Qualification Deadline, continue to use its reasonable best efforts to file an Effective Registration and / or obtain the Receipts thereafter, as the case may be. Moreover, the Company covenants that if any securities to be reserved for the purpose of the exercise of the Special Warrants or the exercise of the Unit Warrants require registration with, or approval of, any governmental authority under any U.S. Securities Laws before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and expeditiously as reasonably possible to endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "Blue Sky" security laws as applicable;

(g) the Company will maintain its status as a reporting issuer in the Qualifying Provinces and as a "reporting company" with a class of equity securities registered pursuant to section 12(g) of the United States Securities Act of 1934, as amended not in default of any reporting or filing requirements under U.S. Securities Laws;

(h) the Company will send a written notice to the Trustee and to each Special Warrantholder at the address of such Holder appearing in the register of Special Warrants maintained pursuant to this Agreement, of the filing of an Effective Registration and the issuance of the Receipts, together with a commercial copy of the Prospectus for those Holders in the Qualifying Provinces, as soon as practicable but, in any event, not later than five business days after the filing of the Effective Registration or the issuance of such Receipts, as the case may be, together with confirmation of any adjustment to the number of securities issuable pursuant to Article 8);

(i) the Company will generally well and truly perform and carry out all the acts or things to be done by it as provided in this Agreement or as the Trustee may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Agreement; and

(j) the Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Special Warrants or the issuance or delivery of any Common Shares or Unit Warrants upon the exercise of the Special Warrants.

9.2  Trustee's Remuneration and Expenses

The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services under this Agreement and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution hereof (including the reasonable compensation and the disbursements of counsel and all other advisers and assistants not regularly in its employ), both before any default under this Agreement and thereafter until all duties of the Trustee under this Agreement will be finally and fully performed, except any expense, disbursement or advance as may arise from the negligence or willful misconduct of the Trustee or of persons for whom the Trustee is responsible.

9.3  Right to Dividends or Distributions

If the Company pays a dividend or makes any distribution to all or substantially all of the holders of Common Shares or if the Company declares any dividend, or provides for any distribution, payable to all or substantially all the holders of Common Shares of record during the Exercise Period, the Company agrees that it will pay the same amount of such dividend or make the same distribution of cash, property or securities as a deposit to the Trustee, as if the Holders were the holders of the number of Common Shares that they are entitled to receive upon the exercise of the Special Warrants, and such payments or distributions shall be held and dealt with by the Trustee in accordance with the provisions of this Agreement.

9.4  Performance of Covenants by Trustee

If the Company fails to perform any of its covenants contained in this Agreement, the Trustee may notify the Special Warrantholders of the failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but will be under no obligation to do so or to notify the Special Warrantholders. All sums expended or advanced by the Trustee in so doing will be repayable as provided in section 9.2. No performance, expenditure or advance by the Trustee will be deemed to relieve the Company of any default under this Agreement.

9.5  Certificate of the Company

The Company will deliver to the Trustee, on the same date that it delivers the notice referred to in section 6.2 to the Trustee, or on the last day of the Exercise Period if the Qualification Date does not occur during the Exercise Period, a certificate indicating the Exchange Number as at that date and whether or not any dividends or distributions referred to in section 9.3 have been made.

9.6  Securities Qualification Requirements

(a) If, in the opinion of counsel, any instrument (not including a prospectus) is required to be filed with, or any permission is required to be obtained from any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Securities which a Special Warrantholder is entitled to acquire pursuant to the exercise of any Special Warrant may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Company covenants that it will take such required action.

(b) The Company or, if required by the Company, the Trustee will give notice of the issue of Securities pursuant to the exercise of Special Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue of Common Shares and the subsequent disposition of Securities so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.

                            ARTICLE 10
                            ENFORCEMENT

10.1  Suits by Special Warrantholders

All or any of the rights conferred upon a Special Warrantholder by the terms of a Special Warrant or of this Agreement may be enforced by the holder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holder of Special Warrants from time to time outstanding.

10.2  Immunity of Shareholders, Directors & Officers

The Trustee, and by their acceptance of the Special Warrant Certificates and as part of the consideration for the issue of the Special Warrants, the Special Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Company in their capacity as such, either directly or through the Company, relating to any obligations, representations, warranties and covenants under the Special Warrants or this Agreement, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Company. Accordingly, the obligations under the Special Warrants and this Agreement are not personally binding upon, nor will resort hereunder be had to, the private property of any of the past, present or future directors, officers, shareholders, employees or agents of the Company but only the property of the Company (or any successor corporation) will be bound in respect hereof. The protection afforded under this paragraph shall not extend to misrepresentations knowingly made.

10.3  Waiver of Default

Upon the happening of any default hereunder:

(a) the holders of not less than 51% of the Special Warrants then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution) by requisition in writing to instruct the Trustee to waive any default hereunder and the Trustee shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b) the Trustee shall have the power to waive any default hereunder upon such terms and conditions as the Trustee may deem advisable if, in the Trustee's opinion, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Trustee or of the Special Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Special Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

                          ARTICLE 11
             MEETINGS OF SPECIAL WARRANTHOLDERS

11.1  Right to Convene Meetings

The Trustee may at any time and from time to time and will, on receipt of a written request of the Company or of a Special Warrantholders' Request and upon being indemnified to its reasonable satisfaction by the Company or by the Special Warrantholders signing the Special Warrantholders' Request against the cost that may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Special Warrantholders. If, within 21 days after receipt of the written request of the Company or Special Warrantholders' Request and such indemnity has been given, the Trustee fails to give notice convening a meeting, the Company or the Special Warrantholders, as the case may be, may convene the meeting. Every meeting will be held in the City of Vancouver or at such other place as may be approved or determined by the Trustee.

11.2  Notice

At least 10 days' notice of any meeting will be given to the Special Warrantholders in the manner provided in section 14.2 and a copy of the notice will be sent by mail to the Trustee unless the meeting has been called by it, and to the Company unless the meeting has been called by it. Each notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Special Warrantholders to make a reasoned decision on the matter but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 14.

11.3  Chairman

A person, who need not be a Special Warrantholder, designated in writing by the Trustee will chair the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy will choose a person present to chair the meeting.

11.4  Quorum

With respect to the quorum required for a meeting of Special
Warrantholders:

(a) at any meeting of the Special Warrantholders a quorum will consist of Special Warrantholders present in person or by proxy and entitled to acquire at least 20% of the aggregate number of Special Warrants then outstanding, provided at least two persons entitled to vote thereat are personally present;

(b) if a quorum of the Special Warrantholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Special Warrantholders or on a Special Warrantholders' Request, will be dissolved; but, subject to section 11.12(b), in any other case the meeting will be adjourned to the same day in the next week (unless that day is not a business day, in which event the meeting will be reconvened on the next day that is a business day) at the same time and place and no notice need be given; and

(c) at the adjourned meeting, the Special Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 20% of the aggregate number of Special Warrants then outstanding.

11.5  Power to Adjourn

The chairman of any meeting at which a quorum of the Special Warrantholders is present may, with the consent of the meeting, adjourn the meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6  Show of Hands

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on an Special Resolution will be given in the manner provided in section 11.12(c). At any meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

11.7  Poll

On every Special Resolution, and on any other question submitted to a meeting upon which a poll is directed by the chairman or requested by one or more of the Special Warrantholders acting in person or by proxy and representing in the aggregate at least 5% of the aggregate number of Special Warrants then outstanding, a poll will be taken in such manner as the chairman will direct. Questions other than an Special Resolution will be decided by a majority of the votes cast on a poll.

11.8  Voting

On a show of hands every person who is present and entitled to vote, whether as a Special Warrantholder or as proxy for one or more absent Special Warrantholders or both, will have one vote. On a poll each Special Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Special Warrant then held by him. A proxy need not be a Special Warrantholder.

11.9  Regulations

The Trustee or the Company with the approval of the Trustee may from time to time make or vary such regulations as they will think fit:

(a) the setting of the record date for a meeting for the purpose of determining Special Warrantholders entitled to receive notice of and to vote at the meeting;

(b) for the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Trustee stating that the Special Warrants specified therein have been deposited with the depository by a named person and will remain on deposit until after the meeting, which voting certificates will entitle the persons named therein to be present and vote at the meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at that meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in the voting certificates were the actual holders of the Special Warrants specified therein;

(c) for the deposit of voting certificates and/or instruments appointing proxies at such place and time as the Trustee, the Company or the Special Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d) for the deposit of voting certificates and/or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of the voting certificates and/or instruments appointing proxies to be sent by mail, cable, telex or other means of prepaid, transmitted, recorded communication before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)  for the form of instrument appointing a proxy; and

(f)  generally for the calling of meetings of Special
Warrantholders and the conduct of business thereat.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Except as the regulations may provide, the only persons who will be recognized at any meeting as the holders of any Special Warrants, or as entitled to vote or, subject to section 11.10, be present at the meeting in respect thereof, will be persons who are the registered holders of Special Warrants or their duly appointed proxies.

11.10  Company and Trustee may be Represented

The Company and the Trustee by their respective officers or directors, and the counsel to the Company and the Trustee may attend any meeting of the Special Warrantholders, but will have no vote as such.

11.11  Powers Exercisable by Special Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law the Special Warrantholders at a meeting will have the following powers exercisable from time to time by Special Resolution:

(a) power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Special Warrantholders and/or the Trustee in its capacity as trustee under this Agreement or on behalf of the Special Warrantholders against the Company, whether those rights arise under this Agreement or the Special Warrant certificates;

(b) power to direct or authorize the Trustee to enforce any of the covenants on the part of the Company contained in this Agreement or the Special Warrants or to enforce any of the rights of the Special Warrantholders in any manner specified in the Special Resolution or to refrain from enforcing any such covenant or right;

(c) power to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company contained in this Agreement or the Special Warrants or to enforce any of the rights of the Special Warrantholders except for a suit or action against the Company to compel payment to a Special Warrantholder in respect of monies owing to him in accordance with the provisions of section 9.3;

(d) power to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by the Special Warrantholder in connection therewith;

(e) power from time to time and at any time to remove the Trustee and appoint a successor trustee;

(f) power to amend, alter or repeal any special resolution previously passed or sanctioned by the Special Warrantholders;
and

(g) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

11.12  Meaning of "Special Resolution"

(a) The expression "Special Resolution" when used in this Agreement means, subject to the provisions in this subsection 11.12(b) and 11.12(c) and in sections 11.15 and 11.16 provided, a resolution proposed at a meeting of the Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 11 at which there are present in person or by proxy Special Warrantholders holding at least 20% of the aggregate number of Special Warrants then outstanding and passed by the affirmative votes of Special Warrantholders holding not less than two-thirds of the aggregate number of Special Warrants represented at the meeting.

(b) If, at any meeting called for the purpose of passing a Special Resolution, Special Warrantholders entitled to acquire at least 20% of the aggregate number of Special Warrants then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Special Warrantholders or on a Special Warrantholders' Request, will be dissolved; but in any other case it will stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice will be given of the time and place of the adjourned meeting in the manner provided in section 14.2. The notice will state that at the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in subsection 11.12(a) will be a Special Resolution within the meaning of this Agreement notwithstanding that Special Warrantholders entitled to acquire at least 20% of the aggregate number of Special Warrants then outstanding are not present in person or by proxy at the adjourned meeting.

(c) Votes on a Special Resolution will always be given on a poll and no demand for a poll on a Special Resolution will be necessary.

11.13  Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Special Warrantholders by Special Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of the powers from time to time will not be deemed to exhaust the right of the Special Warrantholders to exercise that power or those powers or combination of powers then or any other power or powers or combination of powers thereafter from time to time.

11.14  Minutes

Minutes of all resolutions and proceedings at every meeting of Special Warrantholders convened and held pursuant to this Article 11 will be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Company, and any such minutes, if signed by the chairman of the meeting at which resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Special Warrantholders, will be prima facie evidence of the matters as stated in the minutes and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

11.15  Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Special Warrantholders at a meeting held as provided in this Article 11 may also be taken and exercised by Special Warrantholders holding not less than two-thirds of the aggregate number of Special Warrants then outstanding by an instrument in writing signed in one or more counterparts by Special Warrantholders in person or by attorney duly appointed in writing and the expression "Special Resolution" when used in this Agreement will include an instrument so signed.

11.16  Binding Effect of Resolutions

Every resolution and every Special Resolution passed in accordance with the provisions of this Article 11 at a meeting of Special Warrantholders will be binding upon all the Special Warrantholders, whether present at or absent from the meeting, and every instrument in writing signed by Special Warrantholders in accordance with section 11.15 will be binding upon all the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every resolution and instrument in writing passed or executed in accordance with these provisions.

11.17  Holdings by Company Disregarded

In determining whether the requisite number of Special Warrantholders are present for the purpose of obtaining a quorum or have voted or consented to any resolution, Special Resolution, consent, waiver, Special Warrantholders' Request or other action under this Agreement, Special Warrants owned by the Company or any subsidiary of the Company will be deemed to be not outstanding.

                          ARTICLE 12
         SUPPLEMENTAL AGREEMENTS AND SUCCESSOR COMPANIES

12.1  Provision for Supplemental Agreements for Certain Purposes

From time to time the Company (when authorized by action of the directors) and the Trustee may, subject to the provisions hereof, and they will, when so directed hereby, execute and deliver by their proper officers, agreements or instruments supplemental to this Agreement, which thereafter will form part of this Agreement, for any one or more or all of the following purposes:

(a) setting forth any adjustments resulting from the application of the provisions of Article 7;

(b) adding to the provisions of this Agreement such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not in the opinion of counsel to the Trustee prejudicial to the interest of the Special Warrantholders as a group;

(c) giving effect to any Special Resolution passed as provided in Article 11;

(d) making provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising under this Agreement provided that the provisions are not, in the opinion of counsel to the Trustee, prejudicial to the interests of the Special Warrantholders as a group;

(e) adding to or altering the provisions of this Agreement in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrants, and making any modification in the form of the Special Warrants that does not affect the substance of the Special Warrants;

(f) modifying any of the provisions of this Agreement or relieving the Company from any of the obligations, conditions or restrictions contained in this Agreement, provided that no such modification or relief will be or become operative or effective if in the opinion of counsel to the Trustee the modification or relief impairs any of the rights of the Special Warrantholders, as a group, or of the Trustee, and provided that the Trustee may in its uncontrolled discretion decline to enter into any supplemental agreement which in its opinion may not afford adequate protection to the Trustee when the such supplemental agreement becomes operative; and

(g) for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective provisions, errors or omissions in this Agreement, provided that in the opinion of counsel to the Trustee the rights of the Trustee and the Special Warrantholders, as a group, are in no way prejudiced thereby.

12.2  Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) will be bound by the provisions of this Agreement and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Agreement to be performed by the Company and, if requested by the Trustee, the successor corporation will, by supplemental agreement satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

                          ARTICLE 13
                   CONCERNING THE TRUSTEE

13.1  Trust Agreement Legislation

If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail. The Company and the Trustee agree that each will at all times, in relation to this Agreement and any action to be taken under this Agreement, observe and comply with and be entitled to the benefits of Applicable Legislation.

13.2  Rights and Duties of Trustee

The rights and duties of the Trustee are as follows:

(a) in the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Trustee will act honestly and in good faith with a view to the best interests of the Special Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. In the absence of negligence or fraud, the Company shall indemnify and save harmless the Trustee from all loss, costs or damages it may suffer in administering the trusts of this Agreement. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own negligence or fraud;

(b) the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Special Warrantholders under this Agreement will be conditional upon the Special Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue the act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as required in this subsection 13.2(b);

(c) The Trustee may, before commencing action or proceeding, or at any time during the continuance thereof, require the Special Warrantholders at whose instance it is acting to deposit with the Trustee the Special Warrant Certificates held by them, for which Special Warrant Certificates the Trustee will issue receipts; and

(d) Every provision of this Agreement that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Applicable
Legislation, of this  section 13.2 and of section 13.3.

13.3  Evidence, Experts and Advisers

(a) In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company will furnish to the Trustee such additional evidence of compliance with any provision of this Agreement, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Company.

(b) In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision of this Agreement or of Applicable Legislation or pursuant to a request of the Trustee provided that the Trustee examines the evidence and determines that the evidence complies with the applicable requirements of this Agreement.

(c) Whenever Applicable Legislation requires that evidence referred to in subsection 13.3(a) be in the form of a statutory declaration, the Trustee may accept a statutory declaration in lieu of a certificate of the Company required by any provision of this Agreement. Any such statutory declaration may be made by one or more of the officers or directors of the Company.

(d) The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties under this Agreement and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct on the part of any of them.

(e) The Trustee may, as a condition precedent to any action to be taken by it under this Agreement, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

(f) Proof of the execution of an instrument in writing, including a Special Warrantholders' Request, by any Special Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledges to the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

13.4  Securities, Documents and Monies Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any of the Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, The Toronto-Dominion Bank, the Royal Bank of Canada and the Hongkong Bank of Canada or deposited for safekeeping with any of those Canadian chartered banks. Unless otherwise expressly provided in this Agreement, any monies held pending the application or withdrawal thereof under any provision of this Agreement, may be deposited in the name of the Trustee in any of the foregoing Canadian chartered banks at the rate of interest then current on similar deposits or, with the consent of the Company may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of or guaranteed by any of the foregoing Canadian chartered banks or loan or trust companies. All interest or other income received by the Trustee in respect of such deposits and investments will belong to the Company.

13.5  Action by Trustee to Protect Interests

The Trustee will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of Special Warrants.

13.6  Trustee not Required to Give Security

The Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers of this Agreement or otherwise in respect of the premises.

13.7  Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee will not be liable for or by reason of any representations, statements of fact or recitals in this Agreement or in the Special Warrants (except the representation contained in section 13.9 or in the certificate of the Trustee on the Special Warrants) or required to verify the same, but all those statements or recitals are and will be deemed to be made by the Company;

(b) nothing in this Agreement will impose any obligation on the Trustee to see to or to require evidence of the registration (or filing or renewal thereof) of this Agreement or any instrument ancillary or supplemental to this Agreement;

(c) the Trustee will not be bound to give notice to any person or persons of the execution of this Agreement;

(d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Company; and

(e) the Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless it shall have been required to do so under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

13.8  Replacement of Trustee

(a) The Trustee may resign its trust and be discharged from all further duties and liabilities under this Agreement by giving to the Company not less than 90 days' notice in writing or such shorter notice as the Company may accept as sufficient. The Special Warrantholders by Special Resolution will have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as pursuant to this subsection 13.8(a) or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting under this Agreement, the Company will forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Special Warrantholders; failing that appointment by the Company the retiring Trustee or any Special Warrantholder may apply to a Justice of the Supreme Court of British Columbia, on such notice as the Justice may direct, for the appointment of a new Trustee; but any new Trustee so appointed the Company or by the Court will be subject to removal as aforesaid by the Special Warrantholders. Any new Trustee appointed under any provision of this section
13.8 will be a corporation authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the Applicable Legislation of any other Province, in that other Province. On any appointment the new Trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Agreement as Trustee without any further assurance, conveyance, act or deed; but there will be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same of the new Trustee.

(b) Upon the appointment of a new Trustee, the Company will promptly give notice to the Special Warrantholders of the new
Trustee.

(c) Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee will be the successor to the Trustee under this Agreement without any further act on its part or any of the parties hereto provided that the corporation would be eligible for appointment as a new Trustee under subsection 13.8(a).

(d) Any Special Warrants certified but not delivered by a predecessor Trustee may be certified by the new or successor
Trustee in the name of the predecessor or new or successor
Trustee.

13.9  Conflict of Interest

(a) The Trustee represents to the Company that at the time of the execution and delivery of this Agreement no material conflict of interest exists in the Trustee's role as a fiduciary under this Agreement and agrees that in the event of a material conflict of interest it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the same or resign its trust under this Agreement to a successor trustee approved by the Company and meeting the requirements set forth in section 13.8. Notwithstanding the foregoing provisions of this section 13.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Special Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(b) Subject to subsection 13.9(a), the Trustee, in its personal or any other capacity may buy, lend upon and deal in securities of the Company, may act as registrar and transfer agent for the Common Shares and trustee for the Unit Warrants under the Unit Warrant Agreement, and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company, all without being liable to account for any profit made thereby.

13.10  Acceptance of Trust

The Trustee hereby accepts the trusts declared and provided for in this Agreement, agrees to perform the same upon the terms and conditions set out in this Agreement and agrees to hold all rights, interests and benefits contained in this Agreement for and on behalf of those persons who become holders of Special Warrants from time to time issued pursuant to this Agreement.

13.11  Indemnity

Without limiting any protection or indemnity of the Trustee under any other provisions hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of the Agreement. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.

13.12  Survival on Termination

The indemnity of the Trustee provided for herein shall survive the termination of this Agreement and the rights and obligations of the parties hereunder.

13.13  Special Warrants Owned by the Company or its Subsidiaries

For the purpose of disregarding any Special Warrants owned legally or beneficially by the Company or any Subsidiary of the Company in Section 7.4, the Company shall provide to the Trustee, from time to time, a certificate of the Company setting forth as at the date of such certificate:

(a) the names (other than the name of the Company) of the registered holders of Special Warrants which, to the knowledge of the Company, are owned by or held for the account of the Company or any Subsidiary of the Company; and

(b) the number of Special Warrants owned legally or beneficially by the Company or any Subsidiary of the Company,

and the Trustee, in making the computations in Section 7.4, shall be entitled to rely on such certificate without any additional evidence.

                            ARTICLE 14
                              GENERAL

14.1  Notice to Company and Trustee

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement to the Company or the Trustee will be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by telecopy:

(i)  if to the Company:

Urbana.ca, Inc.
22 Haddington Street
Cambridge, Ontario N1R 2B9
Attention:  Jason Cassis
Telephone:  (519) 740-1343
Fax:        (519) 740-1190

with a copy to:

Maitland & Company
Barristers and Solicitors
700 - 625 Howe Street
Vancouver, B.C.   V6C 2T6
Attention:  Christopher D. Farber
Telephone:  (604) 681 -7474
Fax:        (604) 681 -3896

(ii)  if to the Trustee:

Pacific Corporate Trust Company
#830-625 Howe Street
Vancouver, B.C.  V6C 3B8
Attention:  Manager, Corporate Trust Department
Telephone:  (604) 689-9853
Fax:        (604) 689-8144

and any notice given in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by fax, at the time of transmission.

(b) The Company or the Trustee, as the case may be, may from time to time notify the other, in the manner provided above, of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of the Company or the Trustee, as the case may be, for all purposes of this Agreement.

(c) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Company under this Agreement could reasonably be considered unlikely to reach its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided above by mail or by fax and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by mail or by fax on the first business day following the date of the sending of the notice by the person giving the notice.

14.2  Notice to Special Warrantholders

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement to Special Warrantholders will be deemed to be validly given if the notice is sent by prepaid mail, addressed to the holder or delivered by hand or transmitted by fax (or so mailed to certain holders and so delivered to other holders and so faxed to other holders) at their respective addresses and fax number appearing on the register maintained by the Trustee and if in the case of joint holders of any Special Warrants more than one address or fax number appears on the register in respect of that joint holding, the notice will be addressed or delivered, as the case may be, only to the first address or fax number, as the case may be so appearing. The Trustee will give, in the same manner as for Special Warrantholders set out above, a copy of each such notice to Maitland & Company, Barristers & Solicitors, 700 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6 (Fax No.: (604) 681-3896) (Attention: Christopher D. Farber). Any notice so given will be deemed to have been given and received on the day of delivery by hand or fax, or on the next business day if delivered by mail.

(b) If, by reason of strike, lock-out or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in The Globe and Mail newspaper, or, in the event of a disruption in the circulation of that newspaper, once in the National Post, provided that in the case of a notice convening a meeting of the holders of Special Warrants, the Trustee may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Special Warrants or to comply with any applicable requirement of law or any stock exchange. Any notice so given will be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required). In determining, under any provision of this Agreement, the date when notice of any meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded.

14.3  Satisfaction and Discharge of Agreement

Upon the date which there shall have been delivered to the Trustee for exercise all Special Warrant Certificates certified hereunder and if all certificates representing Units will have been delivered to Special Warrantholders to the full extent of the rights attached to all Special Warrants theretofore certified under this Agreement and the monies to be paid under this Agreement have been paid, this Agreement will cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Company and upon delivery to the Trustee of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, the parties hereto will execute proper instruments acknowledging satisfaction of and
discharging this Agreement.   Notwithstanding the foregoing, the
indemnities provided to the Trustee by the Company shall remain in full force and effect and survive the termination of this Agreement.

14.4  Sole Benefit of Parties and Special Warrantholders

Nothing in this Agreement or in the Special Warrants, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Special Warrantholders any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

14.5  Counterparts and Formal Date

This Agreement may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and the counterparts together will constitute one and the same instrument and notwithstanding their date of execution will be deemed to bear the date as of April 27, 2000.

14.6  Successors

This Agreement shall enure to the benefit of, and be binding upon, the Company and the Trustee and their respective successors (including successors by reason of amalgamation, merger, business combination or arrangement) and legal representatives and nothing expresses or mentioned in this Agreement is intended and shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their proper officers in that behalf.

URBANA.CA, INC.


By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer


PACIFIC CORPORATE TRUST COMPANY

By: /s/  John Halse
John Halse, President


By: /s/  Marc Castonguay
Marc Castonguay, Vice President

                           EX-10.20

              SHARE PURCHASE WARRANT AGREEMENT

THIS SHARE PURCHASE WARRANT AGREEMENT is dated as of April 27,
2000

BETWEEN:

URBANA.CA, INC., a body corporate incorporated in the State of Nevada, having an office at 22 Haddington Street, Cambridge,
Ontario, N1R 1B9,

(the "Company");

A N D:

PACIFIC CORPORATE TRUST COMPANY, a Canadian trust company incorporated under the laws of British Columbia, located at 830-
625 Howe Street, Vancouver, British Columbia, V6C 3B8,

(the "Trustee");

WHEREAS:

A. Pursuant to the Agency Agreement (hereinafter defined), and in accordance with the provisions of the Special Warrant Agreement (hereinafter defined), the Company proposes to issue, upon the exercise or deemed exercise of the Special Warrants (hereinafter defined), share purchase warrants ("Unit Warrants") each exercisable by the holder on the terms set out in this Agreement into securities of the Company as described in this Agreement;

B. All acts and deeds necessary have been done and performed to make the Unit Warrants, when issued as provided in this Agreement, legal, valid and binding upon the Company with the benefits and subject to the terms of this Agreement; and

C. The foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein, the parties agree as follows:

                            ARTICLE 1
                DEFINITIONS AND INTERPRETATION

1.1  Definitions

In this Agreement, unless otherwise specified:

(a) "Agency Agreement" means the agency agreement dated as of April 10, 2000, between the Company and the Agent relating to the offering of Special Warrants;

(b)  "Agent" means Groome Capital.com Inc.;

(c) "Applicable Legislation" means the provisions of the Company Act (British Columbia) as from time to time amended, and any statute of Canada or its provinces and the regulations under those statutes relating to trust agreements or the rights, duties or obligations of corporations and trustees under trust agreements as are from time to time in force and applicable to this Agreement;

(d) "Applicable Securities Laws" means, collectively, the applicable securities laws of the Qualifying Provinces, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the Commissions and the securities legislation and policies of each other relevant jurisdiction in Canada, US Securities Laws and the applicable rules, regulations and policies of the Exchange;

(e) "Business day" means a day that is not a Saturday, Sunday, or civic or statutory holiday in British Columbia;

(f)  "Closing" means the closing of the Private Placement;

(g) "Closing Date" means April 27, 2000, or such other day as may be mutually agreed upon between the Company and the Agent;

(h)  "Commissions" means the Alberta Securities Commission, the
British Columbia Securities Commission, the Ontario Securities
Commission, and the Commission de valeurs mobilie du Quebec
(Quebec Securities Commission);

(i) "Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Company; provided that if the exercise rights are subsequently adjusted or altered pursuant to section 7.7 or 7.8, "Common Shares" will thereafter mean the shares or other securities or property that a Warrantholder is entitled to on an exchange after the adjustment;

(j) "Company's auditors" means such firm of chartered accountants as may be duly appointed as the auditors of the Company.

(k)  "Convertible Security" means a security of the Company
(other than the Special Warrants or Unit Warrants) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(l) "Current Market Price" at any date means the average of the closing prices of the Common Shares at which the Common Shares have traded on the Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not listed on the Exchange, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors and approved by the Trustee, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors and approved by the Trustee;

(m) "Director" means a director of the Company for the time being, and unless otherwise specified herein, "by the directors" means action by the directors of the Company as a board or, whenever duly empowered, action by any committee of such board;

(n) "Dividends Paid in the Ordinary Course" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Company, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

(i) the lesser of 50% of the retaining earnings of the Company as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12 month period ending immediately prior to the first day of such financial year; and

(ii) 100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12 month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recent audited financial statements of the Company);

(o)  "Effective Date" means the date of this Warrant Agreement;

(p)  "Exchange" means the Over the Counter Bulletin Board in the
United States;

(q) "Exchange Number" means the number of Warrant Shares to be received by a Holder upon exercise of the Unit Warrants, as may be adjusted under the provisions of this Agreement;

(r)  "Exercise Period" means the period during which a Unit
Warrant may be exercised, commencing on the date of issuance of the Unit Warrant and ending at 4:30 p.m. (Toronto time) on the day which is 24 months from the Closing Date;

(s) "Person" means an individual, a corporation, a partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization and words importing persons have a similar meaning;

(t)  "Private Placement" means the offering of the Special
Warrants pursuant to the Agency Agreement;

(u)  "Qualifying Provinces" means the Provinces of Alberta,
British Columbia, Ontario and Quebec;

(v)  "Regulatory Authorities" means the Exchange and the Commissions;

(w)  "SEC" means the United States Securities and Exchange Commission;

(x)  "Shareholder" means a holder of record or one or more Common Shares;

(y) "Special Resolution" has the meaning given in sections 10.12 and 10.15;

(z) "Special Warrants" means the special warrants authorized to be created by the Company and issued and certified under the Special Warrant Agreement entitling the holder to acquire one
Unit;

(aa) "Special Warrant Agreement" means the special warrant agreement, dated for reference April 27, 2000, entered into between the Company and the Trustee governing the Special
Warrants;

(ab) "trading day" with respect to a stock exchange means a day on which the stock exchange is open for business;

(ac) "Trustee" means Pacific Corporate Trust Company, or any lawful successor thereto including through the operation of section 12.8;

(ad) "Unit" means a unit of the Company issuable, for no additional consideration, upon the exercise or deemed exercise of the Special Warrants, each consisting of one Unit Share and one-half of one Unit Warrant, subject to adjustment as provided under Article 7;

(ae) "Unit Warrants" means the share purchase warrants of the Company to be issued as part of the Units upon the exercise or deemed exercise of the Special Warrants, with each whole Unit Warrant entitling the holder to purchase one additional Common Share, at a price of US$5.00 per Common Share, at any time up to 5:00 p.m. (Toronto time) on the day which is 24 months from the Closing Date;

(af) "U.S. Securities Laws" means, collectively, all applicable federal and state laws in the United States, including all "Blue
Sky" laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases, and rulings of the SEC and any applicable state securities regulatory authorities;

(ag) "Warrant Certificates" means the certificates evidencing the Unit Warrants, substantially in the form attached as Schedule "A" to this Agreement, or such other form as may be approved under section 2.4;

(ah) "Warrant Exercise Date" with respect to any Unit Warrant means the date of exercise of the Unit Warrants pursuant to section 6.3;

(ai) "Warrant Share" means a Common Share issuable upon the exercise of one Unit Warrant, subject to adjustment as provided in Article 7;

(aj) "Warrant Share Certificates" means the certificates evidencing the Warrant Shares;

(ak)  "Warrant Share Purchase Price" means US$5.00 per Warrant Share;

(al) "Warrantholders" or "Holders" means the registered holders of Unit Warrants for the time being;

(am) "Warrantholders' Request" means an instrument signed in one or more counterparts by Warrantholders holding, in the aggregate, not less than 25% of the aggregate number of Unit Warrants then outstanding, requesting the Trustee to take some action or proceeding specified therein; and

(an) "Written request of the Company" and "certificate of the Company" mean respectively a written request and certificate signed in the name of the Company by any one director or officer and may consist of one or more instruments so executed.

1.2  Interpretation

For the purposes of this Agreement and unless otherwise provided or unless the context otherwise requires:

(a) "this Agreement", "this Warrant Agreement", "herein", "hereby" and similar expressions mean or refer to this Warrant Agreement and any agreement, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "section" or "subsection" followed by a number or letter mean and refer to the specified Article, section or subsection of this Agreement;

(b) words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(c) the division of this Agreement into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement;

(d) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(f) any capitalized term in this Agreement which is not defined in section 1.1 will have the meanings ascribed elsewhere in this Agreement; and

(g) in the event that any day on which the Exercise Period expires or on or before which any action is required to be taken hereunder is not a business day, then the Exercise Period will expire on or the action will be required to be taken on or before the next succeeding day that is a business day.

1.3  Schedule

The schedule attached to this Agreement is incorporated herein by reference.

1.4  Time of the Essence

Time is of the essence in this Agreement.

1.5Applicable Law

This Agreement and the Warrant Certificates will be construed and enforced in accordance with the laws of the Province of British
Columbia and the laws of Canada applicable therein, and will be treated in all respects as British Columbia contracts.

1.6  Currency

Except as otherwise stated, all dollar amounts herein are expressed in U.S. dollars.

                            ARTICLE 2
                    ISSUE OF UNIT WARRANTS

2.1  Issue of Unit Warrants

A total of up to    whole Unit Warrants, each of which entitles
the holder to acquire one Common Share, at a price of US$5.00 each, are hereby created and authorized to be issued. Subject to section 2.2 and Articles 5 and 6, upon receipt by the Company of notice of exercise or deemed exercise of the Special Warrants in accordance with the provisions of the Special Warrant Agreement, the Company will execute and the Trustee will certify up to
Unit Warrants. Notwithstanding the foregoing, if the penalty provisions of Article 8 of the Special Warrant Agreement are effected, then the number of whole Unit Warrants referred to in
this section 2.1 shall be deemed to be    (rather than   ).

2.2  Terms of Unit Warrants

Subject to the provisions of Articles 5 and 6, each whole Unit Warrant will entitle the holder thereof, upon exercise at any time during the Exercise Period and payment to the Issuer of the Warrant Share Purchase Price by way of certified cheque or bank draft, to be issued, subject to adjustment in accordance with
Article 7, one Warrant Share.

2.3  Fractional Unit Warrants

Notwithstanding any adjustments provided for in this Agreement, the Company shall not be required upon the exercise of any Unit Warrants to issue fractional Warrant Shares in satisfaction of its obligations hereunder. Where a fractional Warrant Share, but for this section 2.3, would have been issued upon exercise of a Unit Warrant, in lieu thereof there shall be paid to the holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of each respective Warrant Certificate, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Company shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

2.4  Form of Warrant Certificates

Unit Warrants will be issued in registered form only and will be evidenced only by Warrant Certificates, which will be substantially in the form attached as Schedule "A" or in such other form as may be approved by the Company, the Agent and the Trustee, will be dated as of the Exercise Date (as defined in the Special Warrant Agreement), regardless of their actual dates of issue, and will bear such distinguishing letters and numbers as the Company will prescribe with the approval of the Trustee and will bear such legends as may be required under the Applicable Securities Laws and shall be issuable in any denomination excluding fractions.

2.5  Delivery of Warrant Certificates

The Warrant Certificates will be delivered to the Warrantholders in accordance with the provisions of the Special Warrant Agreement.

2.6  Issue in Substitution of Unit Warrants

If any of the Warrant Certificates becomes mutilated, lost, destroyed or stolen (the "Old Certificate"), the Company, subject to applicable law and to section 2.7, will issue and the Trustee will certify and deliver a new Warrant Certificate of like date and tenor as the Old Certificate, upon surrender of, in place of and upon cancellation of the mutilated Old Certificate or in substitution for the lost, destroyed or stolen Old Certificate, and the substituted Warrant Certificate will be in a form approved by the Trustee and will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued under this Agreement.

2.7  Conditions for Replacement of Unit Warrants

The applicant for the issue of a new Warrant Certificate pursuant to section 2.6 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company and to the Trustee in their discretion and the applicant may also be required to furnish an indemnity and surety bond or such security in amount and form satisfactory to them in their discretion, and will pay the reasonable charges of the Company and the Trustee in connection with the issue of the new Warrant Certificate.

2.8  Warrantholder not a Shareholder

Nothing in this Agreement or in the holding of a Unit Warrant evidenced by a Warrant Certificate, or otherwise, will be construed as conferring upon a Warrantholder any right or interest whatsoever as a shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company or the right to receive any dividend and other distribution.

2.9  Unit Warrants to Rank Pari Passu

Each Unit Warrant will rank pari passu with all other Unit
Warrants, whatever may be the actual date of issue.

2.10  Signing of Unit Warrants"

The Warrant Certificates will be signed by any one of the directors or officers of the Company and need not be under the seal of the Company. The signatures of any of these directors or officers may be mechanically reproduced in facsimile and Warrant Certificates bearing those facsimile signatures will be binding upon the Company as if they had been manually signed by the directors or officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as a director or officer may no longer hold office at the date of the Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid will, subject to section 2.11, be valid and binding upon the Company.

2.11  Certification by the Trustee

No Warrant Certificate will be issued or, if issued, will be valid for any purpose or entitle the Holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee in the form of the certificate set out in Schedule "A" hereto, and the certification by the Trustee upon any Warrant Certificate will be conclusive evidence as against the Company that the Warrant Certificate so certified has been duly issued under this Agreement and that the Holder is entitled to the benefit of this Agreement.

2.12  Certification Not a Representation or Warranty

The certification of the Trustee on Warrant Certificates issued under this Agreement will not be construed as a representation or warranty by the Trustee as to the validity of this Agreement or of the Warrant Certificates (except the due certification thereof) and the Trustee will in no respect be liable or answerable for the use made of the Unit Warrants or any of them or of the consideration therefor, except as otherwise specified in this Agreement.

                            ARTICLE 3
            EXCHANGE AND OWNERSHIP OF UNIT WARRANTS

3.1  Exchange of Warrant Certificates

Any Warrant Certificate representing a certain number of Unit
Warrants may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more Warrant Certificates representing an equal aggregate number of Unit Warrants.

3.2  Place for Exchange of Warrant Certificates

Unit Warrants may be exchanged only at the principal transfer office of the Trustee in the city of Vancouver, Canada or at any other place that is designated by the Company with the Trustee's approval. Any Unit Warrants tendered for exchange will be surrendered to the Trustee and canceled. The Company will sign all Warrant Certificates necessary to carry out exchanges as aforesaid and those Warrant Certificates will be certified by or on behalf of the Trustee.

3.3  Charges for Exchange

For each Warrant Certificate exchanged, the Trustee, except as otherwise herein provided, will charge if required by the Company a reasonable sum for each new Warrant Certificate issued. The party requesting the exchange, as a condition precedent to such exchange, will pay such charges and will pay or reimburse the Trustee or the Company for all exigible transfer taxes or governmental or other similar transfer charges required to be paid in connection with such exchange.

3.4  Ownership of Unit Warrants

The Company and the Trustee and their respective agents may deem and treat the holder of any Unit Warrant as the absolute owner of that Unit Warrant for all purposes, and the Company and the Trustee and their respective agents will not be affected by any notice or knowledge to the contrary except where so required by court order or by statute, concerning which the Company and the Trustee shall be entitled to rely upon advice from legal counsel. Subject to the provisions of this Agreement and applicable law, the holder of any Unit Warrant will be entitled to the rights evidenced by that Unit Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any Holder for the Warrant Shares or monies obtainable pursuant thereto will be a good discharge to the Company and the Trustee for the same and neither the Company nor the Trustee will be bound to inquire into the title of any Holder except where so required by court order or by statute, concerning which the Company and the Trustee shall be entitled to rely upon advice from legal counsel.

                            ARTICLE 4
                REGISTRAR AND TRANSFER AGENCIES

4.1  Appointment of Trustee as Registrar

The Company hereby appoints the Trustee as registrar of the Unit
Warrants. The Company may hereafter with the consent of the Trustee, appoint one or more other additional registrars of the Unit Warrants.

4.2  Register

The Trustee shall maintain a register, at its principal transfer office in the city of Vancouver, in which will be entered the names and addresses of the Warrantholders and other particulars of the Unit Warrants held by each of them respectively and of all transfers of Unit Warrants permitted by this Agreement.

4.3  Register to be Open for Inspection

The register referred to in section 4.2 will at all reasonable times be open for inspection by the Company by the Trustee and by any Warrantholder. The register required to be kept at the city of Vancouver will not be closed at any time.

4.4  List of Warrantholders

The Trustee will, when requested so to do by the Company, furnish the Company with a list of names and addresses of the Warrantholders showing the number of Unit Warrants held by each Warrantholder.

4.5  Obligations of Trustee

Except as required by law, neither the Trustee nor any other registrar nor the Company will be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Unit Warrant.

                           ARTICLE 5
            TRANSFER OF SPECIAL WARRANT CERTIFICATES

5.1  Transfer of Warrant Certificates

Subject to compliance with all applicable securities laws and requirements of regulatory authorities, including without limitation, any undertaking required to be given to the Exchange by the transferor and transferee, the holder of a Unit Warrant may at any time and from time to time have the Unit Warrants transferred by the Trustee in accordance with the conditions herein and such reasonable requirements as the Trustee may prescribe. Any such transfer shall be duly noted in the register of Unit Warrants maintained by the Trustee. Upon compliance with the foregoing requirements, the Trustee shall issue to the transferee a Warrant Certificate representing the Unit Warrants transferred. Compliance with all applicable securities laws and requirements of regulatory authorities shall be the Holder's responsibility and not that of the Trustee.

5.2  Validity of Transfer

No transfer of Unit Warrants will be valid unless made by the Holder or the Holder's executors or administrators or other legal representatives or the Holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the registrar, and upon compliance with such requirements as the registrar may prescribe.

                           ARTICLE 6
                   EXERCISE OF UNIT WARRANTS

6.1  Exercise During Exercise Period

The holder of a Warrant Certificate may exercise the Unit Warrants represented by the Warrant Certificate at any time and from time to time in whole or in part during the Exercise Period. Any such exercise will be subject to the Holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with Applicable Securities Laws.

6.2  Method of Exercise of Unit Warrants

A Warrantholder may, during the Exercise Period, exercise the right under a Unit Warrant to acquire a Warrant Share by surrendering to the Trustee at its principal transfer office in the city of Vancouver or at any other place or places that may be designated by the Company with the approval of the Trustee, a certificate or certificates representing one whole Unit Warrant for each whole Unit Warrant exercised, together with the full Warrant Share Purchase Price payable and a fully completed and duly executed exercise form in the form attached to the Unit Warrant Certificate.

6.3  Surrender of Unit Warrants

The Unit Warrants will only be deemed to have been surrendered upon personal delivery of the applicable Warrant Certificate(s) and accompanying documents to, or if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee.

6.4  Completion and Execution of Exercise Form

Any exercise form referred to in section 6.3 will be signed by the Warrantholder or the Warrantholder's executors or administrators, successors or other legal representatives or an attorney of the Warrantholder duly appointed by an instrument in writing satisfactory to the Trustee. The exercise form attached to the Warrant Certificate will be completed to specify the number of Unit Warrants being exercised and the address to which the Warrant Share Certificates should be delivered if different from that appearing on the Warrant Certificate surrendered. If any of the Warrant Shares to be acquired are to be issued to a person or persons other than the Warrantholder, the Warrantholder will pay, as a condition to the issue and delivery of the certificates evidencing the Warrant Shares, to the Trustee or to its agent, on behalf of the Company, all exigible transfer taxes or governmental or other charges required to be paid in respect of the transfer of the Unit Warrants or Warrant Shares.

6.5  Resale Restriction Legends

If, at the time of exercise of the Unit Warrants, there remain restrictions on resale under applicable securities legislation on the Warrant Shares acquired, the Company may, on the advice of counsel, endorse the certificates representing the Warrant Shares with respect to those restrictions, and prior to the issuance of any such certificates the Trustee shall consult with the Company to determine whether such endorsing or legending is required.

6.6  Effect of Exercise of Unit Warrants

Upon exercise of the Unit Warrants and compliance by the Warrantholder with sections 6.4 and 6.5 subject to sections 6.9,
6.10 and 7.9, the holder of the Unit Warrants will be entitled to receive, upon payment of the Warrant Share Purchase Price, one Warrant Share for each whole Unit Warrant exercised, subject to adjustment as provided in this Agreement, and the Trustee will cause the holder thereof to be entered forthwith on its register of shareholders as the holder of the Warrant Shares on the Warrant Exercise Date.

6.7  Delivery of Warrant Share Certificates

Upon the due exercise of the Unit Warrants as described in this
Article 6, the Company will, within five business days after the Warrant Exercise Date, without charge therefor except as provided in section 6.5, forthwith cause to be mailed to Holders at such person's address specified in the exercise form, or if not specified in the exercise form, then at the address recorded in the register of Unit Warrants, certificates for the appropriate number of Warrant Shares to which the Holder is entitled.

6.8  No Fractional Warrant Shares

Notwithstanding any adjustments provided for in this Agreement, the Company shall not be required upon the exercise of the Unit Warrants to issue fractional Warrant Shares in satisfaction of its obligations hereunder. Where a fractional Warrant Share, but for this section 6.9, would have been issued upon the exercise of a Unit Warrant, in lieu thereof, there shall be paid to the holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the closing price of the Common Shares on the Exchange (or if the Common Shares are not then listed thereon on such other exchange on which the Common Shares are then listed, or, if not listed on, in the over-the-counter market as designated by the directors) for the last trading day prior to the Warrant Exercise Date at the date of delivery of each respective certificate, which payment shall be made within ten business days of such delivery. Notwithstanding the foregoing, the Company shall not be required to make any payment, calculated as aforesaid, that is less than $5.00.

6.9  Expiration of Unit Warrants

The Unit Warrants and the rights thereunder shall terminate and be of no further effect upon their exercise and all rights under any Unit Warrant which have not been exercised prior to the expiry of the Exercise Period will cease and terminate and the Unit Warrant will be void and of no effect.

6.10Accounting and Recording

The Trustee will promptly notify the Company in writing with respect to Unit Warrants exercised. The Trustee will, within five business days of each Warrant Exercise Date, specify the particulars of the Unit Warrants exercised which will include the names and addresses of the Holders whose Unit Warrants have been exercised and the Warrant Exercise Date, and will deliver to the Company the Warrant Share Purchase Price.

6.11  Cancellation of Surrendered Unit Warrants

All Warrant Certificates surrendered to the Trustee in accordance with the provisions of this Agreement will be canceled by the Trustee and upon request therefor of the Company, the Trustee will furnish the Company with written confirmation of the Warrant Certificates so canceled and the number of Warrant Shares which could have been acquired pursuant to each.

                            ARTICLE 7
                ADJUSTMENT OF EXCHANGE NUMBER

7.1  Definitions

In this Article the terms "record date" and "effective date" means the close of business on the relevant date.

7.2  Adjustment of Exchange Number

The Exchange Number (or the number and kind of shares or securities to be received upon exercise in the case of sections
7.6 and 7.7) will be subject to adjustment from time to time in the events and in the manner provided in this Article.

7.3  Share Reorganization

If and whenever at any time from the date of issuance of the Unit
Warrants during the Exercise Period the Company:

(a)  issues to all or substantially all the holders of the Common
Shares, by way of a stock dividend or other distribution, other than Dividends Paid in the Ordinary Course, Common Shares or
Convertible Securities; or

(b)  subdivides, redivides or changes its outstanding Common
Shares into a greater number of shares; or

(c)  combines, consolidates or reduces its outstanding Common
Shares into a smaller number of shares,

(any of those events being a "Share Reorganization"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(d) the numerator of which will be the number of Common Shares outstanding after giving effect to the Share Reorganization; and

(e) the denominator of which will be the number of Common Shares outstanding on the record date before giving effect to the Share
Reorganization.

For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section 7.3 there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities (which, for greater certainty, includes the Warrant Shares issuable upon exercise of the Unit Warrants then outstanding).

7.4  Rights Offering

If and whenever at any time during the Exercise Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or Convertible Securities) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exchange Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Number in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 2.1(b)(ii) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will then be readjusted to the Exchange Number which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

7.5  Special Distribution

If and whenever at any time from the date of issuance of the Unit
Warrants during the Exercise Period the Company will issue or distribute to all or substantially all the holders of Common Shares:

(a) shares of any class other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares;

(b) rights, options or warrants other than Unit Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution;

(c)  evidences of indebtedness; or

(d) any other assets including shares of other corporations (excluding cash dividends that Warrantholders receive under section 8.3) and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering,

(any of those events being a "Special Distribution"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(e) the numerator of which will be the product of (A) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Warrantholders would be entitled to receive upon exercise of all their outstanding Unit Warrants if they were exercised on the record date and (B) the Current Market Price thereof on that date; and

(f)  the denominator of which will be the product of:

(i) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Special Warrantholders would be entitled to receive upon exercise of all their outstanding Special Warrants if they were exercised on the record date; and

(ii) the Current Market Price thereof on that date, less the aggregate fair market value, as determined by the board, whose determination, absent manifest error, will be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Common Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number will be readjusted to the Exchange Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

7.6  Capital Reorganization

If and whenever at any time from the date of issuance of the Unit Warrants during the Exercise Period there is a reorganization of the Company not otherwise provided for in section 7.3 or a consolidation or merger or amalgamation of the Company with or into another body corporate or other entity including a transaction whereby all or substantially all of the Company's undertaking and assets become the property of any other body corporate, trust, partnership or other entity (any such event being a "Capital Reorganization"), any Warrantholder who has not exercised his Unit Warrants prior to the effective date of the Capital Reorganization will be entitled to receive and will accept, upon the exercise of his right at any time after the effective date of the Capital Reorganization, in lieu of the number of Warrant Shares to which he would have been entitled upon exercise of the Unit Warrants, the aggregate number of shares or other securities or property of the Company, or the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he had been the holder of the number of Warrant Shares to which immediately before the transaction he was entitled upon exercise of the Unit Warrants; no Capital Reorganization will be carried into effect unless all necessary steps will have been taken so that the holders of Unit Warrants will thereafter be entitled to receive the number of shares or other securities or property of the Company, or of the continuing, successor or purchasing body corporate, trust, partnership or other entity, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in sections 7.2 to 7.8. If determined appropriate by the Trustee to give effect to or to evidence the provisions of this section 7.6, the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any agreement entered into between the Company and the Trustee pursuant to the provisions of this section 7.6 shall be a supplemental agreement entered into pursuant to the provisions of Article 11 hereof.
Any agreement entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Article 7 and which shall apply to successive reclassifications, reorganizations, amalgamations, consolidations, mergers, sales or conveyances.

7.7  Reclassification of Common Shares

If the Company reclassifies or otherwise changes the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that holders of Unit Warrants who exercise their rights thereafter will be entitled to receive such shares as they would have received had the Unit Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in sections 7.3 to 7.8.

7.8  Subscription Rights Adjustment Rules

The following rules and procedures will be applicable to adjustments made pursuant to sections 7.3 to 7.7:

(a)  the adjustments and readjustments provided for in this
Article 7 are cumulative and subject to subsection 7.8(b), will apply (without duplication) to successive issues subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Unit Warrants;

(b) no adjustment in the Exchange Number will be required unless the adjustment would result in a change of at least 1% in the Exchange Number then in effect provided however, that any adjustments that, except for the provisions of this subsection 7.8(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c) no adjustment in the Exchange Number will be made in respect of any event described in subsection 7.3(a) or sections 7.4 or
7.5 if the Warrantholders are entitled to participate in the event on the same terms mutatis mutandis as if they had exercised their Unit Warrants immediately prior to the effective date or record date of the event;

(d) no adjustment in the Exchange Number will be made pursuant to any of sections 7.3 to 7.7 in respect of the issue of Warrant
Shares issuable from time to time as Dividends Paid in the Ordinary Course;

(e) if a dispute arises with respect to adjustments of the Exchange Number, the dispute will be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Trustee and all Warrantholders;

(f) if and whenever at any time from the date hereof during the Exercise Period the Company takes any action affecting the Common Shares, other than actions described in this Article, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Company in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances; and

(g) if the Company sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights then no adjustment in the Exchange Number will be required by reason of the setting of the record date.

7.9  Postponement of Subscription

In any case where the application of any of sections 7.3 to 7.7 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Unit Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Warrant Shares to which the Holder is entitled by reason of the increase of the Exchange Number but the Warrant Shares will be so issued and delivered to that holder upon completion of that event or period, with the number of those Warrant Shares calculated on the basis of the Exchange Number on the Warrant Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Warrant Exercise Date deliver to the person or persons in whose name or names the Warrant Shares are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Warrant Shares.

7.10  Notice of Certain Events

Upon the occurrence of any event referred to in sections 7.3 to
7.8 that requires an adjustment or readjustment in the Exchange
Number, the Company will promptly thereafter:

(a) file with the Trustee a certificate of the Company specifying the particulars of the event giving rise to the adjustment or readjustment and, if determinable, the adjustment and setting forth in reasonable detail a computation of the adjustment including the method of computation and which certificate shall be supported by a certificate of the Company's auditors verifying such calculation; and

(b) give notice to the Warrantholders of the particulars of the event and, if determinable, the adjustment.

If notice has been given under this section 7.10 and the adjustment is not then determinable, the Company will promptly after the adjustment is determinable:

(c) file with the Trustee a computation of the adjustment together with a certificate of the Company's auditors verifying such calculation; and

(d)  give notice to the Warrantholders of the adjustment.

7.11  Protection of Trustee

The Trustee:

(a) will not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by sections 7.3 to 7.7, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment;

(b) is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Unit Warrant;

(c) is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Unit Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 7; and

(d) will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants in this Agreement contained or any acts of the agents or servants of the Company.

7.12  Entitlement to Common Shares on Exercise of Unit Warrant

All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Unit Warrant, whether or not as a result of adjustments made pursuant to this section, shall, for the purposes of the interpretation of this Agreement be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

7.13  Proceedings Prior to Any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Unit Warrants, including the number of Warrant Shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the Warrantholders are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

7.14  Notice of Special Matters

The Company covenants with the Trustee that, so long as any Unit Warrant remains outstanding, it will give notice to the Trustee and to the Warrantholders of its intention to fix the record date for any event referred to in Article 7 which may give rise to an adjustment in the Exchange Number. Such notice shall specify the particulars of such event, to the extent determinable, any adjustment required and the computation of such adjustment and the record date for such event, provided that the Company shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each cash not less than fourteen days prior to such applicable record date. If any adjustment for which notice is given is not then determinable, the Company shall, promptly after such adjustment is determinable, give notice.

                            ARTICLE 8
                      RIGHTS AND COVENANTS

8.1  General Covenants of the Company

The Company covenants with the Trustee that so long as any Unit
Warrants remain outstanding and may be exchanged for the Warrant
Shares:

(a)  the Company will at all times maintain its corporate existence;

(b) the Company will reserve and keep available out of its authorized common stock a sufficient number of Warrant Shares for issuance upon the exercise of all outstanding Unit Warrants including with respect to any adjustments required pursuant to
Article 7;

(c) the Company will cause the Warrant Shares and the certificates representing the Warrant Shares to be duly issued in accordance with the Warrant Certificate and the terms of this Agreement;

(d) all Warrant Shares that will be issued by the Company upon exercise of the rights provided for in this Agreement will be issued as fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof and that upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding common stock of the Company are then listed or shall be eligible for inclusion in the Nasdaq National Market or the Nasdaq SmallCap Market if the other shares of outstanding common stock of the Company are so included;

(e) the Company will use its best efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Warrant Shares) continue to be or are listed for trading on the Exchange and that it will use its commercial best efforts to list the Warrant Shares and all other outstanding shares of its common stock on the NASDAQ NATIONAL MARKET or if the Company does not meet the listing requirements of the NASDAQ National Market on the NASDAQ SmallCap Market as soon as possible after the Closing Date;

(f) the Company will maintain its status as a reporting issuer in the Qualifying Provinces and as a "reporting company" with a class of equity securities registered pursuant to section 12(g) of the United States Securities Act of 1934, as amended not in default of any reporting or filing requirements under U.S. Securities Laws;

(g) the Company will generally well and truly perform and carry out all the acts or things to be done by it as provided in this Agreement or as the Trustee may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Agreement; and

(h) the Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Special Warrants or the issuance or delivery of any Common Shares or Unit Warrants upon the exercise of the Special Warrants.

8.2  Trustee's Remuneration and Expenses

The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services under this Agreement and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution hereof (including the reasonable compensation and the disbursements of counsel and all other advisers and assistants not regularly in its employ), both before any default under this Agreement and thereafter until all duties of the Trustee under this Agreement will be finally and fully performed, except any expense, disbursement or advance as may arise from the negligence or willful misconduct of the Trustee or of persons for whom the Trustee is responsible.

8.3  Right to Dividends or Distributions

If the Company pays a dividend or makes any distribution to all or substantially all of the holders of Common Shares or if the Company declares any dividend, or provides for any distribution, payable to all or substantially all the holders of Common Shares of record the Exercise Period, the Company agrees that it will pay the same amount of such dividend of make same distribution of cash, property or securities as a deposit to the Trustee, as if the Holders were the holders of the number of Common Shares that they are entitled to receive upon exercise of the Unit Warrants, and such payments or distributions shall be held and dealt with by the Trustee in accordance with the provisions of this Agreement.

8.4  Performance of Covenants by Trustee

If the Company fails to perform any of its covenants contained in this Agreement, the Trustee may notify the Warrantholders of the failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but will be under no obligation to do so or to notify the Warrantholders. All sums expended or advanced by the Trustee in so doing will be repayable as provided in section 8.2. No performance, expenditure or advance by the Trustee will be deemed to relieve the Company of any default under this Agreement.

8.5  Securities Qualification Requirements

(a) If, in the opinion of counsel, any instrument (not including a prospectus) is required to be filed with, or any permission is required to be obtained from any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Warrant Shares which a Warrantholder is entitled to acquire pursuant to the exercise of any Unit Warrant may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Company covenants that it will take such required action.

(b) The Company or, if required by the Company, the Trustee will give notice of the issue of Warrant Shares pursuant to the exercise of Unit Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue and subsequent disposition of Warrant Shares so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.

                            ARTICLE 9
                           ENFORCEMENT

9.1  Suits by Warrantholders

All or any of the rights conferred upon a Warrantholder by the terms of a Unit Warrant or of this Agreement may be enforced by the holder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holder of Unit Warrants from time to time outstanding.

9.2  Immunity of Shareholders, Officers & Directors

The Trustee, and by their acceptance of the Warrant Certificates and as part of the consideration for the issue of the Unit Warrants, the Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Company in their capacity as such, either directly or through the Company, relating to any obligations, representations, warranties and covenants under the Unit Warrants or this Agreement, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Company. Accordingly, the obligations under the Unit Warrants and this Agreement are not personally binding upon, nor will resort hereunder be had to, the private properly of any of the past, present or future directors, officers, shareholders, employees or agents of the Company but only the property of the Company (or any successor corporation) will be bound in respect hereof. The protection afforded under this paragraph shall not extend to misrepresentations knowingly made.

9.3  Waiver of Default

Upon the happening of any default hereunder:

(a) the holders of not less than 51% of the Unit Warrants then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution) by requisition in writing to instruct the Trustee to waive any default hereunder and the Trustee shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b) the Trustee shall have the power to waive any default hereunder upon such terms and conditions as the Trustee may deem advisable if, in the Trustee's opinion, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Trustee or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

                           ARTICLE 10
                 MEETINGS OF WARRANTHOLDERS

10.1  Right to Convene Meetings

The Trustee may at any time and from time to time and will, on receipt of a written request of the Company or of a Warrantholders' Request and upon being indemnified to its reasonable satisfaction by the Company or by the Warrantholders signing the Warrantholders' Request against the cost that may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Warrantholders. If, within 21 days after receipt of the written request of the Company or Warrantholders' Request and such indemnity has been given, the Trustee fails to give notice convening a meeting, the Company or the Warrantholders, as the case may be, may convene the meeting. Every meeting will be held in the City of Vancouver or at such other place as may be approved or determined by the Trustee.

10.2  Notice

At least 10 days' notice of any meeting will be given to the Warrantholders in the manner provided in section 13.2 and a copy of the notice will be sent by mail to the Trustee unless the meeting has been called by it, and to the Company unless the meeting has been called by it. Each notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 10.

10.3  Chairman

A person, who need not be a Warrantholder, designated in writing by the Trustee will chair the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy will choose a person present to chair the meeting.

10.4  Quorum

With respect to the quorum required for a meeting of
Warrantholders:

(a) subject to the provisions of section 10.12, at any meeting of the Warrantholders a quorum will consist of Warrantholders present in person or by proxy constituting at least 20% of the aggregate number of Unit Warrants then outstanding, provided at least two persons entitled to vote thereat are personally present;

(b) if a quorum of the Warrantholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders' Request, will be dissolved; but, subject to section 10.12, in any other case the meeting will be adjourned to the same day in the next week (unless that day is not a business day, in which event the meeting will be reconvened on the next day that is a business day) at the same time and place and no notice need be given; and

(c) at the adjourned meeting, the Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 20% of the aggregate number of Unit Warrants then outstanding.

10.5  Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6  Show of Hands

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on an Special Resolution will be given in the manner provided in section 10.12. At any meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

10.7  Poll

On every Special Resolution, and on any other question submitted to a meeting upon which a poll is directed by the chairman or requested by one or more of the Warrantholders acting in person or by proxy and representing in the aggregate at least 5% of the aggregate number of Unit Warrants then outstanding, a poll will be taken in such manner as the chairman will direct. Questions other than an Special Resolution will be decided by a majority of the votes cast on a poll.

10.8  Voting

On a show of hands every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders or both, will have one vote. On a poll each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Unit Warrant then held by him. A proxy need not be a Warrantholder.

10.9  Regulations

The Trustee or the Company with the approval of the Trustee may from time to time make or vary such regulations as they will think fit:

(a) the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting;

(b) for the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Trustee stating that the Unit Warrants specified therein have been deposited with the depository by a named person and will remain on deposit until after the meeting, which voting certificates will entitle the persons named therein to be present and vote at the meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at that meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in the voting certificates were the actual holders of the Unit Warrants specified therein;

(c) for the deposit of voting certificates and/or instruments appointing proxies at such place and time as the Trustee, the Company or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d) for the deposit of voting certificates and/or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of the voting certificates and/or instruments appointing proxies to be sent by mail, cable, fax or other means of prepaid, transmitted, recorded communication before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)  for the form of instrument appointing a proxy; and

(f) generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Except as the regulations may provide, the only persons who will be recognized at any meeting as the holders of any Special Warrants, or as entitled to vote or, subject to section 10.10, be present at the meeting in respect thereof, will be persons who are the registered holders of Unit Warrants or their duly appointed proxies.

10.10  Company and Trustee may be Represented

The Company and the Trustee by their respective officers or directors, and the counsel to the Company and the Trustee may attend any meeting of the Warrantholders, but will have no vote as such.

10.11  Powers Exercisable by Special Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law the Warrantholders at a meeting will have the following powers exercisable from time to time by Special Resolution:

(a) power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders and/or the Trustee in its capacity as trustee under this Agreement or on behalf of the Warrantholders against the Company, whether those rights arise under this Agreement or the Unit Warrant certificates;

(b) power to direct or authorize the Trustee to enforce any of the covenants on the part of the Company contained in this Agreement or the Unit Warrants or to enforce any of the rights of the Warrantholders in any manner specified in the Special
Resolution or to refrain from enforcing any such covenant or right;

(c) power to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company contained in this Agreement or the Unit Warrants or to enforce any of the rights of the Warrantholders except for a suit or action against the Company to compel payment to a Warrantholder in respect of monies owing to him in accordance with the provisions of section 8.3;

(d) power to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by the Warrantholder in connection therewith;

(e) power from time to time and at any time to remove the Trustee and appoint a successor trustee;

(f) power to amend, alter or repeal any special resolution previously passed or sanctioned by the Warrantholders; and

(g) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

10.12  Meaning of "Special Resolution"

(a) The expression "Special Resolution" when used in this Agreement means, subject to the provisions in this subsection 10.12(b) and 10.12(c) and in sections 10.15 and 10.16 provided, a resolution proposed at a meeting of the Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 10 at which there are present in person or by proxy Warrantholders holding at least 20% of the aggregate of the Unit Warrants then outstanding and passed by the affirmative votes of Warrantholders holding not less than two-thirds of the aggregate number of Unit Warrants represented at the meeting and voted on the poll upon the resolution.

(b) If, at any meeting called for the purpose of passing a Special Resolution, Warrantholders entitled to acquire 51% of the aggregate number of Unit Warrants then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' Request, will be dissolved; but in any other case it will stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice will be given of the time and place of the adjourned meeting in the manner provided in section 13.2. The notice will state that at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in subsection 10.12(a) will be a Special Resolution within the meaning of this Agreement notwithstanding that Warrantholders holding at least 20% of the aggregate number of Unit Warrants then outstanding are not present in person or by proxy at the adjourned meeting.

(c) Votes on a Special Resolution will always be given on a poll and no demand for a poll on a Special Resolution will be necessary.

10.13 Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Warrantholders by Special Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of the powers from time to time will not be deemed to exhaust the right of the Warrantholders to exercise that power or those powers or combination of powers then or any other power or powers or combination of powers thereafter from time to time.

10.14  Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders convened and held pursuant to this Article 10 will be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Company, and any such minutes, if signed by the chairman of the meeting at which resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Warrantholders, will be prima facie evidence of the matters as stated in the minutes and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

10.15  Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 10 may also be taken and exercised by Warrantholders holding not less than two-thirds of the aggregate number of Unit Warrants then outstanding by an instrument in writing signed in one or more counterparts by Warrantholders in person or by attorney duly appointed in writing and the expression "Special Resolution" when used in this Agreement will include an instrument so signed.

10.16  Binding Effect of Resolutions

Every resolution and every Special Resolution passed in accordance with the provisions of this Article 10 at a meeting of Warrantholders will be binding upon all the Warrantholders, whether present at or absent from the meeting, and every instrument in writing signed by Warrantholders in accordance with section 10.15 will be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every resolution and instrument in writing passed or executed in accordance with these provisions.

10.17  Holdings by Company Disregarded

In determining whether the requisite number of Warrantholders are present for the purpose of obtaining a quorum or have voted or consented to any resolution, Special Resolution, consent, waiver, Warrantholders' Request or other action under this Agreement, Unit Warrants owned by the Company or any subsidiary of the Company will be deemed to be not outstanding.

                         ARTICLE 11
        SUPPLEMENTAL AGREEMENTS AND SUCCESSOR COMPANIES

11.1  Provision for Supplemental Agreements for Certain Purposes

From time to time the Company (when authorized by action of the directors) and the Trustee may, subject to the provisions hereof, and they will, when so directed hereby, execute and deliver by their proper officers, agreements or instruments supplemental to this Agreement, which thereafter will form part of this Agreement, for any one or more or all of the following purposes:

(a) setting forth any adjustments resulting from the application of the provisions of Article 7;

(b) adding to the provisions of this Agreement such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not in the opinion of counsel to the Trustee prejudicial to the interest of the Warrantholders as a group;

(c) giving effect to any Special Resolution passed as provided in Article 10;

(d) making provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising under this Agreement provided that the provisions are not, in the opinion of counsel to the Trustee, prejudicial to the interests of the Warrantholders as a group;

(e) adding to or altering the provisions of this Agreement in respect of the transfer of Unit Warrants, making provision for the exchange of Unit Warrants, and making any modification in the form of the Unit Warrants that does not affect the substance of the Unit Warrants;

(f) modifying any of the provisions of this Agreement or relieving the Company from any of the obligations, conditions or restrictions contained in this Agreement, provided that no such modification or relief will be or become operative or effective if in the opinion of counsel to the Trustee the modification or relief impairs any of the rights of the Warrantholders, as a group, or of the Trustee, and provided that the Trustee may in its uncontrolled discretion decline to enter into any supplemental agreement which in its opinion may not afford adequate protection to the Trustee when the such supplemental agreement becomes operative; and

(g) for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective provisions, errors or omissions in this Agreement, provided that in the opinion of counsel to the Trustee the rights of the Trustee and the Warrantholders, as a group, are in no way prejudiced thereby.

11.2  Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) will be bound by the provisions of this Agreement and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Agreement to be performed by the Company and, if requested by the Trustee, the successor corporation will, by supplemental agreement satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

                            ARTICLE 12
                     CONCERNING THE TRUSTEE

12.1  Trust Agreement Legislation

If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail. The Company and the Trustee agree that each will at all times, in relation to this Agreement and any action to be taken under this Agreement, observe and comply with and be entitled to the benefits of Applicable Legislation.

12.2  Rights and Duties of Trustee

The rights and duties of the Trustee are as follows:

(a) In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Trustee will act honestly and in good faith with a view to the best interests of the Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. In the absence of negligence or fraud, the Company shall indemnify and save harmless the Trustee from all loss, costs or damages it may suffer in administering the trusts of this Agreement. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own negligence or fraud;

(b) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders under this Agreement will be conditional upon the Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue the act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as required in this subsection 12.2(b);

(c) The Trustee may, before commencing action or proceeding, or at any time during the continuance thereof, require the Warrantholders at whose instance it is acting to deposit with the Trustee the Warrant Certificates held by them, for which Warrant
Certificates the Trustee will issue receipts; and

(d) Every provision of this Agreement that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Applicable
Legislation, of this  section 12.2 and of section 12.4.

12.3  Evidence, Experts and Advisers

(a) In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company will furnish to the Trustee such additional evidence of compliance with any provision of this Agreement, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Company.

(b) In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision of this Agreement or of Applicable Legislation or pursuant to a request of the Trustee, provided that the Trustee examines the evidence and determines that the evidence complies with the applicable requirements of this Agreement.

(c) Whenever Applicable Legislation requires that evidence referred to in subsection 12.3(a) be in the form of a statutory declaration, the Trustee may accept a statutory declaration in lieu of a certificate of the Company required by any provision of this Agreement. Any such statutory declaration may be made by one or more of the officers of the Company.

(d) The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties under this Agreement and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct on the part of any of them.

(e) The Trustee may, as a condition precedent to any action to be taken by it under this Agreement, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

(f) Proof of the execution of an instrument in writing, including a Warrantholder's Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledges to the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

12.4  Securities, Documents and Monies Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any of the Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, The Toronto-Dominion Bank, the Royal Bank of Canada and the Hongkong Bank of Canada or deposited for safekeeping with any of those Canadian chartered banks. Unless otherwise expressly provided in this Agreement, any monies held pending the application or withdrawal thereof under any provision of this Agreement, may be deposited in the name of the Trustee in any of the foregoing Canadian chartered banks at the rate of interest then current on similar deposits or, with the consent of the Company may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of or guaranteed by any of the foregoing Canadian chartered banks or loan or trust companies. All interest or other income received by the Trustee in respect of such deposits and investments will belong to the Company.

12.5  Action by Trustee to Protect Interests

The Trustee will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of Unit Warrants.

12.6  Trustee not Required to Give Security

The Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers of this Agreement or otherwise in respect of the premises.

12.7  Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee will not be liable for or by reason of any representations, statements of fact or recitals in this Agreement or in the Unit Warrants (except the representation contained in section 12.9 or in the certificate of the Trustee on the Unit Warrants) or required to verify the same, but all those statements or recitals are and will be deemed to be made by the Company;

(b) nothing in this Agreement will impose any obligation on the Trustee to see to or to require evidence of the registration (or filing or renewal thereof) of this Agreement or any instrument ancillary or supplemental to this Agreement;

(c) the Trustee will not be bound to give notice to any person or persons of the execution of this Agreement;

(d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Company; and

(e) the Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless it shall have been required to do so under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

12.8  Replacement of Trustee

(a) The Trustee may resign its trust and be discharged from all further duties and liabilities under this Agreement by giving to the Company not less than 90 days' notice in writing or such shorter notice as the Company may accept as sufficient. The Warrantholders by Special Resolution will have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as pursuant to this subsection 12.8(a) or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting under this Agreement, the Company will forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Warrantholders; failing that appointment by the Company the retiring Trustee or any Warrantholder may apply to a Justice of the Supreme Court of British Columbia, on such notice as the Justice may direct, for the appointment of a new Trustee; but any new Trustee so appointed the Company or by the Court will be subject to removal as aforesaid by the Warrantholders. Any new Trustee appointed under any provision of this section 12.8 will be a corporation authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the Applicable Legislation of any other Province, in that other Province. On any appointment the new Trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Agreement as Trustee without any further assurance, conveyance, act or deed; but there will be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same of the new Trustee.

(b) Upon the appointment of a new Trustee, the Company will promptly give notice to the Warrantholders of the new Trustee.

(c) Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee will be the successor to the Trustee under this Agreement without any further act on its part or any of the parties hereto provided that the corporation would be eligible for appointment as a new Trustee under subsection 12.8(a).

(d) Any Unit Warrants certified but not delivered by a predecessor Trustee may be certified by the new or successor
Trustee in the name of the predecessor or new or successor Trustee.

12.9  Conflict of Interest

(a) The Trustee represents to the Company that at the time of the execution and delivery of this Agreement no material conflict of interest exists in the Trustee's role as a fiduciary under this Agreement and agrees that in the event of a material conflict of interest it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the same or resign its trust under this Agreement to a successor trustee approved by the Company and meeting the requirements set forth in section 12.8. Notwithstanding the foregoing provisions of this section 12.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(b) Subject to subsection 12.9(a), the Trustee, in its personal or any other capacity may buy, lend upon and deal in securities of the Company, may act as registrar and transfer agent for the Common Shares and trustee for the Special Warrants under the Special Warrant Agreement, and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company, all without being liable to account for any profit made thereby.

12.10  Acceptance of Trust

The Trustee hereby accepts the trusts declared and provided for in this Agreement, agrees to perform the same upon the terms and conditions set out in this Agreement and agrees to hold all rights, interests and benefits contained in this Agreement for and on behalf of those persons who become holders of Unit Warrants from time to time issued pursuant to this Agreement.

12.11  Indemnity

Without limiting any protection or indemnity of the Trustee under any other provisions hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of the Agreement. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.

12.12  Survival on Termination

The indemnity of the Trustee provided for herein shall survive the termination of this Agreement and the rights and obligations of the parties hereunder.

12.13  Unit Warrants Owned by the Company or its Subsidiaries

For the purpose of disregarding any Unit Warrants owned legally or beneficially by the Company or any Subsidiary of the Company in Section 7.4, the Company shall provide to the Trustee, from time to time, a certificate of the Company setting forth as at the date of such certificate:

(a) the names (other than the name of the Company) of the registered holders of Unit Warrants which, to the knowledge of the Company, are owned by or held for the account of the Company or any Subsidiary of the Company; and

(b) the number of Unit Warrants owned legally or beneficially by the Company or any Subsidiary of the Company,

and the Trustee, in making the computations in Section 7.4, shall be entitled to rely on such certificate without any additional evidence.

                             ARTICLE 13
                               GENERAL

13.1  Notice to Company and Trustee

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement to the Company or the Trustee will be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by fax:

(i)  if to the Company:

Urbana.ca, Inc.
22 Haddington Street
Cambridge, Ontario N1R 1B9
Attention:  Jason Cassis
Telephone:  (519) 740-1343
Fax:        (519) 740-1190

with a copy to:

Maitland & Company
Barristers and Solicitors
700 - 625 Howe Street
Vancouver, B.C.   V6C 2T6
Attention:  Christopher D. Farber
Telephone:  (604) 681 -7474
Fax:        (604) 681 -3896

(ii)  if to the Trustee:

Pacific Corporate Trust Company
830-625 Howe Street
Vancouver, B.C.  V6C 3B8
Attention:  Marc Castonguay
Telephone:  (604) 689-9853
Fax:        (604) 689-8144

and any notice given in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by fax, at the time of transmission.

(b) The Company or the Trustee, as the case may be, may from time to time notify the other, in the manner provided above, of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of the Company or the Trustee, as the case may be, for all purposes of this Agreement.

(c) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Company under this Agreement could reasonably be considered unlikely to reach its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided above by cable, telegram, telex, fax or other means of prepaid, transmitted, or recorded communication and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, fax or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice by the person giving the notice.

13.2  Notice to Warrantholders

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement to Warrantholders will be deemed to be validly given if the notice is sent by prepaid mail, addressed to the holder or delivered by hand or transmitted by fax (or so mailed to certain holders and so delivered to other holders and so faxed to other holders) at their respective addresses and fax number appearing on the register maintained by the Trustee and if in the case of joint holders of any Unit Warrants more than one address or fax number appears on the register in respect of that joint holding, the notice will be addressed or delivered, as the case may be, only to the first address or fax number, as the case may be so appearing. The Trustee will give, in the same manner as for Warrantholders set out above, a copy of each such notice to Maitland & Company, Barristers & Solicitors, 700 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6 (fax no.: (604) 681-3896) (Attention:
Christopher D. Farber). Any notice so given will be deemed to have been given and received on the day of delivery by hand or fax, or on the next business day if delivered by mail.

(b) If, by reason of strike, lock-out or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in The Globe and Mail newspaper, or, in the event of a disruption in the circulation of that newspaper, once in the National Post provided that in the case of a notice convening a meeting of the holders of Unit Warrants, the Trustee may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Unit Warrants or to comply with any applicable requirement of law or any stock exchange. Any notice so given will be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required). In determining, under any provision of this Agreement, the date when notice of any meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded.

13.3  Satisfaction and Discharge of Agreement

Upon the date which there shall have been delivered to the Trustee for exercise all Unit Warrant Certificates certified hereunder and if all certificates representing Warrant Shares will have been delivered to Warrantholders to the full extent of the rights attached to all Unit Warrants theretofore certified under this Agreement and the monies to be paid under this Agreement have been paid, this Agreement will cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Company and upon delivery to the Trustee of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, the parties hereto will execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Trustee by the Company shall remain in full force and effect and survive the termination of this Agreement.

13.4  Sole Benefit of Parties and Warrantholders

Nothing in this Agreement or in the Unit Warrants, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Warrantholders any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

13.5  Counterparts and Formal Date

This Agreement may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and the counterparts together will constitute one and the same instrument and notwithstanding their date of execution will be deemed to bear the date as of April 27, 2000.

13.6  Successors

This Agreement shall enure to the benefit of, and be binding upon, the Company and the Trustee and their respective successors (including successors by reason of amalgamation, merger, business combination or arrangement) and legal representatives and nothing expresses or mentioned in this Agreement is intended and shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their proper officers in that behalf.

URBANA.CA, INC.


By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer


PACIFIC CORPORATE TRUST COMPANY

By: /s/  John Halse
John Halse, President


By: /s/  Marc Castonguay
Marc Castonguay, Vice President

                           EX-10.21

                       ESCROW AGREEMENT


THIS ESCROW AGREEMENT made as of the 27th day of April, 2000.

Between:

URBANA.CA, INC., of 22 Haddington Street, Cambridge, Ontario, N1R
2B9

And

GROOME CAPITAL.COM INC., of 900-20 Toronto Street, Toronto,
Ontario, M5C 2B8

And

PACIFIC CORPORATE TRUST COMPANY, of 625 Howe Street, Suite 830,
Vancouver, British Columbia V6C 3B8

WHEREAS:

A. The Company and the Agent wish to close the Offering and require in connection with such closing that 15% of the gross proceeds received from Canadian subscribers be placed in escrow and have requested the Trustee to act as the escrow agent;

B. The Agency Agreement requires that 15% of the gross proceeds received from non U.S. subscribers in the Offering are to be held by the Trustee on the terms and conditions of this Agreement as the same may be amended or supplemented from time-to-time; and

C. The Trustee has agreed to act as escrow agent and trustee under this Agreement;

THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants contained herein, the parties agree as follows:

                           Article 1
                        Interpretation

1.1  Definitions

As used in this Agreement, including in the recitals, the following terms have the following meanings:

"Agency Agreement" means the agreement dated effective April 10, 2000 made between the Company and the Agent relating to the Offering;

"Agent" means Groome Capital.com Inc.;

"Closing Date" means the first closing date of the issuance of the Special Warrants to be conducted as on one or more closings, the first at which shall be on April 27, 2000 or such other day as may be agreed between the Company and the Agent;

"Commissions" means the Securities Commissions of British
Columbia, Alberta, Ontario and Quebec;

"Company" means Urbana.ca, Inc.;

"Common Shares" means fully paid and non-assessable common shares with a par value of $0.001 per share in the capital of the Company;

"Distribution" means the issuance of Unit Shares and Warrants to the holders of Special Warrants on the exercise or deemed exercise of the Special Warrants;

"Effective Registration" means the registration of the resale of the Unit Shares and the Common Shares issuable upon the exercise of the Warrants pursuant to a Registration Statement filed in compliance with the United States Securities Act of 1933, as amended and the declaration or ordering of the effectiveness of such Registration Statement (the "Confirmation") by the United States Securities and Exchange Commission.

"Escrowed Funds" means the Holdback and all proceeds of investment and reinvestment thereof from time-to-time;

"Holdback" means 15% of the gross proceeds received from non U.S.
subscribers in the Offering on the Closing Date as set out in Schedule "A" hereto, being the sum of $158,997.94;

"Offering" means the Company's sale of up to 20,000,000 Special
Warrants to be effected through one or more closings;

"Prospectus" means, a prospectus, including any amendments thereto, which upon issuance of a receipt by each at the Commissions for the final prospectus will qualify the Distribution;

"Qualified Investments" means those investments in which the Escrowed Funds may be invested and reinvested in accordance with this Agreement, being short-term interest-bearing or discount obligations issued or guaranteed by the Government of Canada or other short-term investment-grade debt obligations as may be agreed to from time-to-time by the Company and the Agent in writing;

"Registration Statement" means a registration statement of the Company under the United States Securities Act of 1933, as amended;

"Special Warrants" means special warrants issued by the Company pursuant to the Offering;

"Trustee" means Pacific Corporate Trust Company;

"Underlying Securities" means the Unit Shares and Warrants issuable on the exercise of the Special Warrants;

"Unit Shares" means the Common Shares issued by the Company on the exercise of the Special Warrants;

"Warrants" mean the whole common share purchase warrants to be issued by the Company on the exercise of the Special Warrants.

1.2  Headings

The division of this Agreement into Articles and paragraphs and the provision of headings therefor are for convenience of reference only and do not affect or limit its construction or interpretation.

1.3  Gender and Number

References to gender include all genders and, except where the context otherwise requires, the singular includes the plural and vice-versa.

1.4  Business Day

Any action or payment required or permitted to be taken or made hereunder on a day that is not a business day in Vancouver, British Columbia may be taken or made on the next succeeding business day.

1.5  Dollar Amounts

Unless otherwise herein specially provided all references herein to dollar amounts are references to U.S. currency.

                            Article 2
                       Closing in Escrow

2.1  Delivery to Trustee

Subject to the provisions of section 4.1 hereof, the Company and the Agent agree that the Escrowed Funds shall be held by the Trustee in escrow in accordance with the terms of this Agreement until the earlier to occur (the "Escrow Expiry") of:

(a)  4:30 p.m. on April 26, 2001; and

(b) the date on which the Trustee receives written notice from the Agent that both a receipt for the final Prospectus has been issued by each of the Commissions where qualification is required and the Confirmation has been received.

                          Article 3
        Deposit of Holdback, Qualified Investments

3.1  Deposit of Holdback with Trustee

The Company hereby deposits the Holdback in the amount of $158,997.94 and the Trustee hereby acknowledges receipt of the same with the Trustee on the terms and conditions of this Agreement.

3.2  Qualified Investments

Pending distribution of all of the Escrowed Funds in accordance with Article 4, the Trustee will hold, invest and reinvest the balance of the Escrowed Funds held by it from time-to-time, in Qualified Investments at the written direction of the Company. Pending receipt by the Trustee of such written direction, the Trustee will place and deposit, as soon as practicable, the Escrowed Funds in interest-bearing accounts of a Canadian
Schedule I chartered bank or other senior Canadian financial institution (the "Deposit Account") at the then current rate of interest on similar deposits. Such written direction will specify the maturity dates of such Qualified Investments so as to allow the Trustee to comply with its obligations under Article 4 but in no event shall the Qualified Investments have a maturity date in excess of 60 days. Such written direction, to be effective, will be given on a business day, provided that if such direction is given after 11:00 a.m. (Vancouver time) on any business day it will be effective on the next succeeding business day. Such written direction may also direct the Trustee to realize on all or a portion of the Qualified Investments in anticipation of the distribution of the Escrowed Funds pursuant to Article 4. In the event the Trustee is unable to invest the Escrow Funds in Qualified Investments with the maturity dates specified in any written direction to the Trustee, the Trustee shall maintain the Escrow Funds in the Deposit Account. All Qualified Investments will be registered in the name of the Trustee and will be retained by the Trustee either through Canadian Depository for Securities Limited or in safekeeping in the City of Vancouver and, for such purpose, may be placed in the vaults of the Trustee or any Canadian chartered bank or trust company, or deposited for safekeeping with such bank or trust company.

                             Article 4
                  Distribution of Escrowed Funds

4.1  Release of Escrowed Funds

Subject to paragraph 4.2, the Trustee will release the Escrowed
Funds to the Company on the earlier of:

(a) the dates on which holders convert, from time-to-time, their Special Warrants into the Underlying Securities, with respect only to the Escrowed Funds pertaining to the Special Warrants so converted and subject to the Company providing the Trustee with written evidence of such conversion by the holder or by direct receipt from the holder of a duly completed and signed Exercise and Subscription Form in the form attached as a Schedule to the Special Warrant Certificate evidencing the Special Warrants; and

(b)  the Escrow Expiry.

For the purposes of clause 4.1(a) "Escrow Funds pertaining to the Special Warrants converted" shall mean 15% of the gross proceeds paid by the holder for that number of Special warrants which have been converted by such holder plus the proceeds of investment and reinvestment attributable to such amount.

4.2  Notice of Release to Agent and to Company

The Trustee shall, concurrently with each release of Escrowed
Funds from time-to-time, give written notice to the Agent and the Company of the same.

4.3  Method of Distribution and Delivery

(a) All distributions of money will be made by cheque drawn upon a Canadian Schedule I chartered bank made payable to or to the order of the Company.

(b) The delivery of a cheque by the Trustee as required hereunder will satisfy and discharge the liability for any amounts due to the extent of the sum or sums represented thereby, unless such cheque is not honored on presentation; provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Trustee, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and an indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

                            Article 5
                     Concerning the Trustee

5.1  Remuneration and Expenses

The Company covenants that it will pay to the Trustee the fees agreed to by the Company and the Trustee from time-to-time for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses and distributions of the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its legal counsel and all other advisers, experts, accountants and assistants not regularly in its employ) until all duties of the Trustee hereunder have been finally and fully performed, except any such expense or disbursements in connection with or related to or required to be made as a result of the negligence, willful misconduct or bad faith of the Trustee.

5.2  Resignation and Replacement

The Trustee may resign its position hereunder and be discharged from all further duties and liabilities hereunder after giving not less than 90 days' notice in writing to the Company and the Agent; provided that such shorter notice may be given as the Company and Agent will accept as sufficient. In the event that the office of trustee becomes vacant by resignation or incapacity to act or otherwise, the Company and Agent will appoint in writing a new trustee in place of the trustee vacating office.
If the Company and Agent fail for a period of 10 days to make such appointment, then the retiring or former trustee may apply to a Judge of the Supreme Court of British Columbia, at the expense of the Company, for the appointment of a new trustee after such notification to the Company as such Judge may order. On any new appointment and upon payment to the Trustee vacating office of any amounts owing to it hereunder, the former trustee will transfer to the new trustee all the Escrowed Funds (whether in the form of cash or Qualified Investments) and the new trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Trustee hereunder without any further assurance, conveyance, act or deed; but if for any reason it becomes necessary or expedient to execute any further deed or assurance the same will be done at the expense of the Company and may and will be legally and validly executed by the former Trustee.

5.3  Reliance

The Trustee will be entitled to take legal or other advice and employ such assistance as in its judgment, acting reasonably, may be necessary for the proper discharge of its duties and the determination of its rights hereunder and, if acting in good faith, may act and rely upon the opinion, information or advice of counsel or any other independent expert or adviser retained by it, and the Trustee may act on and rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates, notices, statements, directions, instruments or other evidence furnished to the Trustee pursuant to any provision hereof and the Trustee will not be responsible for any loss resulting from any action or inaction taken in good faith in reliance upon such opinion, information or advice.

5.4  Disagreements

In the event of any disagreement arising regarding the terms of this Agreement, the Trustee will be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement in writing between the parties, by arbitration or mediation or by a court of competent jurisdiction.

5.5  Accounting

The Trustee will maintain accurate books, records and accounts of the transactions effected or controlled by the Trustee hereunder and the receipt, investment, reinvestment and distribution of the Escrowed Funds and will provide to the Company and the Agent records and statements thereof upon request.

5.6  Standard of Care

In the exercise and discharge of its rights and duties hereunder, the Trustee will act honestly and in good faith with a view to the best interests of the persons having an interest in the Escrowed Funds and will exercise that degree of care, diligence and skill that a reasonably prudent professional trustee would exercise in comparable circumstances.

5.7  Acceptance of Trust

The Trustee hereby accepts the covenants, trusts and obligations of this Agreement declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth and to hold and exercise the rights, privileges and benefits conferred upon it hereby in trust for and on behalf of the persons having an interest in the Escrowed Funds.

5.8  Indemnity

Except for acts of negligence, wilful misconduct or bad faith, the Trustee will not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, and the Company hereby indemnifies and saves harmless the Trustee and its officers from and against all claims, demands, actions, suits, liabilities or other proceedings by whomsoever made, prosecuted or brought and from all losses (other than loss of the Trustee's profits), costs, damages and expenses (including legal and advisory expenses) in any manner based upon, occasioned by or attributable to any act of the Trustee in the execution of its duties hereunder. It is understood and agreed that this indemnification will survive the termination or resignation of the Trustee hereunder.

5.9  Indemnification for Withholding Tax Liability

The Company will indemnify the Trustee in respect of any obligation to withhold any monies to be remitted to Revenue Canada, Taxation. The Trustee also will not be obligated to account to Revenue Canada, Taxation with respect to any taxes accruing as a result of either the deposit or distribution of any funds hereunder.

5.10  Miscellaneous

(a) The Trustee will not be liable for any loss of the Escrowed Funds due to the insolvency, negligence or malfeasance of any financial institution with whom the Escrowed Funds have been deposited or in whose securities the same have been invested in accordance with this Agreement.

(b) The Trustee will be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it in accordance with the terms of this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

(c) The Trustee will disburse monies according to this Agreement only to the extent that monies have been deposited with it.

5.11  Completion of Trustees Obligations

Upon payment of the entire amount of the Escrow Funds to or to the order of the Company in accordance with the terms of this Agreement, as the same may be amended or supplemented from time-to-time, the Trustee shall have no further duties or obligations hereunder and shall be released from any further duties or obligations hereunder.

                            Article 6
                             General

6.1  Amendment

This Agreement may be amended, with or without the approval of the Trustee, for the purposes of evidencing the succession to the Trustee or another trustee and the transfer to and assumption by any such successor of the rights, privileges and obligations of the Trustee hereunder. In addition, to the extent that there are one or more closings in respect to the issuance of Special Warrants which occur after the Closing Date and prior to the Escrow Expiry (the "Subsequent Closings"), then the parties shall either amend this Agreement to reflect the additional Holdback and Escrow Funds to be maintained by the Trustee or shall enter into a new agreement with respect to Holdback required in respect of the Subsequent Closings on substantially the same terms and conditions as contained in this Agreement.

6.2  Assignment

This Agreement may not be assigned by any party without the consent in writing of the other parties. This Agreement will enure to and bind the parties and their lawful successors and permitted assigns.

6.3  Waiver

No act, omission, delay, acquiescence or course of conduct on the part of any party, other than a specific written instrument, will constitute a waiver of or consent to any breach or default by any other party hereto, or affect or limit the right of any party to insist on strict or timely performance of the obligations of any other party.

6.4  Severability

The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

6.5  Notices

(a) Unless otherwise expressly provided in this Agreement, any notice to be given under this Agreement by a party to another will be deemed to be validly given if delivered or if transmitted by fax:

(i)  if to the Company:

Urbana.ca Inc..
22 Haddington Street
Cambridge, ON N1R 2B9
Attn:  Mr. Jason Cassis
Fax:  (519) 740-1190

with a copy to:

Maitland & Company
625 Howe Street, Suite 700
Vancouver, B.C.  V6C 2T6
Attn:  Mr. Christopher D. Farber
Fax:  (604) 681-3896

(ii)  if to the Agent:

Groome Capital.com Inc.
20 Toronto Street, Suite 900
Toronto, ON   M5C 2B8
Attn:  Mr. Gordon Larock
Fax:  (416) 861-9992

with a copy to:

Fraser Milner
1 First Canadian Place
100 King Street West
Toronto, ON M5X 1B2
Attn:  Mr. Rubin Rapuch
Fax:  (416) 863-4592

(iii)  if to the Trustee:

Pacific Corporate Trust Company
Suite 830, 625 Howe Street
Vancouver, B.C.   V6C 3B8
Attn:  Mr. Marc Castonguay
Fax:  (604) 689-8144

and any notice given in accordance with the foregoing will be deemed to have been received on the date of delivery or, if transmitted by fax, on the first business day following the date of transmission.

(b) The parties may, from time-to-time, notify the others, in the manner provided above, of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of such party for all purposes of this Agreement.

6.6  Further Assurances

Each of the parties will do or cause to be done all such acts and things and will execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

6.7  Counterpart Execution and Fax Delivery

This Agreement may be executed in any number of counterparts, all of which taken together will form one and the same instrument and each of which will be deemed to be an original. This Agreement may be delivered by fax.

6.8  Governing Law

This Agreement and the rights and obligations of the parties hereunder will be governed by and interpreted exclusively in accordance with the laws of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written notwithstanding its actual date of execution.

URBANA.CA INC.


By: /s/  Jason Cassis
Jason Cassis, Chief Executive Officer

GROOME CAPITAL.COM INC.


By: /s/  Donald Page
Donald Page, Vice President


PACIFIC CORPORATE TRUST COMPANY


By: /s/  John Halse
John Halse, President


By: /s/  Marc Castonguay
Marc Castonguay, Vice President


                             EX-10.22

                         LETTER AGREEMENT


LADENBURG
THALMANN & CO. INC.


June 15, 2000


Jason Cassis
Director & Chief Executive Officer
URBANA.CA INC.
22 Haddington Street
Cambridge, Ontario
Canada N1R 3P9

Dear Mr. Cassis:

The purpose of this letter agreement (the "Agreement") is to set forth the terms and conditions pursuant to which Ladenburg Thalmann & Co. Inc. ("LTCO") shall serve as exclusive placement agent in connection with the proposed private offering (the "Offering") of securities (the "Securities") of URBANA.CA INC. (the "Company"). The gross proceeds from the Offering will be up to $3,500,000. All references to dollars shall be to U.S. dollars. The terms of such Offering and the Securities shall be substantially in the form set forth in Exhibit E hereto, which exhibit is incorporated by reference herein.

Upon the terms and subject to the conditions of this Agreement, the parties hereto agree as follows:

1.  Appointment.

(a) Subject to the terms and conditions of this Agreement hereinafter set forth, the Company hereby retains LTCO, and LTCO hereby agrees to act as the Company's exclusive placement agent and financial advisor in connection with the Offering, effective as of the date hereof. The Company expressly acknowledges and agrees that LTCO's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by LTCO to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of LTCO with respect to securing any other financing on behalf of the Company.

(b) Except as set forth below in this Section 1, during the effectiveness of this Agreement, neither the Company nor any of its subsidiaries or affiliates shall, directly or indirectly, through any officer, director, employee, agent or otherwise (including, without limitation, through any placement agent, broker, investment banker, attorney or accountant retained by the Company or any of its subsidiaries or affiliates), solicit, initiate or encourage the submission of any proposal or offer (an "Investment Proposal") from any person or entity (including any of such person's or entity's officers, directors, employees, agents and other representatives) relating to any issuance of the Company's or any of its subsidiaries' equity securities (including debt securities with any equity feature) or relating to any other transaction having a similar effect or result on the Company's or any of its subsidiaries' capitalization, or participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. The Company shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with third parties regarding any Investment Proposal. The Company shall promptly notify LTCO if any such Investment Proposal, or any inquiry or contact with any person or entity with respect thereto, is made. The Company shall not provide or release any information with respect to this Agreement or the Offering, including any press release, except as required by law.

2. Fees and Compensation. In consideration of the services rendered by LTCO in connection with the Offering, the Company agrees to pay LTCO the following fees and other compensation:

A cash fee payable immediately upon the closing of any portion of the Offering and equal to 6% of the aggregate capital raised.

6% warrant coverage on the total amount of the Offering, payable at the first closing. Such warrants shall be in the form of Exhibit D.

$35,000 non-accountable expense allowance, payable at the first closing.

Upon the exercise of investor warrants, if any, by a holder thereof, the Company shall promptly notify LTCO of such exercise, and shall pay to LTCO an amount equal to 6% of the gross dollar amount received by the Company in connection with such exercise of the warrants.

All amounts payable hereunder shall be paid to LTCO out of an attorney escrow account at the closing or by such other means acceptable to LTCO.

Should LTCO provide a qualified institutional investor(s) ) within 60 days after the date hereof, reasonably acceptable to the Company and such investor(s) is willing to invest in the Offering on substantially the same terms as outlined in the term sheet marked Exhibit E, and the Company declines to enter into definitive agreements with such investor(s) to consummate the Offering, for reasons other than a breach of this Agreement by LTCO, the Company will pay $200,000 to LTCO as a "break-up" fee.

3.  Terms of Retention.

(a) Unless extended or terminated in writing by the parties hereto by written notice to the other in accordance with the provisions hereof, this Agreement shall remain in effect until the Termination Date of August 15, 2000.

(b) Notwithstanding anything herein to the contrary, the obligation to pay the Fees and Compensation and Expenses described in Section 2, if any, and paragraphs 2, 5, and 8 of Exhibit A and all of Exhibit B and Exhibit C attached hereto, each of which exhibits is incorporated herein by reference, shall survive any termination or expiration of the Agreement. It is expressly understood and agreed by the parties hereto that any private financing of equity or debt or other capital raising activity of the Company within 24 months of the termination or expiration of this Agreement, with any investors or lenders to whom the Company was introduced by LTCO or who was contacted by LTCO while this Agreement was in effect and disclosed to the Company in writing, shall result in such fees and compensation due and payable by the Company to LTCO under the same terms of
Section 2 above. Upon completion of the Offering, any future renegotiation, restructuring, revision or other amendment of such Offering by and between the Company and the investors in such Offering which results in the receipt of any net new funds by the Company from such investor(s) shall be deemed to be a new financing and shall result in additional fees and compensation due and payable by the Company to LTCO under the terms of Section 2 above.

4.  Right of First Refusal.   Upon completion of the Offering,
LTCO shall have an irrevocable right of first refusal for a period of one year to provide all private financing arrangements for the Company (other than conventional banking arrangements, borrowing and commercial debt financing and discrete unrelated transactions of not more than $250,000 where no investment banking fee is being paid). LTCO shall exercise such right in writing within five (5) business days of receipt of a written term sheet describing such proposed transaction in reasonable detail.

5. Information. The Company recognizes and confirms that in completing its engagement hereunder, LTCO will be using and relying solely on publicly available information and on data, material and other information furnished to LTCO by the Company or the Company's affiliates and agents. It is understood and agreed that in performing under this engagement, LTCO will rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished.

6.  Offers and Sales Only to Institutional Accredited
Investors. Offers and sales of the Securities will be made only to qualified institutional buyers (as defined in Rule 144A) and to "accredited investors" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

7. No General Solicitation. The Securities will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising in any form will be used in connection with the offering of the Securities. From and after the execution of this Agreement until the completion of the Offering, the Company shall pre-clear any proposed press release which mentions this Agreement or the Offering with LTCO.

8. Miscellaneous. This Agreement, together with the attached Exhibits A though E constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

We appreciate this opportunity to be of service and are looking forward to working with you on this matter.

Very truly yours,

LADENBURG THALMANN & CO. INC.


By: /s/  Robert J. Kropp
Name:  Robert J. Kropp
Title: Director of I.B.


Agreed to and accepted
as of the date first written above:

URBANA.CA INC.


By: /s/  Jason Cassis
Name: Jason Cassis
Title: Chief Executive Officer


By: /s/  Robert Tyson
Name: Robert Tyson
Title: Secretary

                              EXHIBIT A

                 STANDARD TERMS AND CONDITIONS

1. The Company shall promptly provide LTCO with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by LTCO, which information shall be complete and accurate in all material respects at the time furnished.

2. LTCO shall keep all information obtained from the Company strictly confidential except: (a) information which is otherwise publicly available, or previously known to, or obtained by LTCO independently of the Company and without breach of LTCO's agreement with the Company; (b) LTCO may disclose such information to its employees and attorneys, and to its other advisors and financial sources on a need to know basis only and shall use best efforts to ensure that all such employees, attorneys, advisors and financial sources will keep such information strictly confidential; and (c) pursuant to any order of a court of competent jurisdiction or other governmental body (including any subpoena) or as may otherwise be required by law.

3. The Company recognizes that in order for LTCO to perform properly its obligations in a professional manner, it is necessary that LTCO be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any third party, including, without limitation, any prospective purchaser of the securities, relating to the matters covered by the terms of LTCO's engagement.

4. The Company agrees that any report or opinion, oral or written, delivered to it by LTCO is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without LTCO's prior written consent, except as may be required by applicable law or regulation.

5. No fee payable to LTCO pursuant to any other agreement with the Company or payable by the Company to any agent, lender or investor shall reduce or otherwise affect any fee payable by the Company to LTCO hereunder. If LTCO engages any other broker-dealer or other finder to assist LTCO in the placement of the Offering, then the fees of such other broker-dealer or finder shall be paid by LTCO.

6. The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company's certificate of incorporation or by-laws or (ii) any agreement to which the Company is a party or by which any of its property or assets is bound.

7. Nothing contained in this Agreement shall be construed to place LTCO and the Company in the relationship of partners or joint venturers. Neither LTCO nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. LTCO, in performing its services hereunder, shall at all times be an independent contractor.

8. This Agreement has been and is made solely for the benefit of LTCO and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph.

9. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void.

10. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:

Jason Cassis
URBANA.CA INC.
22 Haddington Street
Cambridge, Ontario
Canada N1R 3P9
Telephone: (519) 740-1343
Facsimile:   (519) 740-1190

To LTCO:

Ladenburg Thalmann & Co., Inc.
590 Madison Avenue
New York, NY 10022
Attention:  Robert J. Kropp
Telephone:  (212) 409-2000
Facsimile:  (212) 409-2169

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

                             EXHIBIT B

                          INDEMNIFICATION

The Company agrees that it shall indemnify and hold harmless, LTCO, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party: (a) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to LTCO by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or LTCO's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (b) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from LTCO's gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and LTCO on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and LTCO on the other, but also the relative fault of the Company and LTCO; provided, however, in no event shall the aggregate contribution of LTCO and/or any Indemnified Party be in excess of the net compensation actually received by LTCO and/or such Indemnified Party pursuant to this Agreement.

The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

In the event any Indemnified Party shall incur any expenses covered by this Exhibit B, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of LTCO's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.

                             EXHIBIT C

                            JURISDICTION

The Company and LTCO each hereby irrevocably: (a) submits to the jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for the purposes of any suit, action or other proceeding arising out of the Agreement between the Company and LTCO which is brought by or against the Company or LTCO; (b) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court; and (c) to the extent that the Company or LTCO has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company an LTCO each hereby waives, to the fullest extent permitted by law, such immunity. The prevailing party in any litigation respecting this Agreement shall be entitled to an award of its costs, including reasonable attorneys' fees, in connection therewith.

The Company and LTCO each waives, and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that: (a) it is not personally subject to the jurisdiction of any such court; (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to it or its property; (c) any such suit, action or proceeding is brought in an inconvenient forum; (d) the venue of any such suit, action or proceeding is improper; or (e) this Agreement may not be enforced in or by any such court.

Any process against the Company or LTCO in, or in connection with, any suit, action or proceeding filed in the United States District Court for the Southern District of New York or any other court of the State of New York, arising out of or relating to this Agreement or any transaction or agreement contemplated hereby, may be served personally, or by first class mail or overnight courier (with the same effect as though served personally) addressed to the party being served at the address set forth in the Agreement between the Company and LTCO.

Nothing in these provisions shall affect any party's right to serve process in any manner permitted by law or limit its rights to bring a proceeding in the competent courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                            EXHIBIT D
                         FORM OF WARRANT

                            EXHIBIT E
                          URBANA.CA INC

Ticker:  URBA
Exchange:  OTC BB

Proposed Private Placement Term Sheet
Up to $3,500,000 Regulation D Offering of Common Stock and Warrants

Pricing: The common stock initially issued to the investors (the "Initial Common Stock") shall be priced at 90% of the closing bid price of the Company's Common Stock on the day
(the "Initial Closing Date") of the initial closing (the "Initial
Closing Price"), as quoted by OTC BB.

Use of Proceeds:  Working capital.

Conversion:               Up to 33% of the Initial
Common Stock held by investor(s) can be repriced and sold every 30 days after the 90-day restrictive period. If the registration statement is declared effective prior to the 90th day, the investor(s) may sell any part of its/their Initial Common Stock position, but without any re-pricing rights.

Schedule of
Re-pricing Events:         Investor(s) must notify the Company
within 24 hours of the last day of the re-pricing period regarding the amount of the Initial Common Stock to be re-priced for that period.

Day 91 to Day 120:    115% Re-pricing Event (first 33%):

If the average closing bid price for the Company's common stock for a period of any 5 business days out of 20 consecutive business days (the "Re-pricing Price") is not equal to or greater than 115% of the Initial Closing Price, then the Company shall be obligated to issue additional shares of common stock (the "Re-Pricing Stock") to investor(s) according to the following formula:

((1.15*Initial Closing Price) - Re-pricing Price)*(# of Shares) /
Re-pricing Price.

The re-pricing obligation for this re-pricing period may be paid in cash or in common stock at the option of the Company.

Day 131 to Day 160:    120% Re-pricing Event (second 33%):

If the average closing bid price for the Company's common stock for a period of any 5 business days out of 20 consecutive business days (the "Re-pricing Price") is not equal to or greater than 120% of the Initial Closing Price, then the Company shall be obligated to issue Re-Pricing Stock to investor(s) according to the following formula:

((1.20*Initial Closing Price) - Re-pricing Price)*(# of Shares) /
Re-pricing Price.

The re-pricing obligation for this re-pricing period may be paid in cash or in common stock at the option of the Company.

Day 171 to Day 200:   123% Re-pricing Event (third 33%):

If the average closing bid price for the Company's common stock for a period of any 5 business days out of 20 consecutive business days (the "Re-pricing Price") is not equal to or greater than 123% of the Initial Closing Price, then the Company shall be obligated to issue Re-Pricing Stock to investor(s) according to the following formula:

((1.23*Initial Closing Price) - Re-pricing Price)*(# of Shares) /
Re-pricing Price.

The re-pricing obligation for this re-pricing period may be paid in cash or in common stock at the option of the Company.

Investor Warrants:

Warrant Coverage:  15% warrant coverage

Term:  4-year life.

Strike Price of  Warrants:        110% of the Closing Bid Price
of the Company's Common Stock on the Initial Closing Date. Limitation on Short Sales: The investors will agree not to enter into a "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Company's Common Stock during any Re-pricing Event valuation period until such time as such investors no longer hold any of the Company's Common Stock that is subject to re-pricing.

Redemption: The Company shall have a right to redeem upon a 30-day written notice any portion of the Initial Common
Stock that has not been re-priced and that is not subject of an initiated Re-pricing Event valuation period. The redemption price shall be as set forth below:

For the period from Day 1 - 90:      110%

Registration of Common Stock: The Company will agree to file a registration statement under the Securities Act of 1933 with respect to the shares of Common Stock and the Warrants within 60 days of the
Closing.  The Company will cause the registration statement to become effective on the date (the "SEC Effective Date") which will be within the earlier of 105 days of such Closing or within five days of SEC clearance to request acceleration of
effectiveness. The Company will maintain the effectiveness of such registration statement for a minimum of four years.
Registration Penalty:   If the registration statement is
not effective by the negotiated date, the Company will pay investors in cash 2.0% per month (of invested funds) pro rated for periods of less than 30 days.

                               EX-10.24
                        CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") effective as of the day and date last written below (the "Effective Date"), is by and between Eagle Wireless International, Inc. ("Consultant"), and Urbana.ca ("Client").

Witnesseth:

WHEREAS, Client desires to engage the services of Consultant to perform specific consulting services for Client related to certain advanced entertainment platform features and related software for set top box and associated server requirements in the broadband streaming audio and video marketplace, and Consultant desires to provide such services.

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Consultant agree as follows:

1.  Engagement.  Client engages (the "Engagement")
Consultant to provide consulting services (the "Services") to Client, and Consultant accepts the Engagement. Consultant shall provide the Services to Client for one eight hour period at Consultant's facility on a quarterly basis under the standard terms of this contract. Additional times and locations or expansion of the agreed times may be negotiated between Consultant and Client for mutually agreed additional consideration.

2. Term. The Engagement shall be for a term (the "Term") commencing on the Effective Date and continuing for twelve months or such time as either party shall terminate this Agreement pursuant to the terms of this Agreement.

3.  Compensation.  As compensation for the Engagement,
Client shall issue in to Consultant seven hundred thousand (700,000) free trading shares of common stock of Client for the Services (the "Consulting Shares"), as well as all out-of-pocket expenses incurred by Consultant in performing those services. The Consulting Shares shall be registered in and issued out of a Form SB-2 registration statement (File No. 333-44160), such form which has already been filed with the U.S. Securities and Exchange Commission and which shall be declared effective within sixty (60) days from the execution of this Agreement. If the registration statement (File No. 333-44160), containing the Consulting Shares to be issued pursuant to this Section 3, is not declared effective by the SEC on or before February 15, 2001, Client agrees to issue Consultant an additional 500,000 shares of Client common stock, the re-sale of which shall be registered pursuant to a registration statement filed with the SEC, including Form SB-2 (File No. 333-44160).

4. Termination. Client or Consultant may terminate this Agreement only upon a material breach by the other party, which is not cured within ten (10) days of written notice of such breach.

5. Covenants Not to Disclose. At all times Consultant will keep secret and will not directly, indirectly, or otherwise use, disseminate, disclose, publish or make known in any other manner to any person or entity any "Confidential Information," as that term is hereinafter defined, pertaining to Client without the written consent of Client. For the purposes of this Agreement, the term "Confidential Information" shall mean all trade secrets and financial information of Client, which is marked as confidential. Should any person or entity seek to legally compel disclosure of Confidential Information by Consultant, or by anyone to whom Consultant has transmitted any Confidential Information, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or otherwise, Consultant shall provide Client with prompt written notice sufficient to enable either: (a) a reasonable attempt to obtain a protective order or other appropriate remedy; or (b) a waiver of compliance with the provisions of this paragraph. If Client shall give Consultant written notice that Client desires to obtain a protective order or other appropriate remedy, Consultant shall use reasonable efforts to allow Client to make such attempt at Client's expense. In any event, Consultant shall furnish only that portion of the information, which is legally required and will make a reasonable effort to obtain reliable assurance that confidential treatment will be accorded the information. This section of this Agreement is effective for six (6) months after termination of this Agreement.

6. Limited Liability. Consultant shall not be liable to Client or to anyone who may claim any right because of a relationship with Client for any acts or omissions of Consultant or the agents or employees of Consultant in the performance of the Services under this Agreement, except when such acts or omissions are due to willful misconduct or gross negligence. Client shall hold Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, or attachments arising from or growing out of the Services or in any way connected with the Services, except when arising from the willful misconduct or gross negligence of Consultant as adjudicated by a court of competent jurisdiction.

7. Notices. All notices, requests, instructions, and other communications required or permitted hereunder shall be given in writing by courier receipted delivery, facsimile, or by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Client:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada
Attention:  David M. Groves, President and Chief Executive Officer

If to Consultant:

Eagle Wireless International, Inc.
101 Courageous Drive
League City Texas 77573
Attention: CEO

Such notices, requests, instructions, or other communications shall be effective upon delivery in person to the intended addressee or, if by certified mail, when mailed in accordance with this paragraph. Either party to this Agreement may change its addresses or facsimile number for notice by giving notice of such change in accordance with the provisions of this paragraph not later than ten
(10) business days prior to the effective date of such change as stated in the notice.

8. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Consultant and Client. This Agreement has been approved by Client Board of Directors and the signatory hereto is a duly elected officer of Client.

9. Construction. If the obligation of any covenant contained herein is held to be too broad to be enforced, such covenant shall be construed to create an obligation only to the full extent permitted by law, and the same shall be construed by limiting and reducing it to be enforceable to the extent compatible with the applicable law as it shall then appear.

10. Independent Counsel. The parties each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement, (b) they have executed this Agreement with the advice of such counsel, and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by the Consultant's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against the Consultant by reason of the fact that the Consultant's counsel prepared this Agreement in its final form.

11. Choice of Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, irrespective of conflicts of law or rules relating to jurisdiction over the cause. Venue for all disputes under this Agreement shall be in Harris County, Texas.

12. Caption Headings. All captions set forth in this Agreement are inserted for reference of convenience only and shall not be deemed to be a part of the instrument, nor shall they control or in any way affect the construction, interpretation, or enforcement of this instrument or any provision hereof or be deemed indicative of the intent of any party hereto.

EXECUTED as of the 19th day of December, 2000.

CLIENT

Urbana.Ca, Inc.


By: /s/  David M. Groves
Name: David M. Groves
Title: CEO

CONSULTANT

Eagle Wireless International, Inc.


By: /s/  Dr. Dean Cubley
Dr. Dean Cubley, CEO

                          EX-10.25
                PLACEMENT AGENT AGREEMENT


Dated as of: December 27, 2000


May-Davis Group, Inc.
One World Trade Center - Suite 8735
New York, New York, 10048

Ladies and Gentlemen:

The undersigned, URBANA.CA Inc., (the "Company"), hereby agrees with May Davis Group, Inc. ("May Davis") as follows:

1. Offering. The Company hereby engages May Davis to act as its exclusive placement agent in connection with that certain Securities Purchase Agreement (the "Purchase Agreement"), dated the date hereof, between the Company and the investor(s) named therein (the "Investors"), for the issuance and sale by the Company (the "Offering") of the Company's Convertible Debenture (the "Convertible Debenture"), which is convertible into shares of the Company's Common Stock (the "Common Stock"), for an aggregate purchase price of up to three hundred fifty thousand dollars ($350,000). All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them as in the Purchase Agreement. The Investor(s) will be granted certain registration rights with respect to the Common Stock issuable upon conversion of the Convertible Debentures, as more fully set forth in the Registration Rights Agreement between the Company and the Investor(s) dated the date hereof, and May Davis will be granted warrants to purchase Common Stock of the Company and certain registration rights as described herein. The documents to be executed and delivered in connection with the Offering, including but not limited to this Agreement, the Purchase Agreement, the Registration Rights Agreement, the escrow agreement with First Union National Bank (the "Escrow Agreement"), the Placement Agent's Warrants (as hereinafter defined) and the Placement Agent's Registration Rights Agreement (as hereinafter defined), together with all of the Company's SEC Documents, are referred to sometimes hereinafter collectively as the "Offering Materials." The Company's Convertible Debentures and the Placement Agent's Warrants are sometimes referred to hereinafter collectively as the "Securities." May Davis shall not be obligated to sell any Securities and this Offering by May Davis shall be solely on a "best efforts basis."

2.  Information.

A. Upon the occurrence of the Closing, the funds received in respect of the shares of Convertible Debentures purchased by the Investor(s) will be disbursed in accordance with the terms of the Purchase Agreement, net of (i) the commission payable to May Davis, equal to ten percent (10%) of the gross proceeds from the sale of Convertible Debentures pursuant to the Offering, and (ii) legal fees and other expenses in the amount of Ten Thousand Dollars ($10,000) related thereto due to May Davis's counsel Butler Gonzalez LLP.

B. In addition to the foregoing compensation, the Company shall issue (i) to May Davis upon the execution of the Purchase Agreement a warrant in substantially the form annexed hereto as Exhibit "A" to purchase one hundred thousand (100,000) shares of Common Stock at an exercise of 110% of the Closing Bid Price of the Company's Common Stock on the date of Closing; each warrant exercisable in part or in whole at any time by May Davis, as applicable, at its discretion for a period of five (5) years from the date hereof (collectively, the "Placement Agent's Warrants"). The Placement Agent's Warrants shall be issued to the individuals and in the amounts set forth on Schedule A attached hereto. May Davis shall be entitled to certain demand registration rights with respect to the shares of Common Stock issuable upon exercise of the Placement Agent's Warrants pursuant to a registration rights agreement in substantially the same form annexed hereto (the "Placement Agent's Registration Rights Agreement").

3.  Representations, Warranties and Covenants of May Davis.

A. May Davis represents, warrants and covenants to the Company as follows:

(i) May Davis has the necessary power to enter into this Agreement, the Placement Agent's Warrants, the Placement Agent's
Registration Rights Agreement, the Escrow Agreement and to consummate the transactions contemplated hereby and thereby.

(ii) The execution and delivery by May Davis of this Agreement, the Placement Agent's Warrants, the Placement Agent's Registration Rights Agreement, the Escrow Agreement and the consummation of the transactions contemplated herein and therein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which May Davis is a party or by which May Davis or its properties are bound, or any judgment, decree, order or, to May Davis's knowledge, any statute, rule or regulation applicable to May Davis. This Agreement, the Placement Agent's Warrants, the Placement Agent's Registration Rights Agreement and the Escrow Agreement when executed and delivered by May Davis, will constitute the legal, valid and binding obligations of May Davis, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy.

(iii) Upon receipt of an executed Purchase Agreement, a Registration Rights Agreement and Escrow Agreement and the documents related thereto, May Davis will, through the Escrow Agent, promptly forward copies of the Purchase Agreement, Registration Rights Agreement and Escrow Agreement and the documents related thereto to the Company or its counsel.

(iv) May Davis will not deliver any documents related to the Offering to any person it does not reasonably believe to be an Accredited Investor as defined in Rule 501 (a) (3) of Regulation
D of the 1933 Act.

(v) May Davis will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the 1933 Act, the 1934 Act, the respective rules and regulations promulgated there under (the "Rules and Regulations") or applicable "Blue Sky" laws of any state or jurisdiction.

(vi)  May Davis shall use all reasonable efforts to determine
(a) whether the Investor(s) is an Accredited Investor and (b) that any information furnished by the Investor(s) is true and accurate. May Davis shall have no obligation to insure that (x) any check, note, draft or other means of payment for the Convertible Debentures will be honored, paid or enforceable against the Investor in accordance with its terms, or (y) subject to the performance of May Davis' obligations and the accuracy of May Davis' representations and warranties hereunder, (1) the Offering is exempt from the registration requirements of the 1933 Act or any applicable state "Blue Sky" law or (2) the Investor is an Accredited Investor.

(vii) May Davis is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the 1934 Act and under the securities laws of the states in which the Securities will be offered or sold by May Davis, unless an exemption for such state registration is available to May Davis. May Davis is in compliance with all material rules and regulations applicable to May Davis generally and applicable to May Davis's participation in the Offering.

4.  Representations and Warranties of the Company.

A.  The Company represents and warrants to May Davis as follows:

(i) The execution, delivery and performance of each of this Agreement, the Purchase Agreement, the Escrow Agreement, the Placement Agent's Registration Rights Agreements, the Placement Agent's Warrants and the Registration Rights Agreement executed with the Investor(s) has been or will be duly and validly authorized by the Company and is, or with respect to this Agreement, the Purchase Agreement, the Escrow Agreement, the Placement Agent's Registration Rights Agreements, the Placement Agent's Warrants and the Registration Rights Agreement executed with the Investor(s) will be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy. The Securities to be issued pursuant to the transactions contemplated by this Agreement, the Purchase Agreement and the Placement Agent's Warrants have been duly authorized and, when issued and paid for in accordance with (x) this Agreement, the Purchase Agreement and the Placement Agent's Warrants and the certificates/instruments representing such Securities, (y) will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, and (2) the enforceability thereof is subject to general principles of equity. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.

(ii) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Purchase Agreement. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and the agreements described herein and as described in the Purchase Agreement. All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company. The Company has seventy million (70,000,000) shares of authorized Common Stock, of which twenty-two million seven hundred thirty-eight thousand two hundred eighty-three (22,738,283) will be issued and outstanding as of the date hereof.

(iii) The Convertible Debentures to be issued in accordance with the Purchase Agreement has been duly authorized and when issued and paid for in accordance with this Agreement, the Purchase Agreement, the Placement Agent's Warrants and the certificates/instruments representing such Convertible Debentures will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

(iv) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation any real or personal property stated in the Offering Materials to be owned or leased by the Company), free and clear of all liens, encumbrances, claims, security interests and defects of any material nature whatsoever, other than those set forth in the Offering Materials and liens for taxes not yet due and payable.

(v) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company, except as set forth in the Offering Materials.

(vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. Except as set forth in the Offering Materials, the Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Offering Materials. Any disclosures in the Offering Materials concerning the effects of foreign, federal, state and local regulation on the Company's businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent's Warrants and the Placement Agent's Registration Rights Agreement to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Securities or execution and delivery of the Purchase Agreement, Registration Rights Agreement, the Escrow Agreement, the Placement Agent's Warrants and the Placement Agent's Registration Rights Agreement except for applicable federal and state securities laws. The Company, since its inception, has not incurred any liability arising under or as a result of the application of any of the provisions of the 1933 Act, the 1934 Act or the Rules and Regulations.

(vii) There has been no material adverse change in the condition or prospects of the Company, financial or otherwise, from the latest dates as of which such condition or prospects, respectively, are set forth in the Offering Materials, and except for the Company's credit facility with Celtic Capital, the outstanding debt, the property and the business of the Company conform in all material respects to the descriptions thereof contained in the Offering Materials.

(viii) Except as set forth in the Offering Materials, the Company is not in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Company is not in violation of any provision of its charter or by-laws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any material statute, rule or regulation. Neither the execution and delivery of this Agreement, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent's Warrants, the Placement Agent's Registration Rights Agreement nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated herein or in the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent's Warrants, or the Placement Agent's Registration Rights Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or Purchase Agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except (a) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company and (b) as described in the Offering Materials; nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or, assuming the due performance by May Davis of its obligations hereunder, any material statute or any material order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(ix) Subsequent to the dates as of which information is given in the Offering Materials, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (b) entered into any transaction other than in the ordinary course of business, or (c) declared or paid any dividend or made any other distribution on or in respect of its capital stock. Except as described in the Offering Materials, and except for loans from its former CEO, the Company has no outstanding obligations to any officer or director of the Company.

(x) There are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Convertible
Debentures or any other arrangements, agreements or understandings that may affect May Davis' compensation, as determined by the National Association of Securities Dealers, Inc.

(xi) The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) and, except as set forth in the Offering Materials, there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's businesses (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) except any claim or action that would not have a material adverse effect on the Company; the Company's current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

(xii) Except as described in the Offering Materials the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.

(xiii) Subject to the performance by May Davis of its obligations hereunder, the Purchase Agreement and the offer and sale of the Securities comply, and will continue to comply, up to the Registration Period (as defined in the Purchase Agreement) in all material respects with the requirements of Rule 506 of Regulation D promulgated by the SEC pursuant to the 1933 Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Materials nor any amendment or supplement thereto nor any documents prepared by the Company in connection with the Offering will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Materials are true and correct as of the date of the Offering Materials and will be true and correct on the date of the Closing.

(xiv) All material taxes which are due and payable from the Company have been paid in full or adequate provision has been made for such taxes on the books of the Company except for those taxes disputed in good faith. The Company does not have any tax deficiency or claim outstanding assessed or proposed against it.

(xv) None of the Company nor any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Offering Materials, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

5.  Certain Covenants and Agreements of the Company.
The Company covenants and agrees at its expense and without any expense to May Davis as follows:

A. To advise May Davis of any material adverse change in the Company's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Materials occurring at any time as soon as the Company is either informed or becomes aware thereof.

B. To use its commercially reasonable efforts to cause the Common Stock issuable upon conversion of the Convertible Debentures in connection with the Purchase Agreement and upon exercise of the Placement Agent's Warrants to be qualified or registered for sale on terms consistent with those stated in the Registration Rights Agreement and the Placement Agent's Registration Rights Agreement, respectively, and under the securities laws of such jurisdictions as May Davis and the Investor(s) shall reasonably request, provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company.

C. Upon written request, to provide to each holder of Securities copies of all quarterly financial statements and audited annual financial statements prepared by or on behalf of the Company, other reports prepared by or on behalf of the Company for public disclosure and all documents delivered to the Company's shareholders.

D. To deliver, during the Registration Period, to May Davis, upon May Davis' written request, in the manner provided in
Section 10(B) of this Agreement, (i) within forty five (45) days after the close of each fiscal quarter, a statement of its income for each such quarterly period, and its balance sheet and a statement of changes in stockholders' equity as of the end of such quarterly period, all in reasonable detail, certified by its principal financial or accounting officer; (ii) within ninety
(90) days after the close of each fiscal year, its balance sheet as of the close of such fiscal year, together with a statement of income, a statement of changes in stockholders' equity and a statement of cash flow for such fiscal year, such balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flow to be in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors if audited financial statements are prepared; and (iii) a copy of all documents, reports and information furnished to its shareholders at the time that such documents, reports and information are furnished to its shareholders.

E. To comply with the terms of the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the
Placement Agent's Warrants and the Placement Agent's Registration
Rights Agreement.

F. To keep available out of its authorized Common Stock solely for the purpose of issuance upon the exercise of the Placement Agent's Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise or conversion thereof.

G. To issue to May Davis, or May Davis' designee, upon the execution of the Purchase Agreement, the Placement Agent Warrants to purchase 100,000 shares of Common Stock in the form substantially as annexed hereto.

H. To ensure that any transactions between or among the Company, or any of its officers, directors and affiliates be on terms and conditions that are no less favorable to the Company than the terms and conditions that would be available in an "arm's length" transaction with an independent third party.

6.  Indemnification.

A.  The Company hereby agrees that it will indemnify and hold
May Davis and each officer, director, shareholder, employee or representative of May Davis, and each person controlling, controlled by or under common control with May Davis (collectively, the "May Davis Indemnified Parties") within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the SEC's Rules and Regulations promulgated there under (the "Rules and Regulations"), harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which any of May Davis Indemnified Parties becomes subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement of a material fact contained in (a)
Section 4 of this Agreement, (b) the Offering Materials (except those written statements relating to May Davis given by an indemnified person for inclusion therein), (c) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof, or any state securities commission or agency; (ii) the omission from documents described in clauses
(a), (b) or (c) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by a May Davis Indemnified Party, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by a May Davis Indemnified Party as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6(A), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against May Davis or such indemnified person as a direct result of May Davis or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

B. May Davis hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the Rules and Regulations (collectively, the "Company Indemnified Parties"), harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company Indemnified Parties may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon
(i) the conduct of May Davis or its officers, employees or representatives in its acting as Placement Agent for the Offering or (ii) the breach of any representation, warranty, covenant or agreement made by May Davis in this Agreement (iii) any false or misleading information provided to the Company by any of the May Davis Indemnified Parties.

C. Within five (5) business days after receipt by an indemnified party of notice of commencement of any action covered by Section 6(A) or 6(B) hereof, the party to be indemnified shall notify the indemnifying party of the commencement thereof; provided, however, that the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section 6(A) or 6(B) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

D. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 6(A) or 6(B) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and May Davis shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that May Davis shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to May Davis and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(D), any person controlling, controlled by or under common control with May Davis, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as May Davis and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this
Section 6(D), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

7.  Payment of Expenses.

Each of the Company and the Investor(s) shall pay all costs and expenses incurred by such party in connection with the Offering; provided, however, that the legal fees and expenses of Company Counsel incurred by the Company in connection with the Offering, shall be paid for by the Company.

8.  Conditions of Closing

Closing shall be held at the offices of May Davis' counsel Butler Gonzalez LLP. The obligations of May Davis hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date with respect to the Company as if it had been made on and as of such Closing Date; the accuracy on and as of the Closing Date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:

A. At the Closing, May Davis shall receive the opinion of counsel from Brian F. Faulkner, Esq., dated as of the date of the Closing, which opinion shall be in form and substance reasonably satisfactory to counsel for May Davis.

B. At or prior to the Closing, counsel for May Davis shall have been furnished such documents and certificates as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the Offering Materials, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

C. At and prior to the Closing, (i) there shall have been no material adverse change nor development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Offering Materials; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company which has not been disclosed in the Offering Materials or to May Davis in writing; (iii) except as set forth in the Offering Materials, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iv) except as set forth in the Offering Materials, the Company shall not have issued any securities (other than those to be issued as provided in the Offering Materials) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise) except for indebtedness to it's former CEO and trade payable debt; (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as indicated in the Offering Materials; and (v) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding would materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the Offering Materials.

D. At the Closing, May Davis shall have received a certificate of the Company signed by an executive officer of the Company, dated as of the applicable Closing, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the applicable closing date, the representations and warranties of the Company set forth herein are true and correct.

E. At the Closing, the Company shall have duly executed and delivered to May Davis, or its designees, the Placement Agent's
Warrants, in the names and denominations specified by May Davis.

9.  Termination.

This Agreement shall be co-terminus with, and terminate upon the same terms and conditions as those set forth in, the Purchase Agreement. The rights of the Investor(s) and the obligations of the Company under the Registration Rights Agreement, and the rights of May Davis and the obligations of the Company under the Placement Agent's Warrants and the Placement Agent's Registration Rights Agreement shall survive the termination of this Agreement unabridged.

10.  Miscellaneous.

A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

B. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or
(iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To May Davis:

May Davis Group, Inc.
One World Trade Center - Suite 8735
New York, New York  10048
Attention: Michael Jacobs

with a copy to:

Butler Gonzalez LLP
1000 Stuyvesant Avenue - Suite #6
Union, NJ  07083
Fax: (908) 810-0973
Attention: David Gonzalez, Esq.

To the Company:

URBANA.CA Inc.
750 West Pender Street - Suite 804
Vancouver, BC, Canada V6C-2T8
Attention: David M. Groves, President and Chief Executive Officer with a copy to:

Brian F. Faulkner, Esq.
3900 Birch Street, Suite 113
Newport Beach, CA  92660

or to such other address of which written notice is given to the others.

C. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

D. This Agreement, the Schedules hereto and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


URBANA.CA INC.

By:  /s/  David M. Groves
Name: David M. Groves
Title: President and Chief Executive Officer


MAY DAVIS GROUP, INC.


By: /s/  Michael Jacobs
Name:  Michael Jacobs
Title:    Managing Director

                            EXHIBIT A

                          URBANA.CA INC.
                 WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares: 100,000
Date of Issuance: December 27, 2000.

URBANA.CA Inc., a Nevada corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, May Davis Group, Inc., the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) one hundred thousand (100,000) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share provided in Section 1(b) below; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within 60 days of the Expiration Date. For purposes of the foregoing provision, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a) Placement Agent Agreement. This Warrant is one of the common stock purchase warrants (the "Warrants") issued pursuant to the Placement Agent Agreement dated as of November , 2000 between the Company and May Davis Group, Inc. (the "Placement Agent Agreement").

(b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(ii) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii) "Closing Bid Price" means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume at
Price" function).

(iv) "Common Stock" means (i) the Company's common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v) "Purchase Agreement" means the Securities Purchase Agreement dated as of ________________between the Company and the Buyer named therein for the purchase of Common Stock by the Investor.

(vi) "Excluded Securities" means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees of the Company within 30 days of such employee's starting his employment with the Company, and
(II) the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

(vii) "Expiration Date" means the date five (5) years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

(viii)  "Issuance Date" means the date hereof.

(ix) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(x) "Other Securities" means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant and (iii) the shares of Common Stock issuable upon exercise of this Warrant.

(xi) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii) "Principal Market" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

(xiii) "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 27, 2000 between the Company and May Davis with respect to the registration rights pertaining to the Common Stock issuable upon exercise of this Warrant.

(xiv)  "Securities Act" means the Securities Act of 1933, as amended.

(xv) "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xvi)  "Warrant Exercise Price" shall be 110% of the Closing
Bid Price of the Company's Common Stock on the Closing Date.

(xvii) "Warrant Shares" means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(c)  Other Definitional Provisions.

(i)  Except as otherwise specified herein, all references herein
(A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii) When used in this Warrant, the words "herein", "hereof", and "hereunder" and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section", "Schedule", and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.  Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the Closing Date, and prior to 11:59 P.M. Eastern Time on the Expiration Date, by
(i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased,
(ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds or (B) notification to the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(f)) and (iii) the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date. In the event of any exercise of the rights represented by this Warrant in compliance with this
Section 2(a), the Company shall on the second Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and, except for a Cashless Exercise, the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company. (the "Exercise Delivery Documents"), and if the Common Stock is DTC eligible credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the second Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(e), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one
(1) Business Day of receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations.
 Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(c) No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant
Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(d) If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder's exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Placement Agent Agreement or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.5% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

(e) If within fifteen (15) Business Days after the Company's receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2(b) hereof, then, in addition to any other available remedies under this Warrant or the Placement Agent Agreement, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth
(10th) Business Day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid
Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

(f) If the Warrant Shares are not covered by an effective registration statement for the resale of the Warrant Shares, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant to the extent then exercisable, in lieu of making payment of the Aggregate Exercise Price in cash, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)   B

For purposes of the foregoing formula:

A= the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B= the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C= the Warrant Exercise Price then in effect for the applicable
Warrant Shares at the time of such exercise.

Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

(d) The Company shall promptly file a registration statement with the Securities and Exchange Commission to secure the listing of the Warrant Shares on the Principal Market in accordance with the terms and conditions regarding the registration rights of holders of Warrants set forth in the Registration Rights Agreement and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and
(ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

Section 4. Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, other than pursuant to a Cashless Exercise, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant, other than pursuant to a Cashless Exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 7.  Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

Section 8.  Adjustment of Warrant Exercise Price and Number of
Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under
Section 8(a) above, the following shall be applicable:

(i) Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this
Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this
Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion or exchange of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Market Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th ) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

(ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(iii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

(i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which
(A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or
(B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(d),that no such adjustment pursuant to this Section 8(f) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(g)  Notices.

(i)  Immediately upon any adjustment of the Warrant Exercise
Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally;
(ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Holder:

May Davis Group, Inc.
1 World Trade Center, Suite 8735
New York, NY 10048
Telephone: (212) 775-7400
Facsimile: (212) 775-8166
Attention: Michael Jacobs

With Copy to:

Butler Gonzalez LLP
1000 Stuyvesant Avenue
Suite # 6
Union, NJ  07083
Telephone: (908) 810-8588
Facsimile: (908) 810-0873
Attention: David Gonzalez, Esq.

If to the Company:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada
Attention:  David M. Groves, President and Chief Executive Officer
Telephone:  (604) 682-8445
Facsimile:  (604) 682-4380

With a copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660
Telephone:  (949) 975-0544

If to a holder of this Warrant, to it at the address and facsimile number set forth in the Purchase Agreement, with copies to such holder's representatives as set forth in such Purchase Agreement, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile ,waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 13. Date. The date of this Warrant is December 27, 2000. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 14. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d),no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

Section 15. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by David M. Groves, President and Chief Executive
Officer, as of December 27, 2000.

URBANA.CA INC.


By: /s/  David M. Groves
Name: David M. Groves
Title: President and C.E.O.

                        EXHIBIT A TO WARRANT

                          SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
URBANA.CA INC.,

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of URBANA.CA Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _____________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to __________ Warrant Shares (to the extent permitted by the terms of the Warrant).

2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______



Name of Registered Holder


By:
Name:
Title:

                      EXHIBIT B TO WARRANT

                      FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of URBANA.CA Inc., a Nevada corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, ____


____________________________________

By:  _____________________________
Its: _____________________________

                           EXHIBIT B

                REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 27, 2000, by and among URBANA.CA Inc., a Nevada corporation, with its principal office located at 750 West Pender Street, Suite 804, Vancouver, BC, Canada (the "Company"), and May Davis Group, Inc., with its principal office at One World Trade Center, Suite 8735, New York, NY ("May Davis").

WHEREAS:

A. In connection with the Placement Agent Agreement between the parties hereto of even date herewith (the "Placement Agent Agreement"), the Company has agreed to issue common stock purchase warrants to purchase an aggregate one hundred thousand (100,000) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a fixed exercise price for a term of five (5) years from the date of issuance of such warrants (individually, a "Warrant" and collectively, the "Warrants"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Placement Agent Agreement.

B. To induce the Placement Agent to enter to execute and deliver the Placement Agent Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws, with respect to the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Warrant Holders hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. "Warrant Holder" means a Warrant Holder and any transferee or assignee thereof to whom an Warrant Holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means the shares of Common Stock issuable to Warrant Holders upon conversion of the Warrants issues pursuant to the Placement Agent Agreement.

e. "Registration Statement" means a registration statement under the 1933 Act which covers the Registrable Securities.

2.  REGISTRATION.

a. Subject to the terms and conditions of this Agreement, the Company shall prepare and, within forty (40) calendar days following the date of receipt of final proceeds pursuant to the Securities Purchase Agreement dated __________________ (the "Filing Deadline"), file with the Commission a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the "Initial Registration Statement") for the registration of one hundred thousand (100,000) shares of Common Stock to be issued upon conversion of the Warrants issued pursuant to the Placement Agent Agreement dated December 27, 2000, to be declared effective and the Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Initial Registration Statement with the Commission, the Company shall furnish a copy of the Initial Registration Statement to the Warrant Holders, May Davis and Butler Gonzalez, LLP for their review and comment together with a selling shareholder questionnaire in form prepared by the Company. The Warrant Holders, the Placement Agent and Butler Gonzalez, LLP shall furnish comments on the Initial Registration Statement and an executed selling shareholder questionnaire to the Company within twenty four (24) hours of the receipt thereof from the Company.

b. Effectiveness of the Initial Registration Statement. The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the Commission by no later than one hundred and twenty (120) days after the date hereof (the "Scheduled Effective Deadline") and
(ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect throughout the term of this Agreement subject to the terms and conditions of this Agreement.

c. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities which are issuable to the Warrant Holders upon conversion of the Warrants issued pursuant to the Placement Agent Agreement, the Company shall amend the Registration Statement, or use its commercially reasonable efforts to file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of such Registrable Securities issuable to the Warrant Holders upon conversion of the Warrants issued pursuant to the Placement Agency Agreement as soon as practicable, but in any event not later than ten (10) business days after the necessity therefore arises. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issuable upon conversion of the Warrants is greater than the number of shares available for resale under such Registration Statement.

3.  RELATED OBLIGATIONS.

a. The Company shall keep the Registration Statement effective during the term of the Warrant pursuant to Rule 415 at all times until the date on which the Warrant Holder shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company's filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall furnish to each Warrant Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Warrant Holder may reasonably request) and (iii) such other documents as such Warrant Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Warrant Holder.

d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Warrant Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws,
(x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or
(z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Warrant Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or development, the Company shall notify each Warrant Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Warrant Holder. The Company shall also promptly notify each Warrant Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Warrant Holder by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Warrant Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. At the reasonable request of any Warrant Holder, the Company shall furnish to such Warrant Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Warrant Holder may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Warrant Holders.

h. The Company shall make available for inspection by (i) any Warrant Holder and (ii) one firm of accountants or other agents retained by the Warrant Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Warrant Holder hereby agrees, to hold in strict confidence and shall not make any disclosure (except to a Warrant Holder) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Warrant Holder has knowledge. Each Warrant Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

i. The Company shall hold in confidence and not make any disclosure of information concerning a Warrant Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
(iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Warrant Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Warrant Holder and allow such Warrant Holder, at the Warrant Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

j. The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement
(i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) to secure the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

k. The Company shall cooperate with the Warrant Holders who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Warrant Holders may reasonably request and registered in such names as the Warrant Holders may request.

l. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

m. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a three, six, nine or twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

n. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o. Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Warrant Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

p. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Warrant
Holders of Registrable Securities pursuant to a Registration
Statement.

4.  OBLIGATIONS OF THE WARRANT HOLDERS.

Each Warrant Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Warrant Holder will immediately discontinue disposition of any Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Warrant Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Warrant Holder in accordance with the terms of the Placement Agreement in connection with any sale of Registrable Securities with respect to which a Warrant Holder has entered into a contract for sale prior to the Warrant Holder's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Warrant Holder has not yet settled.

5.  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Warrant Holder, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Warrant Holder within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933
Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Warrant Holders and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Warrant Holders to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(e);
and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Warrant Holders pursuant to Section 9.

b. In connection with a Registration Statement, each Warrant Holders agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers , employees, agents an representatives of the Company each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Warrant Holders expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Warrant Holders will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Warrant Holders, which consent shall not be unreasonably withheld; provided, further, however, that the Warrant Holders shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Warrant Holders as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Warrant Holders pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Warrant Holders prior to such Warrant Holders' use of the prospectus to which the Claim relates.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Warrant Holders holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE 1934 ACT.

With a view to making available to the Warrant Holders the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Warrant Holders to sell securities of the Company to the public without registration ("Rule 144") the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Placement Agent Agreement) and the filing of such reports and other documents as required by the applicable provisions of Rule 144; and

c.  furnish to each Warrant Holder so long as such Warrant
Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Warrant Holders to sell such securities pursuant to Rule 144 without registration.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Warrant Holders to any transferee of all or any portion of Registrable Securities if: (i) the Warrant Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transfer shall have been made in accordance with the applicable requirements of the Placement Agent Agreement.

10.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Warrant Holder who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Warrant Holders and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party; or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Facsimile:  (732) 919-7419
Attention:  David M. Groves, President and Chief Executive
Officer

with Copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660

If to a Warrant Holder, to its address and facsimile number on the Schedule of Warrant Holders attached hereto, with copies to such Warrant Holder's representatives as set forth on the Schedule of Warrant Holders or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile waiver or other communication,
(B) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Warrant Holders as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the Placement Agent Agreement and the escrow agreement with First Union National Bank (the "Escrow Agreement") constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Placement Agent Agreement and the Escrow Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Warrant Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Warrant Holders holding a majority of the Registrable Securities.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Registration
Rights Agreement to be duly executed as of day and year first above written.

URBANA.CA INC.


By: /s/  David M. Groves
Name: David M. Groves
Title: President and Chief Executive Officer


MAY DAVIS GROUP, INC.


By: /s/  Michael Jacobs
Name: Michael Jacobs
Title: Managing Director

                           EX-10.25
                 PLACEMENT AGENT AGREEMENT


Dated as of: December 27, 2000

May Davis Group, Inc.
One World Trade Center - Suite 8735
New York, New York, 10048

Ladies and Gentlemen:

The undersigned, URBANA.CA Inc., (the "Company"), hereby agrees with May Davis Group, Inc. ("May Davis") as follows:

1. Offering. The Company hereby engages May Davis to act as its exclusive placement agent in connection with the Credit Agreement (as defined herein) for the issuance and sale by the Company (the "Offering") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at a price per share equal to the Purchase Price, as that term is defined in the Equity Line of Credit Agreement dated the date hereof between the Company and the investor named therein ( the "Credit Agreement"), for an aggregate price of up to $5,000,000. All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them as in the Credit Agreement. The Investor will be granted certain registration rights with respect to the Common Stock as more fully set forth in the Registration Rights Agreement between the Company and the Investor dated the date hereof, and May Davis will be granted common stock of the Company described herein. The documents to be executed and delivered in connection with the Offering, including but not limited to this Agreement, the Credit Agreement, the Registration Rights Agreement, the Escrow Agreement, (as hereinafter defined) are referred to sometimes hereinafter collectively as the "Offering Materials." The Company's Common Stock and there are sometimes referred to hereinafter collectively as the "Securities." May Davis shall not be obligated to sell any Securities and this Offering by May Davis shall be solely on a "best efforts basis."

2.  Information.

A. Upon the occurrence of each Closing, the funds received in respect of the shares of Common Stock purchased by the Investor will be disbursed in accordance with the terms of the Credit Agreement, net of (i) legal fees and other expenses related thereto due at the initial Closing to May Davis's counsel in the amount of Twenty Five Thousand Dollars ($25,000).

B. In addition to the foregoing compensation, the Company shall pay to May Davis upon the execution of the Credit Agreement the following: (i) six hundred thousand (600,000) restricted shares of the Company's Common Stock. May Davis shall be entitled to certain demand registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock pursuant to a registration rights agreement in substantially the same form annexed hereto (the "Registration Rights Agreement"); and (ii) May Davis shall receive as cash compensation an amount equal to five percent (5%) of the gross proceeds of each advance to the Company pursuant to the Credit Agreement.

3.  Representations, Warranties and Covenants of May Davis.

A.  May Davis represents, warrants and covenants as follows:

(i) May Davis has the necessary power to enter into this Agreement, the and to consummate the transactions contemplated hereby and thereby.

(ii) The execution and delivery by May Davis of this Agreement, and the consummation of the transactions contemplated herein and therein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which May Davis is a party or by which May Davis or its properties are bound, or any judgment, decree, order or, to May Davis's knowledge, any statute, rule or regulation applicable to May Davis. This Agreement, executed and delivered by May Davis, will constitute the legal, valid and binding obligations of May Davis, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy.

(iii) Upon receipt of an executed Credit Agreement, a Registration Rights Agreement and Escrow Agreement and the documents related thereto, May Davis will, through the Escrow Agent, promptly forward copies of the Credit Agreement, Registration Rights Agreement and Escrow Agreement and the documents related thereto to the Company or its counsel.

(iv) May Davis will not deliver any documents related to the Offering to any person it does not reasonably believe to be an Accredited Investor.

(v) May Davis will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the 1933 Act, the 1934 Act, the respective rules and regulations promulgated there under (the "Rules and Regulations") or applicable "Blue Sky" laws of any state or jurisdiction.

(vi)  May Davis shall use all reasonable efforts to determine
(a) whether the Investor is an Accredited Investor and (b) that any information furnished by the Investor is true and accurate. May Davis shall have no obligation to insure that (x) any check, note, draft or other means of payment for the Common Stock will be honored, paid or enforceable against the Investor in accordance with its terms, or (y) subject to the performance of May Davis's obligations and the accuracy of May Davis's representations and warranties hereunder, (1) the Offering is exempt from the registration requirements of the 1933 Act or any applicable state "Blue Sky" law or (2) the Investor is an Accredited Investor.

(vii) May Davis is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the 1934 Act and under the securities laws of the states in which the Securities will be offered or sold by May Davis, unless an exemption for such state registration is available to May Davis. May Davis is in compliance with all material rules and regulations applicable to May Davis generally and applicable to May Davis's participation in the Offering.

4.  Representations and Warranties of the Company.

A.  The Company represents and warrants as follows:

(i) The execution, delivery and performance of each of this Agreement, the Credit Agreement, the Escrow Agreement, and the Investor's Registration Rights Agreement has been or will be duly and validly authorized by the Company and is, or with respect to this Agreement, the Credit Agreement, the Escrow Agreement, and the Investor's Registration Rights Agreement will be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy. The Securities to be issued pursuant to the transactions contemplated by this Agreement, the Credit Agreement have been duly authorized and, when issued and paid for in accordance with (x) this Agreement, the Credit Agreement and the certificates/instruments representing such Securities, (y) will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that
(1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, and (2) the enforceability thereof is subject to general principles of equity. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.

(ii) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Credit Agreement. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and the agreements described herein and as described in the Credit Agreement. All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company. The Company has seventy million (70,000,000) shares of authorized Common Stock, of which twenty-two million seven hundred thirty-eight thousand two hundred eighty-three (22,738,283) will be issued and outstanding as of the date hereof.

(iii) The Common Stock to be issued in accordance with Credit Agreement has been duly authorized and when issued and paid for in accordance with the this Agreement, the Credit Agreement, and the certificates/instruments representing such Common Stock, will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

(iv) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation any real or personal property stated in the Offering Materials to be owned or leased by the Company), free and clear of all liens, encumbrances, claims, security interests and defects of any material nature whatsoever, other than those set forth in the Offering Materials and liens for taxes not yet due and payable.

(v) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company, except as set forth in the Offering Materials.

(vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. Except as set forth in the Offering Materials, the Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Offering Materials. Any disclosures in the Offering Materials concerning the effects of foreign, federal, state and local regulation on the Company's businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement, the Credit Agreement, the Registration Rights Agreement, the Escrow Agreement, to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Securities or execution and delivery of the Credit Agreement, Registration Rights Agreement, the Escrow Agreement, except for applicable federal and state securities laws. The Company, since its inception, has not incurred any liability arising under or as a result of the application of any of the provisions of the 1933 Act, the 1934 Act or the Rules and Regulations.

(vii) There has been no material adverse change in the condition or prospects of the Company, financial or otherwise, from the latest dates as of which such condition or prospects, respectively, are set forth in the Offering Materials, and the outstanding debt, the property and the business of the Company conform in all material respects to the descriptions thereof contained in the Offering Materials.

(viii) Except as set forth in the Offering Materials, the Company is not in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Company is not in violation of any provision of its charter or by-laws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any material statute, rule or regulation. Neither the execution and delivery of this Agreement, the Credit Agreement, the Registration Rights Agreement, the Escrow Agreement, nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated herein or in the Credit Agreement, the Registration Rights Agreement, the Escrow Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except (a) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company and (b) as described in the Offering Materials; nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or, assuming the due performance by May Davis of its obligations hereunder, any material statute or any material order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(ix) Subsequent to the dates as of which information is given in the Offering Materials, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (b) entered into any transaction other than in the ordinary course of business, or (c) declared or paid any dividend or made any other distribution on or in respect of its capital stock. Except as described in the Offering Materials, the Company has no outstanding obligations to any officer or director of the Company.

(x) There are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Common Stock or any other arrangements, agreements or understandings that may affect May Davis's compensation, as determined by the National Association of Securities Dealers, Inc.

(xi) The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) and, except as set forth in the Offering Materials, there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's businesses (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) except any claim or action that would not have a material adverse effect on the Company; the Company's current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

(xii) Except as described in the Offering Materials, the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.

(xiii) Subject to the performance by May Davis of its obligations hereunder, the Credit Agreement and the offer and sale of the Securities comply, and will continue to comply, up to the Commitment Period (as defined in the Credit Agreement) in all material respects with the requirements of Rule 506 of Regulation D promulgated by the SEC pursuant to the 1933 Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Materials nor any amendment or supplement thereto nor any documents prepared by the Company in connection with the Offering will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Materials are true and correct as of the date of the Offering Materials and will be true and correct on the date of the Closing.

(xiv) All material taxes which are due and payable from the Company have been paid in full or adequate provision has been made for such taxes on the books of the Company except for those taxes disputed in good faith the Company does not have any tax deficiency or claim outstanding assessed or proposed against it.

(xv) None of the Company nor any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Offering Materials, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

5.  Certain Covenants and Agreements of the Company.

The Company covenants and agrees at its expense and without any expense to May Davis as follows:

A. To advise May Davis of any material adverse change in the Company's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Materials occurring at any time prior to any Advance Date as soon as the Company is either informed or becomes aware thereof.

B. To use its best efforts to cause the Common Stock issuable in connection with the Credit Agreement to be qualified or registered for sale on terms consistent with those stated in the Investor's Registration Rights Agreement, and under the securities laws of such jurisdictions as May Davis and the Investor shall reasonably request, provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company.

C. Upon written request, to provide and continue to provide the to each holder of Securities, copies of all quarterly financial statements and audited annual financial statements prepared by or on behalf of the Company, other reports prepared by or on behalf of the Company for public disclosure and all documents delivered to the Company's stockholders.

D. To deliver, during the Commitment Period, to May Davis, upon May Davis's request, in the manner provided in Section 10(B) of this Agreement, within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the first quarter ending after the Commitment Period, a statement of its income for each such quarterly period, and its balance sheet and a statement of changes in stockholders' equity as of the end of such quarterly period, all in reasonable detail, certified by its principal financial or accounting officer; (ii) within ninety (90) days after the close of each fiscal year, its balance sheet as of the close of such fiscal year, together with a statement of income, a statement of changes in stockholders' equity and a statement of cash flow for such fiscal year, such balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flow to be in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors if audited financial statements are prepared; and (iii) a copy of all documents, reports and information furnished to its stockholders at the time that such documents, reports and information are furnished to its stockholders.

E. To comply with the terms of the Credit Agreement, the Registration Rights Agreement, and the Escrow Agreement.

F. To issue to May Davis, or May Davis's designee, upon the execution of the Credit Agreement, six hundred thousand
(600,000) restricted shares of Common Stock .

G. To ensure that any transactions between or among the Company, or any of its officers, directors and affiliates be on terms and conditions that are no less favorable to the Company, than the terms and conditions that would be available in an "arm's length" transaction with an independent third party.

6.  Indemnification.

A. The Company hereby agrees that it will indemnify and hold May Davis and each officer, director, shareholder, employee or representative of May Davis, and each person controlling, controlled by or under common control with May Davis within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the SEC's rules and regulations promulgated there under (the "Rules and Regulations"), harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which May Davis or such indemnified person of May Davis may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) Section 4 of this Agreement, (b) the Offering Materials (except those written statements relating to May Davis given by an indemnified person for inclusion therein), (c) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (a), (b) or (c) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6(A), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against May Davis or such indemnified person as a direct result of May Davis or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

B. May Davis hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of May Davis or its officers, employees or representatives in its acting as Placement Agent for the Offering or (ii) the breach of any representation, warranty, covenant or agreement made by May Davis in this Agreement (iii) any false or misleading information provided to the Company by one of the May Davis indemnified persons.

C. Promptly after receipt by an indemnified party of notice of commencement of any action covered by Section 6(A) or 6(B), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party.
After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section 6(A) or 6(B) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

D. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 6(A) or 6(B) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and May Davis shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that May Davis shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to May Davis and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(D), any person controlling, controlled by or under common control with May Davis, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as May Davis and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this
Section 6(D), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

7.  Payment of Expenses.

The Company hereby agrees to bear all of the expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of Offering Materials, registrar and transfer agent fees, Escrow Agent fees and expenses, fees of the Company's counsel and accountants, issue and transfer taxes, if any, and counsel fees and expenses.

8.  Conditions of Each Closing

Each Closing shall be held at the offices of May Davis or its counsel. The obligations of May Davis hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of each Advance Date with respect to the Company as if it had been made on and as of such Advance Date; the accuracy on and as of each Advance Date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of each Closing of its covenants and obligations hereunder and to the following further conditions:

A. At each Closing, May Davis shall receive the opinion of Brian F. Faulkner, Esq., dated as of the date of the Closing, which opinion shall be in form and substance reasonably satisfactory to counsel for May Davis.

B. At or prior to each Closing, counsel for May Davis shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the Offering Materials, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

C. At and prior to each Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Offering Materials; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company which has not been disclosed in the Offering Materials or to May Davis in writing; (iii) except as set forth in the Offering Materials, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iv) except as set forth in the Offering Materials, the Company shall not have issued any securities (other than those to be issued as provided in the Offering Materials) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as indicated in the Offering Materials; and (v) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the Offering Materials.

D. At each Closing, May Davis shall have received a certificate of the Company signed by an executive officer and chief financial officer, dated as of the applicable Advance Date, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the applicable Advance Date, the representations and warranties of the Company set forth herein are true and correct.

E. At the initial Closing, the Company shall have duly executed and delivered to May Davis, or its designees, shares of the Company's common stock, in the names and denominations specified by May Davis.

9.  Termination.

This Agreement shall be co-terminus with, and terminate upon the same terms and conditions as those set forth in, the Credit Agreement. The rights of the Investor and the obligations of the Company under the Registration Rights Agreement, and the rights of May Davis and the obligations of the Company under the Placement Agent's Warrants and the Placement Agent's Registration Rights Agreement shall survive the termination of this Agreement unabridged.

10.  Miscellaneous.

A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed ( upon confirmation of receipt received by the sending party), addressed as follows:

To May Davis:

May Davis Group, Inc.
One World Trade Center - Suite 8735
New York, New York  10048
Attention: Michael Jacobs

with a copy to:

Butler Gonzalez LLP
1000 Stuyvesant Avenue, Suite #6
Union, NJ  07083
Fax: (908) 810-0973
Attention: David Gonzalez, Esq.

To the Company:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Facsimile:  (732) 919-7419
Attention:  David M. Groves, President and Chief Executive Officer

with a copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660

or to such other address of which written notice is given to the others.

C. This Agreement shall be governed by and construed in all respects under the laws of the State of Nevada, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

URBANA.CA, INC.


By:  /s/  David M. Groves
Name: David M. Groves
Title: President and Chief Executive Officer


MAY DAVIS GROUP, INC.


By: /s/  Michael Jacobs
Name:  Michael Jacobs
Title:    Managing Director

                               EXHIBIT A

                      REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 27, 2000, by and among URBANA.CA Inc., a Nevada corporation, with its principal office located at 750 West Pender Street, Suite 804, Vancouver, BC, Canada (the "Company"), and May Davis Group, Inc., with its principal office at One World Trade Center, Suite 8735, New York, NY ("May Davis").

WHEREAS:

A. In connection with the Placement Agent Agreement between the parties hereto of even date herewith (the "Placement Agent
Agreement"), the Company has agreed to issue restricted common stock equal to six hundred thousand (600,000).

B. To induce the Placement Agent to enter to execute and deliver the Placement Agent Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws, with respect to the shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Common Stock Holders hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. "Common Stock Holder" means a Common Stock Holder and any transferee or assignee thereof to whom an Common Stock Holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with
Section 9.

b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means the shares of Common Stock issuable to Common Stock Holders upon conversion of the Common
Stocks  issues pursuant to the Placement Agent Agreement.

e. "Registration Statement" means a registration statement under the 1933 Act which covers the Registrable Securities.

2.  REGISTRATION.

a. Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Company shall cause such Registration Statement to be declared effective by the SEC prior to the first sale to Investors of the Company's Common Stock pursuant to the Credit Agreement.

b. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

c. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities which Investors have purchased pursuant to the Credit Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of such Registrable Securities which Investors have purchased pursuant to the Credit Agreement as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefore arises. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issuable on an Advance Notice Date is greater than the number of shares available for resale under such Registration Statement.

3.  RELATED OBLIGATIONS.

a. The Company shall keep the Registration Statement effective during the term of the Common Stock pursuant to Rule 415 at all times until the date on which the Common Stock Holder shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company's filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall furnish to each Common Stock Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Common Stock Holder may reasonably request) and
(iii) such other documents as such Common Stock Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Common Stock Holder.

d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Common Stock Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws,
(x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or
(z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Common Stock Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or development, the Company shall notify each Common Stock Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Common Stock Holder. The Company shall also promptly notify each Common Stock Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Common Stock Holder by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Common Stock Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. At the reasonable request of any Common Stock Holder, the Company shall furnish to such Common Stock Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Common Stock Holder may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Common Stock Holders.

h. The Company shall make available for inspection by (i) any Common Stock Holder and (ii) one firm of accountants or other agents retained by the Common Stock Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Common Stock Holder hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Common Stock Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Common Stock Holder has knowledge. Each Common Stock Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

i. The Company shall hold in confidence and not make any disclosure of information concerning a Common Stock Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws,
(ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
(iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Common Stock Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Common Stock Holder and allow such Common Stock Holder, at the Common Stock Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

j. The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement
(i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or The Nasdaq SmallCap Market or, if, despite the Company's best efforts to satisfy the preceding clause (i) or
(ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

k. The Company shall cooperate with the Common Stock Holders who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Common Stock Holders may reasonably request and registered in such names as the Common Stock Holders may request.

l. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

m. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

n. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o. within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Common Stock Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

p. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Common
Stock Holders of Registrable Securities pursuant to a Registration Statement.

4.  OBLIGATIONS OF THE COMMON STOCK HOLDERS.

Each Common Stock Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Common Stock Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Common Stock Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Common Stock Holder in accordance with the terms of the Placement Agreement in connection with any sale of Registrable Securities with respect to which an Common Stock Holder has entered into a contract for sale prior to the Common Stock Holder's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Common Stock Holder has not yet settled.

5.  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Common Stock Holder, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Common Stock Holder within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Common Stock Holders and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Common Stock Holders to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(e); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Common Stock Holders pursuant to
Section 9.

b. In connection with a Registration Statement, each Common Stock Holders agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Common Stock Holders expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Common Stock Holders will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Common Stock Holders, which consent shall not be unreasonably withheld; provided, further, however, that the Common Stock Holders shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Common Stock Holders as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Common Stock Holders pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Common Stock Holders prior to such Common Stock Holders' use of the prospectus to which the Claim relates.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Common Stock Holders holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE 1934 ACT.

With a view to making available to the Common Stock Holders the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Common Stock Holders to sell securities of the Company to the public without registration ("Rule 144") the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Placement Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Common Stock Holder so long as such Common Stock Holder owns Registrable Securities, promptly upon request,
(i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Common Stock Holders to sell such securities pursuant to Rule 144 without registration.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Common Stock Holders to any transferee of all or any portion of Registrable Securities if: (i) the Common Stock Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transfer shall have been made in accordance with the applicable requirements of the Placement Agent Agreement.

10.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Common Stock Holders who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Common Stock Holders and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party; or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Urbana.ca, Inc.
750 West Pender Street, Suite 804
Vancouver, BC, Canada V6C-2T8
Facsimile:  (732) 919-7419
Attention: David M. Groves, President and Chief Executive Officer

with Copy to:

Brian F. Faulkner, Esq.
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, CA  92660

If to a Common Stock Holder, to its address and facsimile number on the Schedule of Common Stock Holders attached hereto, with copies to such Common Stock Holder's representatives as set forth on the Schedule of Common Stock Holders or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile waiver or other communication, (B) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Common Stock Holders as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the Placement Agent Agreement and the Escrow Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, Common Stocks or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Placement Agent Agreement and the Escrow Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Common Stock Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Common Stock Holders holding a majority of the Registrable Securities.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Registration
Rights Agreement to   be duly executed as of day and year first
above written.


URBANA.CA INC.


By: /s/  David M. Groves
Name: David M. Groves
Title: President and Chief Executive Officer


MAY DAVIS GROUP, INC.


By: /s/  Michael Jacobs
Name: Michael Jacobs
Title: Managing Director

                              EX-10.26
                     DISTRIBUTORSHIP AGREEMENT


THIS AGREEMENT BETWEEN URBANA ENTERPRISES CORP. an Ontario corporation having its principal place of business at 22
Haddington Street, Cambridge, Ontario, Canada, N1R 3P9 hereinafter called the "COMPANY".", and J.D. DONAHUE AND
ASSOCIATES INC.  having its principal place of business at 1610
West Street, Suite 108 Annapolis, Maryland 21401 hereinafter called the "DISTRIBUTOR

WITNESSETH:

For and in consideration of the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

NON-EXCLUSIVE PRODUCT

1. (a) The COMPANY hereby grants to DISTRIBUTOR, (i) the non-exclusive right to distribute, the Urbana custom SET TOP BOX (internet appliance) design and functionality, Electronic Billing as listed and identified in Appendix A (hereinafter referred to as the " PRODUCTS") and (ii) the rights to products (including components, spare parts, software and elements therefore) necessary for the effective sale, leasing, distribution, thereof, listed and identified in Appendix A attached (all of which, together with additions thereto from time to time pursuant to the further provisions hereof are hereinafter referred to as the "PRODUCTS"). The DISTRIBUTOR will purchase the PRODUCTS listed and identified in Appendices A and may be amended from time to time in accordance with the provisions hereof.

(b) In addition the COMPANY hereby grants to DISTRIBUTOR, subject to the reservations hereinafter stated, the non-exclusive right to sell, lease otherwise distribute and service, the PRODUCTS to the U.S. Federal Government. The COMPANY may sell to customers the PRODUCTS in such exclusive and non-exclusive areas and other than those as identified by the DISTRIBUTOR as "PROTECTED NAMED ACCOUNTS" listed and identified in Appendix B , which PROTECTED NAMED ACCOUNTS may be revised from time to time in accordance with the provisions hereof.

2. (a) The PRODUCTS will be sold by the COMPANY to the DISTRIBUTOR, F.O.B. Cambridge Ontario at prices as established in Appendix A, as amended from time to time, on receipt of written orders from the DISTRIBUTOR after receipt thereof by the COMPANY at its office in Cambridge, Ontario. Title to the PRODUCTS shall pass to the DISTRIBUTOR when the PRODUCTS are paid for in full by DISTRIBUTOR. Prices include normal export standard packaging, and the DISTRIBUTOR will pay for the additional cost of any custom packaging required by the DISTRIBUTOR, plus costs of insurance.

(b) The COMPANY reserves the right to change its established prices by written notice to the DISTRIBUTOR. The DISTRIBUTOR will be given a 90 day written notice in advance of all price changes for the PRODUCTS. All orders that have been submitted by DISTRIBUTOR prior to the effective date of the price increase, shall be honored at the previously established prices.

(c) Shipment of the PRODUCTS will be made by the COMPANY pursuant to written orders of the DISTRIBUTOR with reasonable promptness, not to exceed a delay of 90 calendar days after receipt of facsimile purchase order.

(d)  Payment terms for shipments will be agreed upon by both
COMPANY and DISTRIBUTOR.

                  TRADEMARKS, TRADENAMES, LOGOS

3. All patents and patent rights, trademarks, logos, trade names are property of the COMPANY, and the DISTRIBUTOR recognizes the validity and exclusive ownership by the COMPANY of any and all such patents, patent rights, trademarks, trade names and property rights. The DISTRIBUTOR will not remove, destroy or deface any plates, marks, markings or numbers upon or attached to the PRODUCTS nor do anything which might adversely effect said patents, patent right, trademarks, trade names, and property rights of the COMPANY excluding that of a private branding label for the PRODUCTS for distribution by the DISTRIBUTOR.

                     DISTRIBUTOR OBLIGATIONS

4.  The DISTRIBUTOR shall:

(a) Use its best efforts, including efforts of trained personnel employed by it for the purpose, to promote the sale, lease, distribution, and servicing of the PRODUCTS and within the U.S. Federal Government, and to maintain and safeguard the goodwill, reputation, prestige, and interests of the COMPANY and will keep the COMPANY informed as to general trade conditions within the U.S. Federal Government in relation to the PRODUCTS.

(b) Warrant the PRODUCTS only to the extent of the warranty provided by the COMPANY to DISTRIBUTOR, as described in Section 5(b). Subject to any rights held by DISTRIBUTOR against the COMPANY pursuant to Section 5(b), the COMPANY shall bear the cost of all parts and labor necessary to honor the warranty to DISTRIBUTOR'S customers.

(c) Recommend and use in all repair, replacement, and servicing work on the PRODUCTS only spare parts and components manufactured, recommended, or approved by the COMPANY for such use, save and expect for parts that are generally commercially available.

(d) Treat as confidential, and to use its best endeavors to cause its sub-distributors and employees, agents and officers to agree to treat as confidential, all technical information and know-how furnished by the COMPANY with respect to the PRODUCTS and to use its best endeavors not to disclose or permit the use of the same for any purpose other than in the performance of the Agreement.

                        COMPANY OBLIGATIONS

5.  The COMPANY shall:

(a) Refer to the DISTRIBUTOR for further dealings, all inquiries received by the COMPANY from DISTRIBUTOR PROTECTED NAMED ACCOUNTS relative to the purchase of the PRODUCTS. The COMPANY will protect the DISTRIBUTOR from third party sale of Urbana's ELECTRONIC BILLING SOFTWARE with intent to distribute within the United States Federal Government.

(b) The COMPANY hereby warrants to the DISTRIBUTOR that the PRODUCT will be fit for the purposes intended and will be free of defects for a minimum period of 90 days. The maximum liability and obligation of the COMPANY is limited only to replacement of a component, provided the same is returned to the COMPANY at the cost of the COMPANY. The COMPANY will in no event be liable for any other direct, indirect or consequential costs, losses or damages, no matter how so incurred.

(c) Furnish to the DISTRIBUTOR reasonable quantities of English language technical literature, catalogues, advertising and publicity matter, free of charge, such as the COMPANY uses internationally from time to time with respect to the PRODUCTS.

(d) Upon written request of the DISTRIBUTOR, furnish free of charge, manuals, instructions, specification sheets, table drawings, test procedures, and other pertinent written material to be used by the COMPANY in connection with the sale, installation, test and servicing of the PRODUCTS. All copyright and interest in such material will remain the property of the COMPANY; and

(e) Provide a suitable number of demonstrator units without cost to the DISTRIBUTOR for sale purposes.

(f)  The DISTRIBUTOR may not appoint sub-distributors.

              INTELLECTUAL PROPERTY INFRINGEMENT

6. (a) COMPANY permits the DISTRIBUTOR the limited right to reproduce and use product names, logos, trademarks, etc. only for purposes of promoting and advertising PRODUCTS. Notwithstanding the foregoing, all rights, interest, copyright and trademark in the same are and remain the exclusive proprietary interests of the COMPANY therein. The DISTRIBUTOR will execute such further assurances as may be required by the COMPANY, including a registered user agreement, if appropriate.

                           GENERAL

7. (a) Performance of the obligations of the parties hereto shall be subject to applicable governmental laws, orders, ordinances, rules, regulations and restrictions, acts of God, fires, riots, strikes and other labor difficulties, accidents, war and risks in any way pertaining thereto and in case either party is prevented from or delayed in performing by reasons of any such cause, it shall not be liable to the other party hereto or to any third party for any loss or damage by reason of such failure to perform or delay.

(b) This Agreement may be amended or modified only by an instrument in writing signed by the parties. Any term, provision or condition contained in any purchase order received from the DISTRIBUTOR by the COMPANY which shall be inconsistent with any of the provisions herein set forth shall be of no force and effect and shall not be binding upon the COMPANY unless such term, provision or condition is specifically accepted or approved in writing signed on its behalf as above noted.

(c) The DISTRIBUTOR is not the representative or agent of the COMPANY and has no right or authority to assume or to create any obligation of any kind, express or implied, on behalf of the COMPANY or to bind the COMPANY in any respect whatsoever.

(d) Any notice to be given by either party to the hereunder shall be given by telegram registered air mail, or delivered by commercial courier services requiring a signature, and will be deemed given when delivered or transmitted by telegram, registered air mail or commercial courier service requiring signature as follows: to the COMPANY at 22 Haddington Street Cambridge, Ontario, Canada N1R 3P9, and to the DISTRIBUTOR at 1610 West Street, Suite 108, Annapolis, Maryland 21401, or at such other address as either party shall have designated to the other in writing at the address for such purposes.

(e) This agreement shall be deemed to have been made, executed, and delivered in the Province of Ontario, and shall be governed by and subject to, and shall be interpreted in accordance with the laws of the Province of Ontario as to all matters, whether relating to validity, interpretation, performance or otherwise. The parties hereto hereby attorn to the Courts of the Province of Ontario and agree that all disputes in connection with the Agreement shall be tried in the Province of Ontario.

                   RIGHTS OF TERMINATION

8. The COMPANY or the DISTRIBUTOR shall have the right to terminate this Agreement in the event of:

(a) Breach by the DISTRIBUTOR or the COMPANY of its obligations under this Agreement and failure to cure within 45 days following notice in writing by the other;

(b) Delay of payment by the DISTRIBUTOR by more than 90 days;

(c) Adjudged insolvency as well as bankruptcy declaration by the DISTRIBUTOR or the COMPANY. Either party shall have 90 days written notice and the opportunity to correct any default within this period of time, failing which this Agreement may, at the option of the other be terminated.

              NON-COMPETITION AND CONFIDENTIALITY

9. (a) The COMPANY will not during the currency of this Agreement and for a period of 90 days after the termination of such Agreement, either directly or indirectly, whether as principal, agent, partner, employee, shareholder, consultant, representative, advisor, investor, lender or otherwise, carry on or be engaged in, or concerned or be interested in, nor solicit for sale of PRODUCTS, or be interested in a business dealing in the sale of PRODUCT (S) or including components, spare parts, software and elements within the United States or deal in any way with the PROTECTED NAMED ACCOUNTS.

(b) The DISTRIBUTOR acknowledges that it will have access to and be entrusted with information ("Confidential Information") that is not a matter of public record and has not been disclosed by the COMPANY to any parties who do not owe a duty of non-disclosure to the COMPANY pursuant to a written or oral agreement. The Confidential Information means trade secrets and industrial and intellectual property. The Confidential Information is proprietary to the COMPANY. The making of the same available to the general public will be detrimental to the best interests of the COMPANY. The DISTRIBUTOR will not, except for the benefit of and with the prior written consent of the COMPANY, its successors and assigns during this Agreement:

(i) use for its own purposes, disclose or divulge any Confidential Information to any persons, firm or corporation other than to officers of the COMPANY or to whom the COMPANY may designate in writing; or

(ii) use, directly or indirectly, an Confidential Information, for any purpose other than for the sole purpose of the COMPANY.

The DISTRIBUTOR acknowledges that all of the provisions of this clause are just and reasonable for the protection and benefit of the COMPANY. The DISTRIBUTOR recognizes and acknowledges that the COMPANY does not have an adequate remedy in the event that the DISTRIBUTOR violates any of the covenants under this Agreement and acknowledges that the covenants and conditions hereunder are reasonable and necessary for the protection of the COMPANY. Therefore, the COMPANY shall be entitled to injunctive relief on an ex parte basis in the event of any violation by the DISTRIBUTOR of any such covenant or covenants.

                             NAME

10. (a) The COMPANY acknowledges that URBANA is the owner of the trade name "Urbana" and all trademarks or logos using or depicting such name. The COMPANY shall obtain no right, title or interest, or right to use the trade name "Urbana" or any combination of the same in its name that is similar or confusingly similar to the URBANA'S tradename, trademarks, or logos.

             RIGHTS AND DUTIES UPON TERMINATION

11. (a) The parties agree that there will be no cause for compensation for loss of business or goodwill or for any other damages that may occur as a result of the expiration or termination of any reason whatsoever also including default of this Agreement;

(b) In the event of the expiration or cancellation of this Agreement, DISTRIBUTOR shall within 30 days pay all amounts due hereunder to the COMPANY. Delinquent payments post 90 days shall bear interest at a rate of fifteen percent (15%) per annum;

(c) In the event of the expiration or cancellation of this Agreement, the DISTRIBUTOR shall immediately stop using the logos, trademarks, tradenames of the COMPANY in relation to the PRODUCTS and the "Urbana." name.

(d) In the event of cancellation or expiration of this Agreement, the COMPANY shall have the option to purchase from the DISTRIBUTOR the whole or any part of the DISTRIBUTOR'S inventory of the PRODUCTS at the DISTRIBUTOR'S cost provided that the DISTRIBUTOR shall have 120 days from the date of termination to sell the PRODUCTS to its Customers. Such option maybe exercised within 30 days after the termination of this Agreement

(e) Upon termination or expiration of this Agreement, the DISTRIBUTOR shall forthwith return to the COMPANY all sales material, specifications, price lists, signage, stationary and other documentation whatever pertaining to the PRODUCTS, the tradenames, the trademarks or the logos, and shall cease selling or identifying its business with or in relation to the Products.

(f) For greater certainty, notwithstanding the termination or expiration of this Agreement the provisions of clauses 3, 4(d),5(b), 9, 10, and 11 shall continue to bind the parties hereto.

                      TERM OF AGREEMENT

12. Subject to the provisions of Article 8 this Agreement shall continue until February 7th, 2003. It may be extended, upon mutual written consent, failing which this Agreement shall terminate.

IN WITNESS WHEREOF, the COMPANY and the DISTRIBUTOR have executed this agreement in duplicate, as of the 7th day of February, 2001.

Urbana Enterprises Corp.               J.D. Donahue & Associates, Inc.
22 Haddington Street                   1610 West Street
Cambridge, Ontario N1R 3P9             Annapolis Maryland 21401

Per: /s/  David M. Groves              Per: /s/  Joe Donahue
David M. Groves, CEO                   Joe Donahue, CEO

                             EX-23.1
                     CONSENT OF ACCOUNTANTS


LaBonte & Co.
Chartered Accountants
1095 West Pender Street, Suite 1205
Vancouver, British Columbia V6E 2M6
(604) 682-2778


June 25, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form SB-2

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration
Statement dated June 25, 2001, of the following:

Our report to the Stockholders and Directors dated March 7, 2001 for the fiscal years ended December 31, 2000 and 1999.

Our report dated March 31, 2000 to the Directors of Enersphere.com, Inc. for the period from September 28, 1999 to January 8, 2000.

Our report dated March 31, 2000 to the Directors of Urbana.ca
Enterprises Corp. for the period from May 1, 1999 to January 3,
2000.

Our report dated March 31, 2000 to the Directors of E-Bill Direct
Inc. for the period from May 27, 1999 to January 9, 2000.

In addition, we consent to all references to our firm included in this Registration Statement.

Sincerely,


/s/  LaBonte & Co.
LaBonte & Co.

                              EX-23.2
                        CONSENT OF COUNSEL


Brian F. Faulkner
A Professional Law Corporation
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


June 25, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form SB-2

Dear Sir/Madame:

I have acted as counsel to Urbana.ca, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 8,929,908 shares of its common stock ("Shares"), $0.001 par value per Share. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.